As filed with the Securities and Exchange Commission on May 21, 2004
Registration No. 333-114548

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fisher Scientific International Inc.

(Exact name of registrant as specified in its charter)

Delaware	5049	02-0451017
(State or Other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Liberty Lane

Hampton, New Hampshire 03842
(603) 926-5911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd M. DuChene, Esq.

Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842
(603) 926-5911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce C. Davidson, Esq. Joseph D. Masterson, Esq. Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 277-5000	Ralph Arditi, Esq. Nancy A. Lieberman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Gary Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of Fox Merger Corporation, a direct, wholly-owned subsidiary of the Registrant, with and into Apogent Technologies Inc. as described in the Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004, included as Annex A to the joint proxy statement/ prospectus forming a part of this Registration Statement.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

[FISHER SCIENTIFIC INTERNATIONAL INC.’S LOGO]	[APOGENT TECHNOLOGIES INC.’S LOGO]

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

      The board of directors of Fisher Scientific International Inc., or Fisher, and the board of directors of Apogent Technologies Inc., or Apogent, have agreed to a strategic combination of the two companies under the terms of the Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004, which is referred to as the merger agreement. Upon completion of the merger, Fisher will acquire Apogent, and Apogent will become a direct, wholly-owned subsidiary of Fisher. The boards of directors of Fisher and Apogent are proposing the combination because they believe it will provide substantial benefits to the stockholders of both companies.

      If the merger is completed, Apogent stockholders will receive .56 shares of Fisher common stock for each share of Apogent common stock, plus cash in lieu of fractional shares. Fisher stockholders will continue to own their existing Fisher shares. Upon completion of the merger, Fisher stockholders will own approximately 56% of the combined company and former Apogent stockholders will own approximately 44% of the combined company, in each case, on a fully diluted basis as of May 20, 2004.

      We estimate that Fisher will issue approximately 50.3 million shares of Fisher common stock in the merger and reserve an additional approximately 6.7 million shares of Fisher common stock for future issuances upon the exercise of outstanding options to purchase Apogent common stock.

      The issuance of Fisher common stock to Apogent stockholders, which is necessary to effect the merger, requires approval by a majority of votes cast on the proposal, provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon. Fisher stockholders will also be asked to vote on other matters at the 2004 Annual Meeting of Stockholders of Fisher, which is referred to as the Fisher annual meeting, each of which is described in this joint proxy statement/ prospectus. Approval of these other matters is not a condition to the merger.

      At the special meeting of Apogent stockholders, which is referred to as the Apogent special meeting, Apogent stockholders will be asked to vote on the approval and adoption of the merger agreement and the merger. In order to complete the merger, a majority of all the votes entitled to be cast on the proposal must vote to approve and adopt the merger agreement and the merger.

      After careful consideration, the Fisher board of directors unanimously has approved the merger agreement and the merger and has determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Fisher and its stockholders.

      The Fisher board of directors unanimously recommends that the Fisher stockholders vote “FOR” the proposal to issue shares of Fisher common stock in the merger at the Fisher annual meeting. The Fisher board of directors also unanimously recommends that the Fisher stockholders vote “FOR” the other Fisher annual meeting matters.

      After careful consideration, the Apogent board of directors unanimously has adopted and approved the merger agreement and the merger and has determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Apogent and its stockholders.

      The Apogent board of directors unanimously recommends that the Apogent stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the merger at the Apogent special meeting.

      The dollar value of the shares of Fisher common stock that Apogent stockholders receive in the merger will change depending on changes in the market price of Fisher common stock. Fisher’s common stock is traded on the New York Stock Exchange, which is referred to as NYSE, under the symbol “FSH.” On May 20, 2004, the last sale price of Fisher’s common stock, as reported on the NYSE Composite Transactions Tape, was $54.17 per share.

      The obligations of Fisher and Apogent to complete the merger are subject to the satisfaction or waiver of several conditions set forth in the merger agreement. More information about Fisher, Apogent and the merger is contained in this joint proxy statement/ prospectus. Fisher and Apogent encourage you to read this entire joint proxy statement/ prospectus carefully, including the section entitled “Risk Factors” beginning on page 16.

      We look forward to the successful combination of Fisher and Apogent.

Sincerely,	Sincerely,
/s/ PAUL M. MONTRONE Paul M. Montrone Chairman of the Board and Chief Executive Officer Fisher Scientific International Inc.	/s/ FRANK H. JELLINEK, JR. Frank H. Jellinek, Jr. President and Chief Executive Officer Apogent Technologies Inc.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/ prospectus or determined that this joint proxy statement/ prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      This joint proxy statement/ prospectus is dated May 21, 2004 and is first being mailed to the stockholders of Fisher and Apogent on or about May 25, 2004.

[FISHER LOGO]

Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842
(603) 926-5911

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 28, 2004

Dear Stockholders of Fisher Scientific International Inc.:

      We are pleased to invite you to attend the Annual Meeting of Stockholders of Fisher Scientific International Inc., a Delaware corporation, which will be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware on June 28, 2004 at 10:00 a.m., local time, for the following purposes:

1. to approve the issuance of Fisher common stock, par value $0.01 per share, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004, by and among Fisher Scientific International Inc., Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher Scientific International Inc., and Apogent Technologies Inc., a copy of which is attached as Annex A to the joint proxy statement/ prospectus accompanying this notice;

2. to elect two directors, each for a term of three years expiring in 2007;

3. to ratify the appointment of Deloitte & Touche LLP as Fisher’s independent auditors for the current fiscal year;

4. to vote upon an adjournment of the Fisher annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposals; and

5. to transact any other business that may properly be brought before the Fisher annual meeting or any adjournments or postponements thereof.

      Please refer to the attached joint proxy statement/ prospectus for further information with respect to the business to be transacted at the Fisher annual meeting.

      The close of business on May 14, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Fisher annual meeting or any adjournments or postponements thereof. Only holders of record of Fisher common stock at the close of business on the record date are entitled to notice of, and to vote at, the Fisher annual meeting. A complete list of stockholders entitled to vote at the Fisher annual meeting will be available for examination by any of our stockholders at our headquarters, One Liberty Lane, Hampton, New Hampshire 03842, for purposes pertaining to the Fisher annual meeting, during normal business hours for a period of 10 days prior to the Fisher annual meeting, and at the time and place of the Fisher annual meeting.

      The issuance of Fisher common stock to Apogent stockholders, which is necessary to effect the merger of Apogent and Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher, requires approval by a majority of votes cast on the proposal, provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon. Approval of the other Fisher annual meeting matters is not a condition to the merger.

      Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Fisher annual meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

      The Fisher board of directors unanimously recommends that you vote to approve the issuance of Fisher common stock in the merger and also recommends that you vote “FOR” the other Fisher annual meeting proposals, all of which are described in detail in the accompanying joint proxy statement/ prospectus.

By Order of the Board of Directors,

/s/ TODD M. DUCHENE

Todd M. DuChene, Esq.

Secretary

Hampton, New Hampshire

May 21, 2004

[APOGENT LOGO]

Apogent Technologies Inc.
30 Penhallow Street
Portsmouth, New Hampshire 03801
(603) 433-6131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on June 28, 2004

          Apogent Technologies Inc., a Wisconsin corporation, will hold a special meeting of its stockholders at 9:00 a.m., local time, on Monday, June 28, 2004, at the 411 East Wisconsin Center, 24th Floor, 411 East Wisconsin Avenue, Milwaukee, Wisconsin, for the following purposes:

1. to consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004, by and among Fisher Scientific International Inc., Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher, and Apogent Technologies Inc., and the merger contemplated by the merger agreement, pursuant to which Apogent would become a direct, wholly-owned subsidiary of Fisher and each then outstanding share of Apogent common stock would be converted into the right to receive .56 shares of Fisher common stock;

2. to vote upon an adjournment of the Apogent special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposal; and

3. to transact such other business within the preceding purposes as may properly come before the special meeting or any adjournments or postponements of the special meeting.

      A copy of the merger agreement is attached as Annex A to the joint proxy statement/ prospectus accompanying this notice.

      Holders of record of Apogent common stock at the close of business on May 14, 2004 are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of that meeting. As of that date, there were 89,590,266 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Approval and adoption of the merger agreement and the merger by the stockholders of Apogent, which is a condition to completion of the merger, requires the affirmative vote of a majority of all the votes entitled to be cast thereon.

      Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by (1) accessing the Internet website specified on your proxy card; (2) calling the toll-free number specified on your proxy card; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Apogent special meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

      Your board of directors has adopted and approved the merger agreement and unanimously recommends that you vote to approve and adopt the merger agreement and the merger which are described in detail in the accompanying joint proxy statement/ prospectus.

By Order of the Board of Directors,

/s/ MICHAEL K. BRESSON

Michael K. Bresson
Secretary

Portsmouth, New Hampshire

May 21, 2004

THIS JOINT PROXY STATEMENT/ PROSPECTUS INCORPORATES

ADDITIONAL INFORMATION

      This joint proxy statement/ prospectus incorporates important business and financial information about Fisher and Apogent from other documents that are not included in or delivered with this joint proxy statement/ prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this joint proxy statement/ prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Fisher Scientific International Inc. One Liberty Lane Hampton, New Hampshire 03842 (603) 926-5911 Attn: Investor Relations	Apogent Technologies Inc. 30 Penhallow Street Portsmouth, New Hampshire 03801 (603) 433-6131 Attn: Investor Relations

      Investors may also consult Fisher’s or Apogent’s website for more information concerning the merger described in this joint proxy statement/ prospectus. Fisher’s website is www.fisherscientific.com. Apogent’s website is www.apogent.com. Information included on either website is not incorporated by reference in this joint proxy statement/ prospectus.

      IN ORDER FOR YOU TO RECEIVE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE FISHER ANNUAL MEETING OR THE APOGENT SPECIAL MEETING, FISHER OR APOGENT, AS APPLICABLE, SHOULD RECEIVE YOUR REQUEST NO LATER THAN JUNE 21, 2004.

      See “Where You Can Find More Information” beginning on page 118.

i

QUESTIONS AND ANSWERS

      The following are some questions that you, as a stockholder of Fisher or Apogent, may have regarding the merger and the other matters being considered at the stockholders’ meetings and the answers to those questions. Fisher and Apogent urge you to read carefully the remainder of this joint proxy statement/ prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the stockholders’ meetings. Additional important information is also contained in the annexes to and the documents incorporated by reference in this joint proxy statement/ prospectus.

Q:	Why am I receiving this joint proxy statement/ prospectus?

A:	Fisher and Apogent have agreed to the combination of Apogent with Fisher under the terms of a merger agreement that is described in this joint proxy statement/ prospectus. A copy of the merger agreement is attached to this joint proxy statement/ prospectus as Annex A.

In order to complete the merger, Fisher stockholders must vote to approve the issuance of shares of Fisher common stock in connection with the merger and Apogent stockholders must vote to approve and adopt the merger agreement and the merger.

Fisher and Apogent will hold separate stockholders’ meetings to obtain these approvals. This joint proxy statement/ prospectus contains important information about the merger and the meetings of the respective stockholders of Fisher and Apogent, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending your respective stockholders’ meeting.

Your vote is important. We encourage you to vote as soon as possible.

Q:	What will happen in the merger?

A direct, wholly-owned subsidiary of Fisher will merge with and into Apogent. As a result of the merger, Apogent will become a direct, wholly-owned subsidiary of Fisher, and Apogent stockholders will receive .56 shares of Fisher common for each share of Apogent common stock they own. Based on the number of shares of Fisher and Apogent common stock outstanding as of the applicable record dates, we estimate that Fisher will issue approximately 50.3 million shares of common stock in the merger and that, immediately after the merger, the former Apogent stockholders, in the aggregate, will own approximately 44% of the then-outstanding shares of Fisher common stock.

Q: Why are Fisher and Apogent proposing this merger?

A:	The boards of directors of Fisher and Apogent believe that the merger will provide substantial strategic and financial benefits to the stockholders of both companies. As a result of the merger, the companies expect to increase the efficiency of the combined manufacturing and supply network resulting in up to $100 million of annual operating synergies by the end of 2006. The merger will significantly bolster the combined company’s proprietary-product portfolio and provide the combined company with a $1.1 billion footprint in the high-growth life sciences market. Through combined product-development efforts, an enhanced global presence and strengthened service capabilities, the combined company will be uniquely positioned to provide its customers with innovative products and services. The combined company is expected to have enhanced revenue growth and significantly increased earnings per share, providing increased financial flexibility and a significant platform for future growth.

Q:	When and where will the stockholders’ meetings be held?

A:	The Fisher annual meeting will be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware on June 28, 2004 at 10:00 a.m., local time. The Apogent special meeting will be held at the 411 East Wisconsin Center, 24th Floor, 411 East Wisconsin Avenue, Milwaukee, Wisconsin on June 28, 2004 at 9:00 a.m., local time.

v

Q: How do I vote?

A:	If you are a stockholder of record of Fisher as of the record date for the Fisher annual meeting or a stockholder of record of Apogent as of the record date for the Apogent special meeting, you may vote in person by attending your stockholders’ meeting or, to ensure your shares are represented at the meeting, you may vote by:

•	accessing the Internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold Fisher shares or Apogent shares in the name of a bank or broker, please follow the voting instructions provided to ensure that your shares are represented at your stockholders’ meeting. Please note that most banks and brokers permit their beneficial owners to vote by telephone or by Internet.

Q: What will happen if I abstain from voting?

A: If you are a Fisher stockholder and vote to abstain:

•	it will have no effect on the proposal to approve the issuance of shares of Fisher common stock in the merger (provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon); and

•	it will have no effect on any of the other proposals being voted upon by Fisher stockholders at the Fisher annual meeting.

If you are an Apogent stockholder and abstain from voting:

•	it will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger; and

•	it will have no effect on the proposal to adjourn the Apogent special meeting, if necessary, to solicit additional proxies.

Q:	If my shares are held in street name by my broker, will my broker vote my shares for me?

A:	If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank or broker. Please note that you may not vote shares held in street name by returning a proxy card directly to Fisher or Apogent or by voting in person at your stockholders’ meeting unless you provide a “legal proxy,” which you must obtain from your bank or broker. Further, brokers who hold shares of Fisher or Apogent common stock on behalf of their customers may not give a proxy to Fisher or Apogent to vote those shares without specific instructions from their customers, in the case of Fisher, with regard to Proposals 1 and 4, and, in the case of Apogent, with regard to any of the proposals being voted upon at the Apogent special meeting.

If you are a Fisher stockholder and you do not instruct your broker on how to vote your shares:

•	your broker may vote your shares without your instruction on (a) the election of Fisher directors and (b) the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Fisher for the current fiscal year; and

•	your broker may not vote your shares on (a) the proposal to approve the issuance of shares of Fisher common stock in the merger and (b) the proposal to adjourn the Fisher annual meeting, if necessary, to solicit additional proxies. Broker non-votes will have no effect on the proposal to approve the issuance of shares of Fisher common stock in the merger, or on the proposal to adjourn the Fisher annual meeting, if necessary, to solicit additional proxies.

If you are an Apogent stockholder and you do not instruct your broker on how to vote your shares:

•	your broker may not vote your shares, which will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger; and

•	broker non-votes will have no effect on the proposal to adjourn the Apogent special meeting, if necessary, to solicit additional proxies.

Q:	What will happen if you return your proxy card without indicating how to vote?

A:	If you return your proxy card without indicating how to vote on any particular proposal:

•	the Fisher or Apogent common stock represented by your proxy will be voted in favor of that proposal.

Q:	Can I change my vote even after returning a proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at your stockholders’ meeting. You can do this in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date; or

•	if you are a holder of record, you can attend your stockholders’ meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of Fisher or Apogent, as appropriate, no later than the beginning of your stockholders’ meeting. If your shares are held in street name by your broker, you should contact your broker to change your vote.

Q: What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference in this joint proxy statement/ prospectus, including its annexes.

In order for your shares to be represented at your stockholders’ meeting:

•	you can attend your stockholders’ meeting in person;

•	you can vote through the Internet or by telephone by following the instructions included on your proxy card; or

•	you can indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope.

Q: Should I send in my Apogent stock certificates now?

A:	No. Apogent stockholders should not send in any stock certificates now. After the merger is completed, Fisher’s exchange agent will send former Apogent stockholders a letter of transmittal explaining what they must do to exchange their Apogent stock certificates for the merger consideration payable to them.

If you are a Fisher stockholder, you are not required to take any action with respect to your Fisher stock certificates.

Q: When is the merger expected to be completed?

A:	Fisher and Apogent anticipate that the merger will be completed by July 1, 2004.

Q:	What are the tax consequences of the merger to me?

A:	It is expected that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code. Assuming the merger so qualifies, for U.S. federal income tax purposes, holders of Apogent common stock whose shares of

Apogent common stock are exchanged in the merger for shares of Fisher common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of Fisher common stock. See the section entitled “Certain U.S. Federal Income Tax Consequences of the Merger” beginning on page 48.

Q: Who can answer my questions?

A:	Fisher or Apogent stockholders who have questions about the merger or the other matters to be voted on at the stockholders’ meetings or desire additional copies of this joint proxy statement/ prospectus or additional proxy cards should contact:

Innisfree M&A Incorporated

Stockholders call toll-free: 1-888-750-5834

Banks and brokers call collect: 212-750-5833

SUMMARY

      This summary highlights information contained elsewhere in this joint proxy statement/ prospectus and may not contain all the information that is important to you. Fisher and Apogent urge you to read carefully the remainder of this joint proxy statement/ prospectus, including the attached annexes, and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at your stockholders’ meeting. See also the section entitled “Where You Can Find More Information” beginning on page 118. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Companies

Fisher (See page 70)

Fisher Scientific International Inc.

One Liberty Lane
Hampton, New Hampshire 03842
Telephone: (603) 926-5911

      Fisher Scientific International Inc. is a leading provider of products and services to the global scientific research and U.S. clinical laboratory markets. Fisher’s customers include pharmaceutical and biotechnology companies, colleges and universities, medical research institutions, hospitals and reference laboratories, and quality control, process control and research and development laboratories.

      Fisher has approximately 10,200 employees worldwide, of which approximately 7,600 are located in the United States. Fisher offers more than 600,000 products and services to over 350,000 customers located in approximately 145 countries. Fisher offers both proprietary products and products that it sources from more than 6,000 vendors. Fisher’s proprietary products consist of Fisher branded products and products for which it serves as an exclusive distributor. Currently, approximately 50% of Fisher’s revenues are generated from the sale of higher margin proprietary products. It is anticipated that, as a result of the merger, this percentage will increase to approximately 60% of 2004 revenues. Currently, Fisher generates approximately 80% of its revenues from the sale of consumable products. Fisher delivers its goods and provides its services to its customers through an integrated, global logistics network.

      Fisher is organized into three reportable segments: Scientific Products and Services, Healthcare Products and Services and Laboratory Workstations. The Scientific Products and Services segment, which represents approximately 70% of Fisher’s total sales, manufactures, distributes and provides products and services to scientific research institutions, including pharmaceutical and bioresearch companies, colleges and universities and medical research institutions. The Healthcare Products and Services segment, which accounts for approximately 25% of Fisher’s total sales, manufactures and distributes, among other things, a wide array of products primarily to hospitals, laboratories and physician’s offices. The Laboratory Workstations segment accounts for approximately 5% of Fisher’s total sales and primarily manufactures and sells laboratory workstations and fume hoods primarily to the scientific research market.

Apogent (See page 71)

Apogent Technologies Inc.

30 Penhallow Street
Portsmouth, New Hampshire 03801
Telephone: (603) 433-6131

      Apogent Technologies Inc. is a leading developer and manufacturer of products for the clinical and research industries. Apogent’s customers include distributors, pharmaceutical and biotechnology companies, clinical, academic, research and industrial laboratories, original equipment manufacturers and others.

      Apogent has approximately 7,400 employees in over 120 facilities worldwide, of which approximately 5,000 are located in the United States. Approximately 70% of Apogent’s consolidated net sales for the twelve months ended March 31, 2004 was generated from sales transactions with customers within the U.S., and the remainder was generated internationally, mostly from Europe.

      Apogent is organized into two business segments, the Research Group and the Clinical Group. The Research Group manufactures, distributes, and sells products primarily to the research and clinical life sciences industries, and it accounted for approximately 54% of Apogent’s net sales for the twelve months ended March 31, 2004. The Clinical Group manufactures and sells products primarily to clinical and commercial laboratories and to scientific research and industrial customers. It accounted for approximately 46% of Apogent’s net sales for the twelve months ended March 31, 2004.

The Fisher Annual Meeting and the Apogent Special Meeting

The Fisher Annual Meeting (See page 72)

      The Fisher annual meeting will be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware at 10:00 a.m., local time, on June 28, 2004. At the Fisher annual meeting, Fisher stockholders will be asked to:

•	approve the issuance of Fisher common stock in the merger;

•	elect two directors, each for a term of three years expiring in 2007;

•	ratify the appointment of Deloitte & Touche LLP as Fisher’s independent auditors for the current fiscal year;

•	vote upon an adjournment of the Fisher annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposals; and

•	transact any other business that may properly be brought before the Fisher annual meeting or any adjournments or postponements thereof.

      A copy of the merger agreement is attached to this joint proxy statement/ prospectus as Annex A.

The Apogent Special Meeting (See page 93)

      The Apogent special meeting will be held at the 411 East Wisconsin Center, 24th Floor, 411 East Wisconsin Avenue, Milwaukee, Wisconsin at 9:00 a.m., local time, on June 28, 2004. At the Apogent special meeting, Apogent stockholders will be asked to:

•	approve and adopt the merger agreement and the merger;

•	vote upon an adjournment of the Apogent special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposal; and

•	transact any other business within the preceding purposes as may properly come before the Apogent special meeting or any adjournments or postponements thereof.

      A copy of the merger agreement is attached to this joint proxy statement/ prospectus as Annex A.

Record Date; Stock Entitled to Vote; Quorum

Fisher (See page 72)

      Only Fisher stockholders of record at the close of business on May 14, 2004, which is referred to as the Fisher record date, will be entitled to notice of, and to vote at, the Fisher annual meeting or any adjournments or postponements thereof.

      On the Fisher record date, there were a total of 64,176,378 shares of Fisher common stock outstanding and entitled to vote at the Fisher annual meeting. The holders of shares having a majority of the voting power of the common stock of Fisher issued and outstanding and entitled to vote at the Fisher annual meeting must be present or represented by proxy to constitute a quorum for the transaction of business at such meeting. All shares of Fisher common stock represented at the Fisher annual meeting, including abstentions and broker non-votes, will be treated as present for determining the presence or absence of a quorum for all matters for consideration at the Fisher annual meeting.

Apogent (See page 93)

      Only Apogent stockholders of record at the close of business on May 14, 2004, which is referred to as the Apogent record date, will be entitled to notice of, and to vote at, the Apogent special meeting.

      On the Apogent record date, there were a total of 89,590,266 shares of Apogent common stock outstanding and entitled to vote at the Apogent special meeting. A majority of the votes entitled to be cast by shares entitled to vote, represented in person or by proxy, will constitute a quorum for action on the matters to be voted on at the Apogent special meeting. All shares of Apogent common stock represented at the Apogent special meeting, including abstentions and broker non-votes, will be treated as present for determining the presence or absence of a quorum for all matters for consideration at the Apogent special meeting.

Required Vote

Fisher (See page 73)

      Fisher stockholders will have one vote for each share of Fisher common stock that they owned on the Fisher record date. The issuance of Fisher common stock to Apogent stockholders, which is necessary to effect the merger, requires approval by a majority of votes cast on the proposal, provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon. The affirmative vote of a majority of the votes cast at the Fisher annual meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon is required (a) to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Fisher for the current fiscal year; and (b) to approve the proposal to adjourn the annual meeting, if necessary, for the purpose of soliciting additional proxies. The affirmative vote of a plurality of the votes cast is required to elect a director.

Apogent (See page 93)

      Apogent stockholders will have one vote for each share of Apogent common stock that they owned on the Apogent record date. A majority of all the votes entitled to be cast on the proposal must vote to approve and adopt the merger agreement and the merger. Approval of the proposal to adjourn the Apogent special meeting, if necessary, for the purpose of soliciting additional proxies requires that the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Voting by Directors and Executive Officers

Fisher (See page 73)

      On May 14, 2004, directors and executive officers of Fisher and their affiliates beneficially owned and were entitled to vote 1,952,257 shares of Fisher common stock, or approximately 3.04% of the shares of Fisher common stock outstanding on that date.

Apogent (See page 94)

      On May 14, 2004, directors and executive officers of Apogent and their affiliates beneficially owned and were entitled to vote 2,210,305 shares of Apogent common stock, or approximately 2.47% of the shares of Apogent common stock outstanding on that date.

Voting and Revocation of Proxies; Solicitation

Fisher (See pages 73 and 74)

      You are requested to sign the accompanying proxy and return it promptly to Fisher in the enclosed postage-paid envelope, or you may vote by Internet or telephone. When the accompanying proxy is returned properly executed, the shares of Fisher common stock represented by it will be voted at the Fisher annual meeting in accordance with the instructions contained in the proxy.

      If you are a Fisher stockholder and vote to abstain:

•	it will have no effect on the proposal to approve the issuance of shares of Fisher common stock in the merger (provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon); and

•	it will have no effect on any of the other proposals being voted upon by Fisher stockholders at the Fisher annual meeting.

      If you return your proxy card without indicating how to vote with regard to any particular proposal:

•	the Fisher common stock represented by your proxy will be voted in favor of that proposal.

      You have the power to revoke your proxy at any time before your proxy is voted at the Fisher annual meeting. You can revoke your proxy in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date; or

•	if you are a holder of record, you can attend the Fisher annual meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

      If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to Fisher’s Secretary no later than the beginning of the Fisher annual meeting.

Apogent (See pages 94 and 95)

      You are requested to complete and sign the accompanying proxy and return it promptly to Apogent in the enclosed postage-paid envelope, or you may vote by Internet or telephone. When the accompanying proxy is returned properly executed, the shares of Apogent common stock represented by it will be voted at the Apogent special meeting in accordance with the instructions contained in the proxy.

      If you are an Apogent stockholder and abstain from voting:

•	it will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger; and

•	it will have no effect on the proposal to adjourn the Apogent special meeting, if necessary, to solicit additional proxies.

      If you return your proxy card without indicating how to vote with regard to any particular proposal:

•	the Apogent common stock represented by each such proxy will be considered to be voted in favor of any such proposal.

      You have the power to revoke your proxy at any time before your proxy is voted at the Apogent special meeting. Your proxy can be revoked in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date; or

•	if you are a holder of record, you can attend the Apogent special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

      If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to Apogent’s Secretary no later than the beginning of the Apogent special meeting.

Shares Held in Street Name (See page 74 for Fisher and page 94 for Apogent)

      If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank or broker. Please note that you may not vote shares held in street name by returning a proxy card directly to Fisher or Apogent or by voting in person at your stockholders’ meeting unless you provide a “legal proxy,” which you must obtain from your bank or broker. Further, brokers who hold shares of Fisher or Apogent common stock on behalf of their customers may not give a proxy to Fisher or Apogent to vote those shares without specific instructions from their customers, in the case of Fisher, with regard to Proposals 1 and 4, and, in the case of Apogent, with regard to any of the proposals being voted upon at the Apogent special meeting.

      If you are a Fisher stockholder and you do not instruct your broker on how to vote your shares:

•	your broker may vote your shares without your instruction on (a) the election of Fisher directors and (b) the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Fisher for the current fiscal year; and

•	your broker may not vote your shares on (a) the proposal to approve the issuance of shares of Fisher common stock in the merger and (b) the proposal to adjourn the Fisher annual meeting, if necessary, to solicit additional proxies. Broker non-votes will have no effect on the proposal to approve the issuance of shares of Fisher common stock in the merger, or on the proposal to adjourn the Fisher annual meeting, if necessary, to solicit additional proxies.

      If you are an Apogent stockholder and you do not instruct your broker on how to vote your shares:

•	your broker may not vote your shares, which will have the same effect as a vote against the proposal to approve and adopt the merger agreement and the merger; and

•	broker non-votes will have no effect on the proposal to adjourn the Apogent special meeting, if necessary, to solicit additional proxies.

The Merger (See page 20)

      A copy of the merger agreement is attached as Annex A to this joint proxy statement/ prospectus. Fisher and Apogent encourage you to read the entire merger agreement carefully because it is the principal document governing the merger.

Form of Merger (See page 43)

      Subject to the terms and conditions of the merger agreement, at the effective time of the merger, Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher formed for the purposes of the merger, will be merged with and into Apogent. Apogent will survive the merger as a direct, wholly-owned subsidiary of Fisher.

Consideration to be Received in the Merger; Treatment of Stock Options (See page 50)

      Apogent stockholders will receive .56 shares of Fisher common stock for each share of Apogent common stock they hold. The exchange ratio is fixed and will not be adjusted for changes in the market value of the common stock of Apogent or Fisher. Fisher will not issue fractional shares in the merger. Therefore, each Apogent stockholder will receive a cash payment for any fraction of a share of Fisher common stock that he or she would otherwise receive, based on the closing price of Fisher common stock on the NYSE Composite Transactions Tape ending on the trading day one day prior to the date of the merger.

Conditions to Completion of the Merger (See page 57)

      The obligations of Apogent and Fisher to complete the merger are subject to the satisfaction of the following conditions:

•	the approval of the merger and the merger agreement by Apogent stockholders;

•	the approval of the issuance of Fisher common stock in the merger by Fisher stockholders;

•	the termination or expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to as the HSR Act, and the receipt of certain competition-related approvals by French, German or other government authorities;

•	the absence of any judgment, order, decree, statute, or other legal constraint prohibiting consummation of the merger;

•	the Securities and Exchange Commission, which is referred to as the SEC, having declared effective the registration statement of which this joint proxy statement/ prospectus forms a part; and

•	the authorization for listing by the NYSE of the Fisher common stock issuable to Apogent stockholders in the merger.

      In addition, each of Apogent’s and Fisher’s obligation to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the other party being true and correct as required by the merger agreement;

•	the other party having performed or complied with, in all material respects, all obligations required to be performed or complied with by it under the merger agreement;

•	the other party and its respective subsidiaries, taken as a whole, not having suffered from any change or effect that has, or is reasonably expected to have, a material adverse effect on such party, as defined in the merger agreement;

•	the receipt of an officer’s certificate executed by each of the other party’s Chief Executive Officer and Chief Financial Officer stating that the three preceding conditions have been satisfied; and

•	the receipt of an opinion of counsel to the effect that the merger will qualify as a “reorganization” under the Code.

      In addition, Fisher’s obligation to effect the merger is subject to the condition that no event has occurred to cause the rights under Apogent’s rights agreement, as amended, to become non-redeemable, exercisable, distributed or triggered.

Termination of the Merger Agreement (See page 57)

      Fisher and Apogent can jointly agree to terminate the merger agreement at any given time. Either company may also terminate the merger agreement if the merger is not completed by September 30, 2004 or under other circumstances described in this joint proxy statement/ prospectus. See the section entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 57 for a discussion of each of Fisher’s and Apogent’s rights to terminate the merger agreement.

Recommendations of the Boards of Directors

Fisher (See page 25)

      After careful consideration, the Fisher board of directors, on March 14, 2004, unanimously approved the merger agreement and the merger. For the factors considered by the Fisher board of directors in reaching its decision to approve the merger agreement and the merger, see the section entitled “The Merger — Fisher’s Reasons for the Merger” beginning on page 23. The Fisher board of directors unanimously recommends that the Fisher stockholders vote “FOR” the proposal to approve the issuance of Fisher common stock in the merger. Further, the Fisher board of directors recommends that the Fisher stockholders vote “FOR” the proposals to (a) elect two directors of Fisher, each for a term of three years expiring in 2007; (b) ratify the appointment of Deloitte & Touche LLP as Fisher’s independent auditors for the current fiscal year; and (c) adjourn the Fisher annual meeting, if necessary, for the purpose of soliciting additional proxies.

Apogent (See page 34)

      After careful consideration, the Apogent board of directors, on March 16, 2004, unanimously approved and adopted the merger agreement and the merger. For the factors considered by the Apogent board of directors in reaching its decision to approve and adopt the merger agreement and the merger, see the section entitled “The Merger — Apogent’s Reasons for the Merger” beginning on page 32. The Apogent board of directors unanimously recommends that the Apogent stockholders vote (a) “FOR” the proposal to approve and adopt the merger agreement and the merger at the Apogent special meeting; and (b) “FOR” the proposal to adjourn the Apogent special meeting, if necessary, for the purpose of soliciting additional proxies.

Opinions of Financial Advisors

Fisher (See page 25)

      Goldman, Sachs & Co., which is referred to as Goldman Sachs, and Lazard Frères & Co. LLC, which is referred to as Lazard, delivered their respective opinions to Fisher’s board of directors that, as of the date of the fairness opinions and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Fisher.

      The full texts of the written opinions of Goldman Sachs and Lazard, each dated March 17, 2004, each of which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinions, are attached as Annex B and Annex C, respectively. Goldman Sachs and Lazard provided their opinions for the information and assistance of Fisher’s board of directors in connection with its consideration of the merger. The Goldman Sachs and Lazard opinions are not recommendations as to how any holder of Fisher common stock or Apogent common stock should vote on, or take any action with respect to, the merger. Pursuant to the terms of separate engagement letters with Goldman Sachs and Lazard, Fisher has agreed to pay each financial advisor a transaction fee of $10,000,000, $7,500,000 of which is payable upon consummation of the merger.

Apogent (See page 34)

      Lehman Brothers Inc., which is referred to as Lehman Brothers, delivered its opinion to Apogent’s board of directors that, as of the date of the fairness opinion and based upon and subject to the factors and assumptions set forth therein, the exchange ratio offered to Apogent’s stockholders pursuant to the merger agreement was fair from a financial point of view to Apogent’s stockholders.

      The full text of the written opinion of Lehman Brothers, dated March 17, 2004, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with its opinion, is attached as Annex D. Lehman Brothers provided its opinion for the information and assistance of Apogent’s board of directors in connection with its consideration of the merger. The Lehman Brothers opinion is not a recommendation as to how any holder of Apogent common stock or Fisher common stock should vote on, or take any action with respect to, the merger. Pursuant to the terms of an engagement letter with Lehman Brothers, Apogent has agreed to pay Lehman Brothers a transaction fee of $10,000,000, $1,000,000 of which was paid upon the delivery of the Lehman Brothers opinion.

Consequences of Merger Not Being Approved (see page 18)

      If either the Fisher or the Apogent stockholders fail to approve the proposals required to effect the merger at their respective meeting, or if the merger is otherwise not completed, the ongoing businesses of each of Fisher and Apogent may suffer. Under specified circumstances, either Fisher or Apogent may be required to pay a termination fee to the other party. Additionally, both parties will have incurred costs associated with the merger without realizing the benefits of having the merger completed. See the section entitled “Risk Factors — Failure to complete the merger could negatively impact the stock prices and the future business and financial results of Fisher and Apogent” beginning on page 18.

Risks Associated with the Merger (see page 16)

      While the merger is pending and if the merger is completed, stockholders of Fisher and Apogent will be subject to a number of risks to which they are not currently subject. These risks include, among others, the following:

•	the exchange ratio for the merger is fixed and will not be adjusted in the event of any change in either Fisher’s or Apogent’s stock price; and

•	the combined company may not be able to integrate successfully Fisher’s and Apogent’s businesses.

      For a complete discussion of these and other risks relating to the merger, see the section entitled “Risk Factors” beginning on page 16.

Interests of Apogent Directors and Officers in the Merger (See page 40)

      In considering the recommendation of the Apogent board of directors with respect to the merger, you should be aware that certain members of the Apogent board of directors and certain Apogent executive officers have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of Apogent stockholders generally. The Apogent board of directors was aware of these interests and considered them among other matters in making its recommendation.

      Each of Apogent’s executive officers has an interest that is in addition to, or different from, the interests of the Apogent stockholders in connection with the merger. These interests include:

•	severance payments and other benefits (such as continuation of welfare benefits for a 24-month period and pro rata bonus payments for the year of termination) under employment agreements which may be triggered if the officer leaves or is terminated, in either case, under certain circumstances following the merger (except for Frank H. Jellinek, Jr., Apogent’s Chief Executive Officer and President, whose employment agreement will be superseded and replaced in connection with the merger, and one other Apogent executive officer who is retiring in May 2004 and who does not have an employment contract);

•	the accelerated vesting and exercisability of Apogent stock options issued under Apogent’s equity compensation plans; and

•	the accelerated vesting of Apogent restricted stock units issued under Apogent’s equity compensation plans.

      Mr. Jellinek is party to an employment agreement with Fisher, effective as of the closing date of the merger, which is summarized below in the section entitled “The Merger — Interests of Apogent Directors and Officers in the Merger — Fisher Employment Agreement” beginning on page 41.

Regulatory Approvals Required for the Merger (See page 45)

      U.S. Antitrust Laws. Under the HSR Act and its associated rules, the merger may not be completed until notifications have been given and certain information and materials have been furnished to and reviewed by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Fisher and Apogent filed the required notification and report forms under the HSR Act with the Federal Trade Commission and the Department of Justice on April 20, 2004. The waiting period expired at 11:59 p.m. on May 20, 2004. The expiration of the waiting period means that the Federal Trade Commission has closed its investigation of the proposed merger and the requirements of the HSR Act have been satisfied. It remains possible that state antitrust authorities and private parties in certain circumstances might bring legal actions under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger.

      Other Jurisdictions. In addition to filings under the HSR Act, other required filings include a competition-related filing with the applicable government authority in Germany. The filing with the applicable German government authority was made on May 3, 2004, and the related waiting period is expected to expire by June 3, 2004. In France, the applicable government authority has confirmed that the merger is not notifiable under French merger control law.

Accounting Treatment (See page 45)

      Fisher prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which is referred to as GAAP. The merger will be accounted for using the purchase method of accounting with Fisher being considered the acquirer of Apogent for accounting purposes. This means that Fisher will allocate the purchase price to the fair value of assets acquired and liabilities assumed from Apogent at the acquisition date, with the excess purchase price being recorded as goodwill. Under the purchase method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Certain U.S. Federal Income Tax Consequences of the Merger (See page 48)

      It is expected that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the merger qualifies as such a reorganization, for U.S. federal income tax purposes, holders of Apogent common stock whose shares of Apogent common stock are exchanged in the merger for shares of Fisher common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of Fisher common stock. It is a condition to the completion of the merger that Fisher and Apogent receive written opinions from their respective counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Fisher nor Apogent intends to waive this closing condition. In the event that either Fisher or Apogent waives receipt of such opinion from its counsel, however, Fisher and Apogent will resolicit the approval of its stockholders after providing appropriate disclosure.

      Tax matters are very complicated and the tax consequences of the merger to each Apogent stockholder will depend on such stockholder’s particular facts and circumstances. Apogent stockholders are urged to consult their tax advisors to understand fully the tax consequences to them of the merger.

Expenses and Termination Fees (See pages 55 and 59)

      Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, subject to the specific exceptions discussed in this joint proxy statement/ prospectus. For example, the merger agreement provides that, under specified circumstances, Fisher or Apogent may be required to pay the other party a termination fee equal to $75 million. See the section entitled “The Merger Agreement — Termination Fee” beginning on page 59 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Appraisal Rights (See page 117)

      Under Wisconsin law, holders of Apogent common stock are not entitled to appraisal rights in connection with the merger.

Selected Historical Financial Data of Fisher

      The selected historical financial data of Fisher has been derived from the audited historical consolidated financial statements and related notes of Fisher for each of the years in the five-year period ended December 31, 2003 and the unaudited historical consolidated financial statements and related notes of Fisher for the three months ended March 31, 2004 and March 31, 2003. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual and quarterly reports of Fisher which have been incorporated by reference into this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 118.

	Three Months Ended
	March 31,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

	(In millions, except per share amounts)
Statement of Operations Data:
Sales	$1,011.0	$833.4	$3,564.4	$3,238.4	$2,880.0	$2,622.3	$2,514.5
Income from operations(a)	68.3	60.8	258.6	245.1	131.1	156.3	146.8
Income before cumulative effect of accounting change	34.6	(0.9)	78.4	96.7	16.4	22.7	23.4
Net income(b)	34.6	(0.9)	78.4	50.6	16.4	22.7	23.4
Share Data:
Net income per common share:
Basic income per common share before cumulative effect of accounting change	$0.54	$(0.02)	$1.38	$1.77	$0.33	$0.57	$0.59
Cumulative effect of accounting change, net of tax	—	—	—	(0.84)	—	—	—

Basic net income per common share	$0.54	$(0.02)	$1.38	$0.93	$0.33	$0.57	$0.59

Diluted income per common share before cumulative effect of accounting change	$0.51	$(0.02)	$1.29	$1.67	$0.31	$0.51	$0.55
Cumulative effect of accounting change, net of tax	—	—	—	(0.80)	—	—	—

Diluted net income per common share	$0.51	$(0.02)	$1.29	$0.87	$0.31	$0.51	$0.55

Weighted average common shares outstanding:
Basic	63.6	54.7	56.9	54.5	49.4	40.1	40.0
Diluted	68.2	54.7	60.6	57.9	53.0	44.4	42.8
Balance Sheet Data (at end of period):
Working capital	$368.3	$196.0	$362.3	$186.1	$120.1	$142.8	$115.3
Total assets	3,261.6	1,908.0	2,859.4	1,871.4	1,839.2	1,385.7	1,402.6
Long-term debt	1,634.2	922.0	1,386.1	921.8	956.1	991.1	1,011.1

(a)	Includes charges of $10.2 million ($6.6 million, net of tax) to step-up the fair value of inventory from the Perbio acquisition during the three months ended March 31, 2004, $18.1 million ($11.4 million, net of tax) to step-up the fair value of inventory from the Perbio acquisition in 2003, $2.2 million ($1.4 million, net of tax) of restructuring credits relating to a reduction in estimated severance costs in 2002, $61.2 million ($38.5 million, net of tax) of restructuring and other charges in 2001, $8.4 million ($5.2 million, net of tax) of restructuring credits and other charges in 2000, and $11.2 million ($8.6 million, net of tax) of restructuring and other charges in 1999.

(b)	Net income includes the charges described in (a) above and, in 2003, includes charges of $43.8 million ($27.6 million, net of tax) for call premiums, $22.1 million ($13.9 million, net of tax) for the write-off of deferred financing fees and $15.7 million ($9.9 million, net of tax) for the purchase of options to hedge foreign currency exposure and $2.8 million ($1.8 million, net of tax) for bridge financing fees, of which, $27.3 million ($17.2 million, net of tax) for call premiums, and $18.3 million ($11.5 million, net of tax) for the write-off of deferred financing fees were incurred during the three months ended March 31, 2003. Net income in 2002 includes the amounts described in (a) above and includes a charge of $11.2 million ($7.1 million, net of tax) consisting of $7.1 million of fixed-swap unwind costs and $4.1 million of deferred financing and other costs associated with the refinancing of our term debt. Net income in 2000 includes the amounts in (a) above and a $23.6 million ($14.9 million, net of tax) write-down of investments in certain Internet-related ventures.

Selected Historical Financial Data of Apogent

      The selected historical financial data of Apogent has been derived from the audited historical consolidated financial statements and related notes of Apogent for each of the fiscal years in the five-year period ended September 30, 2003 and the unaudited historical consolidated financial statements and related notes of Apogent for the six months ended March 31, 2004 and March 31, 2003. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the annual and quarterly reports of Apogent which have been incorporated by reference into this joint proxy statement/ prospectus. See “Where You Can Find More Information” beginning on page 118.

	Six Months Ended
	March 31,		Year Ended September 30,

	2004	2003	2003	2002	2001(a)	2000	1999(a)

	(In millions, except per share amounts or otherwise indicated)
Consolidated Statement of Operations Data:
Net Sales	$576.6	$534.4	$1,097.5	$1,027.9	$938.8	$843.6	$696.6
Operating income	116.9	115.8	234.1	247.9	211.0	183.5	161.1
Income from continuing operations(c)	62.5	59.7	82.4	130.2	99.3	81.0	89.7
Discontinued operations, net of income taxes	0.1	(87.3)	(94.1)	(9.0)	(3.4)	47.3	52.8
Net income (loss)(b)	62.7	(27.6)	(11.7)	121.1	95.9	128.3	142.5
Share Data:
Basic earnings per common share from continuing operations	$0.70	$0.57	$0.82	$1.22	$0.94	$0.77	$0.87
Discontinued operations	—	(0.83)	(0.94)	(0.08)	(0.03)	0.45	0.51

Basic earnings (loss) per common share	$0.70	$(0.26)	$(0.12)	$1.14	$0.91	$1.23	$1.38

Diluted earnings per common share from continuing operations	$0.68	$0.56	$0.81	$1.20	$0.92	$0.76	$0.84
Discontinued operations	—	(0.82)	(0.93)	(0.08)	(0.03)	0.44	0.50

Diluted earnings (loss) per common share	$0.69	$(0.26)	$(0.12)	$1.11	$0.89	$1.20	$1.34

Weighted average basic shares outstanding	89.6	104.9	100.4	106.5	105.5	104.6	103.4
Weighted average diluted shares outstanding	91.3	105.9	101.2	108.7	108.1	106.8	106.6
Consolidated Balance Sheet Data (at end of period):
Working capital	$310.2	$293.7	$284.7	$230.1	$150.4	$269.4	$268.1
Total assets	2,015.3	1,984.7	1,950.0	2,036.1	1,828.1	1,792.4	1,540.0
Long-term debt	912.5	697.5	892.0	635.0	583.8	649.4	591.8

(a)	Includes restructuring charges of approximately $5.3 million, $0.3 million, $13.5 million, $6.9 million, $0.6 million, $10.2 million and $0.2 million during the six months ended March 31, 2004 and 2003 and the years ended September 30, 2003, 2002, 2001, 2000 and 1999, respectively.

(b)	Net income includes the charges described in (a) above and approximately $0.1 million, net of tax, during the six months ended March 31, 2004 and $41.0 million, net of tax, during the year ended September 30, 2003 related to the loss on the extinguishment of debt and settlement of a securities lending agreement.

(c)	Amounts previously presented as extraordinary items during the year ended September 30, 2001 ($2.1 million net of tax) and the year ended September 30, 1999 ($17.2 million net of tax) have been reclassified to continuing operations in accordance with Statement of Financial Accounting Standards No. 145.

Summary Unaudited Pro Forma Combined Financial Information

      The table below presents summary unaudited pro forma combined financial information from the Fisher and Apogent unaudited pro forma combined financial statements included herein. The unaudited pro forma combined statement of operations for the three months ended March 31, 2004 combines the historical financial statements of Fisher and Apogent for the period and gives effect to the merger as if it occurred on the first day of the period presented. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical financial statements of Fisher for the year ended December 31, 2003 with the historical financial statements of Apogent for its fiscal year ended September 30, 2003, adjusted to include the three-month period ended December 31, 2003 and exclude the three-month period ended December 31, 2002, and gives effect to the merger as if it occurred on the first day of the period presented. The unaudited pro forma combined balance sheet as of March 31, 2004 combines the historical consolidated balance sheets of Fisher and Apogent as of that date and gives effect to the merger as if it had occurred on March 31, 2004. The unaudited pro forma combined financial information is based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for the purposes of developing such pro forma information. The unaudited pro forma combined financial information does not purport to be indicative of the results of operations or financial position of the combined company that would actually have been achieved had the transaction been completed for the period or as of the date presented, or that may be obtained in the future. This information should be read in conjunction with the unaudited pro forma combined financial statements and related notes and the historical financial statements and related notes of Fisher and Apogent included in or incorporated by reference into this joint proxy statement/ prospectus.

	Pro Forma
	Three Months	Pro Forma
	Ended	Year Ended
	March 31, 2004	December 31, 2003

	(In millions, except	(In millions, except
	per share amounts)	per share amounts)
Statement of Operations Data:
Sales	$1,266.6	$4,519.7
Operating income	127.7	478.6
Income from continuing operations	66.7	152.5
Share Data:
Income per common share from continuing operations:
Basic	$0.59	$1.43
Diluted	0.55	1.35
Weighted average common shares outstanding:
Basic	113.9	106.8
Diluted	120.5	112.7

Pro Forma
as of
March 31, 2004

(In millions)
Balance Sheet Data:
Working capital	$733.5
Total assets	7,316.0
Long-term debt	2,546.7

Equivalent and Comparative Per Share Information

      We present below per common share data regarding the income and book value of Fisher and Apogent on both historical and unaudited pro forma combined bases and on a per share equivalent unaudited pro forma combined basis for Apogent. We have derived the unaudited pro forma combined per share information from the unaudited pro forma combined financial statements presented elsewhere in this joint proxy statement/ prospectus. You should read the information below in conjunction with the financial statements and accompanying notes of Fisher and Apogent that are incorporated by reference in this joint proxy statement/ prospectus and with the unaudited pro forma combined information included under the section entitled “Unaudited Pro Forma Combined Financial Statements.”

	Three Months Ended	Year Ended
	March 31, 2004	December 31, 2003

Fisher
Historical per share data:
Net income per share:
Basic	$0.54	$1.38
Diluted	$0.51	$1.29
Book value per share(a)	9.82	9.13

	Three Months Ended	Six Months Ended	Fiscal Year Ended
	March 31, 2004	March 31, 2004	September 30, 2003

Apogent
Historical per share data:
Income per common share from continuing operations:
Basic	$0.39	$0.70	$0.82
Diluted	$0.38	$0.68	$0.81
Book value per share(a)	8.29	8.29	7.87

Three Months Ended
March 31, 2004

Unaudited Pro Forma Combined
Pro Forma Combined Per Share Data:
Income per common share from continuing operations:
Basic	$0.59
Diluted(c)	$0.55
Income per common share from continuing operations per equivalent Apogent share(b):
Basic	$0.33
Diluted	$0.31
Book value per share(a)	29.70
Book value per equivalent Apogent share(b)	16.63

(a)	The historical book value per share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding on March 31, 2004 for Fisher and Apogent, on December 31, 2003 for Fisher and September 30, 2003 for Apogent. The pro forma combined book value per share is computed by dividing pro forma stockholders’ equity by the pro forma number of shares of common stock outstanding.

(b)	The Apogent equivalent pro forma combined per share amounts are calculated by multiplying the Fisher and Apogent pro forma combined per share amounts by the exchange ratio of .56.

(c)	The unaudited pro forma diluted net income per common share from continuing operations does not give effect to 11.3 million shares of Fisher common stock, which would be issuable if Apogent’s convertible debt securities are converted.

Comparative Stock Prices and Dividends (See page 96)

      The table below presents the NYSE closing market price for Fisher common stock, as reported on the NYSE Composite Transactions Tape under the symbol “FSH,” and Apogent common stock, as reported on the NYSE Composite Transactions Tape under the symbol “AOT,” and the market value of a share of Apogent common stock on an equivalent per share basis. These prices are presented on two dates:

•	March 16, 2004, the last trading day before the public announcement of the signing of the merger agreement; and

•	May 20, 2004, the latest practicable date before the date of this joint proxy statement/ prospectus.

			Apogent
	Fisher	Apogent	Equivalent
	Common Stock	Common Stock	Per Share(1)

March 16, 2004	$52.32	$27.78	$29.30
May 20, 2004	$54.17	$30.10	$30.34

(1)	The equivalent per share data for Apogent common stock has been determined by multiplying the closing market price of a share of Fisher common stock on each of the dates by the exchange ratio of .56.

      Neither Fisher nor Apogent has paid a cash dividend on its common stock during the last five fiscal years.

RISK FACTORS

      In addition to the other information included and incorporated by reference in this joint proxy statement/ prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for adoption and approval of the merger agreement and the merger, in the case of Apogent stockholders, or for the issuance of shares of Fisher common stock in the merger, in the case of Fisher stockholders. In addition, you should read and consider the risks associated with each of the businesses of Fisher and Apogent because these risks will also affect the combined company. These risks can be found in the respective Annual Reports on Form 10-K for the year ended December 31, 2003, as amended, in the case of Fisher, and September 30, 2003, in the case of Apogent, which are filed with the SEC and incorporated by reference into this joint proxy statement/ prospectus. You should also read and consider the other information in this joint proxy statement/ prospectus and the other documents incorporated by reference in this joint proxy statement/ prospectus. See the section entitled “Where You Can Find More Information” beginning on page 118.

The exchange ratio is fixed and will not be adjusted in the event of any change in either Fisher’s or Apogent’s stock price.

      Under the merger agreement, Apogent stockholders will receive, upon completion of the merger, consideration equal to .56 shares of Fisher common stock for each share of Apogent common stock they own. The .56 to 1 exchange ratio was established when the merger agreement was signed on March 17, 2004 and will not be adjusted due to any increases or decreases in the price of Fisher common stock.

      The closing price of Fisher common stock on the NYSE Composite Transactions Tape on March 17, 2004 was $52.10 per share. From March 17, 2004 through the date before the date of this joint proxy statement/ prospectus, the trading price of Fisher common stock ranged from a high of $59.85 per share to a low of $51.70 per share.

      The market price of Fisher common stock at the time of completion of the merger may vary significantly from the prices on March 17, 2004 and May 20, 2004 or from the price on either of the dates of the Fisher and Apogent stockholders’ meetings. These variations may be caused by a variety of factors, including:

•	changes in the business, operations and prospects of Fisher or Apogent;

•	changes in market assessments of the business, operations and prospects of the combined company;

•	market assessments of the likelihood that the merger will be completed, including related considerations regarding regulatory approval of the merger;

•	interest rates, general market and economic conditions and other factors generally affecting the price of Fisher’s and Apogent’s common stock; and

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which Fisher and Apogent operate.

      You should consider the following two risks:

•	If the price of Fisher common stock declines before the effective time of the merger, Apogent stockholders will receive shares of Fisher common stock that have a market value that may be less than the market value of such shares when the merger agreement was signed.

      If the price of Fisher common stock declines between the date the merger agreement was signed or the date of the Apogent special meeting and the effective time of the merger, including for any of the reasons described above, Apogent stockholders will receive less value for their shares upon completion of the merger than they would have received based on the value calculated pursuant to the exchange ratio on the date the merger agreement was signed or on the date of the Apogent special meeting. Therefore, Apogent stockholders cannot be sure of the market value of the Fisher common stock they will receive upon completion of the merger or the market value of Fisher common stock at any time after the completion of the merger.

•	If the price of Fisher common stock increases before the effective time of the merger, Apogent stockholders will receive shares of Fisher common stock that have a market value that may be greater than the market value of such shares when the merger agreement was signed.

      If the price of Fisher common stock increases between the date the merger agreement was signed or the date of the Fisher annual meeting and the effective time of the merger, Fisher will pay more for shares of Apogent common stock than the value calculated pursuant to the exchange ratio on the date the merger agreement was signed or on the date of the Fisher annual meeting.

The combined company may be unable to integrate successfully the businesses of Fisher and Apogent and realize the anticipated benefits of the merger.

      The merger involves the combination of two companies which currently operate as independent public companies. The combined company will be required to devote significant management attention and resources to integrating its business practices and operations. Potential difficulties the combined company may encounter in the integration process include the following:

•	the inability of the combined company to achieve the cost savings and operating synergies anticipated in the merger, including synergies relating to increased purchasing efficiencies and a reduction in costs associated with the merger;

•	lost sales and customers as a result of certain customers of either of the two companies deciding not to do business with the combined company;

•	complexities associated with managing the combined businesses, coupled with those of consolidating multiple physical locations where management may determine consolidation is desirable;

•	integrating personnel from diverse corporate cultures while maintaining focus on providing consistent, high quality products and customer service;

•	potential unknown liabilities and increased costs associated with the merger; and

•	performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention to the merger.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company’s business and/or the loss of key personnel, many of whom have proprietary information. The diversion of management’s attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies’ operations could have an adverse effect on the business and financial results of the combined company after the merger.

      Due to legal restrictions, Fisher and Apogent have been able to conduct only limited planning regarding the integration of the two companies following the merger and have not yet determined the exact nature in which the two companies will be combined after the merger. The actual integration may result in additional and unforeseen expenses or delays, and the anticipated benefits of such integration plans may not be realized.

Failure to complete the merger could negatively impact the stock prices and the future business and financial results of Fisher and Apogent.

      If the merger is not completed, the ongoing businesses of Fisher or Apogent may be adversely affected and Fisher and Apogent will be subject to several risks, including the following:

•	being required, under certain circumstances, to pay the other party a termination fee of $75 million under the merger agreement;

•	having to pay certain costs relating to the merger, such as legal, accounting, financial advisor and printing fees; and

•	the focus of management of each of the companies on the merger instead of on pursuing other opportunities that could be beneficial to the companies,

in each case, without realizing any of the benefits of having the transaction completed. If the merger is not completed, Fisher and Apogent cannot ensure their stockholders that these risks will not materialize and will not materially affect the business, financial results and stock prices of Fisher or Apogent.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      This joint proxy statement/ prospectus and the documents incorporated by reference in this joint proxy statement/ prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities, plans and objectives of the management of each of Fisher, Apogent and the combined company, the merger and the markets for Fisher and Apogent common stock and other matters. Statements in this joint proxy statement/ prospectus and the documents incorporated by reference herein that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, which is referred to as the Securities Act. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income of Fisher and Apogent, wherever they occur in this joint proxy statement/ prospectus or the documents incorporated by reference herein, are necessarily estimates reflecting the best judgment of the respective managements of Fisher and Apogent and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in and incorporated by reference in this joint proxy statement/ prospectus.

      Words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/ prospectus, including in the section entitled “Risk Factors” beginning on page 16, and in the documents incorporated by reference herein, including in Fisher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, which is referred to as the Fisher Form 10-K, in the sections entitled “Business-Competitive Strengths and Strategy” and “Environmental Matters,” in Apogent’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, which is referred to as the Apogent Form 10-K, in the sections entitled “Business-Business Strategy,” “— Government Regulation,” “Legal Proceedings” and “Cautionary Factors,” and in the Fisher Form 10-K and the Apogent Form 10-K and Quarterly Reports on Form 10-Q of both companies for the quarterly periods that are incorporated by reference herein in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this joint proxy statement/ prospectus, or in the case of documents incorporated by reference, as of the date of those documents. Neither Fisher nor Apogent undertakes any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/ prospectus or to reflect the occurrence of unanticipated events, except as required by law.

THE MERGER

      The following is a discussion of the proposed merger and the merger agreement. This is a summary only and may not contain all of the information that is important to you. A copy of the merger agreement is attached to this joint proxy statement/ prospectus as Annex A and is incorporated by reference herein. Fisher and Apogent stockholders are urged to read this entire joint proxy statement/ prospectus, including the merger agreement, for a more complete understanding of the merger.

Background of the Merger

      As leaders providing products and services to the life science, scientific research and clinical laboratory markets, Apogent and Fisher have long known and respected each other. Apogent or its predecessors have been selling products to Fisher for over 50 years.

      The management of each of Fisher and Apogent continuously evaluates opportunities to achieve its respective company’s long-term strategic goals and objectives and enhance stockholder value. At various times during the last few years, Mr. Paul Montrone, Fisher’s Chief Executive Officer and Chairman of its board of directors, Mr. Paul Meister, Vice Chairman of Fisher’s board of directors, and Mr. Frank Jellinek, Jr., Apogent’s President and Chief Executive Officer, have engaged in a number of informal discussions involving the strategic direction of each company and the possibility of a variety of mutually beneficial strategic transactions which would be consistent with the long-term goals of both companies. In each of these cases, discussions were either cursory expressions of possible interest or were terminated at an early stage.

      In early 2003, Messrs. Jellinek and Meister had brief exploratory discussions regarding the possibility of a strategic business combination of the two companies which would serve to achieve the parties’ long-term goals. After internal evaluations, Fisher and Apogent concluded that circumstances did not warrant further exploration of such a transaction at that time.

      During the summer of 2003, Messrs. Meister and Jellinek had discussions concerning certain of the assets of the diagnostic reagent and lab equipment manufacturing businesses of Fisher. The discussions involved an exploration of a possible sale of such assets by Fisher or a transfer by each of Fisher and Apogent of certain of their complementary assets to a joint venture or other arrangement. Messrs. Meister and Jellinek agreed, on behalf of their respective companies, to authorize the further exploration of such a transaction.

      In August of 2003, members of management of both Fisher and Apogent acting at the direction of Messrs. Meister and Jellinek, respectively, had discussions concerning the sale to Apogent of certain of the assets of Fisher’s diagnostic reagent and lab equipment manufacturing businesses for cash. Talks between representatives of the companies continued for several weeks. Representatives of the companies then discussed only a sale to Apogent of certain of the assets of Fisher’s diagnostic reagent manufacturing business for cash. Apogent engaged in preliminary due diligence of the assets proposed to be sold, and the parties engaged in preliminary contract negotiations regarding the proposed sale, but no agreement was reached.

      On November 21, 2003, Messrs. Meister and Jellinek had a brief conversation concerning the state of discussions regarding the sale of Fisher’s diagnostic reagent manufacturing business to Apogent. Following this meeting, the possibility of a strategic business combination of the two companies was raised. Messrs. Meister and Jellinek agreed to meet later to discuss the concept more thoroughly.

      On November 26, 2003, Messrs. Meister and Jellinek met to discuss a number of issues, including the on-going business relationship of Fisher and Apogent. The concept of a potential strategic business combination of the companies was also discussed. During this meeting, Messrs. Meister and Jellinek discussed the potential strategic fit of the two companies and the complementary nature of the companies’ businesses. Messrs. Meister and Jellinek also discussed conceptually the potential synergies, management, potential value to each company’s stockholders and potential benefits to customers that might result from a business combination of Fisher and Apogent.

      On December 2, 2003, at a regularly scheduled meeting of Fisher’s board of directors, Mr. Meister apprised the Fisher board of directors of his discussions with Mr. Jellinek and the possibility of exploring a business combination transaction with Apogent. After discussion, the Fisher board of directors authorized management to continue to explore the possibility of a potential business combination with Apogent.

      On January 30, 2004, Messrs. Meister and Jellinek met to discuss a possible transaction involving select product lines from Fisher’s diagnostic reagent manufacturing business. At the end of the discussion, Mr. Meister asked Mr. Jellinek if Apogent might consider engaging in discussions regarding a larger transaction such as a business combination of Apogent with Fisher. The parties discussed possible preliminary exchange ratios of shares of Fisher common stock for each share of Apogent common stock, the composition of the combined companies’ board of directors and management as well as a range of the potential synergies and the risks and opportunities associated with such a combination. Mr. Jellinek advised that he would consider the matter further and that he wanted Kenneth Yontz, Apogent’s Chairman of the Board, to be involved as well.

      On February 6, 2004, Apogent’s other directors were notified that preliminary and exploratory discussions were taking place and that a meeting among Messrs. Montrone, Meister, Yontz and Jellinek was planned for February 23, 2004. Lehman Brothers provided an initial analysis of a possible transaction to the board of directors and management of Apogent.

      On February 23, 2004, Messrs. Montrone and Meister met with Messrs. Yontz and Jellinek to discuss each company’s interest in continuing to explore a potential business combination, including the related process and timetable. During this meeting, the parties agreed on a tentative plan for further exploration of a possible business combination.

      A special meeting of Apogent’s board of directors was held telephonically on February 24, 2004 to receive an oral report concerning the February 23, 2004 meeting and to consider whether to continue the exploratory discussions between Apogent and Fisher. The board of directors discussed, among other matters, the strategic business reasons for considering a business combination with Fisher and the business risks to Apogent of pursuing such a transaction. After the discussion, the board of directors agreed that, although it was premature to decide whether Apogent should enter into negotiations regarding a business combination, management should continue exploratory discussions of the potential synergies and other benefits of such a transaction. If, as a result of those discussions, management concluded that there were adequate reasons to make pursuing the possibility of a business combination with Fisher advisable, another meeting of the board of directors would be called in order to consider and discuss management’s findings as well as to discuss the next steps, if any.

      On February 26, 2004, Lehman Brothers discussed with Apogent management the accretion/ dilution effects of a possible transaction with Fisher and the possible synergy opportunities and related savings. On the same day, Mr. Jellinek and other members of Apogent management had a telephonic discussion with Mr. Meister and other members of Fisher management regarding possible synergies. On February 27, 2004, Mr. Meister called Mr. Jellinek and advised him that Fisher believed that the potential synergies merited further discussion of a possible business combination between the parties.

      On March 2, 2004, at a regularly scheduled meeting of Fisher’s board of directors, Messrs. Montrone and Meister updated the board of directors on the status of discussions with Apogent, the range of exchange ratios being explored, the form of the proposed transaction, issues regarding the proposed transaction, risks and opportunities and discussed with the board a financial analysis of the transaction that had been discussed among Fisher’s management and Goldman Sachs and Lazard, Fisher’s financial advisors. At the meeting, the Fisher board of directors authorized Fisher’s management to pursue a business combination with Apogent, subject to satisfactory completion of due diligence and negotiation of a mutually acceptable merger agreement.

      On March 3, 2004, a confidentiality agreement was signed by each of Fisher and Apogent. On March 5, 2004, Messrs. Meister and Jellinek met to further discuss the possibility of a strategic combination, management of the combined company, process and timing. On March 9 and 10, 2004, Mr. Meister and other members of Fisher management and Mr. Jellinek and other members of Apogent management met to engage in preliminary financial due diligence of each company, as well as preliminary legal and regulatory due diligence, and to discuss the potential synergies that might result from a business combination.

      On various dates between March 9, 2004 and March 16, 2004, members of Apogent’s management and its legal and financial advisors had telephone conversations with members of Fisher’s management and its legal and financial advisors to negotiate the terms of a definitive merger agreement, including the exchange ratio, and conduct due diligence.

      On March 11, 2004, the Apogent board of directors met via videoconference to discuss the proposed transaction. Legal advisors to Apogent discussed with the board of directors its fiduciary duties in considering a proposed business combination, and management discussed with the board of directors the history and status of the discussions with Fisher, the anticipated benefits from the proposed transaction, the strategic alternatives to a business combination with Fisher and the anticipated composition of management and the board of directors of the combined company should the proposed transaction occur. Representatives of Lehman Brothers presented their financial analysis of the proposed transaction and their preliminary views as to the fairness of an anticipated range of exchange ratios to Apogent’s stockholders from a financial point of view. The Apogent board of directors discussed the possible range of exchange ratios, the strategic benefits of and alternatives to the proposed transaction, the material terms of the proposed merger agreement (including break-up fee provisions, termination rights and limitations on negotiations with third parties, among other provisions), the treatment of employees and employee benefit arrangements, the status of due diligence investigations regarding Fisher and other matters. The board of directors authorized and directed management to continue with the negotiation of the merger agreement, including the exchange ratio.

      The Fisher board of directors held a special meeting on March 14, 2004, to evaluate the proposed business combination. At the meeting, the Fisher board of directors reviewed and discussed with Fisher’s legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, the terms of the merger agreement and other proposed definitive documentation and reviewed with legal counsel the HSR Act process and the legal duties and responsibilities of the board of directors in connection with the possible transaction. The board of directors also reviewed and discussed with senior management the strategic benefits of the possible transaction, the results of the due diligence review of Apogent and the risks of the proposed business combination. Goldman Sachs and Lazard also reviewed and discussed with the board of directors the financial aspects of the transaction and described to the board of directors of Fisher the opinions that Goldman Sachs and Lazard believed they would be able to provide at the time the merger agreement was executed. Goldman Sachs and Lazard later provided opinions in writing, each dated March 17, 2004, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in their respective opinions, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Fisher. Following a thorough discussion among the members of the Fisher board of directors concerning the transaction, including the strategic benefits of the business combination, the risks of the transaction, the financial aspects of the transaction and the anticipated synergies to be derived from the proposed business combination, the Fisher board of directors voted unanimously to approve the merger agreement and the issuance of Fisher common stock in the merger, and authorized management to take certain other actions designed to accomplish various transactions contemplated under the merger agreement and related documents.

      The Apogent board of directors met via teleconference on each of March 14, 15 and 16, 2004 to discuss the proposed transaction. During these meetings the board of directors received updates regarding Apogent’s due diligence investigation of Fisher, including its inquiries regarding tax matters, accounting and finance matters. The board of directors also received updates regarding the negotiations concerning the proposed merger agreement, including Apogent’s proposals regarding the break-up fees, its ability to respond to potentially competing acquisition proposals, termination rights and employee benefit matters. Representatives of Lehman Brothers described to the board of directors their financial analysis of the proposed transaction assuming anticipated synergy savings and other matters regarding Apogent and Fisher. Apogent’s legal advisors also participated in each of these calls.

      At the March 16, 2004 meeting of the Apogent board of directors, management and legal counsel reported that they had finalized all outstanding substantive issues relating to the merger agreement and had agreed upon a fixed exchange ratio in the merger of .56 shares of Fisher common stock for each share of Apogent common stock. The Apogent board of directors reviewed the final terms of the proposed transaction, and Lehman Brothers advised the board of directors that, in Lehman Brothers’ opinion, which was subsequently confirmed by delivery of a written opinion, dated March 17, 2004, as of that date and based upon and subject to the factors and assumptions described in its draft written opinion presented to the board of directors, the exchange ratio to be offered to Apogent’s stockholders in the merger agreement was fair, from a financial point of view, to such stockholders. The Apogent board of directors adopted and approved the merger agreement and the transactions contemplated by the merger agreement and recommended that the Apogent stockholders approve and adopt the merger agreement. All 10 members of the board of directors who participated in this meeting voted in favor of the merger. One director was traveling in Asia and was unable to participate. The action of the board of directors was confirmed by a unanimous written consent signed by all directors.

      Following the Apogent board of directors meeting, Fisher and Apogent executed the merger agreement and thereafter issued a joint press release announcing the transaction.

Fisher’s Reasons for the Merger

      The Fisher board of directors believes that the terms of the merger are advisable and fair to and in the best interests of Fisher and its stockholders and has unanimously approved the merger agreement and the merger and unanimously recommends that the Fisher stockholders vote “FOR” the proposal to approve the issuance of Fisher common stock to Apogent stockholders in the merger.

      In reaching its conclusion, the Fisher board of directors consulted with Fisher’s management, as well as with its legal and financial advisors, and considered a variety of factors weighing favorably towards the merger, including the factors listed below.

      Expected Benefits of the Merger. The combination of Fisher and Apogent will result in several strategic benefits, including providing Fisher with an enhanced:

•	Life-science market position. Fisher’s life-science footprint will grow substantially as a result of this combination. In addition, Apogent’s wide range of consumable products for protein based research and other drug discovery applications will enhance Fisher’s life-science portfolio.

•	Biopharma-production and diagnostic-reagent offering. The combination of Fisher and Apogent will strengthen Fisher’s offerings in biopharma-production and diagnostic-reagents.

•	Global market presence. Apogent has manufacturing operations throughout the world that will complement and enhance Fisher’s existing worldwide distribution and supply network.

      Fisher also anticipates that the transaction will result in several key financial benefits, including:

•	Enhanced margins. Fisher expects higher-margin, proprietary products to approximate 60 percent of its total annual sales. Accordingly, Fisher projects that its operating margins will increase as a result of the combination.

•	Synergy opportunities. Fisher expects to achieve approximately $55 million of cost savings and other benefits in 2005. Fisher believes that the potential annual synergies could reach $100 million on an annualized basis by the end of 2006. These synergies will come from, among other things, facility consolidations, sourcing opportunities, administrative efficiencies and the elimination of duplicative sales, marketing and distribution functions.

•	Earnings and Revenue growth. Fisher believes that its revenue and earnings will be enhanced as a result of the combination with Apogent.

•	Strong operating cash flow. Fisher anticipates cash flow from operations will significantly increase as a result of the transaction contemplated by the merger agreement and result in increased financial flexibility which will enhance Fisher’s ability to pursue strategic growth opportunities.

      Other Factors Considered. During the course of its deliberations relating to the merger agreement and the merger, the Fisher board of directors considered the following factors in addition to the benefits described above:

•	Fisher’s Operating and Financial Condition. The financial performance and condition, business operations and prospects of each of Fisher, Apogent and the combined company.

•	Provisions of the Merger Agreement. The structure of the transaction and terms of the merger agreement. See the section entitled “The Merger Agreement” beginning on page 50.

•	Market Capitalization and Capital Structure. The relative market capitalization of Fisher and Apogent and the expected capital structure of the combined company after the merger.

•	Financial Advisors’ Opinions. The separate opinions of Goldman Sachs and Lazard, each dated March 17, 2004, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in their respective opinions, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Fisher. See the section entitled “— Opinions of Financial Advisors to Fisher” beginning on page 25.

•	Market Reaction. Possible stock market reaction to the transaction.

•	No Solicitation; Termination Fee. The terms of the merger agreement relating to third-party offers, including:

(1)	the limitations on the ability of both parties to solicit offers for alternative transactions; and

(2)	each party’s ability, under certain circumstances, to terminate the merger agreement in order to accept a third-party superior proposal.

      See the section entitled “The Merger Agreement” beginning on page 50.

      The Fisher board of directors weighed these advantages and opportunities against a number of other factors identified in its deliberations weighing negatively against the merger, including:

•	the challenges inherent in the combination of two businesses of the size and scope of Fisher and Apogent and the possible diversion of management attention for an extended period of time;

•	the risk of not capturing all the anticipated synergies between Fisher and Apogent and the risk that other anticipated benefits might not be realized; and

•	the conditions to the merger agreement requiring receipt of certain regulatory approvals and clearances. See the section entitled “— Regulatory Approvals Required for the Merger” beginning on page 45.

      After consideration of these factors, the Fisher board of directors determined that these risks were significantly outweighed by the potential benefits of the merger.

      This discussion of the information and factors considered by the Fisher board of directors includes all of the material positive and negative factors considered by the Fisher board of directors, but it is not intended to be exhaustive and may not include all the factors considered by the Fisher board of directors. The Fisher board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the merger agreement and the merger are advisable and fair to and in the best interests of Fisher and its stockholders. Rather, the Fisher board of directors viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the Fisher board of directors may have given differing weights to different factors. It should be noted that this explanation of the reasoning of Fisher’s board of directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/ prospectus.

Recommendation of the Fisher Board of Directors

      After careful consideration, the Fisher board of directors, on March 14, 2004, unanimously approved the merger agreement and the merger. For the factors considered by the Fisher board of directors in reaching its decision to approve the merger agreement and the merger, see the section entitled “— Fisher’s Reasons for the Merger” beginning on page 23. The Fisher board of directors unanimously recommends that the Fisher stockholders vote “FOR” the proposal to approve the issuance of Fisher common stock in the merger. Further, the Fisher board of directors recommends that the Fisher stockholders vote “FOR” the proposals to (a) elect two directors of Fisher, each for a term of three years expiring in 2007; (b) ratify the appointment of Deloitte & Touche LLP as Fisher’s independent auditors for the current fiscal year; and (c) adjourn the Fisher annual meeting, if necessary, for the purpose of soliciting additional proxies.

Opinions of Financial Advisors to Fisher

      Goldman Sachs and Lazard delivered their respective opinions to Fisher’s board of directors that, as of the date of the fairness opinions and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to Fisher.

      Goldman Sachs and Lazard are referred to in this joint proxy statement/ prospectus collectively as the Fisher financial advisors. Each of the Fisher financial advisors was independently responsible for its own analyses and opinion to Fisher’s board of directors and has not assumed any responsibility for the analyses and opinion of the other Fisher financial advisor.

      The full texts of the written opinions of the Fisher financial advisors, each dated March 17, 2004 and each of which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with their respective opinions, are attached as Annex B and Annex C, respectively. Fisher’s stockholders should read the opinions in their entirety. The Fisher financial advisors provided their opinions for the information and assistance of Fisher’s board of directors in connection with its consideration of the merger. The Fisher financial advisors’ opinions are not recommendations as to how any holder of Fisher common stock or Apogent common stock should vote on, or take any action with respect to, the merger.

      The opinions of the Fisher financial advisors were necessarily based upon the economic, monetary, market and other conditions as they were in effect on, and the information made available to the Fisher financial advisors as of, the date of the opinions. Neither of the Fisher financial advisors assumed any responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinions.

      In connection with rendering its opinion described above and performing its related financial analyses, Goldman Sachs has reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Fisher for the five years ended December 31, 2003 and Apogent for the five fiscal years ended September 30, 2003;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Fisher and Apogent;

•	certain other communications from Fisher and Apogent to their respective stockholders;

•	certain internal financial analyses and forecasts for Apogent prepared by its management; and

•	certain internal financial analyses and forecasts for Fisher prepared by its management and certain financial analyses and forecasts for Apogent prepared by the management of Fisher in consultation with the management of Apogent, which are referred to as the Forecasts, and certain cost savings and net operating synergies projected by the management of Fisher to result from the merger, which are referred to as the Synergies.

      In connection with rendering its opinion described above and performing its related financial analyses, Lazard:

•	reviewed the financial terms and conditions of the merger agreement;

•	analyzed certain historical publicly available business and financial information relating to Fisher and Apogent;

•	reviewed various internal financial forecasts and other data prepared by and provided to Lazard by the managements of Fisher and Apogent relating to their respective businesses and also reviewed the Forecasts;

•	reviewed the Synergies;

•	reviewed public information with respect to certain other companies in lines of businesses Lazard believes to be generally comparable to the businesses of Fisher and Apogent;

•	reviewed the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of businesses Lazard believes to be generally comparable to those of Fisher and Apogent, and in other industries generally;

•	reviewed the historical prices and trading volumes of Fisher common stock and Apogent common stock;

•	reviewed the pro forma financial results, financial condition and capitalization of Fisher giving effect to the merger as provided to Lazard by the management of Fisher; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

      The Fisher financial advisors also held discussions with members of the senior managements of Fisher and Apogent regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition, and future prospects of Fisher and Apogent. In addition, the Fisher financial advisors reviewed the reported price and trading volume for the shares of Fisher common stock and the shares of Apogent common stock, compared certain financial and stock market information for Fisher and Apogent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the healthcare industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as they considered appropriate.

      The Fisher financial advisors relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by them and assumed such accuracy and completeness for purposes of rendering the opinions described above and did not assume any responsibility for any independent verification of such information. In that regard, the Fisher financial advisors assumed with the consent of Fisher’s board of directors that the Forecasts, including the Synergies, had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Fisher as to the future financial performance, prospects and otherwise of Fisher, Apogent and the combined company. In addition, the Fisher financial advisors did not make an independent evaluation or appraisal of the assets and liabilities (including any derivative, contingent or off-balance-sheet assets and liabilities) or solvency or fair value of Fisher or Apogent or any of their respective subsidiaries and no such evaluation or appraisal was furnished to the Fisher financial advisors. The Fisher financial advisors also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Fisher or Apogent or on the expected benefits of the merger in any way meaningful to their analyses. Lazard also assumed in its opinion that the number of shares of Apogent common stock on a fully diluted basis will not be materially different than as represented in the merger agreement, that the representations and warranties of Fisher and Apogent in the merger agreement are true and complete and that the merger will be accounted for as a tax free reorganization under the Code. The Fisher financial advisors’ opinions did not address the underlying business decision of Fisher to engage in the merger, nor did the Fisher financial advisors express any opinion as to the prices at which shares of Fisher common stock or Apogent common stock will trade at any time.

      The following is a summary of the material financial analyses used by the Fisher financial advisors in connection with rendering the opinions described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by the Fisher financial advisors. The order of analyses described does not represent relative importance or weight given to those analyses by either of the Fisher financial advisors. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the Fisher financial advisors’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 14, 2004 and is not necessarily indicative of current market conditions.

Implied Transaction Multiples

      Based on the closing price of $53.40 per share of Fisher common stock on March 12, 2004, and the exchange ratio of .56, the Fisher financial advisors calculated the implied price per share of $29.90 for each share of Apogent common stock. In addition, the Fisher financial advisors calculated the implied enterprise value of approximately $3.6 billion for Apogent using the implied price per share of $29.90, the net debt of Apogent (estimated by Fisher to exist as of June 30, 2004) and the number of shares outstanding (diluted to include the exercise of outstanding stock options). The Fisher financial advisors also calculated the implied enterprise value as a multiple of revenue, earnings before interest, taxes and depreciation and amortization, which is referred to as EBITDA, and earnings before interest and taxes, which is referred to as EBIT, for calendar years 2004 and 2005 based on the Forecasts for Apogent.

      The Fisher financial advisors supplemented this analysis by calculating price-to-earnings, which is referred to as P/ E, multiples for calendar years 2004 and 2005 based on the implied price per share of $29.90 for each share of Apogent common stock and the Forecasts for Apogent. The results of these analyses appear in the following table:

Implied Transaction Multiples

	Revenue	EBITDA	EBIT	P/E

2004	3.1x	11.2x	13.6x	18.5x
2005	2.9x	10.4x	12.5x	16.9x

Exchange Ratio and Implied Premium Analysis

      The Fisher financial advisors calculated the average exchange ratios and implied premiums of Fisher common stock to Apogent common stock based on the closing prices of Fisher common stock and Apogent common stock during the one-month, three-month, six-month, one-year and two-year periods ended March 12, 2004 and on the closing share prices of Fisher common stock and Apogent common stock on March 12, 2004. The results of this analysis are shown in the following table:

	Average
	Exchange	Implied
Trading Period	Ratio	Premium

March 12, 2004	0.53x	6.1%
One-Month Average	0.52x	7.8%
Three-Month Average	0.56x	0.6%
Six-Month Average	0.56x	1.1%
One-Year Average	0.57x	(0.7)%
Two-Year Average	0.63x	(10.1)%

Selected Companies Analysis

      The Fisher financial advisors reviewed and compared certain financial information for Fisher and Apogent to corresponding financial information and public market multiples for the following publicly traded corporations and indices of publicly traded corporations in the life sciences and healthcare distribution industries:

•	Becton, Dickinson and Company;

•	Sigma-Aldrich Corporation;

•	a life sciences composite index, which includes Agilent Technologies Inc., Applera Corp., Beckman Coulter, Inc., Becton, Dickinson and Company, Bio-Rad Laboratories, Inc., Invitrogen Corp., Mettler-Toledo International Inc., Millipore Corp., PerkinElmer, Inc., Qiagen N.V., Sigma-Aldrich Corp., Techne Corp., Thermo Electron Corp., Varian, Inc. and Waters Corp.; and

•	a healthcare distribution composite index, which includes Accredo Health, Inc., AmerisourceBergen Corp., Cardinal Health, Inc., Henry Schein, Inc., McKesson Corp., Omnicare, Inc., Owens & Minor, Inc., Patterson Dental Co., Priority Healthcare Corp. and PSS World Medical, Inc.

      Although none of the selected companies or the companies comprising the selected indices is directly comparable to Fisher or Apogent, the companies included were chosen because they are, and the indices included were chosen because the companies of which they are comprised are, publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Fisher and Apogent.

      The Fisher financial advisors calculated and compared levered market capitalization, which is the market value of common equity plus the value of debt less cash, as a multiple of estimated calendar year 2004 EBITDA based on the Forecasts in the case of Fisher and Apogent and based on Institutional Brokers Estimate System, which is referred to as IBES, estimates in the case of the comparable companies and indices. The multiples for Fisher and Apogent were calculated using closing stock prices on March 12, 2004.

      The results of these analyses are summarized as follows:

Levered Market
Capitalization as a	Becton		Life Sciences	Healthcare Distribution
Multiple of:	Dickinson	Sigma-Aldrich	Composite Index	Composite Index	Fisher	Apogent

2004 EBITDA	10.5x	11.3x	mean of 12.3x (range	mean of 10.6x (range
			of 8.8x – 17.8x)	of 7.0x – 17.0x)	11.5x	10.6x

      The Fisher financial advisors also calculated Fisher’s, Apogent’s, the selected companies’ and the selected indices’ price/estimated calendar year 2005 earnings ratios based on the Forecasts in the case of Fisher and Apogent and based on IBES estimates in the case of the comparable companies and indices. The following table presents the results of this analysis:

	Becton		Life Sciences	Healthcare Distribution
P/E Ratio:	Dickinson	Sigma-Aldrich	Composite Index	Composite Index	Fisher	Apogent

2005	16.8x	18.0x	mean of 19.7x (range	mean of 15.6x (range	15.7x	15.9x
			of 14.5x – 27.6x)	of 10.1x – 22.8x)

Discounted Cash Flow Analysis

      The Fisher financial advisors performed discounted cash flow analyses on Fisher, Apogent and the combined company using the Forecasts and, in the case of the combined company, the Synergies. For estimates for 2006 through 2008 the Fisher financial advisors assumed revenue growth consistent with market growth and operating margins constant at 2005 levels. The Fisher financial advisors calculated implied net present values of free cash flows for Fisher, Apogent and the combined company following the merger for the years 2004 through 2008 using discount rates ranging from 8.0% to 10.0%. The Fisher financial advisors calculated implied per share ranges of Fisher common stock, Apogent common stock and the common stock of the combined company following the merger using implied terminal value indications in the year 2008 based on multiples ranging from 10.0 to 13.0 times EBITDA for Apogent and the combined company and from 9.0 to 12.0 times EBITDA for Fisher. These implied terminal value indications were then discounted to an implied present value using discount rates ranging from 8.0% to 10.0%. The following table presents the results of this analysis:

Implied Per Share Value

Fisher	$47.82 – $70.56
Apogent	$26.92 – $37.88
Combined company	$56.62 – $82.49

Selected Transactions Analysis

      The Fisher financial advisors analyzed certain information relating to the following selected transactions (listed by acquirer/ target) in the life sciences industry since 2000:

      • Fisher/ Oxoid Group Holdings Limited (2004);

      • Fisher/ Dharmacon, Inc. (2004);

      • Invitrogen Corporation/ BioReliance Corporation (2003);

      • General Electric Company/ Amersham plc (2003);

      • Invitrogen Corporation/ Molecular Probes, Inc. (2003);

      • Fisher/ Perbio Science AB (2003);

      • Amersham plc/ Pharmacia Corp.’s 45% shareholding in Amersham Biosciences (2002); and

      • Invitrogen Corporation/ Dexter Corporation (2000).

      For each of the selected transactions, the Fisher financial advisors calculated and, to the extent information was publicly available, compared levered market capitalization as a multiple of sales, EBITDA and EBIT, in each case for the latest 12 months, which is referred to as LTM, prior to the date that the merger was announced. The Fisher financial advisors calculated the implied per share value of Apogent based on Apogent’s 2003 calendar year financial results and the mean multiples for the selected transactions.

      The following table presents the results of this analysis:

Levered Market Capitalization as a Multiple of:

Transaction	LTM Sales	LTM EBITDA	LTM EBIT

Selected Transactions Range	1.7x – 5.5x	10.5x – 21.1x	14.1x – 26.8x
Selected Transactions Mean	3.6x	14.9x	19.1x
Implied per Share Value of Apogent common stock	$33.45	$40.23	$41.25

Pro Forma Merger Analysis

      The Fisher financial advisors prepared pro forma analyses of the potential financial impact of the merger using the Forecasts and the Synergies. For each of the years 2004 and 2005, the Fisher financial advisors compared the earnings per share of Fisher common stock, on a standalone basis, to the pro forma earnings per share of the combined company following the merger. Based on such analyses, the proposed transaction would be neutral to Fisher’s stockholders on a pro forma earnings per share basis in the above scenarios in 2004 and 4% to 5% accretive in 2005.

Contribution Analysis

      The Fisher financial advisors reviewed specific estimated future operating and financial contributions of each of Fisher and Apogent including revenues, EBITDA, EBIT, earnings before taxes, which is referred to as EBT, and net income based on the Forecasts before taking into account any of the possible benefits that may be realized following the merger based on estimated years 2004 and 2005. The proportionate contributions were calculated taking into account Fisher’s and Apogent’s respective debt and were compared to the estimated ownership by Fisher’s stockholders of 57.1% of the outstanding common equity of the combined company following the merger. The following table presents the results of this analysis:

	Fisher Forecast Contribution to Combined Company

	Revenues	EBITDA	EBIT	EBT	Net Income

2004	84%	56%	54%	50%	56%
2005	85%	58%	56%	53%	59%

Illustrative Future Trading Prices Analysis

      The Fisher financial advisors calculated illustrative implied per share price ranges of the combined company following consummation of the merger, based on an exchange ratio of .56 pursuant to the merger, a range of potential synergies from $50,000,000 to $60,000,000 (recognizing Fisher’s estimate of $55,000,000) and the resulting pro forma 2005 earnings per share estimates, and an illustrative range of pro forma 2005 estimated P/ E multiples. Based on a P/ E multiple range of 14.0 to 20.0 times, the analysis resulted in implied value indications for each share of Fisher common stock ranging from $49.30 to $71.48.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Fisher financial advisors’ opinions. In arriving at their fairness determinations, each of the Fisher financial advisors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, each Fisher financial advisor made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Fisher or Apogent or the merger.

      The Fisher financial advisors prepared these analyses for purposes of providing their respective opinions to Fisher’s board of directors as to the fairness from a financial point of view to Fisher of the exchange ratio. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Fisher, Apogent, each of the Fisher financial advisors or any other person assumes responsibility if future results are materially different from those forecast.

      As described above, the Fisher financial advisors’ opinions to Fisher’s board of directors were two of the many factors taken into consideration by Fisher’s board of directors in making its determination to approve the merger agreement and the merger. The foregoing summary does not purport to be a complete description of the analyses performed by each of the Fisher financial advisors in connection with the fairness opinions and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B and the written opinion of Lazard attached as Annex C.

      Each of the Fisher financial advisors and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has provided certain investment banking services to Fisher from time to time, including having acted as:

•	a lead manager for the offering of 12.0 million shares of Fisher common stock in May 2001;

• a	lead manager for the offering of 7.2 million shares of Fisher common stock in February 2002;

•	a lead manager in connection with the offering of $250,000,000 (not including the green shoe) aggregate principal amount of 2.50% Convertible Senior Notes due October 2023 of Fisher in July 2003;

•	financial advisor with respect to Fisher’s acquisition of Dharmacon, Inc. entered into in February 2004; and

•	a lead manager in connection with the offering of $300,000,000 (not including the green shoe) aggregate principal amount of 3.25% Convertible Senior Subordinated Notes due March 1, 2024 of Fisher in March 2004.

      Lazard also has provided certain investment banking services to Fisher from time to time, including having acted as:

•	financial advisor with respect to Fisher’s acquisition of Perbio Science AB in September 2003;

•	co-manager for the offering of $150,000,000 aggregate principal amount of 8.0% Senior Subordinated Notes due 2013 of Fisher in August 2003;

•	financial advisor with respect to Fisher’s acquisition of Oxoid Group Holdings Limited in March 2004; and

•	co-manager for the offering of $300,000,000 (not including the green shoe) aggregate principal amount of 3.25% Convertible Senior Subordinated Notes due March 1, 2024 of Fisher in March 2004.

      Goldman Sachs also has provided certain investment banking services to Apogent from time to time, including having:

•	acted as co-advisor with respect to Apogent’s spin-off of Sybron Dental Specialties, Inc. in December 2000;

•	assisted Apogent in connection with its stock repurchase program in August 2002; and

•	acted as a co-manager in connection with the offering of $250,000,000 aggregate principal amount of 6.50% Senior Subordinated Notes due May 2013 of Apogent in May 2003.

      Each of the Fisher financial advisors also may provide investment banking or other services to Fisher and Apogent in the future. In connection with the above-described services performed by it, each of the Fisher financial advisors received, and may receive in the future, compensation. Fisher’s board of directors approved Goldman Sachs and Lazard as its financial advisors because each Fisher financial advisor is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

      Each of the Fisher financial advisors is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, each of the Fisher financial advisors and its affiliates may actively trade the debt or equity securities (or related derivative securities) of Fisher and Apogent for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

      Pursuant to letter agreements dated February 26, 2004 and March 12, 2004, respectively, Fisher engaged Goldman Sachs and Lazard to act as financial advisors in connection with the merger. Pursuant to the terms of these engagement letters, Fisher has agreed to pay each Fisher financial advisor a transaction fee of $10,000,000, $7,500,000 of which is payable upon consummation of the merger. In addition, Fisher has agreed to reimburse each of the Fisher financial advisors’ expenses and to indemnify each of the Fisher financial advisors and related persons against various liabilities, including certain liabilities under the federal securities laws. Goldman Sachs has also been engaged by Fisher and Apogent to act as dealer manager in connection with the exchange offers with respect to certain of Apogent’s debt securities described under the section entitled “The Merger — Financing Structure” for which it will receive customary fees.

Apogent’s Reasons for the Merger

      The Apogent board of directors believes that the terms of the merger are advisable and fair to and in the best interests of Apogent and its stockholders and has unanimously approved and adopted the merger agreement and the merger and unanimously recommends that the Apogent stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the merger.

      In reaching its conclusion, the Apogent board of directors consulted with Apogent’s management, as well as with its financial and legal advisors, and considered a variety of factors weighing favorably towards the merger, including the factors listed below.

      Expected Benefits of the Merger. Key elements of Apogent’s business strategy are to grow earnings while maintaining a prudent capital structure, develop or add profitable new products and technologies, increase sales to existing and new customers and improve operating efficiencies. The merger is expected to help Apogent to achieve these goals and to provide financial and strategic benefits to its stockholders. The Apogent board of directors believes that the merger will join two companies with complementary operations, each with a proven record of long-term growth in sales, earnings and cash flows.

      The Apogent board of directors believes that benefits from the merger include:

•	Strategic Position. The combination of Apogent’s and Fisher’s complementary operations, expertise, manufacturing capabilities and sales and services capabilities should position the combined company to provide its customers with innovative products and services while generating increased cash flow and financial flexibility to pursue additional growth and acquisition opportunities.

•	Life-science market position. The life-science footprint of the combined company will be substantially larger than Apogent’s current life-science footprint.

•	Biopharma-production and diagnostic-reagent offering. The combination of Fisher and Apogent will strengthen offerings in biopharma-production and diagnostic-reagents.

•	Global market presence. Apogent has manufacturing operations throughout the world that will complement and enhance Fisher’s existing worldwide distribution and supply network.

•	New Products and Services. The combined company will have a substantially broader portfolio of product offerings than Apogent has now and an enhanced worldwide distribution and sales network. The merger is also expected to give the combined company a greater ability to develop and market competitive new products and services, enabling it to attract and maintain more customers worldwide.

•	Cost Savings Opportunities. The combined company is expected to be able to achieve approximately $55 million in cost savings and other benefits in 2005, with potential annual savings of up to $100 million by the end of 2006, as a result of facility consolidations, sourcing opportunities, administrative efficiencies and the elimination of duplicative sales, marketing and distribution functions.

•	Financial Benefits. The merger will provide Apogent stockholders with an equity stake in a combined company that the Apogent board of directors believes will have greater opportunities for enhanced margins, synergies, revenue and earnings growth and strong operating cash flow and therefore afford the opportunity for long-term financial benefit to current Apogent stockholders.

      Other Factors Considered. During the course of its deliberations relating to the merger agreement and the merger, the Apogent board of directors considered the following factors in addition to the expected benefits described above:

•	Apogent’s Operating and Financial Condition. The business, operations, financial condition, operating results and prospects of Apogent, including Apogent’s competitive position and its ability to grow without engaging in a transaction like the merger, the risks associated with engaging or not engaging in a transaction like the merger, and other strategic alternatives potentially available to Apogent.

•	Fisher’s Operating and Financial Condition. Its understanding of the business, operations, financial condition, operating results, prospects and risks of Fisher.

•	Industry Environment. The current and prospective environment in which Apogent and Fisher operate, including international, national and local economic conditions, the competitive environment for companies in our industry and the likely effects of these factors on Apogent in light of, and in absence of, the proposed transaction.

•	Provisions of the Merger Agreement. The review by the Apogent board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms and conditions of the merger agreement, including the amount and sufficiency of the exchange ratio, the merger closing and termination provisions, and the amount of and circumstances in which a termination fee could become payable by Apogent.

•	Percentage Ownership After the Merger. The fact that former Apogent stockholders would own approximately 43% of the combined company following the merger.

•	Fixed Exchange Ratio. The risks and benefits arising from the fact that the exchange ratio at which shares of Apogent common stock will be exchanged for shares of Fisher common stock is fixed and that the fixed exchange ratio, by its nature, would not adjust upwards to compensate for declines, or downwards to compensate for increases, in Fisher’s stock price prior to completion of the merger.

•	Management Reports and Financial Advisor Presentation. The reports of Apogent management and the financial presentation by Lehman Brothers to Apogent’s board of directors concerning the expected financial impact of the merger on the combined company.

•	Financial Advisor’s Opinion. The opinion delivered to the Apogent board of directors by Lehman Brothers to the effect that, as of the date of the opinion and based upon and subject to the considerations discussed in the opinion, the exchange ratio was fair, from a financial point of view, to holders of Apogent common stock, which opinion is described in detail in the section entitled “— Opinion of Financial Advisor to Apogent” beginning on page 34.

•	Tax Treatment. The expectation that the merger will qualify as a tax-free reorganization under the Code.

      The Apogent board of directors weighed these advantages and opportunities against a number of other factors identified in its deliberations weighing negatively against the merger, including:

•	the challenges inherent in the combination of two businesses of the size and scope of Fisher and Apogent and the possible diversion of management attention for an extended period of time;

•	the limitations on the manner in which Apogent may do business, including, among other things, entering into new transactions, in the period between the signing of the merger agreement and the consummation of the merger;

•	the need to obtain Fisher stockholder approval, Apogent stockholder approval, and regulatory approvals in order to complete the transaction, including the anticipated timing to obtain any required regulatory approvals and management’s view as to the likelihood of obtaining the required approvals;

•	customary risks associated with executing a merger agreement but not completing the merger, including that Apogent has shared confidential information with Fisher, that key Apogent personnel may leave in anticipation of or as a result of the merger, and that additional difficulties may be encountered with respect to certain of Apogent’s customer or supplier relationships; and

•	the risk of not capturing all of the anticipated synergies between Fisher and Apogent and the risk that other anticipated benefits might not be realized.

      The Apogent board of directors considered the expected benefits and other factors described above taken as a whole and, on balance, concluded that they supported a favorable determination to enter into the merger agreement.

      The above discussion of the information and factors considered by the Apogent board of directors is not exhaustive, but includes all material factors considered by the Apogent board of directors. In view of the wide variety of factors considered by the Apogent board of directors in connection with its evaluation of the merger and the complexity of these matters, the Apogent board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Apogent board of directors evaluated the factors described above, including asking questions of Apogent management and Apogent legal and financial advisors, and reached consensus that the merger was advisable and in the best interests of Apogent and Apogent stockholders. In considering the factors described above, individual members of the Apogent board of directors may have given different weights to different factors. It should be noted that this explanation of the reasoning of Apogent’s board of directors and certain information presented in this section is forward-looking in nature and, therefore, that information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

Recommendation of the Apogent Board of Directors

      The Apogent board of directors has unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement and has determined that the merger is fair to and in the best interests of Apogent and its stockholders. Accordingly, the Apogent board of directors unanimously recommends that Apogent stockholders vote “FOR” the approval and adoption of the merger agreement and the merger.

Opinion of Financial Advisor to Apogent

      On March 16, 2004, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the Apogent board of directors that as of such date and, based upon and subject to matters stated in its written opinion, from a financial point of view, the exchange ratio to be offered to the Apogent stockholders in the merger is fair to such stockholders.

      The full text of Lehman Brothers’ opinion, dated March 17, 2004, is attached as Annex D to this proxy statement/prospectus. Stockholders may read such opinion for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion, which is referred to as the Lehman Brothers opinion. The following is a summary of the Lehman Brothers opinion and the methodology that Lehman Brothers used to render its fairness opinion.

      Lehman Brothers’ advisory services and opinion were provided for the information and assistance of the Apogent board of directors in connection with its consideration of the proposed transaction. The Lehman Brothers opinion is not intended to be and does not constitute a recommendation to any stockholder of Apogent as to how such stockholder should vote in connection with the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion does not in any manner address, Apogent’s underlying business decision to proceed with or effect the merger.

      In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement, and the specific terms of the proposed transaction (including with respect to governance of the combined company);

•	publicly available information concerning Apogent that Lehman Brothers believed to be relevant to its analysis, including Apogent’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and Apogent’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

•	publicly available information concerning Fisher that Lehman Brothers believed to be relevant to its analysis, including Fisher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	financial and operating information with respect to the business, operations and prospects of Apogent furnished to Lehman Brothers by Apogent, including financial projections for Apogent for the years ending December 31, 2004 and December 31, 2005 prepared by Apogent’s management and financial projections for Apogent for the years ending December 31, 2006 through December 31, 2009 prepared with guidance from Apogent’s management, which is referred to, collectively, as the Apogent projections;

•	financial and operating information with respect to the business, operations and prospects of Fisher furnished to Lehman Brothers by Fisher, including financial projections of Fisher for the years ending December 31, 2004 and December 31, 2005 prepared by Fisher’s management and financial projections for Fisher for the years ending December 31, 2006 through December 31, 2009 prepared with guidance from Fisher’s management, which is referred to, collectively, as the Fisher projections;

•	the trading histories of Apogent common stock and Fisher common stock from March 17, 2003 to March 16, 2004 and a comparison of those trading histories with each other and with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results and present financial condition of Apogent and Fisher with each other and with those of other companies that Lehman Brothers deemed relevant;

•	financial and operating information with respect to business, operations and prospects of the combined company on a pro forma basis following consummation of the proposed transaction, including the cost savings and operating synergies which managements of Apogent and Fisher estimate will result from a combination of the businesses of Apogent and Fisher;

•	the relative financial contributions of Apogent and Fisher to the future financial performance of the combined company on a pro forma basis and estimates of the valuation of the equity interests of Apogent’s stockholders in the combined company following consummation of the merger;

•	independent research analysts’ estimates of the future financial performance of Apogent;

•	independent research analysts’ estimates of the future financial performance of Fisher; and

•	a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

      In addition, Lehman Brothers had discussions with the managements of Apogent and Fisher concerning their respective businesses, operations, assets, financial conditions and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

      In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Apogent and Fisher that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Apogent projections, upon advice of Apogent, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best then-available estimates and judgments of Apogent’s management as to the future financial performance of Apogent, and that Apogent will perform substantially in accordance with such projections. With respect to the Fisher projections, upon advice of Fisher, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Fisher as to the future financial performance of Fisher, and that Fisher will perform substantially in accordance with such projections. Upon the advice of Apogent and Fisher, Lehman Brothers also assumed that the cost savings and operating synergies which the managements of Apogent and Fisher estimate will result from a combination of the businesses of Apogent and Fisher will be realized substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Apogent or Fisher and did not make or obtain any evaluations or appraisals of the assets or liabilities of Apogent or Fisher. Lehman Brothers’ opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Lehman Brothers opinion.

      Lehman Brothers expressed no opinion as to the prices at which shares of Fisher common stock will trade at any time following the announcement of the proposed transaction or the completion of the proposed transaction. The Lehman Brothers opinion should not be viewed as providing any assurance that the market value of the shares of Fisher common stock to be held by the stockholders of Apogent after the completion of the proposed transaction will be in excess of the market value of the shares of Apogent common stock owned by such stockholders at any time prior to the announcement or the completion of the proposed transaction. Although Lehman Brothers evaluated the fairness, from a financial point of view, of the exchange ratio to be offered to the stockholders of Apogent in the proposed transaction, Lehman Brothers was not requested to, and did not, recommend the specific exchange ratio to be received by the Apogent stockholders in the proposed transaction, which was determined through negotiations between Apogent and Fisher. No other limitation was imposed on Lehman Brothers with respect to the investigations made or procedures followed by Lehman Brothers in rendering its opinion.

      In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Fisher or Apogent, but rather made its determination as to the fairness, from a financial point of view, to Apogent stockholders of the exchange ratio to be offered to such stockholders in the proposed transaction on the basis of financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Apogent and Fisher. None of Apogent, Fisher, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

      The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the board of directors of Apogent. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

Stock Trading History

      Lehman Brothers considered historical data with respect to the trading price of Apogent common stock for the period from March 17, 2003 to March 16, 2004 and the relative stock price performances during the same period of the Standard & Poor’s 500 Index and an index of Life Sciences/ Labware Suppliers, which is referred to as the life sciences/labware suppliers index (consisting of Beckman Coulter, Inc., Becton Dickinson & Co., Bio-Rad Laboratories, Inc., Invitrogen Corp., Mettler-Toledo International Inc., Millipore Corp., PerkinElmer Inc., Sigma-Aldrich Corp, Thermo Electron Corp, Varian Inc. and Waters Corp). Lehman Brothers noted that during this time period, the share price of Apogent increased 85.2%, versus the Standard & Poor’s 500 Index, which increased 28.7%, and the life sciences/labware suppliers index, which increased 50.6%. Lehman Brothers also noted that based on the exchange ratio in the proposed transaction of .56 Fisher shares for each Apogent share as of March 16, 2004, the implied Apogent share price of $29.30 was a 5.5% premium to Apogent’s closing price of $27.78 and a 1.0% premium to Apogent’s 52-week and all-time high of $29.00.

      Lehman Brothers also considered historical data with respect to the trading price of Fisher common stock for the period from March 17, 2003 to March 16, 2004 and the relative stock price performances during the same period of the Standard & Poor’s 500 Index, the life sciences/labware suppliers index and an index of Medical/ Surgical Distributors, which is referred to as the medical/surgical index (consisting of Henry Schein Inc., Owens & Minor Inc., Patterson Dental Co. and PSS World Medical Inc.). Lehman Brothers noted that during this time period, the share price of Fisher increased 85.5%, versus the Standard & Poor’s 500 Index, which increased 28.7%, the life sciences/labware suppliers index, which increased 50.6%, and the medical/surgical index, which increased 57.9%.

Historical Exchange Ratio Analysis

      Lehman Brothers compared the historical share prices of Apogent and Fisher for various periods during the one-year period prior to March 16, 2004 in order to determine the implied average exchange ratio that existed for those periods. Lehman Brothers noted that the merger exchange ratio in the proposed transaction of .56 Fisher shares for each Apogent share as of March 16, 2004 was greater than or in-line with the exchange ratio implied by all periods analyzed. The following table indicates the average exchange ratio of Fisher shares for each Apogent share for the periods indicated:

Exchange
Ratio

March 16, 2004	0.53x
10-day average	0.52x
20-day average	0.52x
30-day average	0.53x
60-day average	0.56x
180-day average	0.55x
One-year average	0.56x

Merger Exchange Ratio	0.56x

Equity Research Analysts

      Lehman Brothers considered publicly available price targets published by various firms that publish independent research on Apogent (firms included Barrington Research Associates, JP Morgan Securities Inc., Lehman Brothers Inc., Robert W. Baird & Co. Incorporated, Thomas Weisel Partners and UBS Securities LLC) and Fisher (firms included Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs Group, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Robert W. Baird & Co. Incorporated and Stephens, Inc.) in order to determine the exchange ratio implied by such research as of March 16, 2004, the last trading date prior to the delivery of the Lehman Brothers opinion. Lehman Brothers noted that the exchange ratio in the proposed transaction of .56 shares of Fisher common stock for each share of Apogent common stock as of March 16, 2004 is in the range of the ratios observed by dividing the range of Apogent share price targets over the range of Fisher share price targets. The following table shows the range of Apogent and Fisher share price targets as published by various firms:

Price Targets

Apogent	$28.00 – $33.00
Fisher	$51.00 – $65.00
Implied Exchange Ratio	0.431x – 0.647x
Merger Exchange Ratio	0.560x

Selected Companies Analysis

      In order to assess how the public market values shares of publicly traded companies similar to Apogent and Fisher, Lehman Brothers reviewed and compared specific financial and operating data relating to Apogent, and the 11 companies in the life sciences/labware suppliers index. Lehman Brothers also reviewed and compared specific financial and operating data relating to Fisher with 15 other publicly traded companies that Lehman Brothers deemed comparable to Fisher, including companies in the life sciences/labware suppliers index and the medical/surgical index. Using the Apogent projections for Apogent, the Fisher projections for Fisher, and publicly available information for the other companies, Lehman Brothers calculated and analyzed the ratios of each company’s March 16, 2004 stock price to its projected calendar year (CY) 2004 earnings per share (commonly referred to as a price earnings ratio, or P/ E) and the ratios of each company’s enterprise value to certain financial criteria, including the projected CY 2004 earnings before interest, taxes, depreciation and amortization (EBITDA). The enterprise value of each company was obtained by adding its short and long-term debt to the sum of the market value of its diluted common equity, the value of any preferred stock (at liquidation value), the book value of any minority interest and the value of any material debt-equivalent liabilities.

Enterprise Value
as a multiple of:
P/E
Projected CY2004
	EBITDA	Projected CY2004

Life Sciences/Labware Suppliers
Low	8.4x	15.9x
Median	10.6x	21.2x
High	15.5x	23.5x

Medical/Surgical Distributors
Low	9.7x	15.8x
Median	10.8x	21.0x
High	16.8x	27.8x

Fisher
Current	11.2x	18.6x

Apogent
Current	10.4x	17.0x
Implied Transaction	10.8x	18.0x

      Lehman Brothers then applied the range of multiples derived from the selected companies to corresponding data of Apogent and Fisher and calculated an implied exchange ratio range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Range	0.479x – 0.737x
Merger Exchange Ratio	0.560x

      Given the inherent differences in the businesses, operations and prospects of Apogent, Fisher and the selected companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected companies analysis, but also made qualitative judgments concerning differences in the financial and operating characteristics and prospects of Apogent, Fisher and the selected companies that could affect the public trading values of each.

Contribution Analysis

      Lehman Brothers analyzed the respective contributions of Apogent and Fisher to certain income statement metrics such as CY 2004 and CY 2005 pro forma EBITDA (adjusted to reflect differences in the capital structure of Apogent and Fisher), CY 2004 and CY 2005 pro forma EBIT (adjusted to reflect differences in the capital structure of Apogent and Fisher), and CY 2004 and CY 2005 pro forma net income for the combined company using the Apogent projections and the Fisher projections, excluding the cost savings and operating synergies estimated by Apogent and Fisher to result from the merger. Lehman Brothers then analyzed the contribution of Apogent and Fisher metrics to the implied exchange ratio and compared those ratios to the exchange ratio of .56 in the proposed transaction.

	% Contribution		Implied
			Exchange
	Apogent	Fisher	Ratio

Adjusted EBITDA
CY 2004E	44.7%	55.3%	0.602x
CY 2005E	44.0%	56.0%	0.586x

Adjusted EBIT
CY 2004E	45.7%	54.3%	0.624x
CY 2005E	45.2%	54.8%	0.611x

Net Income
CY 2004E	43.5%	56.5%	0.574x
CY 2005E	41.9%	58.1%	0.541x

Proposed Equity Value	42.8%	57.2%	0.560x

Discounted Cash Flow Analysis

      Lehman Brothers performed a discounted cash flow analysis to calculate the estimated present value of Apogent common stock and Fisher common stock. The estimated present value of Apogent common stock and Fisher common stock was calculated by adding the estimated free cash flow projections for the six month periods ending December 31, 2004 through December 31, 2009 using the Apogent projections and the Fisher projections and the present value of the terminal value per share of Apogent common stock and Fisher common stock at the end of 2009. Using a range of terminal value multiples based on 2009 EBITDA of 9.5 to 10.5x and discount rates ranging from 9.0% to 10.0%, Lehman Brothers calculated an implied equity range for Apogent of approximately $28.99 to $33.40 per share and an implied equity range for Fisher of approximately $52.17 to $60.83 per share. Based on these implied equity ranges, this analysis indicated the following implied exchange ratio range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Range	0.477x – 0.640x
Merger Exchange Ratio	0.560x

Pro Forma Analysis

      Lehman Brothers analyzed the pro forma effect of the transaction on the projected earnings per share of the combined company. For the purposes of this analysis, Lehman Brothers utilized the Apogent projections and the Fisher projections including the cost savings and operating synergies which managements of Apogent and Fisher estimate will result from a combination of the businesses of Apogent and Fisher. This analysis indicated that the proposed transaction would be neutral to the combined company’s EPS in the second half of 2004 and would be accretive to the combined company’s earnings per share in 2005. Lehman Brothers further analyzed the implied share price per Apogent share in 2005 based on a range of one-year forward P/ E multiples derived from the selected companies and concluded that the implied share prices were above $31.55, which is Apogent’s implied share price in 2005 based on one-year forward P/ E of approximately 17.0x and projected EPS of approximately $1.85. The financial forecasts and assumptions that underlie this analysis are subject to substantial uncertainty, and, therefore, actual results may be substantially different.

Miscellaneous

      Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Apogent’s board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Apogent and the healthcare industry generally and because its investment banking professionals have substantial experience in transactions comparable to the transaction.

      As compensation for its services in connection with the proposed transaction, Apogent has agreed to pay Lehman Brothers a fee of $10,000,000, $1,000,000 of which was paid upon the delivery of the Lehman Brothers opinion and the remainder of which is contingent upon the completion of the proposed transaction. In addition, Apogent has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Apogent and the rendering of the Lehman Brothers opinion.

      Lehman Brothers has previously provided investment banking services to Apogent for which it has received customary compensation. Lehman Brothers has rendered investment banking services as:

•	a lead manager in connection with the offering of $300,000,000 aggregate principal amount of 2.25% Senior Convertible Contingent Debt Securities due October 15, 2021 in October 2001;

•	a dealer manager of a dutch auction tender offer and a manager of an open market share repurchase program;

•	a joint-book running manager in connection with the offering of $250,000,000 aggregate principal amount of 6 1/2% Senior Subordinated Notes due May 15, 2013 in May 2003;

•	a lender in a renewed $500,000,000 revolving credit facility in July 2003;

•	a dealer manager of a tender offer for $325,000,000 aggregate principal amount of 8% Senior Notes due April 1, 2011 in September 2003; and

•	a joint-book running manager in connection with the offering of $345,000,000 aggregate principal amount of Floating Rate Senior Convertible Contingent Debt Securities due December 15, 2033 in December 2003, accompanied by a concurrent delta repurchase.

      Lehman Brothers has not previously provided investment banking services to Fisher.

      In addition, in the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Apogent and Fisher for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Apogent Directors and Officers in the Merger

      In considering the recommendation of the Apogent board of directors with respect to the merger, stockholders should be aware that certain executive officers and directors of Apogent have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of Apogent stockholders generally. The Apogent board of directors was aware of these interests and considered them, among other matters, in making its recommendation.

Indemnification; Directors’ and Officers’ Insurance

      Pursuant to the merger agreement, Fisher has agreed to indemnify and provide advanced expenses for at least six years after the effective time of the merger to all present and former directors and officers of Apogent and its subsidiaries to the fullest extent permitted by law for all acts or omissions occurring at or prior to the effective time of the merger. Fisher has agreed to maintain in effect, for six years after the effective time of the merger, the current policies of directors’ and officers’ and fiduciary liability insurance maintained by Apogent in respect of claims arising from facts or events occurring on or before the effective time of the merger, provided that Fisher will not be required to pay an annual premium for the insurance in excess of 300% of the estimated premium paid by Apogent for such premiums as of the date of the merger agreement. Fisher has also agreed to honor Apogent’s obligations pursuant to any indemnification agreements between Apogent and its directors, officers and employees in effect immediately prior to the effective time of the merger.

Fisher Employment Agreement

      Frank H. Jellinek, Jr., Apogent’s Chief Executive Officer and President, is party to an employment agreement with Fisher which will become effective as of the closing date of the merger. This employment agreement will replace and supersede his existing employment agreement with Apogent. Pursuant to the agreement, Mr. Jellinek will serve as Chairman Emeritus of Fisher for a period beginning on the closing date of the merger and continuing until terminated by either Fisher or Mr. Jellinek. Mr. Jellinek will be under the direction of, and perform duties assigned to him by, the Chairman or Vice Chairman of the board of directors of Fisher. During the term of his employment agreement, Mr. Jellinek will be entitled to receive: (i) an initial base salary of $803,000 per annum, (ii) employee benefits provided to him by Apogent prior to the closing date of the merger (such benefits may be amended by Fisher in the same manner as benefits applicable to senior executives of Apogent) and (iii) continued benefits applicable to Mr. Jellinek under the Sybron Corporation Unfunded Salaried Pension Plan, which may not be reduced. Mr. Jellinek may participate in Fisher’s equity compensation plans but not in any Fisher bonus or incentive plan.

      In the event that Mr. Jellinek’s employment is terminated by Fisher for any reason other than “cause” (as defined in the employment agreement), Mr. Jellinek (or his spouse or estate, in the event of his death) will be entitled to receive: (i) continued base salary for 24 months and (ii) continued health insurance benefits until the later of the date that is 24 months following termination of his employment and his 65th birthday. If Mr. Jellinek terminates his employment for any reason, he will be entitled to receive: (i) continuation of 50% of his base salary for 24 months and (ii) continued health insurance benefits until the later of the date that is 24 months following termination of his employment or his 65th birthday. Any health insurance benefits provided to Mr. Jellinek following termination of his employment will be reduced to the extent he receives comparable benefits from another source.

      Pursuant to the employment agreement, Fisher is required, if necessary, to make an additional “gross-up payment” to Mr. Jellinek to offset fully the effect of any excise tax imposed by Section 4999 of the Code on any excess parachute payment, whether made to Mr. Jellinek pursuant to the employment agreement or otherwise. In general, Section 4999 imposes an excise tax on the recipient of any excess parachute payment equal to 20% of such payment. A “parachute payment” is any payment that is contingent on a change in control. Excess parachute payments consist of the excess of parachute payments over an individual’s average taxable compensation received by him from the employer during the five taxable years (or if less, the entire period of employment) preceding the year in which the change in control occurs.

      If Mr. Jellinek’s employment is terminated without cause by Fisher, the approximate cash amount of the severance paid under his employment agreement (not including any gross-up payment) would be approximately $1.6 million.

Apogent Employment Agreements

      Each of Apogent’s executive officers, other than Mr. Jellinek (whose employment agreement will be superseded as described above) and one other executive officer (who is retiring in May 2004 and who does not have an employment agreement), is party to an employment agreement with Apogent which provides for certain benefits in the event that the executive experiences a qualifying termination. A qualifying termination is a termination of employment in anticipation of a change in control or during the 18-month period following a change in control either by Apogent or its successor for reasons other than “cause” (as defined in the employment agreements) or by the executive officer for “good reason.” The merger will constitute a change in control for purposes of the employment agreements. For purposes of the employment agreements, “good reason” includes: (i) the assignment of duties materially inconsistent with the executive’s status in his position set forth in the employment agreement, involuntary removal from the executive’s current position or diminution in the nature or status of the executive’s responsibilities, (ii) a proposed reduction in the executive’s annual base salary, (iii) relocation of the executive office in which the executive works more than 15 miles from its current location, except for required travel on Apogent business at the same level as the executive traveled as of the date of his employment agreement, (iv) failure to pay the executive any portion of an installment of deferred compensation under any Apogent deferred compensation program within seven days of the date such compensation is due, (v) failure to continue in effect any compensation plan in which the executive participates, unless an equitable arrangement (embodied in an ongoing substitute or alternate plan) has been made in such plan, or failure to continue the executive’s participation in any compensation plan on the same basis, both in terms of the amount of compensation provided and the level of the executive’s participation relative to other participants, (vi) failure to continue to provide the executive with benefits at least as favorable as those enjoyed by the executive under any of the benefit plans in which the executive was participating, or Apogent or any of its subsidiaries taking an action which would directly or indirectly materially reduce any of the benefits provided by any of the benefit plans or deprive the executive of any material fringe benefit he enjoys, (vii) failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement and (viii) a purported termination of the executive’s employment by Apogent without giving proper notice of termination satisfying the requirements of the employment agreement. The merger by itself will not constitute “good reason.”

      The employment agreements provide that in the event of a qualifying termination, the executive officer will be entitled to receive: (i) a lump-sum payment equal to two times the sum of: (A) the executive’s annual base salary, plus (B) the greater of (1) 200% of the executive’s target incentive award that could have been earned by the executive under the Senior Executive Incentive Compensation Plan for the year of termination or (2) the executive’s average bonus and incentive compensation for the previous three fiscal years; (ii) the greater of (X) 200% of the executive’s target incentive award that could have been earned by the executive under the Senior Executive Incentive Compensation Plan for the year of termination or (Y) the incentive award the executive would have earned under the Senior Executive Incentive Compensation Plan for the year of termination, pro-rated in each case for the year of termination; and (iii) continued life, disability, accident and health insurance for 24 months following termination, but reduced to the extent the executive otherwise receives comparable benefits. In addition, the executive will be entitled to a “gross-up” payment to compensate the executive for any excise tax on excess parachute payments.

      If the employment of an Apogent executive officer terminates following the merger under circumstances entitling the executive officer to severance under the employment agreement, the approximate cash amount of the severance payment that would be paid under such agreements (not including any gross-up payments) would be approximately: Mr. Robert V. Ahlgren, $2.1 million; Mr. Dennis Brown, $1.7 million; Mr. Michael K. Bresson, $1.7 million; Dr. Yuh-geng Tsay, $1.4 million; Mr. Peter W. Scheu, $1.3 million; Mr. Mark F. Stuppy, $1.3 million; Mr. Gary J. Marmontello, $1.1 million; and Mr. Michael S. Smith, $1.0 million.

Equity Based Awards

      All options held by directors who are not full-time employees of Apogent are vested. All unvested options held by executive officers and other employees of Apogent under the equity compensation plans maintained by Apogent will vest and become exercisable upon approval of the merger by the Apogent stockholders. As of May 14, 2004, the number of unvested options to acquire shares of Apogent common stock held by executive officers, all of which will become fully vested and exercisable upon approval of the merger by the Apogent stockholders, is 810,312, in the aggregate. Approximately 20,000 of these unvested options will vest each month in accordance with their terms.

      In connection with the merger, each Apogent option that is outstanding immediately prior to the effective time of the merger will remain outstanding following the effective time of the merger and will be converted into the right to acquire shares of Fisher common stock as described in the section entitled “— Treatment of Apogent Equity Based Awards” beginning on page 46. Based on the number of Apogent options outstanding as of May 14, 2004, a total of 3,779,473 Apogent options held by Apogent’s executive officers and

2,810,508 Apogent options held by directors who were not full-time employees will be so converted at the effective time of the merger.

      Restricted stock units have been issued only to executive officers and certain other key employees of Apogent. All restricted stock units held by executive officers and other employees of Apogent under the equity compensation plans maintained by Apogent will vest and become nonforfeitable upon approval of the merger by the Apogent stockholders. Based on restricted stock units outstanding as of May 14, 2004, the number of restricted stock units held by executive officers that will become fully vested and nonforfeitable upon approval of the merger by the Apogent stockholders is 207,500, in the aggregate.

Supplemental Executive Retirement Plan

      The merger agreement provides that the surviving corporation will assume the Sybron Corporation Unfunded Salaried Pension Plan as of the closing date of the merger and will not amend the plan in a manner adverse to participants for two years after the merger. In addition, Fisher will not amend the plan to reduce benefits previously accrued thereunder. The following executive officers of Apogent participate in the Sybron Corporation Unfunded Salaried Pension Plan: Mr. Frank H. Jellinek, Jr.; Mr. Robert V. Ahlgren; Mr. Dennis Brown; Mr. Michael K. Bresson; Mr. Robert N. Griffin; Mr. Gary J. Marmontello; Mr. Michael S. Smith; Mr. Mark F. Stuppy; and Mr. Peter W. Scheu. Additionally, two directors, Mr. Kenneth Yontz and Mr. R. Jeffrey Harris, who are former executive officers of Apogent, participate in the Sybron Corporation Unfunded Salaried Pension Plan.

Continued Benefits

      In connection with the merger, for two years following the closing date of the merger, Fisher will provide (or will cause to be provided) current and former employees, directors and consultants of Apogent and its subsidiaries with benefits that are in the aggregate no less favorable than the benefits provided, in the aggregate, under Apogent’s benefit plans in which such current and former employees, directors and consultants participated immediately prior to the effective time of the merger. All the executive officers currently participate in Apogent’s benefit plans, which include medical and dental coverage, prescription drug benefits, life insurance, accidental death and dismemberment insurance, business travel accident insurance, short term and long term disability insurance, a cafeteria plan and a tuition assistance program, as well as a defined benefit pension plan and a defined contribution pension plan.

Apogent Retention Plans

      In connection with the merger, certain employees of Apogent and its subsidiaries may receive bonuses under the Apogent Technologies Inc. Incentive and Retention Plan or the Apogent Technologies Inc. Stay Plan as described in the section entitled “— Apogent Incentive and Stay Plans” beginning on page 47. No director or executive officer of Apogent is entitled to receive a bonus under either the Apogent Technologies Inc. Incentive and Retention Plan or the Apogent Technologies Inc. Stay Plan.

Apogent Corporate Bonus Plan 2004

      The surviving corporation will assume the Apogent Corporate Bonus Plan 2004 as of the closing date of the merger. The bonus plan provides key employees of Apogent, including executive officers, with bonuses upon achievement of operating income growth targets. The merger agreement provides that the bonus plan will not be amended in a manner adverse to participants with respect to 2004, except as required by applicable law or as appropriate to reflect the effects of the merger.

Form of Merger

      Subject to the terms and conditions of the merger agreement and in accordance with Wisconsin law, at the effective time of the merger, Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher formed for the purposes of the merger, will be merged with and into Apogent. Apogent will survive the merger as a direct, wholly-owned subsidiary of Fisher.

Effective Time of the Merger

      The merger will become effective upon the filing of the articles of merger with the Department of Financial Institutions of the State of Wisconsin or at such later time as agreed upon by Fisher and Apogent and as specified in the articles of merger, which date may not be more than 90 days after the date the articles of merger are received for filing. The filing of the articles of merger will occur as soon as practicable after satisfaction or waiver of the conditions to completion of the merger set forth in the merger agreement.

Board of Directors Following the Merger

      Upon completion of the merger, the board of directors of Fisher will be expanded to consist of 10 members, which will include the existing board of directors of Fisher (except for Anthony J. DiNovi) and four members proposed by Apogent. The directors who will serve on the board of directors of the combined company are expected to be Paul M. Montrone, Paul M. Meister, Charles A. Sanders, M.D., Michael D. Dingman, Scott M. Sperling and W. Clayton Stephens, who are currently directors of Fisher, and Frank H. Jellinek, Jr., Richard W. Vieser, Christopher L. Doerr and Simon B. Rich, who are currently directors of Apogent. Upon completion of the merger, Paul M. Montrone will serve as Chairman of the combined company, Paul M. Meister will serve as Vice Chairman of the combined company, and Frank H. Jellinek, Jr. will serve as the combined company’s Chairman Emeritus.

      Frank H. Jellinek, Jr., 58, has served as President and Chief Executive Officer and a director of Apogent since December 2000. He served as President and Chief Executive Officer of Apogent’s subsidiary, Sybron Laboratory Products Corporation, from May 1998 to December 2000. He served as President of Apogent’s subsidiary, Erie Scientific Company, from 1975 to 1998.

      Richard W. Vieser, 76, has been retired from active employment since 1989 and formerly served as Chairman of the Board, President and CEO of Lear Siegler, Inc., FL Industries, Inc. and FL Aerospace. He serves as Chairman Emeritus of Varian Medical Systems, Inc. and is a director of Viasystems Group, Inc.

      Christopher L. Doerr, 54, has served as Co-Chief Executive Officer of Passage Partners, LLC and Volare Partners LLC (private investment companies) since October 2000. He served as President and Co-Chief Executive Officer of Leeson Electric Corporation from December 1989 to September 2000. He is a director of Regal-Beloit Corporation.

      Simon B. Rich, 59, served as Chairman of Louis Dreyfus Natural Gas Corp. (now Dominion Exploration & Production, Inc.) from 1996 until his retirement in 2001 and President and Chief Executive Officer from 1993 to 1996. He served as Chief Executive Officer and Executive Vice President of Louis Dreyfus Holding Company from 1998 to 2000 and from 1986 to 1990, respectively.

      Upon consummation of the merger, the board of directors of Apogent will consist of individuals to be selected by Fisher.

Consideration to be Received in the Merger

      For a description of the consideration to be received in the merger, see the section entitled “The Merger Agreement — Consideration to be Received in the Merger; Treatment of Stock Options” beginning on page 50.

Procedures for Exchange of Certificates

      For a summary of the procedures for the exchange of Apogent common stock certificates, see the section entitled “The Merger Agreement — Exchange of Certificates in the Merger” beginning on page 50.

Listing of Fisher Common Stock

      It is a condition to the completion of the merger that the Fisher common stock issuable in the merger or upon exercise of options to purchase Fisher common stock issued in substitution for Apogent options be approved for listing on the NYSE, subject to official notice of issuance.

Delisting and Deregistration of Apogent Common Stock

      If the merger is completed, Apogent common stock will be delisted from the NYSE and will be deregistered under the Securities Exchange Act of 1934.

Regulatory Approvals Required for the Merger

      U.S. Antitrust Laws. Under the HSR Act and its associated rules, the merger may not be completed until notifications have been given and certain information and materials have been furnished to and reviewed by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Fisher and Apogent filed the required notification and report forms under the HSR Act with the Federal Trade Commission and the Department of Justice on April 20, 2004. The waiting period expired at 11:59 p.m. on May 20, 2004. The expiration of the waiting period means that the Federal Trade Commission has closed its investigation of the proposed merger and the requirements of the HSR Act have been satisfied. It remains possible that state antitrust authorities and private parties in certain circumstances might bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger.

      Other Jurisdictions. In addition to filings under the HSR Act, other required filings include a competition-related filing with the applicable government authority in Germany. The filing with the applicable German government authority was made on May 3, 2004, and the related waiting period is expected to expire by June 3, 2004. In France, the applicable government authority has confirmed that the merger is not notifiable under French merger control law.

Certain U.S. Federal Income Tax Consequences of the Merger

      The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. See the section entitled “Certain U.S. Federal Income Tax Consequences of The Merger” beginning on page 48.

Accounting Treatment

      Fisher prepares its financial statements in accordance with GAAP. The merger will be accounted for using the purchase method of accounting with Fisher being considered the acquirer of Apogent for accounting purposes. This means that Fisher will allocate the purchase price to the fair value of assets acquired and liabilities assumed from Apogent at the acquisition date, with the excess purchase price being recorded as goodwill. Under the purchase method of accounting, goodwill is not amortized but is tested for impairment at least annually.

Financing Structure

Capital Markets Debt

      Apogent currently has four series of outstanding capital markets debt:

•	$345 million aggregate principal amount of Floating Rate Senior Convertible Contingent Debt Securities due 2033, which are referred to as the Floating Rate CODES;

•	$300 million aggregate principal amount of 2.25% Senior Convertible Contingent Debt Securities due 2021, which are referred to as the 2.25% CODES;

•	$250 million aggregate principal amount of 6 1/2% Senior Subordinated Notes due 2013; and

•	approximately $7 million aggregate principal amount of 8% Senior Notes due 2011.

      Apogent currently intends to commence, prior to completion of the merger, two exchange offers to exchange the Floating Rate CODES and the 2.25% CODES, respectively, for two new series of convertible notes with substantially similar terms. The exchange offers would be conditioned on the consummation of the merger and it is anticipated that the exchange offers would close promptly following the consummation of the merger.

      Following consummation of the merger, Apogent will be required to make an offer to purchase the 6 1/2% Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest.

New Credit Facility

      Fisher is currently negotiating with various institutional lenders the terms of a new multi-year secured credit facility that will provide both a term and revolving facility. Fisher expects to enter into this new credit facility prior to or contemporaneously with the consummation of the merger. Fisher intends to use a portion of the proceeds of the new credit facility to repay its existing credit facility and the existing Apogent credit facility. The remainder of the new credit facility will be available for general corporate purposes and working capital.

Restrictions on Sales of Shares of Fisher Common Stock Received in the Merger

      Fisher common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act, except for shares issued to any Apogent stockholder who may be deemed to be an “affiliate” of Fisher or Apogent for purposes of Rule 145 under the Securities Act.

      Under Rule 145, former Apogent stockholders who were affiliates of Apogent at the time of the Apogent special meeting and who are not affiliates of Fisher after the completion of the merger, may sell their Fisher common stock received in the merger at any time subject to the volume and sale limitations of Rule 144 under the Securities Act. Further, so long as such former Apogent affiliates are not considered affiliates of Fisher following the completion of the merger, and a period of at least one year has elapsed from the completion of the merger, such former affiliates may sell their Fisher common stock received in the merger without regard to the volume and sale limitations of Rule 144 under the Securities Act so long as there is adequate current public information available about Fisher in accordance with Rule 144. After a period of two years has elapsed from the completion of the merger, and so long as such former affiliates are not affiliates of Fisher and have not been for at least three months prior to such sale, such former affiliates may freely sell their Fisher common stock. Former Apogent stockholders who become affiliates of Fisher after completion of the merger will still be subject to the volume and sale limitations of Rule 144 under the Securities Act, until each such stockholder is no longer an affiliate of Fisher. This joint proxy statement/prospectus does not cover resales of Fisher common stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

Employee Plans and Benefits

      In connection with the merger, for two years following the closing date of the merger, Fisher will provide (or will cause to be provided) current and former employees, directors and consultants of Apogent and its subsidiaries with benefits that are in the aggregate no less favorable than the benefits provided, in the aggregate, under Apogent’s benefit plans in which such current and former employees, directors and consultants participated immediately prior to the effective time of the merger. Apogent’s benefit plans include medical and dental coverage, prescription drug benefits, life insurance, accidental death and dismemberment insurance, business travel accident insurance, short term and long term disability insurance, a cafeteria plan and a tuition assistance program, as well as a defined benefit pension plan and a defined contribution pension plan.

Treatment of Apogent Equity Based Awards

      Under the terms of Apogent’s outstanding options, any option that is not vested at the time the Apogent stockholders approve the merger will become fully vested on that date. Under the merger agreement, each outstanding option to purchase shares of Apogent common stock will be assumed by Fisher at the effective time of the merger and will thereafter constitute an option to acquire the number (rounded down to the nearest whole number) of shares of Fisher common stock determined by multiplying (i) the number of shares of Apogent common stock subject to the option immediately prior to the effective time of the merger by (ii) .56. The per share exercise price for the Fisher common stock issuable upon conversion of the Apogent options shall be equal to the quotient determined by dividing the exercise price per share of Apogent common stock that otherwise could have been purchased under the Apogent stock option by .56, rounded up to the nearest whole cent. Each option that is converted in the manner described above will be subject to the same terms and conditions as were in effect for the related option immediately prior to the effective time of the merger, except that each option that was outstanding at the effective time of the merger will become exercisable as to all shares of Fisher common stock subject thereto.

      Upon approval of the merger by the Apogent stockholders, each restricted stock unit that is based on Apogent common stock and was granted under an Apogent stock plan will become fully vested and nonforfeitable. At that time one unrestricted share of Apogent common stock will be issued with respect to each restricted stock unit.

      Prior to the effective time of the merger, Apogent will terminate the Apogent Technologies Inc. Employee Stock Purchase Plan. The offering period in effect prior to such termination will end and participants’ accumulated contributions for such offering period generally will be applied toward the purchase of Apogent common stock immediately prior to the termination of the Apogent Technologies Inc. Employee Stock Purchase Plan.

Apogent Incentive and Stay Plans

      The surviving corporation will assume the Apogent Technologies Inc. Incentive and Retention Plan and the Apogent Technologies Inc. Stay Plan. The Apogent Technologies Inc. Incentive and Retention Plan awards eligible employees a bonus equal to six months of salary, paid in a lump-sum to eligible employees who: (i) remain employed by Apogent for six months following the effective time of the merger, (ii) are terminated by Apogent without cause before that date or (iii) die. The Apogent Technologies Inc. Stay Plan awards a bonus equal to one month of salary, paid in a lump sum, to eligible employees who remain employed by Apogent through December 31, 2004 or are terminated by Apogent without cause after the effective time of the merger but prior to December 31, 2004. No director or executive officer of Apogent is entitled to receive a bonus under the Apogent Technologies Inc. Incentive and Retention Plan or the Apogent Technologies Inc. Stay Plan.

Apogent Corporate Bonus Plan 2004

      The surviving corporation will assume the Apogent Corporate Bonus Plan 2004 as of the closing date of the merger. The bonus plan provides key employees of Apogent with bonuses upon achievement of operating income growth targets. The merger agreement provides that the bonus plan will not be amended in any manner adverse to participants with respect to 2004, except as required by applicable law or as appropriate to reflect the effects of the merger.

Articles of Incorporation and Bylaws of Apogent

      Upon completion of the merger of Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher, with and into Apogent, the Restated Articles of Incorporation of Apogent, as amended, which are referred to as the articles of incorporation, as in effect immediately prior to the effective time, will be the articles of incorporation of the surviving corporation until otherwise changed or amended. Additionally, the bylaws of Apogent, as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation until otherwise changed or amended. Apogent will survive the merger with Fox Merger Corporation as a direct, wholly-owned subsidiary of Fisher governed by Wisconsin law and will remain named Apogent Technologies Inc. after the merger.

Appraisal Rights

      Under Wisconsin law, holders of Apogent common stock are not entitled to appraisal rights in connection with the merger. See the section entitled “Appraisal Rights” beginning on page 117.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

      The following is a discussion of certain U.S. federal income tax consequences of the merger to Apogent stockholders who exchange their shares of Apogent common stock for shares of Fisher common stock in the merger. This discussion addresses only Apogent stockholders who are U.S. Holders (as defined below) and hold Apogent common stock as a capital asset. It does not address all of the U.S. federal income tax consequences that may be relevant to a particular Apogent stockholder in light of that stockholder’s individual circumstances or to an Apogent stockholder who is subject to special rules, including, without limitation:

•	a financial institution or insurance company;

•	a tax-exempt organization;

•	a stockholder who is not a U.S. Holder;

•	a pass-through entity or an investor in such an entity;

•	a dealer or broker in securities or foreign currencies;

•	a stockholder who holds Apogent common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; and

•	a stockholder who acquired his or her shares of Apogent common stock pursuant to the exercise of employee stock options or otherwise as compensation.

      The following discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. This discussion is not binding on the Internal Revenue Service, which is referred to as the IRS, and there can be no assurance that the IRS (or a court, if challenged by the IRS) will agree with the conclusions stated herein. In addition, this discussion does not address any state, local or foreign tax consequences of the merger. Apogent stockholders are urged to consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

      “U.S. Holder” refers to a beneficial holder of common stock that is (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (x) that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

      If a partnership holds common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of that partnership. If a U.S. Holder is a partner of a partnership holding that common stock, the holder is urged to consult its tax advisor regarding the tax consequences of the merger.

      It is a condition to the completion of the merger that Fisher receive a written opinion from its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and that Apogent receive a written opinion from its counsel, Simpson Thacher & Bartlett LLP, in each case dated as of the effective date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Fisher nor Apogent intends to waive this closing condition. In the event that either Fisher or Apogent waives receipt of such opinion from its counsel, however, Fisher and Apogent will resolicit the approval of its stockholders after providing appropriate disclosure. The opinions will rely on certain assumptions as well as representations and covenants made by Fisher, Fox Merger Corporation and Apogent. If any of those assumptions, representations or covenants are inaccurate, counsel may not be able to render the required opinions and the tax consequences of the merger could differ from those discussed here. An opinion of counsel is not binding on the IRS or any court, nor does it preclude the IRS from adopting a contrary position. No ruling has been or will be sought from the IRS on the U.S. federal income tax consequences of the merger.

      Assuming that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes:

•	an Apogent stockholder whose shares of Apogent common stock are exchanged in the merger for shares of Fisher common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of Fisher common stock;

•	an Apogent stockholder’s aggregate tax basis in shares of Fisher common stock received in the merger (including any fractional share interests deemed to be received and converted to cash) will equal the aggregate tax basis of the Apogent common stock surrendered in the merger; and

•	an Apogent stockholder’s holding period for shares of Fisher common stock received in the merger will include the holding period for the shares of Apogent common stock surrendered in the merger.

     Cash in Lieu of Fractional Shares

      To the extent that an Apogent stockholder receives cash in lieu of a fractional share of Fisher common stock, the stockholder will be deemed to have received that fractional share in the merger and then to have received the cash in exchange for that fractional share. The stockholder will generally recognize capital gain or loss equal to the difference between the cash received and the portion of the stockholder’s tax basis in the shares of Apogent common stock surrendered allocable to that fractional share. This capital gain or loss will generally be long-term capital gain or loss if the Apogent stockholder’s holding period for its shares of Apogent common stock exceeded one year at the effective time of the merger.

Backup Withholding and Information Reporting

      Non-corporate U.S. Holders of Apogent common stock may be subject to information reporting and backup withholding on any cash payments received in lieu of a fractional share interest in Fisher. These U.S. Holders will not be subject to backup withholding, however, if they:

•	furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the Form W-9 or successor form included in the letter of transmittal to be delivered to the holders following the completion of the merger; or

•	are otherwise exempt from backup withholding.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that holder’s U.S. federal income tax liability, provided the required information or appropriate claim for refund is furnished to the IRS.

      U.S. Holders receiving Fisher common stock as a result of the merger generally will be required to retain records pertaining to the merger and generally will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

THE MERGER AGREEMENT

      The following summarizes material provisions of the merger agreement which is attached as Annex A to this joint proxy statement/ prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this joint proxy statement/ prospectus. Fisher and Apogent stockholders are urged to read the merger agreement carefully and in its entirety as well as this joint proxy statement/ prospectus before making any decisions regarding the merger.

General

      Under the merger agreement, Fox Merger Corporation, a direct, wholly-owned subsidiary of Fisher, will merge with and into Apogent, with Apogent continuing as the surviving corporation. As a result of the merger, Apogent will become a direct, wholly-owned subsidiary of Fisher.

Closing Matters

      Closing. Unless the parties agree otherwise, the closing of the merger will take place on a date specified by the parties, but no later than the second business day after all closing conditions have been satisfied or waived, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036. See “— Conditions to Completion of the Merger” below for a more complete description of the conditions that must be satisfied or waived prior to closing.

      Completion of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the merger, Fisher and Apogent will file articles of merger with the Department of Financial Institutions of the State of Wisconsin in accordance with the relevant provisions of Wisconsin law. The merger will become effective when the articles of merger are filed or at such later time as Fisher and Apogent agree and specify in the articles of merger, which date may not be more than 90 days after the date the articles of merger are received for filing.

Consideration to be Received in the Merger; Treatment of Stock Options

      The merger agreement provides that, at the effective time of the merger:

•	Each share of Apogent common stock issued and outstanding immediately prior to the effective time of the merger, but excluding shares of Apogent common stock held in the treasury of Apogent, will be converted into the right to receive .56 shares of Fisher common stock; and

•	Each outstanding option to purchase shares of Apogent common stock granted under the Apogent stock plans, whether or not then exercisable, will become fully vested and exercisable and will be assumed by Fisher and converted into an option to purchase shares of common stock of Fisher. The number of shares of common stock of Fisher underlying the new option will equal the number of shares of Apogent common stock underlying the corresponding Apogent option, multiplied by .56 (rounded down to the nearest whole share). The per share exercise price of each new option will equal the exercise price of the corresponding Apogent option divided by .56 (rounded up to the nearest cent).

Exchange of Certificates in the Merger

      At or prior to the effective time of the merger, an exchange agent will be appointed to handle the exchange of Apogent stock certificates for certificates representing shares of Fisher common stock and the payment of cash for fractional shares. Promptly after the effective time of the merger, the exchange agent will send a letter of transmittal and instructions to each former Apogent stockholder explaining the procedure for surrendering Apogent stock certificates in exchange for certificates representing the number of shares of Fisher common stock into which the shares of Apogent common stock will be converted in the merger.

      After the effective time of the merger, each certificate that previously represented shares of Apogent common stock will only represent the right to receive a certificate representing the shares of Fisher common stock into which the shares of Apogent common stock have been converted and any cash payment in lieu of a fractional share. In addition, after the effective time of the merger, Apogent will not register any transfers of the shares of Apogent common stock. Fisher stockholders need not exchange their stock certificates.

Fractional Shares

      No fraction of a share of Fisher common stock will be issued in the merger. Instead, the exchange agent will pay each of those stockholders who would otherwise be entitled to a fraction of a share of Fisher common stock an amount of cash determined by multiplying the fractional share interest (after aggregating all shares of Fisher common stock that would otherwise be received by such holder) which such holder would otherwise receive by the closing price of one share of Fisher common stock on the NYSE Composite Transactions Tape ending on the trading day one day prior to the effective time of the merger.

Listing of Common Stock of the Combined Company

      Fisher has agreed to use commercially reasonable efforts to cause the shares of Fisher common stock issuable in the merger and the shares of Fisher common stock required to be reserved for issuance in connection with the merger to be authorized for listing on the NYSE upon official notice of issuance.

Conduct of Business

      Each of Fisher and Apogent have undertaken certain covenants in the merger agreement restricting the conduct of their respective businesses between the date the merger agreement was signed and the effective time of the merger. Some of these covenants are complicated and not easily summarized. You are urged to read carefully the section of the merger agreement entitled “Covenants Relating to Conduct of Business.” The following summarizes the more significant of these covenants.

      Between the date of the merger agreement and the effective time of the merger, except as expressly required by, or provided for, in the merger agreement, or agreed to in advance by the other party in writing, each of Fisher and Apogent has agreed to (i) maintain its existence in good standing under applicable laws, (ii) subject to certain restrictions and exceptions set forth in the merger agreement, conduct its operations only in the ordinary and usual course of business consistent with past practice (except in the case of Fisher, for the acquisition by Fisher of any assets, operations, business or securities, however effectuated, and any capital expenditures by Fisher), and (iii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of itself and each of its subsidiaries and to preserve the current relationships of itself and its subsidiaries with their customers, suppliers and other persons with which it or any of its subsidiaries has significant business relations as are reasonably necessary in order to preserve substantially intact its business organization.

      In addition, between the date of the merger agreement and the effective time of the merger, subject to certain exceptions specified in the merger agreement or previously disclosed in writing as provided in the merger agreement, each of Apogent and Fisher, has agreed that, without the prior written consent of the other, it will not and will not permit any of its subsidiaries to:

•	amend or otherwise change its articles or certificate of incorporation or bylaws or equivalent organizational documents;

•	issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of capital stock of, or other equity interests in, itself or any of its subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of itself or any of its subsidiaries, except for:

(1)	the issuance of securities issuable upon the exercise of options or other rights outstanding as of the date of the merger agreement under any of its current benefit plans, or

(2) grants of stock options and restricted stock to the extent permitted by the merger agreement;

•	sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets (other than intellectual property);

•	sell, pledge, dispose of, transfer, lease, license, abandon, fail to maintain or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any material intellectual property;

•	enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly-owned subsidiary of itself and itself or another wholly-owned subsidiary of itself;

•	declare, set aside, make or pay any dividend or other distribution with respect to any of the capital stock of itself or enter into any agreement with respect to the voting of the capital stock of itself;

•	reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

•	redeem, purchase or acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

•	incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money;

•	terminate, cancel, or agree to any material and adverse change in, any material contract other than in the ordinary course of business consistent with past practice;

•	make or authorize any material loan to any person outside the ordinary course of business;

•	increase the compensation or benefits payable or to become payable to its directors or officers;

•	increase the compensation or benefits payable or to become payable to its other employees (except for regularly scheduled increases in the ordinary course of business in accordance with past practices and methodologies);

•	grant any new rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of itself or any of its subsidiaries;

•	establish, adopt, enter into or amend any collective bargaining agreement or benefit plan for the benefit of any director, officer, consultant or employee;

•	make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a governmental entity;

•	except in the ordinary course of business consistent with past practice, make any material tax election or settle or compromise any material liability for taxes, change any annual tax accounting period or change any method of tax accounting;

•	modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which it is a party and which relates to a business combination involving itself;

•	write up, write down or write off the book value of any assets;

•	take any action to render inapplicable, or to exempt any third person from, (a) the provisions of Wisconsin or Delaware law or (b) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

•	take any action that is intended or would reasonably be expected to result in any of the conditions precedent to the merger not being satisfied;

•	authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing; or

•	take any action that would, or that would be reasonably expected to, result in any of the representations and warranties set forth in the merger agreement becoming untrue as of the closing.

      In addition to the above, Apogent has agreed that, without the prior written consent of Fisher, it will not and will not permit any of its subsidiaries to:

•	acquire, or agree to acquire, from any person any assets (not including intellectual property), operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any person, except in connection with (a) certain specified capital expenditures and (b) certain specified acquisitions of assets, operations, businesses or securities and other such acquisitions not to exceed $20,000,000 in the aggregate;

•	except as permitted elsewhere in the merger agreement, amend or alter its rights agreement, or “poison pill”; or

•	acquire, or agree to acquire, from any person, any material intellectual property in excess of $5,000,000 or as previously disclosed to Fisher.

No Solicitation

      Each of Fisher and Apogent has agreed that, except in certain circumstances, Fisher and Apogent and their respective subsidiaries will not, nor will either company authorize or permit any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to, take any of the following actions:

•	solicit, initiate, encourage or take any other action that would be reasonably likely to facilitate, induce or encourage any inquiries with respect to, or the making, submission or announcement of, any “alternative transaction” proposal (as defined below);

•	participate in any discussions or negotiations regarding, furnish any information with respect to, otherwise cooperate in any way with or knowingly facilitate any effort or attempt to make or implement any, or any possible, alternative transaction proposal;

•	approve, endorse or recommend any alternative transaction; or

•	enter into any letter of intent, agreement or commitment (whether binding or not) contemplating or otherwise relating to any alternative transaction proposal.

      The merger agreement also provides that each party will promptly advise the other of the status and material terms and conditions of any alternative transaction proposal or any inquiry or request for information relating to any alternative transaction proposal and the identity of the person making such alternative transaction proposal. Each of Fisher and Apogent will also notify the other of any meeting of the board of directors of such party at which any alternative transaction proposal is reasonably expected to be considered.

      An “alternative transaction” includes, with respect to any party to the merger agreement, with certain exceptions, any liquidation or dissolution of such party or any transaction or series of related transactions with one or more third persons involving any one or more of the following:

•	any purchase from such party or acquisition (whether by way of a merger, share exchange, consolidation, business combination, consolidation or similar transaction) by any person or “group” of persons (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of such party or any of its subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any person or group of persons beneficially owning 10% or more of the total outstanding voting securities of such party or any of its subsidiaries;

•	any merger, consolidation, business combination or similar transaction involving such party or any of its subsidiaries; or

•	any sale, lease, exchange, transfer, license, acquisition or disposition of more than 10% of the assets of such party and its subsidiaries, taken as a whole.

      Each of Fisher and Apogent, in response to an unsolicited, bona fide written alternative transaction proposal that is determined in accordance with the merger agreement by such party’s board of directors to be, or is reasonably likely to be, a “superior proposal” (as defined below), may (a) furnish nonpublic information to the person proposing such superior proposal and (b) engage in discussions or negotiations with such person with respect to such superior proposal if all of the following conditions are met:

•	such party has given the other party prior written notice of its intentions to take such actions, the identity of the person making such superior proposal and the material terms and conditions of such superior proposal;

•	such party has not breached in any material way any of the provisions in the merger agreement prohibiting solicitation of competing bids;

•	such party’s board of directors has concluded in good faith, after consultation with its outside legal counsel, that the failure to take such actions is reasonably likely to result in a breach of its fiduciary obligations to its stockholders;

•	such party enters into confidentiality and standstill agreements with the person making such superior proposal; and

•	such party contemporaneously furnishes to the other party the nonpublic information furnished to the person making the superior proposal.

      In response to the receipt of an unsolicited, bona fide written alternative transaction proposal which is determined to be a superior proposal, the board of directors of the party receiving such proposal may withhold, withdraw, amend, qualify or modify its recommendation in favor of the merger or the issuance of Fisher common stock in the merger, as applicable, and, in the case of a tender or exchange offer made directly to stockholders, may recommend that the stockholders accept the tender or exchange offer if all of the following conditions are met:

•	the superior proposal has not been withdrawn and continues to be a superior proposal;

•	such party’s stockholders’ meeting has not occurred;

•	such party has provided to the other party three business days’ prior written notice stating (a) that it has received a superior proposal, (b) the material terms and conditions of the superior proposal and the identity of the person making the superior proposal, and (c) that it intends to change its recommendation regarding the merger or the issuance of Fisher common stock in the merger, as applicable;

•	such party has provided to the other party all materials and information made available to the person making the superior proposal;

•	if requested by the other party, such party has engaged in good faith negotiations to amend the merger agreement in such a manner that the alternative transaction proposal is no longer a superior proposal;

•	such party’s board of directors has determined in good faith, after consultation with its outside legal counsel, that, in light of such superior proposal, the failure to change its recommendation is reasonably likely to result in a breach of its fiduciary obligations to its stockholders; and

•	such party has complied with the applicable provisions of the merger agreement relating to a superior proposal and has not breached in any material respect any of the provisions in the merger agreement prohibiting solicitation of competing bids.

      A “superior proposal,” with respect to a party, means an unsolicited, bona fide written alternative transaction proposal made by a third person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination or acquisition transaction:

•	(a) all or substantially all of the assets of such party or (b) over 50% of the outstanding voting securities of such party and as a result of which the stockholders of such party immediately preceding such transaction would hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction,

•	on terms that such party’s board of directors has in good faith, taking into account (a) its consultation with its outside legal counsel and its financial advisor, (b) all terms and conditions of such alternative transaction proposal and the merger agreement (as it may be proposed to be amended) and (c) the relative impact of the transaction contemplated by such proposal and the merger agreement on the other persons whose interests the board of directors may consider under applicable laws, determined to be more favorable, from a financial point of view, to its stockholders and to be reasonably capable in feasibility and certainty of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such proposed alternative transaction (including conditions to consummation such as a financing condition).

Other Covenants and Agreements

      Expenses. Each company has agreed to pay its own fees and expenses incurred in connection with the merger and the merger agreement. Each company has agreed to pay 50% of any expenses incurred in connection with the filing, printing and mailing of the registration statement of which this joint proxy statement/ prospectus forms a part with the SEC and the filing of premerger notification and report forms under the HSR Act and any applicable antitrust, competition or similar laws of any foreign jurisdiction (including filing fees).

      Election to Fisher’s Board of Directors. On or prior to the effective time of the merger, Fisher will expand its board of directors to 10 members, of which six will be current directors of the Fisher board of directors and four will be designated by Apogent. The directors who will serve on the board of directors as of the effective time are expected to be Paul M. Montrone, Paul M. Meister, Charles A. Sanders, M.D., Michael D. Dingman, Scott M. Sperling and W. Clayton Stephens, who are currently directors of Fisher, and Frank H. Jellinek, Jr., Richard W. Vieser, Christopher L. Doerr and Simon B. Rich, who are currently directors of Apogent. Frank H. Jellinek, Jr. will serve as Chairman Emeritus.

      Other Covenants and Agreements. The merger agreement contains certain other covenants and agreements, including covenants relating to:

•	cooperation between Fisher and Apogent in the preparation of this joint proxy statement/prospectus;

•	timeliness in holding stockholders’ meetings to propose and approve the merger and the issuance of Fisher common stock in the merger and the recommendation of the parties’ boards of directors that stockholders vote in favor of the proposals;

•	the fulfillment of obligations under indemnification and insurance agreements in effect immediately prior to the effective time;

•	confidentiality and access by each party to certain information about the other party during the period prior to the effective time of the merger;

•	joint consultation between Fisher and Apogent with respect to any public statements regarding the merger;

•	cooperation between Fisher and Apogent to obtain (and to keep each other apprised of the status of) all governmental approvals and consents required to complete the merger;

•	waiver of the applicability of Apogent’s rights agreement to the merger and waiver by each party of state takeover statutes applicable to the merger;

•	cooperation between Fisher and Apogent in the preparation of all returns or other documents regarding any transfer taxes which become payable in connection with the merger; and

•	employee plans and benefits provided after the merger, as described in the section entitled “The Merger — Employee Plans and Benefits” beginning on page 46.

      In connection with the execution of the merger agreement, Apogent amended its rights agreement in order to exempt the merger agreement and the transactions contemplated by the merger agreement, including the merger, from the application of the rights agreement.

Representations and Warranties

      The merger agreement contains substantially reciprocal representations and warranties, many of which are qualified by materiality, made by each party to the other. The representations and warranties relate to, among other topics, the following:

•	organization, standing and corporate power, charter documents and ownership of subsidiaries;

•	capital structure;

•	corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement, approval of the merger agreement by the parties’ boards of directors and voting requirements to consummate the merger;

•	no conflicts of the merger agreement with organizational documents or material contracts;

•	filings with the SEC and other government entities;

•	financial statements;

•	absence of certain changes or events;

•	compliance with applicable laws and validity of permits;

•	labor and other employment matters, including benefit plans;

•	tax matters;

•	absence of undisclosed interested party transactions;

•	environmental matters;

•	intellectual property matters;

•	inapplicability of state takeover statutes and Apogent’s rights agreement;

•	brokers used in connection with the merger agreement;

•	opinions of financial advisors;

•	existence and enforceability of material contracts; and

•	ownership of real property.

      The merger agreement also contains certain representations and warranties of Fisher with respect to its direct, wholly-owned subsidiary, Fox Merger Corporation, including corporate organization and authorization, no prior business activities and capitalization.

Conditions to Completion of the Merger

      The obligations of Apogent and Fisher to complete the merger are subject to the satisfaction of the following conditions:

•	the approval of the merger and the merger agreement by Apogent stockholders;

•	the approval of the issuance of Fisher common stock in the merger by Fisher stockholders;

•	the termination or expiration of the applicable waiting periods under the HSR Act, the receipt of certain competition-related approvals by French, German or other government authorities, and, unless failure to obtain them would not, individually or in the aggregate, have a material adverse effect on Fisher and its subsidiaries, taken as a whole (after giving effect to the merger), all other governmental and regulatory consents, approvals and authorizations necessary for the merger;

•	the absence of any judgment, order, decree, statute, or other legal constraint prohibiting consummation of the merger;

•	the SEC having declared effective the registration statement of which this joint proxy statement/prospectus forms a part; and

•	the authorization for listing on the NYSE of the Fisher common stock issuable to Apogent stockholders in the merger.

      In addition, each of Apogent’s and Fisher’s obligation to effect the merger is subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the other party being true and correct as required by the merger agreement;

•	the other party having performed or complied with, in all material respects, all obligations required to be performed or complied with by it under the merger agreement at or prior to the date of closing;

•	the other party and its respective subsidiaries, taken as a whole, not having suffered from any change or effect that is reasonably expected to have a material adverse effect on such party, as defined in the merger agreement;

•	the receipt of an officer’s certificate executed by each of the other party’s Chief Executive Officer and Chief Financial Officer stating that the three preceding conditions have been satisfied; and

•	the receipt of an opinion of counsel to the effect that the merger will qualify as a “reorganization” under the Code.

      In addition, Fisher’s obligation to effect the merger is subject to the condition that no event has occurred to cause the rights under Apogent’s rights agreement, as amended, to become non-redeemable, exercisable, distributed or triggered.

Termination of the Merger Agreement

      Right to Terminate. The merger agreement may be terminated at any time prior to the effective time of the merger, under the following circumstances:

•	by mutual written consent of Fisher and Apogent, if the board of directors of each so determines;

•	by board-authorized written notice of Fisher or Apogent for any of the following reasons:

(1) if the merger has not been consummated by September 30, 2004;

(2)	if a governmental entity has issued a final and nonappealable order, decree or ruling or taken any other action or inaction having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

(3)	if the stockholders of Apogent have not approved the merger agreement or the stockholders of Fisher have not approved the issuance of Fisher common stock in the merger;

•	by Fisher upon a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of Apogent, or if any representation or warranty of Apogent shall become untrue, in either case such that the conditions set forth in the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 10 days after written notice thereof shall have been received by Apogent;

•	by Apogent upon a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of Fisher, or if any representation or warranty of Fisher shall become untrue, in either case such that the conditions set forth in the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 10 days after written notice thereof shall have been received by Fisher;

•	by Fisher, at any time prior to the approval of the merger by Apogent stockholders, if Apogent or its board of directors (or a committee thereof), for any reason, shall have:

(1)	failed to call or hold the Apogent stockholders’ meeting in accordance with the terms of the merger agreement;

(2)	failed to include in this joint proxy statement/ prospectus its recommendation that Apogent stockholders adopt and approve the merger agreement and the merger;

(3)	effected a change of recommendation;

(4)	failed to reconfirm its recommendation that stockholders of Apogent adopt and approve the merger agreement within 12 calendar days of receipt of a written request from Fisher to do so, provided, that Fisher shall not make such request unless previously (a) a person shall have made to Apogent or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any acquisition with respect to Apogent or (b) Fisher in good faith believes Apogent has not complied with certain of its obligations under the merger agreement;

(5)	approved or recommended any alternative transaction; or

(6)	failed, within 10 business days after any tender or exchange offer relating to Apogent common stock commenced by any third person is first published, sent or given, to have mailed to its security holders a statement disclosing that Apogent’s board of directors recommends rejection of such tender offer or exchange offer;

•	by Apogent, at any time prior to the approval of the issuance of Fisher common stock in the merger by Fisher stockholders, if Fisher or its board of directors (or any committee thereof), for any reason, shall have:

(1)	failed to call or hold the Fisher stockholders’ meeting in accordance with the terms of the merger agreement;

(2)	failed to include in this joint proxy statement/ prospectus its recommendation that Fisher stockholders adopt and approve the issuance of Fisher common stock in the merger;

(3)	effected a change of recommendation;

(4)	failed to reconfirm its recommendation in favor of the issuance of Fisher common stock in the merger within 12 calendar days of receipt of a written request from Apogent to do so, provided, that Apogent shall not make such request unless previously (a) a person shall have made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any acquisition with respect to Fisher or (b) Apogent in good faith believes Fisher has not complied with certain of its obligations under the merger agreement;

(5)	approved or recommended any alternative transaction; or

(6)	failed, within 10 business days after any tender or exchange offer relating to Fisher common stock commenced by any third person is first published, sent or given, to have mailed to its security holders a statement disclosing that Fisher’s board of directors recommends rejection of such tender offer or exchange offer;

•	by Fisher, at any time prior to the approval of the issuance of Fisher common stock in the merger by Fisher stockholders, if:

(1)	the board of directors of Fisher authorizes Fisher, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Fisher notifies Apogent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of its material terms and conditions) to such notice;

(2)	Apogent does not make, within two business days of receipt of Fisher’s written notification of its intention to enter into a binding agreement for a superior proposal, an offer that the board of directors of Fisher determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Fisher’s stockholders as the superior proposal, it being understood that Fisher may not enter into any such binding agreement during such two-day period; and

(3)	Fisher, at or prior to any termination pursuant to the paragraph above, pays to Apogent the termination fee of $75 million; or

•	by Apogent, at any time prior to the approval of the merger by Apogent stockholders, if:

(1)	the board of directors of Apogent authorizes Apogent, subject to complying with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Apogent notifies Fisher in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of its material terms and conditions) to such notice;

(2)	Fisher does not make, within two business days of receipt of Apogent’s written notification of its intention to enter into a binding agreement for an superior proposal, an offer that the board of directors of Apogent determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Apogent’s stockholders as the superior proposal, it being understood that Apogent may not enter into any such binding agreement during such two-day period; and

(3)	Apogent, at or prior to any termination pursuant to the paragraph above, pays to Fisher the termination fee of $75 million.

Termination Fee

      If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless the party is in willful or intentional breach of any representation, warranty, covenant or agreement contained in the merger agreement. The provisions of the merger agreement relating to the effects of termination, fees and expenses, termination payments, governing law, jurisdiction, waiver of jury trial and specific performance, as well as the confidentiality agreement entered into between Fisher and Apogent, will continue in effect notwithstanding termination of the merger agreement. Upon a termination, a party may become obligated to pay to the other party a termination fee, as described below:

      Apogent will be obligated to pay a termination fee of $75 million in immediately available funds if the merger agreement is terminated:

•	by Fisher or Apogent because (a) Apogent failed to obtain the approval of the merger by Apogent stockholders and (b) a third party bidder made to Apogent or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any “acquisition” (as defined below) with respect to Apogent and within 12 months following termination of the merger agreement, an acquisition of

Apogent is consummated by the third party bidder or Apogent enters into an agreement providing for an acquisition of Apogent by the third party bidder;

•	by Apogent because (a) the Apogent board of directors authorized Apogent, in compliance with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Apogent notified Fisher in writing that it intended to enter into such an agreement and (b) Fisher failed to make, within two business days of receipt of Apogent’s written notification of its intention to enter into a binding agreement for a superior proposal, an offer that the board of directors of Apogent determined, in good faith after consultation with a financial advisor of nationally recognized reputation, to have been at least as favorable to Apogent’s stockholders as the superior proposal;

•	by Fisher because (a) Apogent intentionally breached a representation, warranty, covenant or agreement under the merger agreement, in each case such that the closing conditions set forth in the merger agreement would not be satisfied as of the time of such breach and in any such case such breach is incapable of being cured or has not been cured in all material respects within 10 days after written notice and (b) a third party bidder made to Apogent or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any acquisition with respect to Apogent, and within 12 months following termination of the merger agreement an acquisition of Apogent is consummated by the third party bidder or Apogent enters into an agreement providing for an acquisition of Apogent by the third party bidder; or

•	by Fisher because (a) Apogent, its board of directors or any committee thereof, for any reason, (1) failed to call or hold its stockholders’ meeting to approve and adopt the merger agreement and the merger, (2) failed to include in this joint proxy statement/ prospectus its recommendation in favor of the merger, (3) effected a change of recommendation, (4) failed to reconfirm its recommendation in favor of the merger within 12 calendar days of receipt of a written request from Fisher to do so, (5) approved or recommended any alternative transaction or (6) failed, within 10 business days after any tender or exchange offer relating to Apogent common stock commenced by any third person has been first published, sent or given, to have sent to its security holders a statement disclosing that the board of directors of Apogent recommends rejection of such tender offer or exchange offer, and (b) in the case of (4) or (6) above, a third party bidder made to Apogent or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any acquisition with respect to Apogent and within 12 months following termination of the merger agreement, an acquisition of Apogent is consummated by the third party bidder or Apogent enters into an agreement providing for an acquisition of Apogent by the third party bidder.

      Fisher will be obligated to pay a termination fee of $75 million in immediately available funds if the merger agreement is terminated:

•	by Fisher or Apogent because (a) Fisher failed to obtain the approval of the issuance of Fisher common stock in the merger by Fisher stockholders and (b) a third party bidder made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any “acquisition” with respect to Fisher and within 12 months following termination of the merger agreement, an acquisition of Fisher is consummated by the third party bidder or Fisher enters into an agreement providing for an acquisition of Fisher by the third party bidder;

•	by Fisher because (a) the Fisher board of directors authorized Fisher, in compliance with the terms of the merger agreement, to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Fisher notified Apogent in writing that it intended to enter into such an agreement and (b) Apogent failed to make, within two business days of receipt of Fisher’s written notification of its intention to enter into a binding agreement for a superior proposal, an offer that the board of directors of Fisher determined, in good faith after consultation with a financial advisor of nationally recognized reputation, to have been at least as favorable to Fisher’s stockholders as the superior proposal;

•	by Apogent because (a) Fisher intentionally breached a representation, warranty, covenant or agreement under the merger agreement, in each case such that the closing conditions set forth in the merger agreement would not be satisfied as of the time of such breach and in any such case such breach is incapable of being cured or has not been cured in all material respects within 10 days after written notice and (b) a third party bidder made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any acquisition with respect to Fisher, and within 12 months following termination of the merger agreement an acquisition of Fisher is consummated by the third party bidder or Fisher enters into an agreement providing for an acquisition of Fisher by the third party bidder; or

•	by Apogent because (a) Fisher, its board of directors or any committee thereof, for any reason, (1) failed to call or hold its stockholders’ meeting to approve the issuance of Fisher common stock in the merger, (2) failed to include in this joint proxy statement/ prospectus its recommendation in favor of the issuance of Fisher common stock in the merger, (3) effected a change of recommendation, (4) failed to reconfirm its recommendation in favor of the issuance of Fisher common stock in the merger within 12 calendar days of receipt of a written request from Apogent to do so, (5) approved or recommended any alternative transaction or (6) failed, within 10 business days after any tender or exchange offer relating to Fisher common stock commenced by any third person has been first published, sent or given, to have sent to its security holders a statement disclosing that the board of directors of Fisher recommends rejection of such tender offer or exchange offer and (b) in the case of (4) or (6) above, a third party bidder made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any acquisition with respect to Fisher and within 12 months following termination of the merger agreement, an acquisition of Fisher is consummated by the third party bidder or Fisher enters into an agreement providing for an acquisition of Fisher by the third party bidder.

      An “acquisition” involving Fisher or Apogent means, with certain exceptions, any of the following:

•	a merger, consolidation, business combination, recapitalization, liquidation, dissolution or other similar transaction involving such party pursuant to which the party’s stockholders, hold less than 50% of the equity interests in the entity surviving the transaction or its parent;

•	a sale or disposition by such party of assets representing more than 30% of the aggregate fair market value of its consolidated assets; or

•	an acquisition by any person or group of persons of beneficial ownership or a right to acquire beneficial ownership of shares representing more than 30% of the voting power of such person’s then outstanding capital stock.

Amendments, Extensions and Waivers

      Amendment. The merger agreement may be amended by the parties at any time before or after the Apogent stockholders or the Fisher stockholders approve the merger or the issuance of Fisher common stock in the merger. However, after any such stockholder approval, there may not be, without further approval of Fisher stockholders and Apogent stockholders, any amendment of the merger agreement that changes the amount or the form of the consideration to be delivered to Apogent stockholders, or any amendment for which applicable laws expressly require further stockholder approval.

      Extension; Waiver. At any time prior to the effective time of the merger, with certain exceptions, any party may (a) extend the time for performance of any obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement or (c) waive compliance by another party with any of the agreements or conditions contained in the merger agreement.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma combined financial statements have been prepared to give effect to the combination of Fisher and Apogent accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” which is referred to as SFAS 141. The merger consideration has been allocated on a preliminary basis to assets acquired and liabilities assumed based on information that was available to management at the time these pro forma financial statements were prepared. The adjustments to the unaudited pro forma combined financial statements are subject to change pending a final analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

      The unaudited pro forma combined balance sheet as of March 31, 2004 combines the historical consolidated balance sheets of Fisher and Apogent as of that date and gives effect to the merger as if it had occurred on March 31, 2004. Estimates of acquisition liabilities relating to the integration of Apogent and Fisher operations are not reflected in the unaudited pro forma combined balance sheet as the integration plans have not been finalized.

      The unaudited pro forma combined statements of operations for the three months ended March 31, 2004, and the year ended December 31, 2003 gives pro forma effect to the merger as if the merger had occurred on the first day of the periods presented. The unaudited pro forma combined statement of operations for the three months ended March 31, 2004 combines the historical financial statements of Fisher and Apogent for the period and gives effect to the merger as if it occurred on the first day of the period presented. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical financial statements of Fisher for the year ended December 31, 2003 with the historical financial statements of Apogent for its fiscal year ended September 30, 2003, adjusted to include the three month period ended December 31, 2003 and exclude the three month period ended December 31, 2002. Potential cost savings from combining the operations have not been reflected in the unaudited pro forma combined statements of operations as there can be no assurance that any such cost savings will occur.

      The unaudited pro forma combined financial statements are based upon available information and upon certain estimates and assumptions that are believed to be reasonable. These estimates and assumptions are preliminary and have been made solely for the purposes of developing these pro forma combined financial statements. Unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of the combined company that would actually have been achieved had the transaction been completed for the period presented, or that may be obtained in the future. These unaudited pro forma combined financial statements are based upon the respective historical consolidated financial statements of Fisher and Apogent and notes thereto, which are incorporated into this joint proxy statement/ prospectus by reference. The pro forma financial information should be read in conjunction with the audited and unaudited historical financial statements of Fisher and Apogent and related notes thereto previously reported on Forms 10-K and Forms 10-Q. See “Where You Can Find More Information” beginning on page 118.

FISHER SCIENTIFIC INTERNATIONAL INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2004
(In millions)

	Fisher	Apogent
	As of	As of
	March 31,	March 31,	Pro Forma		Pro Forma
	2004	2004	Adjustments		Combined

ASSETS
Current Assets:
Cash and cash equivalents	$56.4	$43.8	$—		$100.2
Marketable securities, available for sale	—	12.7	—		12.7
Accounts receivable	490.3	185.8	(26.4	)(e)	649.7
Inventories	377.3	217.2	100.0	(a)	694.5
Other current assets	148.7	35.5	—		184.2

Total current assets	1,072.7	495.0	73.6		1,641.3
Property, plant and equipment	470.2	275.0	—		745.2
Goodwill	1,262.8	1,022.6	1,454.1	(a)	3,739.5
Intangible assets	287.6	182.6	511.4	(a)	981.6
Other assets	168.3	40.1	—		208.4

Total assets	$3,261.6	$2,015.3	$2,039.1		$7,316.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$9.2	$13.7	$—		$22.9
Accounts payable	414.9	48.1	(26.4	)(e)	436.6
Accrued and other current liabilities	280.3	123.0	45.0	(d)	448.3

Total current liabilities	704.4	184.8	18.6		907.8
Long-term debt	1,634.2	912.5	—		2,546.7
Other liabilities	295.6	177.4	—		473.0

Total liabilities	2,634.2	1,274.7	18.6		3,927.5

Stockholders’ equity:
Common stock	0.6	1.1	(0.6	)(b,c)	1.1
Capital in excess of par value	993.7	281.1	2,479.5	(b,c)	3,754.3
Retained earnings (accumulated deficit)	(391.9)	799.7	(799.7	)(c)	(391.9)
Accumulated other comprehensive income	28.2	16.4	(16.4	)(c)	28.2
Deferred compensation	—	(5.5)	5.5	(c)	—
Treasury stock, at cost	(3.2)	(352.2)	352.2	(c)	(3.2)

Total stockholders’ equity	627.4	740.6	2,020.5		3,388.5

Total liabilities and stockholders’ equity	$3,261.6	$2,015.3	$2,039.1		$7,316.0

See accompanying notes to unaudited pro forma combined financial statements.

FISHER SCIENTIFIC INTERNATIONAL INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2004
(In millions, except per share data)

	Historical

	Fisher	Apogent
	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,	Pro Forma		Pro Forma
	2004	2004	Adjustments		Combined

Sales	$1,011.0	$298.0	$(42.4	)(f)	$1,266.6
Cost of sales	735.2	155.7	(42.4	)(f)	848.5
Selling, general and administrative expense	207.5	79.8	3.1	(g)	290.4

Income from operations	68.3	62.5	(3.1)		127.7
Interest expense	22.0	7.0	—		29.0
Other expense, net	(0.7)	1.6	—		0.9

Income from continuing operations before income taxes	47.0	53.9	(3.1)		97.8
Income tax provision	12.4	19.8	(1.1	)(h)	31.1

Income from continuing operations	$34.6	$34.1	$(2.0)		$66.7

Income per common share from continuing operations:
Basic	$0.54	$0.39			$0.59

Diluted	$0.51	$0.38			$0.55

Weighted average common shares outstanding:
Basic	63.6	88.4			113.9

Diluted	68.2	90.6			120.5

See accompanying notes to unaudited pro forma combined financial statements.

FISHER SCIENTIFIC INTERNATIONAL INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003
(In millions, except per share data)

	Historical
				Apogent
	Fisher	Apogent		Twelve
	Year Ended	Year Ended		Months Ended
	December 31,	September 30,		December 31,	Pro Forma		Pro Forma
	2003	2003	(i)	2003	Adjustments		Combined

Sales	$3,564.4	$1,097.5	$20.8	$1,118.3	$(163.0	)(f)	$4,519.7
Cost of sales	2,624.9	579.0	15.1	594.1	(163.0	)(f)	3,056.0
Selling, general and administrative expense	680.9	284.4	7.5	291.9	12.3	(g)	985.1

Income from operations	258.6	234.1	(1.8)	232.3	(12.3)		478.6
Interest expense	84.8	46.2	(1.6)	44.6	—		129.4
Other expense, net	77.7	65.7	0.7	66.4	—		144.1

Income from continuing operations before income taxes	96.1	122.2	(0.9)	121.3	(12.3)		205.1
Income tax provision	17.7	39.8	(0.6)	39.2	(4.3	)(h)	52.6

Income from continuing operations	78.4	82.4	(0.3)	82.1	(8.0)		152.5

Income per common share from continuing operations:
Basic	$1.38	$0.82					$1.43

Diluted	$1.29	$0.81					$1.35

Weighted average common shares outstanding:
Basic	56.9	100.4					106.8

Diluted	60.6	101.2					112.7

See accompanying notes to unaudited pro forma combined financial statements.

NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1	— Basis of Presentation

      The unaudited pro forma combined financial statements presented include the reported results for Fisher as reported in its Form 10-Q for the three months ended March 31, 2004 and Form 10-K for the year ended December 31, 2003, as amended. The unaudited pro forma combined financial statements also include the reported results for Apogent as reported in its Form 10-K or Form 10-Q, as applicable, for the periods presented.

      On March 17, 2004, the companies announced that the board of directors of Fisher and Apogent unanimously approved a definitive merger agreement to combine the two companies. Under the terms of the merger agreement, Apogent stockholders will receive .56 shares of Fisher common stock for each share of Apogent common stock. The merger is subject to approval by the stockholders of both Fisher and Apogent, as well as customary regulatory approvals, and there can be no assurance that the transaction will be consummated.

      The unaudited pro forma combined balance sheet as of March 31, 2004 combines the historical consolidated balance sheet of Fisher and Apogent as of that date and gives effect to the merger as if it had occurred on March 31, 2004.

      The unaudited pro forma combined statement of operations for the three months ended March 31, 2004 gives pro forma effect to the merger as if it occurred on the first day of the period presented, and combines the historical financial statements of Fisher and Apogent for the period. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 gives pro forma effect to the merger as if the merger had occurred on the first day of the period presented. The unaudited pro forma combined statement of operations for the year ended December 31, 2003 combines the historical financial statements of Fisher for the year ended December 31, 2003 with the historical financial statements of Apogent for its fiscal year ended September 30, 2003, adjusted to include the three-month period ended December 31, 2003 and exclude the three-month period ended December 31, 2002.

      The unaudited pro forma combined financial statements presented include certain pro forma adjustments as discussed in Note 2 — Unaudited Pro Forma Adjustments. The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations or financial position of the combined company that would actually have been achieved had the transaction been completed for the period presented, or that may be obtained in the future. The unaudited pro forma financial information should be read in conjunction with the audited and unaudited historical financial statements of Fisher and Apogent referred to above.

NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

Note 2	— Unaudited Pro Forma Adjustments

Unaudited Pro Forma Combined Balance Sheet

(a)	Represents the purchase by Fisher of the outstanding shares of Apogent common stock and the initial allocation of the consideration paid. The allocation of purchase price in accordance with SFAS 141 has been made based upon management estimates and third party valuations that have not been finalized. Accordingly, the allocation of purchase price is preliminary and revisions may be made:

Aggregate value of stock consideration(1)	$2,632.5
Value of Apogent stock options to be assumed by Fisher(2)	128.6
Other consideration and costs(3)	45.0

Aggregate consideration	2,806.1
Book value of net tangible assets acquired	740.6
Indefinite-lived intangible assets acquired(4)	360.0
Amortizable intangible assets acquired(5)	151.4
Inventories(6)	100.0

Allocation of excess purchase price over identifiable net assets acquired (goodwill)	$1,454.1

(1)	Represents the value of 50.3 million shares of Fisher common stock, $0.01 par value, issuable for the acquisition of the approximately 89.8 million shares of Apogent common stock assumed to be outstanding on May 14, 2004. The price per share of Fisher stock of $52.32 was based upon the closing price on March 16, 2004.

(2)	Represents the estimated fair value, based upon a Black-Scholes valuation, of Fisher’s stock options issuable for the conversion of approximately 11.9 million of Apogent stock options assumed to be outstanding on May 14, 2004. The estimated fair value was calculated using a price of $52.32 for the Fisher common stock.

(3)	Represents the estimated amount to be paid for transaction costs incurred as a direct result of the merger.

(4)	Represents the allocation of consideration for the estimated fair value for indefinite-lived intangible assets.

(5)	Represents the allocation of consideration in excess of book value for the estimated fair value for identified amortizable intangible assets.

(6)	Represents the allocation of consideration in excess of book value for the fair value of inventories.

(b)	Represents the value of 50.3 million shares of Fisher common stock, $0.01 par value, issuable for the acquisition of the approximately 89.8 million shares of Apogent common stock assumed to be outstanding on May 14, 2004. The price per share of Fisher stock of $52.32 was based upon the closing price on March 16, 2004.

(c)	Represents the elimination of Apogent common stock, capital in excess of par value, retained earnings, treasury stock and accumulated other comprehensive income.

(d)	Represents the estimated amount to be paid for transaction costs incurred as a direct result of the merger.

(e)	Represents an adjustment to eliminate accounts receivable and accounts payable between Fisher and Apogent at March 31, 2004.

NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

Unaudited Pro Forma Combined Statement of Operations

(f)	Represents the elimination of sales and cost of sales for transactions between Fisher and Apogent for the periods presented, and assumes all inventories have been sold by Fisher.

(g)	Represents an adjustment to amortize identifiable intangible assets with finite useful lives over a weighted-average period of 12 years. Goodwill and intangible assets with indefinite lives related to this transaction have been accounted for in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” which is referred to as SFAS 142. SFAS 142 provides for the nonamortization of goodwill and indefinite lived intangible assets. Accordingly, the unaudited pro forma adjustments do not include amortization of goodwill and indefinite lived intangible assets.

(h)	Represents an adjustment to tax effect the pro forma adjustments at an assumed tax rate of 35%.

(i)	Represents an adjustment to modify Apogent’s fiscal year end of September 30, 2003 to a calendar year end of December 31, 2003. The adjustment includes the three-month period ended December 31, 2003 and excludes the three-month period ended December 31, 2002 as reported in Apogent’s Form 10-Q for the periods presented.

	Three Months Ended
	December 31,

	2003	2002

Sales	$278.6	$257.8	$20.8
Cost of sales	148.1	133.0	15.1
Selling, general and administrative expense	76.1	68.6	7.5

Income from operations	54.4	56.2	(1.8)
Interest expense	8.8	10.4	(1.6)
Other expense, net	1.1	0.4	0.7

Income from continuing operations before income taxes	44.5	45.4	(0.9)
Income tax provision	16.0	16.6	(0.6)

Income from continuing operations	28.5	28.8	(0.3)

Note 3	— Unaudited Pro Forma Income Per Share From Continuing Operations

      Unaudited pro forma income per common share from continuing operations is computed in accordance with Statement of Financial Accounting Standards No. 128, “Earnings Per Share.” Unaudited pro forma basic income per share from continuing operations is computed by dividing pro forma income from continuing operations by the assumed weighted average number of shares of common stock outstanding as if the merger occurred on the first day of the period presented. Unaudited pro forma diluted income per share from continuing operations is computed by dividing pro forma income from continuing operations by the assumed weighted average number of shares of common stock outstanding as if the merger occurred on the first day of the period presented, including assumed potential common shares from conversion of stock options using the treasury stock method, if dilutive.

NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

      The following table sets forth unaudited pro forma basic and diluted income per share from continuing operations computational data for the periods presented (in millions, except per share amounts):

		Pro Forma
	Pro Forma	Year Ended
	Three Months Ended	December 31,
	March 31, 2004	2003

Unaudited pro forma income from continuing operations	$66.7	$152.5

Weighted average shares of common stock outstanding used in the computation of basic earnings per share	113.9	106.8
Common stock equivalents	6.6	5.9

Shares used in the computation of diluted earnings per share	$120.5	$112.7

Unaudited pro forma basic income per share from continuing operations	$0.59	$1.43

Unaudited pro forma diluted income per share from continuing operations	$0.55	$1.35

      The unaudited pro forma diluted net income per common share from continuing operations does not give effect to 11.3 million shares of Fisher common stock, which would be issuable if Apogent’s convertible debt securities are converted.

      The unaudited pro forma basic and diluted income per share from continuing operations does not purport to be indicative of the combined company’s basic and diluted earnings per share that would have been achieved had the transaction been completed for the period presented, or that may be obtained in the future.

FISHER

      Fisher Scientific International Inc. is a leading provider of products and services to the global scientific research and U.S. clinical laboratory markets. Fisher’s customers include pharmaceutical and biotechnology companies, colleges and universities, medical research institutions, hospitals and reference laboratories and quality control, process control and research and development laboratories. Fisher offers more than 600,000 products and services to over 350,000 customers located in approximately 145 countries.

      Fisher offers both proprietary products and products that it sources from more than 6,000 vendors. Fisher’s proprietary products consist of Fisher branded products and products for which it serves as an exclusive distributor. Currently, approximately 50% of Fisher’s revenues is generated from the sale of higher margin proprietary products. It is anticipated that, as a result of the merger, this percentage will increase to approximately 60% of 2004 revenues. Currently, Fisher generates approximately 80% of its revenues from the sale of consumable products. Fisher delivers its goods and provides its services to its customers on a worldwide basis through an integrated global logistics network.

      Fisher reports financial results on the basis of the following three reportable segments: scientific products and services, healthcare products and services, and laboratory workstations.

Scientific Products and Services

      Sales in the scientific products and services segment represent approximately 70% of Fisher’s total sales. The scientific products and services segment provides products and services to entities conducting scientific research, including quality control and basic research and development, drug discovery and drug development. This segment manufactures and distributes a broad range of biochemicals and bioreagents, custom peptides and peptide libraries, organic and inorganic chemicals, sera, cell culture media, sterile liquid-handling systems, scientific instruments and equipment, safety products and other consumable products and supplies. Additionally, this segment provides services to pharmaceutical and biotechnology companies engaged in clinical trials, including specialized packaging, over-encapsulation, labeling and distribution for phase III and phase IV clinical trials, as well as combinatorial chemistry, custom-chemical synthesis, supply-chain management and a number of other services.

      The businesses in this segment primarily serve pharmaceutical and biotechnology companies, colleges and universities, medical research institutions and quality control, process control and research and development laboratories.

Healthcare Products and Services

      Sales in the healthcare products and services segment represent approximately 25% of Fisher’s total sales. The healthcare products and services segment manufactures and distributes a wide array of diagnostic kits and reagents, consumable supplies, equipment, instruments and medical devices to hospitals and group-purchasing organizations, clinical laboratories, reference laboratories and physicians’ offices located in the U.S., as well as ear, nose and throat products outside the U.S. This segment also provides outsourced manufacturing services for diagnostic reagents, calibrators and controls to the healthcare and pharmaceutical industries. This segment primarily serves customers in the United States.

Laboratory Workstations

      Sales in the laboratory workstations segment represent approximately 5% of total sales. The laboratory workstations segment primarily manufactures and sells laboratory workstations and fume hoods for laboratories. This segment serves pharmaceutical and biotechnology customers, medical research institutions, colleges, universities and secondary schools, and hospitals and reference laboratories. This segment also provides laboratory design services.

      As of December 31, 2003 and 2002, Fisher had approximately 10,200 and 9,100 full-time employees, respectively. Of these employees, approximately 7,600 and 6,600, respectively, were located in the United States in 2003 and 2002. Fisher is a party to several collective-bargaining agreements that include certain of its laboratory workstation segment manufacturing employees, certain of its chemical manufacturing employees located in the United States and certain manufacturing employees located in Mexico.

      This joint proxy statement/ prospectus incorporates important business and financial information about Fisher from other documents that are not included in or delivered with this joint proxy statement/ prospectus. For a listing of the documents incorporated by reference in this joint proxy statement/ prospectus, see the section entitled “Where You Can Find More Information” beginning on page 118.

APOGENT

      Apogent Technologies Inc. is a leading developer and manufacturer of products for the clinical and research industries. Apogent is organized into two business segments, the Research Group and the Clinical Group, to serve its customers in these industries.

      Apogent’s subsidiaries manufacture most of the products Apogent sells. Apogent has approximately 7,400 employees in over 120 facilities worldwide. Its customers include distributors, pharmaceutical and biotechnology companies, clinical, academic, research and industrial laboratories, original equipment manufacturers and others. Approximately 70% of Apogent’s consolidated net sales for the twelve months ended March 31, 2004 was generated from sales transactions with customers within the U.S., and the remainder was generated internationally, mostly from Europe.

      The end-users of Apogent’s products include scientists and lab technicians in the fields of life science research, clinical diagnostics, and basic scientific research. These individuals typically work at pharmaceutical companies, other types of manufacturing companies, hospitals, scientific research organizations, academic and government institutions and clinical reference laboratories.

Research Group

      Apogent’s Research Group manufactures, distributes and sells products primarily to the research and clinical life sciences industries. Applications of these products include general everyday laboratory uses as well as genetic research, protein research, high-throughput screening for drug discovery, cell culture, filtration and other liquid handling. In addition, this segment manufactures, distributes and sells basic laboratory equipment used by medical, pharmaceutical and scientific laboratories. Research Group products include reusable plastic and glass products; disposable plastic and glass products; products for critical packaging applications; environmental and safety containers; liquid handling automation products; glass liquid sample vials and seals used in various applications; heating, cooling, shaking, stirring, mixing and temperature control instruments; and water purification systems.

      In addition, Apogent participates as a minority owner of a sales and marketing joint venture with Kimble Glass, Inc. that, through Nalge Nunc International’s marketing and sales efforts, markets and sells Kimble/ Kontes reusable, disposable and specialty glassware for the laboratory.

      The Research Group business segment accounted for approximately 54% of Apogent’s consolidated net sales for the twelve months ended March 31, 2004, approximately 53% of its consolidated net sales in fiscal 2003, and approximately 54% of its consolidated net sales in fiscal 2002 and 2001.

Clinical Group

      Apogent’s Clinical Group manufactures and sells products primarily to clinical and commercial laboratories and to scientific research and industrial customers. These products are used in a number of in vitro (out of body) diagnostic applications, including specimen collection, specimen transportation, drug testing, therapeutic drug monitoring and infectious disease detection. Other applications include human tissue research and human cell research, with an emphasis on cancer applications. Clinical Group products include microscope slides, cover glass, and glass tubes and vials; stains and reagents; instrumentation for human tissue and cell research; diagnostic test kits; sample vials used in diagnostic testing; culture media; diagnostic reagents; and other products used in detecting and/or monitoring the existence of infectious diseases and conditions, therapeutic drugs and drugs of abuse.

      The Clinical Group accounted for approximately 46% of Apogent’s consolidated net sales for the twelve months ended March 31, 2004, approximately 47% of its consolidated net sales in fiscal 2003, and approximately 46% of its consolidated net sales in fiscal 2002 and 2001.

      This joint proxy statement/ prospectus incorporates important business and financial information about Apogent from other documents that are not included in or delivered with this joint proxy statement/ prospectus. For a listing of the documents incorporated by reference in this joint proxy statement/ prospectus, see the section entitled “Where You Can Find More Information” beginning on page 118.

THE FISHER ANNUAL MEETING

Date, Time and Place

      The annual meeting of Fisher stockholders will be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware on June 28, 2004 at 10:00 a.m., local time.

Purpose of the Fisher Annual Meeting

      At the Fisher annual meeting, stockholders will be asked to:

1.	approve the issuance of Fisher common stock in the merger;

2.	elect two directors, each for a term of three years expiring in 2007;

3.	ratify the appointment of Deloitte & Touche LLP as Fisher’s independent auditors for the current fiscal year;

4.	vote upon an adjournment of the Fisher annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposals; and

5.	transact any other business that may properly be brought before the Fisher annual meeting or any adjournments or postponements thereof.

Fisher Record Date; Stock Entitled to Vote

      Only Fisher stockholders of record at the close of business on May 14, 2004, the Fisher record date for the Fisher annual meeting, will be entitled to notice of, and to vote at, the Fisher annual meeting or any adjournments or postponements thereof.

      On the Fisher record date, there were a total of 64,176,378 shares of Fisher common stock outstanding and entitled to vote at the Fisher annual meeting. Fisher stockholders will have one vote for each share of Fisher common stock that they owned on the Fisher record date, exercisable in person or through the Internet or by telephone or by properly executed and delivered proxy with respect to the Fisher annual meeting.

Quorum

      The holders of shares having a majority of the voting power of the common stock of Fisher issued and outstanding and entitled to vote thereat must be present or represented by proxy to constitute a quorum for the transaction of business at the annual meeting. All shares of Fisher common stock represented at the Fisher annual meeting, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters for consideration at the Fisher annual meeting.

Required Vote

Required Vote for Proposal 1

      The issuance of Fisher common stock to Apogent stockholders, which is necessary to effect the merger, requires approval by a majority of votes cast on the proposal, provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon.

Required Vote for Proposal 2

      Directors will be elected by a plurality of the votes cast in the election of directors at the Fisher annual meeting.

Required Vote for Proposals 3 and 4

      The affirmative vote of a majority of the votes cast at the Fisher annual meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon is required (a) to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Fisher for the current fiscal year; and (b) to approve the proposal to adjourn the annual meeting, if necessary, for the purpose of soliciting additional proxies.

Abstentions

      If you are a Fisher stockholder and vote to abstain, it will have no effect on the proposal to approve the issuance of shares of Fisher common stock in the merger (provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon), and it will have no effect on any of the other proposals being voted upon by Fisher stockholders at the Fisher annual meeting.

Voting by Fisher Directors and Executive Officers

      On May 14, 2004, directors and executive officers of Fisher and their affiliates owned and were entitled to vote 1,952,257 shares of Fisher common stock, or approximately 3.04% of the shares of Fisher common stock outstanding on that date.

Voting of Proxies

      A proxy card is enclosed for your use. Fisher requests that you sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Fisher common stock represented by it will be voted at the Fisher annual meeting or any adjournment thereof in accordance with the instructions contained in the proxy.

      If a proxy is returned without an indication as to how the shares of Fisher common stock represented are to be voted with regard to a particular proposal, the Fisher common stock represented by the proxy will be voted in favor of each such proposal. A proxy may confer discretionary authority to vote with respect to any matter presented at the Fisher annual meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies Fisher not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed. At the date hereof, management has no knowledge of any business that will be presented for consideration at the annual meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

      Your vote is important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Fisher annual meeting in person.

Shares Held in Street Name

      If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank or broker. Please note that you may not vote shares held in street name by returning a proxy card directly to Fisher or by voting in person at the Fisher annual meeting unless you provide a “legal proxy,” which you must obtain from your bank or broker. Further, brokers who hold shares of Fisher common stock on behalf of their customers may not give a proxy to Fisher to vote those shares without specific instructions from their customers, with regard to Proposals 1 and 4.

      If you are a Fisher stockholder and you do not instruct your broker on how to vote your shares:

•	your broker may vote your shares without your instruction on (a) the election of Fisher directors and (b) the proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of Fisher for the current fiscal year; and

•	your broker may not vote your shares on (a) the proposal to approve the issuance of shares of Fisher common stock in the merger and (b) the proposal to adjourn the Fisher annual meeting, if necessary, to solicit additional proxies. Broker non-votes will have no effect on the proposal to approve the issuance of shares of Fisher common stock in the merger, or on the proposal to adjourn the Fisher annual meeting, if necessary, to solicit additional proxies.

Revocability of Proxies

      You have the power to revoke your proxy at any time before your proxy is voted at the Fisher annual meeting. You can revoke your proxy in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date; or

•	if you are a holder of record, you can attend the Fisher annual meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

      If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to Fisher’s Secretary at One Liberty Lane, Hampton, New Hampshire 03842, no later than the beginning of the Fisher annual meeting.

Solicitation of Proxies

      In accordance with the merger agreement, the cost of proxy solicitation for the Fisher annual meeting will be borne by Fisher, except that Apogent and Fisher will share equally all expenses incurred in connection with the filing of the registration statement of which this joint proxy statement/ prospectus forms a part with the SEC and the printing and mailing of this joint proxy statement/ prospectus. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Fisher, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Fisher will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on May 14, 2004 and will provide customary reimbursement to such firms for the cost of forwarding these materials. Fisher and Apogent have retained Innisfree M&A Incorporated to assist in their solicitation of proxies and have agreed to pay them approximately $50,000, plus reasonable expenses, for these services.

PROPOSAL 1.

THE ISSUANCE OF FISHER COMMON STOCK

      It is a condition to completion of the merger that the shares of Fisher common stock issued to Apogent stockholders in the merger be approved for listing on the NYSE, subject to official notice of issuance. Pursuant to the NYSE Listed Company Manual, as a prerequisite to listing approval, a company is required to obtain stockholder approval prior to the issuance of common stock if the common stock issued in the aggregate has voting power equal to or in excess of 20% of the voting power outstanding before such issuance of common stock. If the merger is completed, Fisher will issue approximately 50.3 million shares of Fisher common stock in the merger. Therefore, under the NYSE Listed Company Manual, Fisher must obtain the approval of Fisher stockholders for the issuance of shares of Fisher common stock in the merger.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1.

      Fisher is asking you to approve the issuance of Fisher common stock to Apogent stockholders in the merger. The issuance of Fisher common stock to Apogent stockholders, which is necessary to effect the merger, requires approval by a majority of votes cast on the proposal, provided that the total vote cast represents over 50% in interest of all securities entitled to vote thereon.

PROPOSAL 2.

ELECTION OF DIRECTORS

      Two directors are to be elected at the Fisher annual meeting. The board of directors of Fisher consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Michael D. Dingman, Anthony J. DiNovi, Charles A. Sanders, M.D., Scott M. Sperling and W. Clayton Stephens. Each of Messrs. Montrone, Meister and Dingman became members of the board of directors in September 1991; Messrs. DiNovi and Sperling became members of the board of directors in January 1998; Mr. Stephens became a member of the board of directors in November 2002; and Dr. Sanders became a member of the board of directors in May 2003.

      The Restated Certificate of Incorporation of Fisher, as amended through June 6, 2001, which is referred to as the certificate of incorporation, and the bylaws of Fisher provide that the board of directors shall be divided into three classes and shall consist of not less than three nor more than 15 members. Upon recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated for election as directors at the Fisher annual meeting Mr. Dingman and Dr. Sanders, each of whom is currently a director whose term expires at the annual meeting. If elected, the nominees will serve for a three-year term expiring in 2007. Management does not contemplate that the nominees will be unable to stand for election at the annual meeting, but in that event, in place of such nominee, proxies solicited hereby will be voted for the election of such other person as may be recommended by the board of directors upon recommendation of the Nominating and Corporate Governance Committee.

      The affirmative vote of a plurality of the votes cast is required to elect a director.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

      Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.

Nominees For Election as Directors

      Michael D. Dingman, 72, for a term expiring in 2007. Mr. Dingman has been President of Shipston Group Ltd. (international investments) since prior to 1999. Mr. Dingman was Chairman of the Board of Fisher from 1991 to 1998.

      Charles A. Sanders, M.D., 72, for a term expiring in 2007. Dr. Sanders has served as Chairman of the Foundation for National Institutes of Health since its founding in 1996. Dr. Sanders served as Chief Executive Officer of Glaxo Inc. from 1989 to 1994 and was Chairman of the Board from 1992 to 1995. Dr. Sanders is a director of BioPure Corp., Cephalon Inc., Genentech Inc., Trimeris Inc. and Vertex Pharmaceuticals.

Incumbent Directors

      Paul M. Montrone, 62, term expires in 2006. Mr. Montrone has served Fisher as an executive officer and director since 1991. Mr. Montrone has been Chairman of the Board of Fisher since March 1998 and the Chief Executive Officer of Fisher since 1991. Mr. Montrone served as President and a director from 1991 to 1998.

      Anthony J. DiNovi, 41, term expires in 2006. Mr. DiNovi has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since prior to 1999. Mr. DiNovi currently serves as a Managing Director of Thomas H. Lee Partners, L.P. Mr. DiNovi is a director of American Media Operations, Inc.; Endurance Specialty Holdings Ltd.; Eye Care Centers of America, Inc.; Fairpoint Communications, Inc.; Michael Foods Inc.; National Waterworks, Inc.; US LEC Corp.; and Vertis, Inc. Mr. DiNovi will resign from the Fisher board of directors following the merger.

      Scott M. Sperling, 45, term expires in 2006. Mr. Sperling has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since prior to 1999. Mr. Sperling currently serves as a Managing Director of Thomas H. Lee Partners, L.P. Mr. Sperling is a director of Houghton Mifflin Co., Live Wire Systems, LLC, Vertis, Inc. and Wyndham International.

      Paul M. Meister, 51, term expires in 2005. Mr. Meister has served Fisher as an executive officer since 1991 and a director since 1998. Mr. Meister has been Vice Chairman of the Board since March 2001. Mr. Meister served as Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Fisher from March 1998 to February 2001 and was Senior Vice President and Chief Financial Officer of Fisher from 1991 to March 1998. Mr. Meister is a director of LKQ Corporation, M & F Worldwide Corp. and National Waterworks, Inc.

      W. Clayton Stephens, 60, term expires in 2005. Mr. Stephens founded Warren Capital Corporation in 1984 and has served as a director and President of the firm since that time. Mr. Stephens is a member of the Advisory Board of Sonoma National Bank.

PROPOSAL 3.

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS

FISHER’S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR

      Upon recommendation of the Audit Committee of the board of directors, the board of directors appointed Deloitte & Touche LLP as Fisher’s independent auditors for the current fiscal year and hereby recommends that the stockholders ratify such appointment. Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Fisher annual meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon is required to approve Proposal 3. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP.

      The Fisher board of directors may terminate the appointment of Deloitte & Touche LLP as Fisher’s independent auditors without the approval of the Fisher stockholders whenever the Fisher board of directors deems such termination necessary or appropriate.

Audit Fees

      The aggregate fees billed to Fisher for the fiscal years ended December 31, 2003 and 2002 by Fisher’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which includes Deloitte Consulting, are as follows:

	2003	2002

Audit Fees(a)	$4,154,144	$2,431,033
Audit-Related Fees(b)	159,647	457,063

Total Audit Fees and Audit-Related Fees	4,313,791	2,888,096
Tax Fees(c)	1,699,251	750,706
All Other Fees(d)	5,470	0

Total Fees	$6,018,512	$3,638,802

(a)	Includes fees for U.S. GAAP audit procedures, statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

(b)	Includes fees for employee benefit plan audits, accounting consultations, due diligence services and other attest services.

(c)	Includes fees for tax consulting and compliance services.

(d)	Fees associated with a request for files.

      In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to Fisher. The Audit Committee has established procedures for this pre-approval process and for the approval of any compensation payable by Fisher for any approved audit or non-audit services. The Audit Committee provided its prior approval to all non-audit related services reflected in the above table. The Audit Committee has considered whether the provision of financial information systems design and implementation services and other services is compatible with maintaining the independent auditors’ independence.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 3.

      Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

PROPOSAL 4.

POSSIBLE ADJOURNMENT OF THE FISHER ANNUAL MEETING

      If Fisher fails to receive a sufficient number of votes to approve any of Proposals 1 through 3, Fisher may propose to adjourn the Fisher annual meeting for a period of not more than 60 days for the purpose of soliciting additional proxies to approve any proposal that fails to receive a sufficient number of votes. Proxies initially cast in favor of a proposal will be voted in favor of such proposal at the Fisher annual meeting subsequently convened within 60 days of the Fisher annual meeting so adjourned or postponed unless those proxies are revoked as described under “The Fisher Annual Meeting — Voting of Proxies.” Fisher does not intend currently to propose adjournment of the Fisher annual meeting if it has sufficient votes to approve Proposals 1 through 3.

      Approval of the proposal to adjourn the Fisher annual meeting for the purpose of soliciting additional proxies requires (assuming a quorum is present) the affirmative vote of a majority of the votes cast at the Fisher annual meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of May 14, 2004 certain information concerning each person believed to be a beneficial owner of more than 5% of Fisher common stock and the beneficial ownership of Fisher common stock of each nominee, director, named executive officer and all directors and executive officers as a group.

	Shares of		Percent of
Name of Beneficial Owner	Common Stock		Common Stock

FMR Corp.	9,641,286	(1)	15.02%
Delaware Management Holdings	4,324,654	(1)	6.74%
Massachusetts Financial Services Company	4,117,638	(1)	6.42%
Paul M. Montrone	3,626,583	(2)	5.43%
Paul M. Meister	2,109,398	(3)	3.21%
David T. Della Penta	682,712	(4)	1.06%
Kevin P. Clark	421,871	(5)	*
Todd M. DuChene	196,664	(6)	*
Scott M. Sperling	23,843	(7)	*
Anthony J. DiNovi	10,000	(8)	*
W. Clayton Stephens	3,333	(9)	*
Michael D. Dingman	3,333	(9)	*
Charles A. Sanders	3,333	(9)	*
All directors and executive officers as a group (10 individuals)	7,081,070	(10)	10.22%

*	Less than 1%

(1)	The information presented is based on ownership reports filed with the SEC. The mailing address of FMR Corp. is: 82 Devonshire Street, Boston, MA 02109. The mailing address of Delaware Management Holdings is: 2005 Market Street, Philadelphia, PA 19103. The mailing address of Massachusetts Financial Services Company is: 500 Boylston Street, Boston, MA 02116.

(2)	The amount shown includes 2,556,944 shares issuable upon exercise of options within 60 days of May 14, 2004, 275,000 shares owned directly by Mr. Montrone, 362,500 shares which are held in the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust (the “Savings Trust”), 294,243 shares which are held in a rabbi trust established under an agreement dated January 21, 1998 (the “Rabbi Trust”) and 137,896 shares held in a rabbi trust established under an agreement dated as of March 30, 2001 (“Rabbi Trust II”). The address for Mr. Montrone is c/o Fisher, One Liberty Lane, Hampton, NH 03842.

(3)	The amount shown includes 1,442,292 shares issuable upon exercise of options within 60 days of May 14, 2004, 175,000 shares owned directly by Mr. Meister, 271,500 shares which are held in the Savings Trust, 163,149 shares which are held in the Rabbi Trust and 57,457 shares held in Rabbi Trust II. The address for Mr. Meister is c/o Fisher, One Liberty Lane, Hampton, NH 03842.

(4)	The amount shown includes 533,325 shares issuable upon exercise of options within 60 days of May 14, 2004 and 149,387 shares held in Rabbi Trust II. The address for Mr. Della Penta is c/o Fisher, One Liberty Lane, Hampton, NH 03842.

(5)	The amount shown includes 389,589 shares issuable upon exercise of options within 60 days of May 14, 2004, 7,785 shares held directly by Mr. Clark, 3,812 shares held in the Rabbi Trust and 20,685 shares held in Rabbi Trust II. The address for Mr. Clark is c/o Fisher, One Liberty Lane, Hampton, NH 03842.

(6)	The amount shown reflects 196,664 shares issuable upon exercise of options within 60 days of May 14, 2004. The address for Mr. DuChene is c/o Fisher, One Liberty Lane, Hampton, NH 03842.

(7)	The amount shown reflects 23,843 shares owned by Mr. Sperling directly. The address for Mr. Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, MA 02109.

(8)	The amount shown reflects 10,000 shares owned by Mr. DiNovi directly. The address for Mr. DiNovi is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, MA 02109.

(9)	The amount shown reflects 3,333 shares issuable upon exercise of options within 60 days of May 14, 2004. The address for Messrs. Stephens, Dingman and Sanders is c/o Fisher, One Liberty Lane, Hampton, NH 03842.

(10)	The amount shown includes 5,128,813 shares issuable upon exercise of options within 60 days of May 14, 2004, 491,628 shares held directly, 634,000 shares held indirectly, 461,204 shares held in the Rabbi Trust and 365,425 shares held in Rabbi Trust II.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Fisher’s directors and executive officers, and persons who own more than 10% of a registered class of Fisher’s equity securities, collectively referred to as Section 16 reporting persons, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Fisher as well as stock option grants, exercises and repricings and derivative securities transactions. Section 16 reporting persons are required by SEC regulations to furnish Fisher with copies of all Section 16(a) forms they file. All such Section 16(a) forms may be accessed via a link from Fisher’s website: www.fisherscientific.com.

      To Fisher’s knowledge, based solely on a review of the copies of such reports furnished to Fisher and on written representations that no other reports were required, during the fiscal year ended December 31, 2003, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them, except that the following Section 16 reporting persons had late filings: Thomas H. Lee Equity Fund III, L.P. (one late filing, reporting one transaction), David V. Harkins (one late filing, reporting two transactions), Anthony J. DiNovi (one late filing, reporting two transactions) and Scott M. Sperling (two late filings, reporting three transactions).

BOARD OF DIRECTORS, COMMITTEE MEETINGS AND EXECUTIVE SESSIONS

      The board of directors met six times during 2003. Each of the members of the board of directors attended at least 75% of the meetings of the board of directors and committees of the board of directors on which he served. The board of directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During 2003, the Audit Committee met seven times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met one time. All members of the committees of the board of directors and a majority of the board of directors are independent within the meaning of the currently effective NYSE rules. The board of directors has affirmatively determined that none of Messrs. Dingman, DiNovi, Sanders, Sperling and Stephens has any material relationship with Fisher, either directly or as partner, stockholder or officer of an organization that has a relationship with Fisher. The board of directors does not consider the transactions described below under “Certain Relationships and Related Transactions” to constitute material relationships with regard to Messrs. DiNovi and Sperling because these transactions are not material, and historical payments from Fisher to Thomas H. Lee Partners, L.P. represented less than 2% of such firm’s revenues in each year in which they were made and the shares of each of Messrs. DiNovi and Sperling in any profits resulting from such payments were insignificant.

      Audit Committee. The Audit Committee of the board of directors consists of Messrs. Stephens, DiNovi and Dr. Sanders, with Mr. Stephens serving as Chairman. Each member of the Audit Committee is “independent” within the meaning of the currently effective NYSE rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and, as a result, has no relationship with Fisher that may interfere with the exercise of his independence from Fisher and Fisher’s management.

      On March 4, 2003, the board of directors adopted a new charter for the Audit Committee. The Audit Committee Charter contains the Audit Committee’s mandate, membership requirements and duties and obligations and is posted on Fisher’s website: www.fisherscientific.com. The Audit Committee Charter complies with requirements established by the Sarbanes-Oxley Act and the NYSE. The Audit Committee will review the Audit Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Under the Audit Committee Charter, the Audit Committee is responsible for, among other tasks, the appointment, compensation, retention and oversight of the independent auditors, reviewing with management and the independent auditors Fisher’s operating results and resolving any disagreements between management and the independent auditors, establishing procedures to handle complaints regarding Fisher or its accounting, considering the adequacy of the internal accounting and control procedures of Fisher, authorizing in advance the audit and non-audit services to be performed by the independent auditors and performing an annual performance self-evaluation of the Committee. Dr. Sanders serves on the audit committees of more than three public companies, including Fisher. The board of directors has designated Dr. Sanders and Mr. Stevens as “audit committee financial experts” and has determined that they possess “accounting or related financial management expertise” as defined in the regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act and the NYSE rules, respectively.

      Compensation Committee. The Compensation Committee of the board of directors consists of Messrs. Dingman, Sperling and Stephens, with Mr. Dingman serving as Chairman. On March 4, 2003, the board of directors adopted a new charter for the Compensation Committee. The Compensation Committee Charter contains the Compensation Committee’s purpose, membership requirements and duties and responsibilities and is posted on Fisher’s website: www.fisherscientific.com. The Compensation Committee will review the Compensation Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Each member of the Compensation Committee is “independent” within the meaning of the currently effective NYSE rules. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers, the approval of such arrangements for other senior level employees and the administration of certain benefit and compensation plans of Fisher and its subsidiaries.

      Code of Ethics. Fisher has adopted corporate governance guidelines and a code of business conduct and ethics, which apply to Fisher’s principal executive officer, principal financial officer and principal accounting officer, as well as to all directors, officers and employees. Fisher’s corporate governance guidelines and its code of business conduct and ethics are both posted on Fisher’s website: www.fisherscientific.com. Additionally, copies of each document are available in print to any stockholder of Fisher who requests a copy by submitting such request to Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842. Fisher intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of its code of ethics by posting such information on Fisher’s website at www.fisherscientific.com.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the board of directors consists of Messrs. Dingman and Sperling and Dr. Sanders, with Mr. Dingman serving as Chairman. On March 4, 2003, the board of directors adopted a new charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee Charter contains the Nominating and Corporate Governance Committee’s purpose, membership requirements and duties and responsibilities and is posted on Fisher’s website: www.fisherscientific.com. The Nominating and Corporate Governance Committee will review the Nominating and Corporate Governance Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Each member of the Nominating and Corporate Governance Committee is, or upon his election or appointment to the Nominating and Corporate Governance Committee will be, “independent” within the meaning of the currently effective NYSE rules. The Nominating and Corporate Governance Committee is responsible for recommending the appropriate criteria for the selection of new directors, identifying and recommending candidates qualified and suitable to become members of the board of directors, overseeing the system of corporate governance and developing and recommending corporate governance principles, which will be reviewed on an annual basis.

      In identifying and evaluating candidates for election as directors, the Nominating and Corporate Governance Committee will identify and select candidates who can add value to Fisher’s board of directors and advance the interests of Fisher and its stockholders. In addition to the applicable requirements of law and the NYSE, when considering candidates, the Nominating and Corporate Governance Committee takes into consideration each candidate’s business knowledge and experience, integrity and professionalism, sound judgment, willingness to devote the required time to board of directors and committee duties and commitment to building sound, long-term growth. The Committee strives to include members with skills and characteristics that taken together will assure a strong, effective board of directors. This evaluation process would be the same as that used for candidates for election as directors recommended by stockholders. Neither the board of directors nor the Nominating and Corporate Governance Committee has employed any third party to identify or assist it in identifying or evaluating potential candidates for election as directors but may choose to do so in the future as circumstances warrant.

      Mr. Dingman and Dr. Sanders were nominated respectively by Messrs. Sperling and Stephens. The Nominating and Corporate Governance Committee will consider candidates for election as directors recommended by stockholders, and Fisher’s policy is to consider all recommendations meeting the criteria set out in the bylaws of Fisher.

      The bylaws of Fisher prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. The nomination procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of Fisher. The requirements as to the form and timing of that notice are specified in the bylaws. Fisher’s bylaws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the bylaws, to Fisher at its principal executive office, not less than 30 days nor more than 60 days prior to the meeting. In the event, however, that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the inspectors of election determine that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842.

      Fisher has not received any recommendation for candidates for election as directors from a stockholder (or group of stockholders) who has beneficially owned greater than five percent of Fisher’s common stock for at least one year as of the time of such nomination.

      Executive Sessions. Messrs. Dingman, DiNovi, Sperling and Stephens and Dr. Sanders, the non-employee directors of Fisher, have met and intend in the future to meet at regularly scheduled executive sessions without the presence or participation of management. At these executive sessions, the presiding director is rotated among the non-employee directors serving as chairpersons of each of the committees of the board of directors. Communications to the non-employee directors may be sent to non-employee directors c/o Secretary, Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      The board of directors of Fisher provides stockholders with the ability to send communications to the board of directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to the Board of Directors, c/o Secretary, Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842. All communications received by the Secretary are relayed to the board of directors. Members of the board of directors are not required to attend the annual stockholders meeting, and none of the members of the board of directors attended the 2003 annual stockholders meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Compensation Committee of the board of directors was at any time during fiscal year 2003 an officer or employee of Fisher or any of its subsidiaries. None of Fisher’s executive officers served as a member of a compensation committee or as a director of any entity of which any of Fisher’s directors served as an executive officer.

REPORT OF THE AUDIT COMMITTEE

      During the past year, the Audit Committee has, among other activities, (a) reviewed and discussed with management Fisher’s audited annual financial statements for the fiscal year ended December 31, 2003 and interim quarterly results, (b) discussed with Deloitte & Touche LLP, Fisher’s independent auditors, the matters required to be discussed by the American Institute of Certified Public Accountants Auditing Standards Board on Auditing Standards No. 61 (“Communications with Audit Committees”) and (c) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP. On the basis of the above, the Audit Committee has recommended to the board of directors that Fisher’s audited financial statements for the fiscal year ended December 31, 2003 be included in Fisher’s Annual Report on Form 10-K for the year ended December 31, 2003.

The Audit Committee of the Board of Directors,

W. Clayton Stephens, Chairman
Anthony J. DiNovi
Charles A. Sanders, M.D.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

      The non-employee directors of Fisher are entitled to receive cash compensation and compensation pursuant to the plans described below.

      Cash Compensation. Eligible directors receive compensation of $40,000 annually. Committee Chairmen receive an additional $10,000 annually. Directors receive no additional fees for attendance at board of directors or committee meetings. All directors are reimbursed for expenses incurred in attending board of directors and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of Fisher Scientific International Inc., eligible directors may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director’s compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director’s account will accrue interest based upon the average quoted rate for 10-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the board of directors or of a later calendar year specified by the director.

      Retirement Plan for Non-Employee Directors. Pursuant to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc., a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director.

      Stock Option Awards. Pursuant to the Fisher Scientific International Inc. 2001 Equity and Incentive Plan, each non-employee director is awarded an option to purchase 10,000 shares of Fisher common stock on an annual basis. The stock option awards have an exercise price equal to the fair market value of Fisher’s common stock on the day of the award.

Compensation of Executive Officers

I.     Summary Compensation Table

      The following table summarizes the compensation paid to the Chief Executive Officer and each of Fisher’s four other most highly compensated executive officers, referred to as the named executives, for services in all capacities to Fisher and its subsidiaries during or with respect to 2001, 2002 and 2003:

		Annual			Long Term
		Compensation(1)			Compensation

				Other Annual	Securities	All Other
		Salary	Bonus	Compensation	Underlying Options	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	($)(2)

Paul M. Montrone	2003	840,000	1,260,000	139,869 (3)	900,000	67,036
Chairman and	2002	815,000	1,100,000	166,006	0	57,600
Chief Executive Officer	2001	758,750	1,092,825	—	530,000	163,073
Paul M. Meister	2003	620,000	930,000	—	600,000	49,311
Vice Chairman	2002	600,000	810,000	—	0	78,018
	2001	555,000	799,380	—	350,000	72,172
David T. Della Penta	2003	605,000	907,500	—	500,000	48,156
President and	2002	585,000	790,000	—	0	74,351
Chief Operating Officer	2001	543,750	783,165	—	300,000	64,148
Kevin P. Clark	2003	325,000	487,500	—	290,000	20,431
Vice President and	2002	280,000	283,500	—	0	17,990
Chief Financial Officer	2001	257,500	278,170	—	200,000	12,849
Todd M. DuChene	2003	315,000	390,000	—	180,000	21,316
Vice President, General Counsel	2002	300,000	304,000	—	0	18,533
and Secretary	2001	281,250	303,800	—	110,000	13,325

(1)	Includes amounts deferred by each named executive under Fisher’s Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2)	Amounts listed in this column for 2003 reflect Fisher’s matching contributions to Fisher’s Savings and Profit Sharing Plan and the Executive Retirement and Savings Program. In prior years, prior to adoption of the Sarbanes-Oxley Act, amounts included amounts attributable to the value of provisions for supplemental split-dollar life insurance paid by Fisher. Fisher ceased any payments for split-dollar life insurance following the adoption of Sarbanes-Oxley. For 2003 amounts attributable to Fisher’s matching contributions under the Fisher Savings and Profit Sharing Plan and the Executive Retirement and Savings Program are as follows: Mr. Montrone $67,036; Mr. Meister $49,311; Mr. Della Penta $48,156; Mr. Clark $20,431; and Mr. DuChene $21,316.

(3)	Amount includes $77,674 for professional fees related to legal, tax and estate planning related services and $62,195 for fees related to personal accounting services, personal travel and club membership dues.

II.     Option Grants in Last Fiscal Year

      The following table sets forth the stock options granted during 2003 to the named executives:

		Percent of Total
	Number of	Options
	Securities	Granted
	Underlying	to Employees
	Options	in Fiscal	Exercise Price		Grant Date Present
Name	Granted(1)	Year (%)	($/sh)	Expiration Date	Value ($)(2)

Paul M. Montrone	450,000	9.25	28.40	01/27/13	5,359,050
Paul M. Montrone	450,000	9.25	39.25	09/26/08	6,946,650
Paul M. Meister	300,000	6.16	28.40	01/27/13	3,572,700
Paul M. Meister	300,000	6.16	39.25	09/26/08	4,631,100
David T. Della Penta	250,000	5.14	28.40	01/27/13	2,977,250
David T. Della Penta	250,000	5.14	39.25	09/26/08	3,859,250
Kevin P. Clark	150,000	3.08	28.40	01/27/13	1,786,350
Kevin P. Clark	140,000	2.88	39.25	09/26/08	2,161,180
Todd M. DuChene	80,000	1.64	28.40	01/27/13	952,720
Todd M. DuChene	100,000	2.05	39.25	09/26/08	1,543,700

(1)	Options granted pursuant to the 2001 Equity and Incentive Plan, having an exercise price of $28.40, become exercisable in equal installments on each of the first three anniversaries of the date of the grant. Options granted pursuant to the 2003 Equity and Incentive Plan, having an exercise price of $39.25, become exercisable in five quarterly installments of 20% of the total grant on the following dates: December 30, 2003; March 30, 2004; June 30, 2004; September 30, 2004; and December 30, 2004. Shares acquired upon exercise pursuant to the 2003 Equity and Incentive Plan are subject to substantial restrictions on transfer for one year following the date of exercise.

(2)	The estimated grant date present value reflected in this column is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected above include (i) a stock price as indicated in the table above, equal to the fair market value of the underlying stock on the date of grant; (ii) options are exercised at the end of a three year period; (iii) interest rates representing the interest rate of the U.S. Treasury securities with maturity dates of five years as of the date of grant; and (iv) volatility of approximately 41%. The ultimate value of the options will depend on the future market price of the common stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the common stock on the date the option is exercised over the exercise price.

III.     Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table sets forth information for each named executive with regard to shares acquired on the exercise of options, the aggregate stock options held on December 31, 2003, and the value of in-the-money stock options held as of December 31, 2003:

			Number of	Value of
			Securities	Unexercised
			Underlying	In-the-Money
			Unexercised Options at	Options at
			December 31, 2003	December 31, 2003
	Shares Acquired On	Value Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)(1)	Unexercisable (#)	Unexercisable(2)($)

Paul M. Montrone	0	0	2,050,257/986,702	51,955,603/9,368,954
Paul M. Meister	0	0	1,105,612/656,690	29,667,899/6,226,665
David T. Della Penta	0	0	574,980/550,020	13,537,443/5,203,807
Kevin P. Clark	0	0	216,914/328,680	3,846,939/3,191,142
Todd M. DuChene	58,415	1,722,127	93,326/196,674	1,116,093/1,744,207

(1)	Excess of the value of the underlying securities at the time of exercise over the exercise price.

(2)	Excess of the value of the underlying securities at December 31, 2003 of $41.37 over the exercise price.

Employment Agreements with Named Executives

      In 2003, to deal with the elimination of contractual entitlement to split-dollar life necessitated by the Sarbanes-Oxley Act of 2002, Fisher amended and restated the employment agreements of each of Mr. Montrone and Mr. Meister, effective as of January 1, 2004. In each case, the amended and restated agreements (a) eliminate Fisher’s contractual obligation to provide a split-dollar life insurance benefit and provides for the repayment of amounts previously paid as life insurance premiums under those arrangements and that Fisher has no further obligation or liability with respect to split-dollar life arrangements previously entered into, (b) eliminate the provision providing for a minimum bonus and establish the bonus as a percentage of salary subject to fulfillment of performance criteria established by the board of directors and Compensation Committee of the board of directors, and (c) in the case of Mr. Montrone, reduce the benefit payable to Mr. Montrone upon termination of his employment by Fisher without cause from five years of salary, bonus and benefits to three years and provide that such benefits will be payable ratably over time rather than in a lump sum, in exchange for the increase in annual base salary (in the case of Mr. Montrone), increase in the bonus target opportunity and increase in pension benefit payable to each of the executives described below.

      Each of the amended and restated agreements has an initial term of three years. The agreement will thereafter be extended for successive one-year periods, unless either party timely elects not to have the term extended. Mr. Montrone’s annual base salary will be at least $1,100,000. The amount of salary in excess of $1 million will be deferred to preserve our ability to claim a federal income tax deduction for such amount. Mr. Meister’s annual base salary will be $620,000. Each of Messrs. Montrone and Meister will have an annual bonus opportunity of 125% of his annual base salary, contingent upon the achievement of performance objectives established by the Compensation Committee. The amended and restated agreements also provide Messrs. Montrone and Meister with enhanced retirement benefits that are described under the section of this Proxy Statement entitled “Retirement Program.”

      Under the terms of the amended and restated agreement with Mr. Montrone, if Mr. Montrone’s employment is terminated with Fisher for any reason, Mr. Montrone, or his estate upon his death, is entitled to receive all of the following benefits: (a) accrued but unpaid salary up to the date of termination of employment, (b) pro-rata target bonus opportunity for the year in which termination occurs, (c) any previously deferred compensation subject to his remaining reasonably available to assist Fisher in the transition of his duties and responsibilities, (d) an amount equal to three times his annual base salary and target bonus payable in 36 equal monthly installments, and (e) three years of continued fringe, personal perquisites and other benefits provided to Mr. Montrone during his employment.

      Under the terms of the amended and restated agreement with Mr. Meister, if Mr. Meister’s employment is terminated by Fisher for any reason, or if Mr. Meister terminates his employment for “Good Reason,” Mr. Meister is entitled to all of the benefits mentioned in clauses (a) through (e) above.

      Under the terms of the amended and restated agreements, each of Messrs. Montrone and Meister may “put” all but not less than all of the 258,333 Executive Performance Options granted to him pursuant to the 1998 Equity and Incentive Plan back to Fisher in exchange for $5 million. These options are fully vested and have an exercise price of $28.50. If the put is exercised, Fisher will be obligated to pay the purchase price on the later of the date which is one year and two business days following exercise or the date the executive is no longer a “covered employee” for purposes of Section 162(m) of the Code. Interest on the amount owed to the executive shall accrue at the prime rate from the date of exercise until paid concurrently with the $5 million payment. Mr. Meister exercised his “put” option during 1999.

      In 2003, Fisher also amended the employment agreement of Mr. Della Penta to eliminate any entitlement to company paid split-dollar life insurance in exchange for enhanced retirement benefits set forth below. Mr. Della Penta’s employment agreement as amended provides for a three-year evergreen term, annual base salary of not less than $605,000 and a bonus target of 100% of base salary. Under the terms of Mr. Della Penta’s Employment Agreement, if Fisher terminates Mr. Della Penta’s employment (other than for cause, death or disability) or if Mr. Della Penta terminates his employment with Fisher for “Good Reason,” Mr. Della Penta will be entitled to (a) base salary (less any interim earnings) for the two year period following such termination of employment; (b) medical coverage for the two year period following such termination of employment; and (c) expense reimbursement of up to $50,000 for outplacement services. Fisher has also entered into a severance arrangement with each of Messrs. Clark and DuChene, which provides that in the event that his employment is terminated in certain circumstances, he is entitled to receive payment equal to the sum of two times his salary.

Retirement Program

      Fisher maintains two retirement benefit programs: a tax qualified defined benefit plan available generally to all employees, referred to as the pension plan, and the Executive Retirement and Savings Program, a non-qualified supplemental benefit plan, referred to as the supplemental plan, pursuant to which retirement benefits are provided to certain executive officers and other eligible key management employees who are designated by the Compensation Committee. The named executives participate in the supplemental plan only.

      The following table shows the total estimated annual benefits payable under the supplemental plan in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table:

	Pension Plan Table
Annual
Recognized	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years
Compensation	of Service	of Service	of Service	of Service	of Service	of Service	of Service	of Service

$100,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000	$67,500
200,000	30,000	45,000	60,000	75,000	90,000	105,000	120,000	135,000
400,000	60,000	90,000	120,000	150,000	180,000	210,000	240,000	270,000
600,000	90,000	135,000	180,000	225,000	270,000	315,000	360,000	405,000
800,000	120,000	180,000	240,000	300,000	360,000	420,000	480,000	540,000
1,000,000	150,000	225,000	300,000	375,000	450,000	525,000	600,000	675,000
1,200,000	180,000	270,000	360,000	450,000	540,000	630,000	720,000	810,000
1,400,000	210,000	315,000	420,000	525,000	630,000	735,000	840,000	945,000
1,600,000	240,000	360,000	480,000	600,000	720,000	840,000	960,000	1,080,000
1,800,000	270,000	405,000	540,000	675,000	810,000	945,000	1,080,000	1,215,000
2,000,000	300,000	450,000	600,000	750,000	900,000	1,050,000	1,200,000	1,350,000
2,200,000	330,000	495,000	660,000	825,000	990,000	1,155,000	1,320,000	1,485,000
2,400,000	360,000	540,000	720,000	900,000	1,080,000	1,260,000	1,440,000	1,620,000
2,600,000	390,000	585,000	780,000	975,000	1,170,000	1,365,000	1,560,000	1,755,000

      The years of service recognized under the supplemental plan generally include all service with Fisher and its predecessors. The credited years of service as of December 31, 2003 under the supplemental plan for each of the named executives are as follows: Mr. Montrone, 36 years; Mr. Meister, 23 years; Mr. Della Penta, six years; Mr. Clark, eight years and Mr. DuChene, seven years. Compensation recognized under the supplemental plan generally includes a participant’s base salary and annual bonus compensation (including any amounts deferred). Retirement benefits are calculated based upon the average of a participant’s recognized compensation for any five years (three in the case of Messrs. Montrone and Meister) out of the final 10 consecutive years of credited service that produce the highest average and are not subject to offset or reduction for social security benefits at a rate of one and one-half percent of a participant’s final annual recognized compensation per year of credited service. Pursuant to their employment agreements, the retirement benefit payable to Messrs. Montrone and Meister under the supplemental plan at normal retirement is equal to 65% of his final average compensation and the retirement benefit payable to Mr. Della Penta is 28%. Under this formula, the average recognized compensation under the supplemental plan for each of the named executives as of December 31, 2003 was: Mr. Montrone, $2,475,000; Mr. Meister, $1,438,127; Mr. Della Penta, $1,207,883; Mr. Clark, $553,417; and Mr. DuChene, $567,153.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      Fisher’s compensation program is administered by the Compensation Committee of the board of directors, which has responsibility for reviewing all aspects of compensation paid by Fisher to its executive officers. The Committee’s primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives to achieve Fisher’s business objectives and strengthen the link between management and stockholder interests. To achieve these objectives, the Committee expects to implement and retain compensation plans that tie a substantial portion of an executive’s overall compensation to Fisher’s performance.

      The principal elements of Fisher’s executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus, stock options and other long-term compensation awards. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to Fisher’s senior executives, including Mr. Montrone, Fisher’s Chairman of the Board and Chief Executive Officer, are discussed below.

      During 2003, the Committee decided that, as a result of the requirements of the Sarbanes-Oxley Act of 2002 and consideration of the best interests of our stockholders, Fisher should amend and restate Mr. Montrone’s employment agreement effective January 1, 2004. Mr. Montrone’s former agreement was entered into in connection with Fisher’s 1998 recapitalization and was negotiated with representatives of our majority stockholder at that time. Given the control that the stockholder had over our operations and the fact that Mr. Montrone agreed to defer payment of substantial compensation to facilitate the recapitalization, that agreement provided Mr. Montrone substantial economic benefits and protections related to his termination of employment. For example, in the event that his employment were terminated involuntarily by Fisher without cause, he would have received a cash payment equal to five times the sum of his annual base salary and guaranteed annual bonus, plus additional amounts to compensate him for the loss of five years of fringe and other benefits. The former agreement also provided for a Fisher-paid split-dollar life insurance benefit that could not be continued pursuant to the Sarbanes-Oxley Act of 2002. The Committee concluded that the best interests of Fisher, legal requirements, the desire to have appropriate executive compensatory arrangements between Fisher and its executives and the retention of a key executive necessitated a new employment arrangement with Mr. Montrone. Mr. Montrone’s new agreement (described in the section of this Proxy Statement entitled “Employment Agreements with Named Executives”) reduces the benefits payable to Mr. Montrone if his employment is terminated by Fisher without cause, removes the entitlement to guaranteed bonus and makes the bonus payable to Mr. Montrone contingent upon Fisher’s performance and replaces Mr. Montrone’s entitlement to Fisher-provided split-dollar life insurance with an enhanced retirement benefit.

      The Committee believes that Mr. Montrone’s new compensation arrangement is in keeping with the Committee’s philosophy described below, is consistent with the Committee’s responsibilities to stockholders and is appropriate for Mr. Montrone (a) because of his superior performance, substantial experience in the industry and his long service to Fisher and its predecessors, (b) to induce him to remain in Fisher’s employ until his normal retirement, (c) because of his agreement to substantially reduce the severance and other termination payments that had previously been provided under his prior agreement, (d) to compensate him, in a manner that was tax effective to Fisher, for the termination of his split-dollar arrangement which Fisher was obligated to provide but which could no longer be continued due to the provisions of the Sarbanes-Oxley Act of 2002, and (e) to place more of his annual incentive compensation at risk to better align total compensation to company performance.

      Base Salaries. Base salaries for Fisher executive officers are determined by the Committee and are subject to periodic review. We set the salaries for Fisher’s executive officers based upon our subjective determination of the level of base salary that is appropriate for each such officer, taking into account, for each such officer, our subjective assessment of individual and company performance, level of responsibility, and competitive compensation levels, and such other generic factors, such as the rate of inflation and internal equity considerations, that we deem appropriate.

      The Committee concluded that, consistent with the determination criteria set forth above, Mr. Montrone’s annual base salary should be increased from $855,000 to $1,100,000 of which $100,000 will be deferred consistent with Section 162(m) of the Code.

      Long-Term Incentive Compensation. The Committee has fostered an ownership culture that encourages superior performance by Fisher’s executive officers and employees through the use of stock-based compensation plans designed to increase stock ownership throughout Fisher. In this regard, during 2003, pursuant to the Fisher Scientific International Inc. 2001 Equity and Incentive Plan (the “2001 Plan”) and the Fisher Scientific International Inc. 2003 Equity and Incentive Plan (the “2003 Plan”) the board of directors awarded options to purchase (a) 2,397,000 shares of common stock of Fisher having exercise price ranges of $26.19 to $50.83 to employees other than the named executives, (b) 780,000 shares of common stock of Fisher having an exercise price of $28.40 per share and 790,000 shares of common stock of Fisher having an exercise price of $39.25 per share to the named executives other than Mr. Montrone, and (c) 450,000 shares of common stock of Fisher having an exercise price of $28.40 per share and 450,000 shares of common stock of Fisher having an exercise price of $39.25 per share to Mr. Montrone. The Committee established the number of shares subject to grants made to Fisher’s named executives based on our subjective determination of the relative importance of each officer’s position in Fisher, our subjective evaluation of the officer’s individual performance in that position and our subjective evaluation of the officer’s expected future contribution to Fisher’s ability to enhance stockholder value. In future years the Committee will continue to evaluate stock based awards that clearly align management compensation with Fisher’s performance at the most efficient cost to Fisher.

      Annual Incentive Compensation. Pursuant to a component of the Fisher Scientific International Inc. Incentive Compensation Plan, which is referred to as the ICP, first approved by Fisher stockholders in 1994 and re-approved by stockholders in 2002, annual cash incentive awards are payable to the extent that annual Fisher and individual business performance objectives specified by the Committee are attained. Fisher and individual performance objectives may be based on a variety of factors, including stock price appreciation, sales, net income and cash flow, and in certain instances, the level of individual contribution to the success of Fisher as well as compensation opportunities under other Fisher incentive plans. With respect to 2003, the performance criteria established under the ICP related to cash flow and earnings. Fisher achieved the performance level necessary to pay bonuses in excess of targeted amounts but less than the maximum amount authorized by the plan as a result of Fisher’s performance. The amounts actually payable to each of the named executives were reduced from that maximum level, at the sole discretion of the Committee, based on our subjective determination of the aggregate annual bonus that should have been payable to each such officer, taking into account a subjective evaluation of his individual performance and his contribution to Fisher’s performance against stated performance objectives. As a result of the foregoing factors, Mr. Montrone was awarded a bonus of $1,260,000 for 2003. Any bonus payable to Mr. Montrone in future years under the ICP will be contingent upon the achievement of performance objectives established by the Committee consistently with the criteria set forth above.

      Compliance with Section 162(m). Section 162(m) of the Code limits Fisher’s income tax deduction for compensation paid in any taxable year to the named executives to $1 million per individual, subject to exceptions. The Committee believes that unless circumstances warrant an exception or existing employment agreements otherwise require, Fisher should pay compensation to its executive officers in excess of $1 million only if such excess amount is performance-based compensation exempt from the limit on deductibility under Section 162(m) of the Code. As a result, the previous employment agreement of Mr. Montrone was amended to eliminate the provision for a minimum bonus amount and replaced with an annual target bonus opportunity of 125% of base salary subject to achievement of performance objectives established by the Committee. Fisher stockholders approved at the 2001 annual meeting the 2001 Plan, and approved at the 2003 annual meeting the 2003 Plan, in order that any stock option grants made to executive officers thereunder would be exempt from the limitation contained in Section 162(m). In addition, Fisher stockholders re-approved at the 2002 Annual Meeting the ICP in order that incentive bonus compensation paid pursuant to the ICP would be exempt from the limitation contained in Section 162(m).

      Sarbanes-Oxley Act of 2002. In light of the provisions imposed by the Sarbanes-Oxley Act of 2002, the Committee determined that the split-dollar arrangements entered into for the benefit of Mr. Montrone and certain of Fisher’s other named executives should be terminated prior to January 1, 2004. In connection with the termination of those arrangements, Fisher was repaid the amounts it previously paid as life insurance premiums under those arrangements. As consideration for their agreement to release Fisher from its obligation to continue making premium payments under those split-dollar arrangements, the Committee authorized Fisher to provide these individuals with enhanced retirement and certain other benefits as set forth under “Retirement Program” and “Employment Agreements with Named Executives.”

The Compensation Committee
of the Board of Directors,

Michael D. Dingman, Chairman
Scott M. Sperling
W. Clayton Stephens

PERFORMANCE COMPARISON

      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1998 in each of (a) Fisher common stock, (b) the Media General Scientific/ Technical Instruments Industry Index, which is referred to as the Scientific/ Tech Instruments Index; and (c) the Media General Composite Market Index, which is referred to as the Composite Market Index:

Comparison of Cumulative Total Return

Among Fisher Common Stock, Scientific/ Tech Instruments
Index and Composite Market Index

	Fiscal Year Ending

Company/Index/Market	12/31/1998(1)	12/31/1999(1)	12/31/2000(1)	12/31/2001(1)	12/31/2002	12/31/2003

Fisher Common Stock	100.00	181.19	184.95	146.46	150.87	207.50
Scientific/ Tech Instruments Index	100.00	161.57	180.83	117.43	74.27	119.54
Composite Market Index	100.00	121.99	110.12	97.50	77.45	103.11

(1)	Based on closing market price of Fisher common stock on the NYSE on the dates indicated. For the years noted, a substantial majority of the issued and outstanding Fisher common stock was held by an investor group and subject to substantial restrictions on transfer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 2003, Fisher recorded a charge of $1.5 million to terminate the management agreement between Fisher and Thomas H. Lee Company, which is referred to as THL, pursuant to which THL and certain of its affiliates provided consulting and management advisory services. This agreement was originally set to expire in 2005 and would have resulted in fees totaling $1.8 million being paid to THL for the period from the termination date through the end of the original term of the agreement.

      Fisher currently leases space at its corporate headquarters to Latona Associates Inc., which is referred to as Latona, a management advisory firm owned by affiliates of Mr. Montrone. Under the terms of the lease, Fisher leases to Latona an aggregate 15,000 square feet of space for $200,000 per year. In addition, Fisher provides to Latona and its employees building maintenance services, utilities and other services incidental and relative to the leased space for an additional $50,000 per year. During 2003, Fisher provided use of company owned and leased aircraft to Latona and each of General Chemical Industrial Products and GenTek Inc., companies controlled by affiliates of Mr. Montrone during 2003, and reimbursed Fisher at Fisher’s actual cost. Fisher also sold certain of its products in the ordinary course of business to each of General Chemical Industrial Products and GenTek Inc. at market rates. Fisher contributed $800,000 to Winthrop, Inc., a charitable foundation that makes charitable contributions to various 501(c)(3) organizations on behalf of Fisher and its employees.

THE APOGENT SPECIAL MEETING

Date, Time and Place

      The special meeting of Apogent stockholders will be held at the 411 East Wisconsin Center, 24th Floor, 411 East Wisconsin Avenue, Milwaukee, Wisconsin on June 28, 2004 at 9:00 a.m., local time.

Purpose of the Apogent Special Meeting

      At the Apogent special meeting, stockholders will be asked to:

1.	approve and adopt the merger agreement and the merger;

2.	vote upon an adjournment of the Apogent special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the foregoing proposal; and

3.	transact any other business within the preceding purposes as may properly come before the Apogent special meeting or any adjournments or postponements thereof.

Apogent Record Date; Stock Entitled to Vote

      Only Apogent stockholders of record at the close of business on May 14, 2004, the Apogent record date for the Apogent special meeting, will be entitled to notice of, and to vote at, the Apogent special meeting or any adjournments or postponements thereof.

      On the Apogent record date, there were a total of 89,590,266 shares of Apogent common stock outstanding and entitled to vote at the Apogent special meeting. Apogent stockholders will have one vote for each share of Apogent common stock that they owned on the Apogent record date, exercisable in person or through the Internet or by telephone or by properly executed and delivered proxy with respect to the Apogent special meeting.

Quorum

      A majority of the votes entitled to be cast by the shares entitled to vote must be present or represented by proxy to constitute a quorum for action on the matters to be voted upon at the special meeting. All shares of Apogent common stock represented at the Apogent special meeting, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Apogent special meeting.

Required Vote

Required Vote for Proposal 1

      The approval and adoption of the merger agreement and the merger will require the affirmative vote of a majority of the votes that holders of the outstanding shares of Apogent common stock are entitled to cast on the merger agreement at the Apogent special meeting. Abstentions will have the same effect as votes cast against the merger agreement. Brokers who hold shares of Apogent common stock as nominees will not have discretionary authority to vote those shares on the merger agreement in the absence of instructions from the beneficial owners of the shares. Broker non-votes will have the same effect as votes cast against the merger agreement.

Required Vote for Proposal 2

      Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Apogent special meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon is required to approve the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies. Since abstentions and broker non-votes are not considered votes cast for this purpose, neither will have an effect on the voting for this proposal.

Voting by Apogent Directors and Executive Officers

      On May 14, 2004, directors and executive officers of Apogent and their affiliates owned and were entitled to vote 2,210,305 shares of Apogent common stock, or approximately 2.47% of the shares of Apogent common stock outstanding on that date.

Voting of Proxies

      A proxy card is enclosed for your use. Apogent requests that you sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Apogent common stock represented by it will be voted at the Apogent special meeting or any adjournment thereof in accordance with the instructions contained in the proxy. You may also vote via the Internet or by telephone by following the instructions on the enclosed proxy card.

      If a proxy is returned without an indication as to how the shares of Apogent common stock represented are to be voted with regard to a particular proposal, the Apogent common stock represented by the proxy will be voted in favor of each such proposal. A proxy may confer discretionary authority to vote with respect to any other matter presented at the Apogent special meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies Apogent not later than the close of business on the tenth day following the earlier of the day on which the Notice of Special Meeting of Stockholders was mailed or on which public disclosure of the meeting date was made. Wisconsin law provides that only business within the purposes described in the notice of the Apogent special meeting may be conducted at the Apogent special meeting. At the date hereof, the Apogent board of directors has no knowledge of any business that will be presented for consideration at the special meeting and which would be required to be set forth in this joint proxy statement/ prospectus or the related proxy card other than the matters set forth in the Notice of Special Meeting of Stockholders. If any other matter is properly presented at the special meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

      If you are a participant in Apogent’s employee stock purchase plan or own shares through an Apogent savings and thrift plan, your proxy will serve as voting instructions for your shares held in those plans, as well as a proxy for any shares registered directly in your name. The administrator for the employee stock purchase plan or the trustee for the savings and thrift plans will vote your shares as you direct. If voting directions are not received for shares held in the employee stock purchase plan, the administrator will not vote those shares. If voting directions are not received for shares in a savings and thrift plan, the trustee will vote those shares in the same proportion that all shares of Apogent common stock in the plan for which voting instructions have been received are voted.

      Your vote is important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Apogent special meeting in person.

Shares Held in Street Name

      If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (that is, in street name), you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your bank or broker. Please note that you may not vote shares held in street name by returning a proxy card directly to Apogent or by voting in person at the Apogent special meeting unless you provide a “legal proxy,” which you must obtain from your bank or broker. Further, brokers who hold shares of Apogent common stock on behalf of their customers may not give a proxy to Apogent to vote those shares without specific instructions from their customers, with regard to Proposals 1 and 2.

      If you are an Apogent stockholder and you do not instruct your broker on how to vote your shares:

•	your broker may not vote your shares on either Proposal 1 or Proposal 2;

•	your non-vote will have the same effect as a vote against the merger agreement; and

•	your non-vote will have no effect on the proposal to adjourn the Apogent special meeting, if necessary, to solicit additional proxies.

Revocability of Proxies

      You have the power to revoke your proxy at any time before your proxy is voted at the Apogent special meeting. You can revoke your proxy in one of three ways:

•	you can send a signed notice of revocation;

•	you can grant a new, valid proxy bearing a later date; or

•	if you are a holder of record, you can attend the Apogent special meeting and vote in person, which will automatically cancel any proxy previously given, or you can revoke your proxy in person, but your attendance alone will not revoke any proxy that you have previously given.

      If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to Apogent’s Secretary at 30 Penhallow Street, Portsmouth, New Hampshire 03801, no later than the beginning of the Apogent special meeting.

Solicitation of Proxies

      In accordance with the merger agreement, the cost of proxy solicitation for the Apogent special meeting will be borne by Apogent, except that Apogent and Fisher will share equally all expenses incurred in connection with the filing of the registration statement of which this joint proxy statement/ prospectus forms a part with the SEC and the printing and mailing of this joint proxy statement/ prospectus. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Apogent, without additional remuneration, by personal interview, telephone, facsimile or otherwise. Fisher and Apogent have retained Innisfree M&A Incorporated to assist in their solicitation of proxies and have agreed to pay them approximately $50,000, plus reasonable expenses, for these services. Apogent will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on May 14, 2004 and will provide customary reimbursement to such firms for the cost of forwarding these materials.

PROPOSAL 1.

APPROVAL OF THE MERGER AGREEMENT AND THE MERGER

      Approval of the merger and the merger agreement by the stockholders of Apogent is required by Wisconsin law and is a condition to completion of the merger. As and for the reasons described in this joint proxy statement/ prospectus, the Apogent board of directors has unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement and has determined that the merger is fair to and in the best interests of Apogent and its stockholders. Accordingly, the Apogent board unanimously recommends that Apogent stockholders approve and adopt the merger agreement and the merger. Approval of the merger and the merger agreement requires the affirmative vote of a majority of all the votes entitled to be cast on the merger agreement.

THE APOGENT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1.

PROPOSAL 2.

POSSIBLE ADJOURNMENT OF THE APOGENT SPECIAL MEETING

      If Apogent fails to receive a sufficient number of votes to approve Proposal 1, Apogent may propose to adjourn the Apogent special meeting for a period of not more than 60 days for the purpose of soliciting additional proxies to approve the proposal. Proxies initially cast in favor of the proposal to approve the merger agreement will be voted in favor of the approval of the proposal at the Apogent special meeting subsequently convened within 60 days of the Apogent special meeting so adjourned or postponed unless those proxies are revoked as described above under “— Revocability of Proxies.” Apogent does not intend currently to propose adjournment of the Apogent special meeting if it has sufficient votes to approve Proposal 1.

      Approval of the proposal to adjourn the Apogent special meeting for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast on the proposal at the Apogent special meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon.

      THE APOGENT BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

COMPARATIVE STOCK PRICES AND DIVIDENDS

      For current price information, Apogent stockholders are urged to consult publicly available sources. The table below presents the NYSE closing market price for Fisher common stock, as reported on the NYSE Composite Transactions Tape, the last quoted sale price of Apogent common stock, as reported on the NYSE Composite Transactions Tape, and the market value of a share of Apogent common stock on an equivalent per share basis. These prices are presented on two dates:

•	March 16, 2004, the last trading day before the public announcement of the signing of the merger agreement; and

•	May 20, 2004, the latest practicable date before the date of this joint proxy statement/ prospectus.

	Fisher	Apogent	Apogent Equivalent
	Common Stock	Common Stock	Per Share(1)

March 16, 2004	$52.32	$27.78	$29.30
May 20, 2004	$54.17	$30.10	$30.34

(1)	The equivalent per share data for Apogent common stock has been determined by multiplying closing market price of a share of Fisher common stock on each of the dates by the exchange ratio of .56.

Market Prices

      The following table sets forth the range of the reported high and low per share sales prices of shares of Fisher and Apogent common stock as shown on the NYSE, for the calendar quarters indicated.

Fisher

	High	Low

Year ended December 31, 2001:
First Quarter	$40.00	$31.52
Second Quarter	38.70	23.60
Third Quarter	28.45	21.00
Fourth Quarter	30.60	23.70
Year ended December 31, 2002:
First Quarter	$31.25	$25.26
Second Quarter	33.43	25.71
Third Quarter	31.90	22.85
Fourth Quarter	31.92	26.05
Year ended December 31, 2003:
First Quarter	$32.95	$26.70
Second Quarter	37.10	24.55
Third Quarter	41.25	33.40
Fourth Quarter	42.80	38.40
Year ended December 31, 2004:
First Quarter	$57.30	$39.27
Second Quarter (through May 20, 2004)	59.85	53.08

Apogent

	High	Low

Fiscal year ended September 30, 2001:
First Quarter	$29.12	$18.62
Second Quarter	22.05	17.88
Third Quarter	25.80	18.95
Fourth Quarter	25.40	21.35
Fiscal year ended September 30, 2002:
First Quarter	$26.52	$21.25
Second Quarter	26.50	21.80
Third Quarter	25.49	20.15
Fourth Quarter	21.27	16.87
Fiscal year ended September 30, 2003:
First Quarter	$21.24	$16.70
Second Quarter	21.40	14.45
Third Quarter	20.89	14.60
Fourth Quarter	22.51	19.79
Fiscal year ended September 30, 2004:
First Quarter	$23.60	$20.85
Second Quarter	31.23	22.65
Third Quarter (through May 20, 2004)	33.20	29.95

Dividends

      Neither Fisher nor Apogent have paid a cash dividend on its common stock during the last five fiscal years.

DESCRIPTION OF FISHER CAPITAL STOCK

      The following is a summary of the material terms of Fisher’s capital stock. It is only a summary; therefore, it does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of Fisher’s certificate of incorporation and Fisher’s bylaws, both of which are incorporated by reference and will be sent to stockholders of Fisher and Apogent upon request. See “Where You Can Find More Information” on page 118.

Authorized Capital Stock

      The authorized capital stock of Fisher consists of 500,000,000 shares of Fisher common stock and 15,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are issued and outstanding.

Common Stock

      The shares of common stock of Fisher are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Each holder of Fisher common stock is entitled to one vote for each share of Fisher common stock held of record on the applicable record date on all matters submitted to a vote of stockholders. Subject to the rights of the holders of any preferred stock that may be outstanding from time to time, the holders of shares of Fisher common stock are entitled to share equally, share for share, in any dividends or other distributions that may be declared by Fisher’s board of directors out of legally available funds. Fisher’s common stock is traded on the NYSE, under the symbol “FSH.”

COMPARISON OF RIGHTS OF FISHER STOCKHOLDERS AND APOGENT STOCKHOLDERS

      Fisher is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, which is referred to as the DGCL. Apogent is a Wisconsin corporation subject to the provisions of the Wisconsin Business Corporation Law, which is referred to as the WBCL. Upon completion of the merger, Apogent stockholders, whose rights are currently governed by the WBCL and Apogent’s articles of incorporation and bylaws, will become stockholders of Fisher, and their rights will be governed by the DGCL and Fisher’s certificate of incorporation and bylaws.

      The following is a summary of material differences between the current rights of Fisher stockholders and the current rights of Apogent stockholders. This summary is not intended to be a complete discussion of the respective rights of Fisher stockholders and Apogent stockholders or a complete description of the specific provisions referred to in this summary, and it is qualified in its entirety by reference to the DGCL, the WBCL, the certificate of incorporation and bylaws of Fisher and the articles of incorporation and bylaws of Apogent. For a more complete understanding of the differences between being a stockholder of Fisher and being a stockholder of Apogent, you should carefully read this entire joint proxy statement/ prospectus and the relevant provisions of the WBCL and the DGCL, the certificate of incorporation and bylaws of Fisher and the articles of incorporation and bylaws of Apogent, which are incorporated by reference into this joint proxy statement/ prospectus.

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

Corporate Governance	The rights of Fisher stockholders are currently governed by Delaware law and Fisher’s certificate of incorporation and	The rights of Apogent stockholders are currently governed by Wisconsin law and Apogent’s articles of incorporation and

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

	bylaws. Upon completion of the merger, the rights of Fisher stockholders will continue to be governed by Delaware law and Fisher’s certificate of incorporation and bylaws.	bylaws. Upon completion of the merger, Apogent stockholders will become stockholders of Fisher, and their rights will be governed by Delaware law and Fisher’s certificate of incorporation and bylaws.

Outstanding Capital Stock	Fisher has outstanding only one class of common stock. Holders of Fisher common stock are entitled to all of the rights and obligations provided to common stockholders under Delaware law and Fisher’s certificate of incorporation and bylaws.	Apogent has outstanding only one class of common stock. Holders of Apogent common stock are entitled to all of the rights and obligations provided to common stockholders under Wisconsin law and Apogent’s articles of incorporation and bylaws.

Authorized Capital Stock	The authorized capital stock of Fisher consists of 500,000,000 shares of common stock, $0.01 par value per share, and 15,000,000 shares of preferred stock, $0.01 par value per share. No shares of preferred stock are outstanding.	The authorized capital stock of Apogent consists of 250,000,000 shares of common stock, $0.01 par value per share, and 20,000,000 shares of preferred stock, par value $.01 per share (of which 2,500,000 shares are designated as Series A Preferred Stock and reserved for issuance upon exercise of the rights issued pursuant to Apogent’s stockholder rights agreement referred to below). No shares of preferred stock are outstanding.

Authority to Issue Capital Stock	Fisher’s board of directors is authorized to provide for the issuance, without stockholder approval, of shares of common stock or preferred stock in one or more series or classes. In addition, it may determine the designations, voting powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of any such series or class.	Apogent’s board of directors is authorized to provide for the issuance, without stockholder approval, of shares of common stock or preferred stock. The board of directors may issue preferred stock in one or more series with distinctive serial designations and such voting powers, redemption rights, dividend rights, rights upon dissolution or distribution of assets, conversion or exchange rights, designations, preferences and relative participating, optional or other special rights and qualifications, limitations and restrictions as the board of directors determines.

Dividends and Stock Repurchases	Under the DGCL, the board of directors of a Delaware corporation may declare and pay dividends out of the corporation’s surplus (defined as the excess of paid-in par value of shares or stated capital) or, if there is no surplus, out of any net profits for the fiscal year in which the dividend is declared or for the fiscal year preceding the fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital	Under the WBCL, the board of directors of a Wisconsin corporation may authorize, and the corporation may pay or make, dividends or other distributions to its stockholders (including repurchases of its shares), unless after giving effect to the distribution:

• The corporation would not be able to pay its debts as they become due in the usual course of business; or

• The corporation’s total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

represented by the issued and outstanding stock of all classes having a preference upon the distribution of the corporation’s assets.

In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation.

Fisher’s bylaws provide that for purposes of determining which stockholders are entitled to receive dividend payments or other distributions or allotments of any rights, or which stockholders are entitled to exercise any rights in respect to any change, conversion or exchange of stock, the board of directors may fix in advance a record date, which shall not be more than 60 days prior to the pending distribution or change.	permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution.

Apogent’s articles of incorporation provide that the declaration and payment of dividends on common stock by the board of directors is subject to the prior rights and preferences of any issued and outstanding shares of preferred stock.

Apogent’s bylaws provide that the board of directors may fix the record date for determining stockholders entitled to a share dividend or distribution.

Voting Rights	The outstanding voting securities of Fisher consist of the shares of Fisher common stock. Each holder of Fisher common stock is entitled to one vote per share.	The outstanding voting securities of Apogent consist of the shares of Apogent common stock. Except as described below under “Control Share Acquisition Statute,” each outstanding share of Apogent common stock is entitled to one vote on each matter voted on at a stockholders’ meeting.

Special Meetings of Stockholders	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

Fisher’s certificate of incorporation provides that, subject to the rights of preferred stockholders, a special meeting of stockholders may be called only by the board of directors or by Fisher’s Chief Executive Officer.	Under the WBCL, a special meeting of stockholders may be called by the board of directors or by any person authorized by the articles of incorporation or bylaws and must be called upon the receipt of written demand(s) by the holders of 10% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting describing one or more purposes for which the meeting is to be held.

Apogent’s articles of incorporation provide that the Chairman of the board of directors is authorized to call a special meeting.

Notice of Stockholder Meetings	Fisher’s bylaws provide that written notice of a stockholders meeting, whether an annual meeting or a special meeting, must be given to each stockholder entitled to vote at such meeting not less than 10 days nor more than 60 days before the date of the meeting. The notice must state the meeting’s purpose, place, date and time.	Apogent’s bylaws provide that written notice stating the place, day and time of a stockholder meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than 10 days nor more than 60 days before the date of the meeting, by or at the direction of the Chairperson of the board of directors, Apogent’s

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

President or Apogent’s Secretary, to each stockholder entitled to vote at such meeting.

Under the WBCL and Apogent’s bylaws, at least 20 days’ notice must be provided if the purpose of the meeting is to consider a plan of merger or share exchange for which stockholder approval is required by law or the sale, lease, exchange or other disposition of all or substantially all of Apogent’s property outside the usual course of business.

Record Date for Determining Stockholders Entitled to Vote	Fisher’s bylaws provide that for the purpose of determining the stockholders entitled to notice of, or to vote at, a stockholders’ meeting, Fisher’s board of directors may fix in advance a record date which shall not be less than 10 days nor more than 60 days before the date of the meeting.	Apogent’s bylaws provide that the board of directors may fix in advance a record date for the determination of stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote or to take any other action. The record date shall not in any case be more than 70 days prior to the meeting or action. If no record date is fixed, the record date generally will be the day immediately preceding the date on which notice of the meeting is given or the first written demand for a meeting or consent to stockholder action is received.

Stockholder Action by Written Consent	As permitted under the DGCL, Fisher’s certificate of incorporation prohibits action by the written consent of Fisher stockholders. Any stockholder action must be taken at a duly called annual or special meeting of the stockholders.	Under the WBCL, unless a corporation’s articles of incorporation permit such action to be taken by less than unanimous consent, stockholders may take action without a meeting only by a unanimous written consent of all stockholders entitled to vote on the action. Apogent’s articles of incorporation do not permit such action to be taken by less than unanimous consent.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	Fisher’s bylaws allow stockholders to propose business to be brought before an annual meeting. In addition, Fisher’s bylaws allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to the Fisher board of directors at an annual meeting.

	However, proposals and nominations may only be brought before an annual meeting by a stockholder who has given timely notice in proper written form to Fisher’s Secretary prior to the meeting. To be timely, the notice must be delivered to or mailed and received at	Apogent’s bylaws allow stockholders entitled to vote at an annual or special meeting to nominate a person for election to the board of directors or propose an action to be taken at the meeting. In the case of an annual meeting, written notice of any stockholder nomination or proposal must be delivered to Apogent’s Secretary personally or mailed and received at Apogent’s principal business office not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of an annual meeting has changed

Rights of Fisher Stockholders	Rights of Apogent Stockholders

Fisher’s principal executive offices not less than 30 days nor more than 60 days prior to the meeting, unless less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to Fisher stockholders, in which case the notice, to be timely, must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or publicly disclosed.

To be in proper written form, notice of a stockholder proposal must provide:

• A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

• The name and address, as they appear in Fisher’s books, of the stockholder proposing such business;

• The class and number of shares of Fisher stock which are beneficially owned by the stockholder; and

• Any material interest of the stockholder in such business.

To be in proper written form, notice of a stockholder nomination must provide:

• All information relating to the person to be nominated that is required to be disclosed in solicitations of proxies for the election of directors pursuant to the proxy rules of the SEC, including such person’s written consent to being named as a nominee and to serving as a director if elected;

• The name and address, as they appear on Fisher’s books, of the stockholder making the nomination; and

• The class and number of shares of Fisher which are beneficially owned by such stockholder.

Fisher’s Secretary must appoint inspectors to determine whether a stockholder making a nomination has complied with these procedural requirements. The chairman of the annual meeting may, in the case of a stockholder proposal or a stockholder nomination, determine that the proposal or nomination has not been properly	by more than 30 days from that anniversary date, or in the case of a special meeting, notice by the stockholder, to be timely, must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

With respect to stockholder nominations for the election of directors, the notice must provide:

• The name and address of the stockholder who intends to make the nomination and of the nominee;

• A representation that the stockholder is a holder of record or a beneficial holder of Apogent stock entitled to vote at such meeting (including the number of shares the stockholder owns and the length of time the shares have been held) and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

• A description of all relationships, arrangements and understandings between the stockholder and the nominee;

• All other information regarding the nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board of directors; and

• The written consent of the nominee to serve as a director of Apogent if so elected.

With respect to stockholder proposals for actions to be taken at an annual meeting of stockholders, the notice must provide:

• The name and address of the stockholder who intends to make the proposal;

• A representation that the stockholder is a holder of record or a beneficial holder of Apogent stock entitled to vote at the meeting (including the number of shares the stockholder owns and the length of time the shares have been held) and intends to appear in person or by proxy to make the proposal

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

brought or made and disregard it.	specified in the notice;

• The proposal and a brief supporting statement;

• Any material interest of the stockholder in the proposal; and

• All other information regarding the proposal as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

The chairperson of the meeting may refuse to acknowledge any nomination or proposal made without compliance with the foregoing procedures.

Quorum for Meetings of Stockholders	Fisher’s bylaws provide that, at each meeting of stockholders, the holders of shares having a majority of the voting power of the capital stock of Fisher issued and outstanding and entitled to vote shall be present or represented by proxy to constitute a quorum.	Apogent’s bylaws provide that a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of stockholders.

Stockholder Inspection of Corporate Records	The DGCL provides any stockholder with the right to inspect the company’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder. A complete list of the stockholders entitled to vote at a stockholders’ meeting must be available for stockholder inspection at least 10 days before the meeting.	The WBCL provides stockholders with the right to inspect and copy the corporation’s minutes of meetings of its stockholders and board of directors, accounting records and record of stockholders subject to the satisfaction of certain requirements, including that the stockholder be a stockholder for at least six months or hold at least 5% of the outstanding shares of the corporation, that the stockholder deliver proper and timely written notice, and that the stockholder’s demand be made in good faith and for a proper purpose.

In addition, any stockholder may, upon written demand, inspect, and subject to the proper purpose requirement, copy the list of stockholders who are entitled to notice of a stockholders’ meeting during the period beginning two business days after notice of a stockholder meeting is given and continuing to the date of the meeting. The stockholders’ list must be available at the meeting, and any stockholder may inspect the list at any time during the meeting.

Assessability	The DGCL does not impose personal liability on holders of a Delaware corporation’s common stock for debts	The WBCL provides that stockholders of a Wisconsin corporation are personally liable up to an amount equal to the par

Rights of Fisher Stockholders	Rights of Apogent Stockholders

owing to employees or otherwise.	value of shares owned by them, and up to the consideration for which their shares without par value were issued, for debts owing to employees of the corporation for services performed for the corporation, but not exceeding six months’ service in any one case. A Wisconsin trial court has interpreted “par value” to mean the subscription price paid for the shares rather than the lower stated par value. While the Wisconsin Supreme Court by an evenly divided vote without a written opinion affirmed the trial court’s decision, that affirmation technically provided no precedential effect because of the court’s split decision and because the decision was subsequently overruled in another case on procedural grounds.

Number of Directors	The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws.

Fisher’s bylaws provide that Fisher’s board of directors may consist of no less than three and no more than 15 directors, the exact number of authorized directors to be determined from time to time by the vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Fisher entitled to vote in the election of directors, voting together as a single class. The minimum and maximum number of directors may be increased pursuant to a resolution of the board of directors upon the establishment of a series of preferred stock or a class of common stock.	The WBCL provides that the board of directors of a Wisconsin corporation must consist of one or more directors as specified in accordance with the corporation’s articles of incorporation or bylaws.

Apogent’s articles of incorporation and bylaws provide that Apogent’s board of directors may consist of no less than six and no more than 12 directors, as determined by the board of directors. The maximum number may be increased pursuant to the terms of any preferred stock that may be issued and outstanding.

Classification of Board of Directors	The DGCL permits a Delaware corporation to provide in its certificate of incorporation for the board of directors to be divided into up to three classes of directors with staggered terms of office, with only one class of directors to be elected each year for a maximum term of three years.

Fisher’s certificate of incorporation divides the board of directors into three separate classes, as nearly equal in	The WBCL permits a Wisconsin corporation to provide in its articles of incorporation or in its bylaws, if the articles so provide, for the terms of directors to be staggered by dividing the total number of directors into two or three groups.

Apogent’s articles of incorporation and bylaws provide that the board of directors will be divided into three classes, as nearly equal in number as

Rights of Fisher Stockholders	Rights of Apogent Stockholders

number as possible, with staggered three-year terms. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.	possible, as determined by the board of directors.

At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a three-year term, with each director to hold office until his or her successor has been duly elected and qualified.

Removal of Directors	Under the DGCL, stockholders holding a majority of shares entitled to vote at an election of directors may remove any director or the entire board of directors, except that, unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may only remove a director for cause.

Fisher’s certificate of incorporation and bylaws provide that a director may be removed from office by stockholders only for cause by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Fisher entitled to vote in the election of directors, voting together as a single class.	Under the WBCL, except as otherwise provided in the articles of incorporation or bylaws, stockholders generally may remove a director with or without cause if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

Apogent’s articles of incorporation and bylaws provide that a director may be removed from office by stockholders only for cause and only by the affirmative vote of a majority of the votes entitled to be cast in an election of directors, taken at a meeting of stockholders called for that purpose.

If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that director.

Filling Director Vacancies	Under the DGCL, unless a corporation’s certificate of incorporation and bylaws provide otherwise, vacancies and newly created directorships resulting from a resignation, an increase in the authorized number of directors or otherwise may be filled by a vote of a majority of the directors remaining in office, even if such majority is less than a quorum, or by the sole remaining director.

Fisher’s certificate of incorporation and bylaws do not provide otherwise. In addition, they specify that any director elected in accordance with the above shall hold office until the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires, and until such director’s successor shall have been duly elected and qualified.	Under the WBCL, unless a corporation’s articles of incorporation provide otherwise, a vacancy occurring on the board of directors may be filled by stockholders or by the directors remaining in office.

Apogent’s articles of incorporation provide that vacancies shall be filled only by the affirmative vote of a majority of the directors then in office, even if such majority is less than a quorum, or by the sole remaining director. Only if no director remains in office may a vacancy be filled by the stockholders.

Under the WBCL, if the vacant office was held by a director elected by a voting group of stockholders, only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors remaining in office, and only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the stockholders.

Apogent’s articles of incorporation

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

provide that any director elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen.

Discretion of Officers and Directors to Consider Interests in Addition to Stockholders’ Interests	The DGCL does not contain a similar provision.	Under the WBCL, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on the corporation’s stockholders, consider the effects of the action on employees, suppliers, customers and the communities in which the corporation operates and any other factors that the director or officer considers pertinent.

Interested Director Transactions	Under the DGCL, contracts and transactions between a Delaware corporation and one or more of its directors or officers, or organizations in which they serve in such capacities or have a financial interest, will not be void or voidable solely for such reason or solely because such director or officer acts or participates in a board of directors or committee meeting authorizing the contract or transaction if:

• The material facts of the relationship or interest are disclosed or known to the board of directors or committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors (even if the disinterested directors are less than a quorum);

• The material facts as to the relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the stockholders; or

• The contract or transaction is fair to the corporation as of the time that it is authorized by the board of directors, a committee thereof or the stockholders.	Under the WBCL, a transaction with a Wisconsin corporation in which a director of the corporation has a direct or indirect interest will not be voidable solely because of such interest if:

• The material facts of the transaction and the director’s interest were disclosed or known to the board of directors or a committee of the board, and the board of directors or committee authorizes the transaction by the affirmative vote of a majority of the disinterested directors on the board or committee (even if the disinterested directors are less than a quorum);

• The material facts of the transaction and the director’s interest were disclosed or are known to the stockholders entitled to vote thereon, and the transaction is approved by the stockholders by the vote of a majority of the disinterested shares (excluding shares held or controlled by the director or certain affiliates of the director); or

• The contract or transaction was fair to the corporation.

Limitation on Personal Liability of Directors	The DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director,	The WBCL provides that, unless a limitation in the articles of incorporation applies, a director of a Wisconsin corporation is not liable to the corporation, its stockholders, or any person asserting rights on behalf of the corporation or its stockholders, for damages, settlements, fees,

Rights of Fisher Stockholders	Rights of Apogent Stockholders

subject to certain limitations.

Fisher’s certificate of incorporation provides that a director shall not be personally liable to Fisher or its stockholders for monetary damages for breach of fiduciary duty, except for liability:

• For any breach of the director’s duty of loyalty to Fisher or its stockholders;

• For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

• For payment of a dividend or the purchase or redemption of stock in violation of Delaware law; or

• For any transaction from which the director derived an improper personal benefit.	fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes:

• A willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director has a material conflict of interest;

• A violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe it was unlawful;

• A transaction from which the director derived an improper personal profit; or

• Willful misconduct.

Apogent’s articles of incorporation do not limit these provisions as they may apply to Apogent directors.

Indemnification of Directors and Officers	Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

Fisher’s certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Fisher will be	Under the WBCL, a Wisconsin corporation must indemnify its directors and officers against liability and reasonable expenses incurred by the director or officer in a proceeding to which the indemnified person was a party because he or she is or was a director or officer (a) to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding and (b)in proceedings in which the director or officer is not successful in the defense thereof, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure constitutes:

• A willful failure to deal fairly with the corporation or its stockholders in connection with a matter in which the director or officer has a material conflict of interest;

• A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe it was unlawful;

• A transaction from which the director or officer derived an improper personal profit; or

Rights of Fisher Stockholders	Rights of Apogent Stockholders

indemnified and held harmless by Fisher to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees,

judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding. In addition, Fisher may provide indemnification to employees and agents of Fisher to the same extent.

The DGCL and Fisher’s certificate of incorporation permit Fisher to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Fisher or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Fisher would have the power to indemnify such person against such expense, liability or loss under the DGCL.	• Willful misconduct.

The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of a director or officer is not required.

The WBCL provides that a corporation’s articles of incorporation may limit its obligation to indemnify directors and officers under the WBCL. Apogent’s articles of incorporation do not contain any such limitation.

The WBCL permits a corporation, upon request, to pay or reimburse the reasonable expenses as incurred of a director or officer who is a party to a proceeding, if the director or officer provides the corporation with a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay the amount advanced, with reasonable interest if so required by the corporation, if it is ultimately determined that the director or officer is not entitled to indemnification.

Under the WBCL, a Wisconsin corporation must indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because of his or her employment with the corporation. In addition, a corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or bylaws, by action of the board of directors or by contract.

The WBCL and Apogent’s bylaws permit Apogent to purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in or arising from his or her capacity with the corporation, regardless of whether the corporation is required or authorized to

Rights of Fisher Stockholders	Rights of Apogent Stockholders

indemnify or allow expenses to the individual against the same liability under the WBCL.

The WBCL states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation to the extent required or permitted with respect to other proceedings under the WBCL.

Apogent’s bylaws contain provisions that generally parallel the provisions of the WBCL regarding indemnification and allowance of expenses and provide certain additional rights as permitted by the WBCL. Apogent’s bylaws also provide that, in order for Apogent to obtain and retain qualified directors, officers and employees, the indemnification provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and employees. Indemnification shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

As permitted by the WBCL, Apogent has executed indemnification agreements with its directors and some of its officers which provide that the indemnification provisions in the WBCL and Apogent’s bylaws, as in effect on the date of the agreement and as either may be amended to provide more advantageous indemnification rights to the indemnified person, will be deemed to be a contract between Apogent and the indemnified person, and that any amendment, modification, revocation or repeal of any such indemnification provisions will not limit any rights of the indemnified person under the indemnification agreement.

Amendments to Certificate or Articles of Incorporation	Under the DGCL, Fisher’s certificate of incorporation may be amended only if the proposed amendment is approved by the board of directors and the holders of a majority of the outstanding stock entitled to vote.

In addition, Fisher’s certificate of incorporation requires the affirmative vote of the holders of at least 80% of the	The WBCL permits the board of directors of a corporation to adopt some types of routine and non-controversial amendments to the articles of incorporation without approval by the stockholders, but the general procedure for amending the articles of incorporation requires the board to propose the amendment and the stockholders to

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

voting power of the outstanding shares of capital stock of Fisher entitled to vote in the election of directors, voting together as a single class, in order to approve amendments to Fisher’s certificate of incorporation relating to:

• The authority to amend or repeal certain provisions of Fisher’s bylaws;

• The prohibition on stockholder voting by written consent;

• Calling special meetings of stockholders;

• The structure and composition of the board of directors;

• Filling vacancies on the board of directors; or

• The removal of directors.	approve it. The board may condition its submission of the proposed amendment to stockholders on any basis, such as requiring a greater stockholder vote for approval than would otherwise be required. Unless the WBCL, the articles of incorporation, bylaws adopted under authority granted in the articles of incorporation or the board of directors, in conditioning its submission, requires a greater vote or a vote by voting groups, an amendment is adopted if approved as follows:

• If a voting group would have dissenters’ rights with respect to the amendment, then a majority of the votes entitled to be cast by that voting group is required for adoption of the amendment.

• Otherwise, if a quorum exists, the amendment will be adopted if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Apogent’s articles of incorporation require the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast at any annual or special meeting of Apogent stockholders in order to amend, alter or repeal provisions of the articles of incorporation relating to:

• The powers of the board of directors and the authority to amend or repeal Apogent’s bylaws;

• The structure and composition of the board of directors, including the number and term of directors, the removal of directors and the filling of vacancies;

• Calling special meetings of stockholders; or

• The authority to amend the foregoing provisions of Apogent’s articles of incorporation.

Amendments to Bylaws	Fisher’s certificate of incorporation and bylaws provide that Fisher’s bylaws may be amended, supplemented or repealed, or new bylaws may be adopted, by the board of directors or by the stockholders. In addition, stockholders may change or repeal any bylaw adopted by the board of directors, and no amendment or supplement to the bylaws adopted by the board of directors shall vary or conflict	Apogent’s articles of incorporation and bylaws provide that Apogent’s bylaws may be amended or repealed, and new bylaws may be adopted, by the board of directors. In addition, stockholders may adopt, alter, amend and repeal bylaws made by the board of directors, or make new bylaws, by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast at any annual or

Rights of Fisher Stockholders	Rights of Apogent Stockholders

with any amendment or supplement adopted by the stockholders.

Certain bylaws shall not be amended or repealed, and no provision inconsistent with them shall be adopted, without the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock of Fisher entitled to vote in the election of directors, voting together as a single class. These bylaws relate to:

• Calling special meetings of stockholders;

• The structure and composition of the board of directors; and

• The removal of directors.	special meeting of Apogent stockholders.

No bylaw adopted by Apogent stockholders may be amended, repealed or readopted by the board of directors if:

• The bylaw adopted by Apogent stockholders so provides; or

• The bylaw adopted by the stockholders fixes a greater or lower quorum requirement, or a greater voting requirement, for the board of directors than otherwise is provided in the WBCL, unless the bylaw expressly provides that it may be amended or repealed by a specified vote of the board of directors.

Business Combination Statute	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with a person owning 15% or more of the corporation’s voting stock for three years following the time that person becomes a 15% stockholder, with certain exceptions.

As permitted under Delaware law, Fisher has expressly elected not to be governed by Section 203 in its certificate of incorporation.	The WBCL restricts a “resident domestic corporation” from engaging in a “business combination” with or involving an “interested stockholder” or an affiliate or associate of an interested stockholder. For purposes of this statute, a “business combination” includes:

• A merger or statutory share exchange;

• A sale or other disposition of assets having a market value equal to at least 5% of the market value of the assets or outstanding stock of the corporation or representing at least 10% of its earning power or income;

• The issuance or transfer of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock;

• The adoption of a plan or proposal for liquidation or dissolution;

• Receipt by the interested stockholder or the interested stockholder’s affiliates or associates of a disproportionate direct or indirect benefit of a loan or other financial benefit provided by or through the resident domestic corporation or its subsidiaries; or

• Certain other transactions that have the direct or indirect effect of materially increasing the proportionate share of voting stock beneficially owned by the interested stockholder or the interested stockholder’s affiliates or associates.

An “interested stockholder” is a person who beneficially owns, directly or

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

indirectly, 10% of the voting power of the outstanding voting stock of the resident domestic corporation, or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of its voting stock within the last three years. A “resident domestic corporation” means a public Wisconsin corporation that, as of the stock acquisition date in question, has:

• Its principal offices located in Wisconsin;

• Significant business operations located in Wisconsin;

• More than 10% of the holders of record of its stock who are residents of Wisconsin; or

• More than 10% of its shares held of record by residents of Wisconsin.

Under its present circumstances, whether Apogent will qualify as a “resident domestic corporation” will depend upon whether either of the tests in the last two bullet points above are satisfied if and when the issue arises.

During the initial three-year period after a person becomes an interested stockholder, with some exceptions, the WBCL prohibits a business combination with the interested stockholder unless the corporation’s board of directors approved the business combination or the acquisition of the stock prior to the acquisition date. Following this period, the WBCL permits a business combination with an interested stockholder only if:

• The board of directors approved the acquisition of the stock prior to the acquisition date;

• The business combination is approved by a majority of the outstanding voting shares not owned by the interested stockholder;

• The consideration to be received by stockholders meets statutory fair price and form requirements; or

• The business combination is of a type specifically excluded from the coverage of the statute.

Fair Price Statute	The DGCL does not contain a similar provision.	Under the WBCL, in addition to any vote otherwise required by law or the articles of incorporation of the resident

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

domestic corporation, certain mergers or share exchanges between resident domestic corporations and significant stockholders, and sales of all or substantially all of the assets of resident domestic corporations to significant stockholders, must be approved by 80% of the votes entitled to be cast by all outstanding voting shares of the corporation and two-thirds of the votes entitled to be cast by stockholders other than the significant stockholder or its affiliates or associates, unless the stockholders receive a statutory fair price.

A “significant stockholder” is a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation, or an affiliate of the corporation that beneficially owned 10% or more of the voting power of the outstanding shares within the last two years.

Control Share Acquisition Statute	The DGCL does not contain a similar provision.	The WBCL provides that, unless otherwise provided in its articles of incorporation, and subject to a number of exceptions for shares acquired in particular circumstances, the voting power of shares of a resident domestic corporation held by any person in excess of 20% of the voting power is limited to 10% of the voting power the excess shares would otherwise have. Full voting power may be restored if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of restoration.

“Greenmail” Transactions	The DGCL does not contain a similar provision.	The WBCL requires stockholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a resident domestic corporation’s stock. Stockholder approval is required for the acquisition of more than 5% of the corporation’s voting shares at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all voting shares. Stockholder approval is also required for the sale or option of assets that amount

	Rights of Fisher Stockholders	Rights of Apogent Stockholders

to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three directors who are not officers or employees of the corporation and a majority of those disinterested directors choose to opt out of this provision.

Stockholder Rights Plan	Fisher does not have a stockholder rights plan.	Each share of Apogent common stock has attached to it a right to purchase preferred stock that becomes exercisable subject to the terms set forth in a rights agreement between Apogent and its rights agent. The Apogent board of directors adopted the rights agreement as of December 11, 2000. Rights were distributed as a dividend at the rate of one right for each share of common stock outstanding at the close of business on December 12, 2000 or issued thereafter.

• Each right initially entitles stockholders to buy one one-hundredth of a share of Series A Preferred Stock for $140, subject to adjustment;

• The rights generally are exercisable if a person or group acquires beneficial ownership of 15% or more of Apogent’s common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of Apogent’s common stock;

• After that, or if after that Apogent is involved in a merger or certain other business combinations not approved by the board of directors, each right entitles its holder, other than the acquiring person or group, to purchase common stock of either Apogent or the acquirer having a value of twice the exercise price of the right; and

• The rights are attached to the common stock unless and until they become exercisable and will expire on December 12, 2010, unless earlier redeemed by Apogent for $0.01 each or exchanged by Apogent as provided in the rights agreement.

Vote Required for Certain Transactions	The DGCL generally requires that a merger or consolidation, or sale, lease or exchange of all or substantially all of a corporation’s property and assets, be approved by the board of directors and	Under the WBCL, after adopting and approving a plan of merger or share exchange, the board of directors of each corporation that is a party to the merger, and the board of directors of the

Rights of Fisher Stockholders	Rights of Apogent Stockholders

by the stockholders of each constituent corporation by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the transaction, unless a greater number is provided in a corporation’s certificate of incorporation.

Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:

• The corporation’s certificate of incorporation will not be amended as a result of the merger;

• Each share of the corporation’s stock outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

• Either no shares of the surviving corporation’s common stock and no securities convertible into such stock will be issued pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued pursuant to the merger plus those initially issuable upon conversion of any other securities to be issued pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

Fisher’s certificate of incorporation does not change the voting requirements provided for by the DGCL for mergers or consolidations or sales of property.	corporation whose shares will be acquired in the share exchange, must submit the plan of merger, unless stockholder approval is not required, or the plan of share exchange for approval by its stockholders. Unless the WBCL, the articles of incorporation or bylaws adopted under authority granted in the articles of incorporation require a greater vote or a vote by voting groups, the plan of merger or share exchange must be approved by each voting group entitled to vote separately on the plan by a majority of all the votes entitled to be cast on the plan by that voting group.

Under the WBCL, approval of a merger by the stockholders of the surviving corporation is not required if:

• The corporation’s articles of incorporation will not differ, except for amendments that may be made by the board of directors without stockholder action, from its articles of incorporation before the merger;

• Each stockholder of the corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately after;

• The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the corporation outstanding immediately before the merger; and

• The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares of the corporation outstanding immediately before the merger.

Rights of Fisher Stockholders	Rights of Apogent Stockholders

“Participating shares” means shares that entitle their holders to participate, without limitation, in distributions. “Voting shares” means shares that entitle their holders to vote unconditionally in elections of directors.

Under the WBCL, a corporation may sell, lease, exchange or otherwise dispose of all or substantially all of its property if the proposed transaction is approved by the board of directors, and by the stockholders by a majority of all the votes entitled to be cast on the transaction, unless the WBCL, the articles of incorporation or bylaws adopted under authority granted in the articles of incorporation require a greater vote or a vote by voting groups.

Apogent’s articles of incorporation and bylaws do not change the voting requirements provided for by the WBCL for a merger, share exchange or sale of property.

Appraisal or Dissenters’ Rights	Under the DGCL, the right of dissenting stockholders to obtain fair value for their shares is available in connection with some mergers and consolidations. Unless otherwise provided in the certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, appraisal rights are not available to holders of shares of any class of stock which is either listed on a national securities exchange or an interdealer quotation system operated by the NASD or held of record by more than 2,000 stockholders, unless those stockholders are required by the terms of the merger to accept anything other than:

• shares of stock of the surviving or resulting corporation;

• shares of stock of another corporation which, on the effective date of the merger or consolidation, are of the kind described above;

• cash instead of fractional shares of stock; or

• any combination of the three types of consideration above.	Under the WBCL, stockholders may dissent from and obtain payment of the fair value of their shares in the event of specified corporate actions, including certain mergers, share exchanges and sales of all or substantially all of the property of the corporation. However, dissenters’ rights generally are not available to holders of shares that are registered on a national securities exchange, as Apogent’s common stock is, or quoted on NASDAQ, unless the corporation’s articles of incorporation provide otherwise, which Apogent’s articles do not, or the transaction is a business combination.

APPRAISAL RIGHTS

      Holders of Apogent common stock who dissent to the merger will not have rights to an appraisal of the fair value of their shares. Under Wisconsin law, appraisal rights are not available for the shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. automated quotation system on the record date. Apogent’s common stock is listed on the NYSE.

LEGAL MATTERS

      The validity of the shares of Fisher common stock to be issued in the merger will be passed upon for Fisher by its counsel, Skadden, Arps, Slate, Meagher & Flom LLP. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Fisher by Skadden, Arps, Slate, Meagher & Flom LLP, and for Apogent by Simpson Thacher & Bartlett LLP.

EXPERTS

      The financial statements and the related financial statement schedule incorporated in this joint proxy statement/ prospectus by reference from Fisher’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets in 2002) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of Apogent and its subsidiaries as of September 30, 2003 and 2002 and for each of the three years in the period ended September 30, 2003 have been incorporated by reference in this joint proxy statement/ prospectus from the Apogent Technologies Inc. September 30, 2003 Annual Report on Form 10-K, in reliance upon the reports of KPMG LLP, independent auditors, also incorporated by reference in this joint proxy statement/ prospectus, and upon the authority of said firm as experts in accounting and auditing. Their reports refer to the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.”

STOCKHOLDER PROPOSALS

Fisher

      Stockholders may submit proposals on matters appropriate for stockholder action at Fisher’s annual meetings, consistent with regulations adopted by the SEC and the bylaws of Fisher. Proposals to be considered for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders of Fisher Scientific International Inc. must be received by Fisher at its principal executive offices not later than February 1, 2005. Proposals to be timely submitted for stockholder action at Fisher’s 2005 annual meeting must be received by Fisher at its principal executive offices not less than 30 days nor more than 60 days prior to the 2005 annual meeting. Proposals should be directed to the attention of the Secretary, Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842.

Apogent

      If the merger is not consummated, Apogent will hold a 2005 Annual Meeting of Stockholders. Stockholder proposals for the 2005 annual meeting must be received no later than August 25, 2004 at Apogent’s principal executive offices, 30 Penhallow Street, Portsmouth, New Hampshire 03801, directed to the attention of the Secretary, in order to be considered for inclusion in the 2005 annual meeting proxy materials under the proxy rules of the SEC. Under Apogent’s bylaws, written notice of stockholder proposals for the 2005 annual meeting that are not intended to be considered for inclusion in the annual meeting proxy material (stockholder proposals submitted outside the processes of Rule 14a-8) must be received no later than

November 28, 2004 and no earlier than October 29, 2004 at such offices, directed to the attention of the Secretary, and such notice must contain the information specified in Apogent’s bylaws.

OTHER MATTERS

      As of the date of this joint proxy statement/ prospectus, neither the Fisher board of directors nor the Apogent board of directors knows of any matters that will be presented for consideration at either the Fisher annual meeting or the Apogent special meeting other than as described in this joint proxy statement/ prospectus. If any other matters come before either of the meetings or any adjournments or postponements of the meetings and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

WHERE YOU CAN FIND MORE INFORMATION

      Fisher and Apogent file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Fisher and Apogent, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference in this joint proxy statement/ prospectus.

      Fisher has filed with the SEC a registration statement of which this joint proxy statement/ prospectus forms a part. The registration statement registers the shares of Fisher common stock to be issued to Apogent stockholders in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Fisher common stock. The rules and regulations of the SEC allow Fisher and Apogent to omit certain information included in the registration statement from this joint proxy statement/ prospectus.

      In addition, the SEC allows Fisher and Apogent to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/ prospectus, except for any information that is superseded by information included directly in this document.

      This joint proxy statement/ prospectus incorporates by reference the documents listed below that Fisher has previously filed or will file with the SEC. They contain important information about Fisher, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, as filed on May 13, 2004;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

•	Current Reports on Form 8-K, dated January 13, 2004, January 20, 2004, February 4, 2004(2), February 11, 2004, March 3, 2004(2), March 17, 2004, and April 16, 2004;

•	The information contained under Item 5 of the Current Report on Form 8-K filed on April 29, 2004; and

•	The description of Fisher’s common stock contained in Fisher’s Form 8-A filed on November 7, 1991 and any amendment or report filed with the SEC for the purpose of updating such description.

      In addition, Fisher incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/ prospectus and prior to the date of the Fisher annual meeting. Such documents are considered to be a part of this joint proxy statement/ prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

      You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from Fisher by requesting them in writing or by telephone at the following address:

      Fisher Scientific International Inc.

        One Liberty Lane
        Hampton, New Hampshire 03842
        Attention: Investor Relations
        Telephone: (603) 926-5911

      These documents are available from Fisher without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/ prospectus forms a part.

      This joint proxy statement/ prospectus also incorporates by reference the documents listed below that Apogent has previously filed or will file with the SEC. They contain important information about Apogent, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2003;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2003 and March 31, 2004;

•	Current Reports on Form 8-K, dated October 15, 2003, December 11, 2003, December 12, 2003, December 30, 2003, March 17, 2004, and April 16, 2004, and an amendment (filed on October 24, 2003) of a Form 8-K, dated May 13, 2003;

•	the description of Apogent common stock in Apogent’s current report on Form 8-K, dated November 15, 2001, and any amendment or report filed with the SEC for the purpose of updating such description; and

•	the description of Apogent preferred stock purchase rights in Apogent’s registration statement on Form 8-A, dated December 11, 2000, as amended in Form 8-A/ A, filed on March 17, 2004, and any amendment or report filed with the SEC for the purpose of updating such description.

      In addition, Apogent incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/ prospectus and prior to the date of the Apogent special meeting. Such documents are considered to be a part of this joint proxy statement/ prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

      You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or Apogent will provide you with copies of these documents, without charge, upon written or oral request to:

      Apogent Technologies Inc.

        30 Penhallow Street
        Portsmouth, New Hampshire 03801
        Attention: Investor Relations
        Telephone: (603) 433-6131

      If you are a stockholder of Fisher or Apogent and would like to request documents, please do so by June 21, 2004 to receive them before the Fisher annual meeting and the Apogent special meeting. If you request any documents from Fisher or Apogent, Fisher or Apogent will mail them to you by first class mail, or another equally prompt means, within one business day after Fisher or Apogent receives your request.

      This document is a prospectus of Fisher and is a joint proxy statement of Fisher and Apogent for the Fisher annual meeting and the Apogent special meeting. Neither Fisher nor Apogent has authorized anyone to give any information or make any representation about the merger or Fisher or Apogent that is different from, or in addition to, that contained in this joint proxy statement/ prospectus or in any of the materials that Fisher has incorporated by reference in this joint proxy statement/ prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

ANNUAL REPORT

      The Annual Report to Stockholders of Fisher for the year ended December 31, 2003 was previously mailed to all stockholders of Fisher of record on April 8, 2004.

      Fisher’s 2003 Annual Report on Form 10-K, filed with the SEC, is available without charge by written request from the office of the Secretary, Fisher Scientific International Inc., One Liberty Lane, Hampton, New Hampshire 03842.

      Additional information about Fisher can be found at Fisher’s website: www.fisherscientific.com.

ANNEX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER
by and among
FISHER SCIENTIFIC INTERNATIONAL INC.,
FOX MERGER CORPORATION
and
APOGENT TECHNOLOGIES INC.
dated as of March 17, 2004,
as amended April 16, 2004

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

TABLE OF CONTENTS

ARTICLE I THE MERGER		A-1
SECTION 1.1	The Merger	A-1
SECTION 1.2	Closing	A-1
SECTION 1.3	Effective Time	A-2
SECTION 1.4	Effects of the Merger	A-2
SECTION 1.5	Organizational Documents of the Surviving Corporation	A-2
SECTION 1.6	Directors and Officers of the Surviving Corporation	A-2
SECTION 1.7	Alternative Structure	A-2
ARTICLE II EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES		A-3
SECTION 2.1	Effect on Capital Stock	A-3
SECTION 2.2	Exchange of Shares and Certificates	A-4
ARTICLE III REPRESENTATIONS AND WARRANTIES		A-6
SECTION 3.1	Representations and Warranties of Apogent	A-6
(a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries		A-6
(b) Capital Structure		A-7
(c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents		A-8
(d) SEC Documents; Financial Statements		A-10
(e) Information Supplied		A-11
(f) Absence of Certain Changes or Events		A-12
(g) Compliance with Applicable Laws; Permits; Litigation		A-12
(h) Labor and Other Employment Matters		A-13
(i) Benefit Plans		A-14
(j) Taxes		A-16
(k) Interested Party Transactions		A-18
(l) Environmental Matters		A-18
(m) Intellectual Property		A-18
(n) State Takeover Statutes		A-19
(o) Brokers		A-19
(p) Opinion of Financial Advisor		A-19
(q) Material Contracts		A-19
(r) Real Property		A-21
(s) Apogent Rights Agreement		A-21
SECTION 3.2	Representations and Warranties of Fisher and Merger Sub	A-21
(a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries		A-22
(b) Capital Structure		A-23
(c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents		A-24
(d) SEC Documents; Financial Statements		A-26
(e) Information Supplied		A-27
(f) Absence of Certain Changes or Events		A-27
(g) Compliance with Applicable Laws; Permits; Litigation		A-28

A-i

A-ii

A-iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

      THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 17, 2004, and amended on April 16, 2004, by and among FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (“Fisher”), FOX MERGER CORPORATION, a Wisconsin corporation and a direct wholly-owned subsidiary of Fisher (“Merger Sub”), and APOGENT TECHNOLOGIES INC., a Wisconsin corporation (“Apogent”).

W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Fisher, Merger Sub and Apogent have deemed it advisable and fair to and in the best interests of their respective corporations and stockholders or shareholders, as applicable, that Fisher and Apogent engage in a business combination in order to advance their respective long-term strategic business interests; and

      WHEREAS, in furtherance thereof, the respective Boards of Directors of Fisher, Merger Sub and Apogent have approved this Agreement and the merger of Merger Sub with and into Apogent with Apogent continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Wisconsin Business Corporation Law (the “WBCL”); and

      WHEREAS, the Board of Directors of Apogent has approved and has determined to recommend to its shareholders the approval and adoption of this Agreement and the Merger; and

      WHEREAS, the Board of Directors of Fisher has approved, and has determined to recommend to its stockholders approval of, the issuance of shares of Fisher Common Stock (as defined in Section 2.1(a)) in connection with the Merger (the “Stock Issuance”); and

      WHEREAS, Fisher, as the sole shareholder of Merger Sub, has approved this Agreement and the Merger;

      WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368 of the Code; and

      WHEREAS, the parties hereto entered into a Merger Agreement on March 17, 2004 and wish to amend and restate such Merger Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE MERGER

      SECTION 1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Apogent, the separate corporate existence of Merger Sub shall cease and Apogent shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the property, rights, privileges, powers and franchises of Merger Sub in accordance with the WBCL.

      SECTION 1.2     Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date.”

      SECTION 1.3     Effective Time. Subject to the terms and conditions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger in such form as required by, and executed in accordance with, the relevant provisions of the WBCL (the “Articles of Merger”) with the Department of Financial Institutions of the State of Wisconsin (the “DFI”) and shall make all other filings or recordings required under the WBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the DFI, or at such subsequent date or time as Fisher and Apogent shall agree and specify in the Articles of Merger, which date shall be not more than 90 days after the date the Articles of Merger are received for filing. The time at which the Merger becomes effective is referred to herein as the “Effective Time.”

      SECTION 1.4     Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCL.

      SECTION 1.5     Organizational Documents of the Surviving Corporation. The Apogent Charter (as defined in Section 3.1(a)(ii)), as in effect immediately prior to the Effective Time, shall thereafter be the articles of incorporation of the Surviving Corporation, until amended in accordance with Applicable Laws (as defined in Section 3.1(g)(ii)) and as provided in such articles of incorporation. The Apogent Bylaws (as defined in Section 3.1(a)(ii)), as in effect immediately prior to the Effective Time, shall thereafter be the bylaws of the Surviving Corporation, until amended in accordance with Applicable Laws and as provided in such bylaws.

      SECTION 1.6     Directors and Officers of the Surviving Corporation. The directors and officers of Apogent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and Applicable Laws. Immediately after the Effective Time, Fisher and the Surviving Corporation shall take all action necessary to elect and/or appoint as directors and officers of the Surviving Corporation designees of Fisher so that such designees constitute the entire board of directors and the officers, respectively, of the Surviving Corporation.

      SECTION 1.7     Alternative Structure. Apogent and Fisher may mutually agree in writing to cause the “Merger” to be a merger of Apogent with and into Merger Sub at the Effective Time, in which case, following the “Merger,” the separate corporate existence of Apogent will cease and Merger Sub shall continue as the Surviving Corporation, at any time prior to receipt of both Apogent Shareholder Approval (as defined in Section 3.1(c)(iii)) and Fisher Stockholder Approval, or at any time thereafter if, with appropriate disclosure, any required further approval of the revised structure is obtained from the shareholders of Apogent and the stockholders of Fisher, as applicable; provided, however, that (a) any such change to the structure of the Merger would not affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code, (b) any such change to the structure of the Merger would not affect the proposed accounting treatment for the Merger or the tax treatment to Fisher, Apogent or their stockholders or shareholders, as applicable, or otherwise prejudice Fisher, Apogent or their stockholders or shareholders, as applicable, or, with respect to Section 5.5, materially prejudice any third party beneficiary thereof, (c) any such change to the structure of the Merger would not delay the consummation of the Merger or any of the other transactions contemplated hereby in any respect and (d) any such change to the structure of the Merger would not in any way affect the corporate governance structure of Fisher, Apogent or the Surviving Corporation. Apogent and Fisher agree to consider in good faith the request of the other party to revise the structure of the Merger from that set forth herein and, upon mutual written agreement to revise the structure of the Merger, shall, subject to the foregoing, take any action necessary to permit the provisions of this Article I to be effective and shall make such other changes that are necessary to be made to reflect the change in structure that has been agreed.

ARTICLE II

EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES

      SECTION 2.1     Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Fisher, Merger Sub, Apogent or the holders of any shares of common stock, par value $0.01 per share, of Apogent, “Apogent Common Stock”):

(a) Conversion of Apogent Common Stock. Subject to Sections 2.1(e) and 2.1(f), each share of Apogent Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Apogent Common Stock to be canceled pursuant to Section 2.1(c), shall be automatically converted into and become the right to receive .56 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, par value $0.01 per share (“Fisher Common Stock”), of Fisher (the “Merger Consideration”). As a result of the Merger, at the Effective Time, each holder of a Certificate (as defined in Section 2.2(b)) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of the shares of Apogent Common Stock represented by such Certificate immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such Certificate in accordance with Section 2.2(b) (or, in the case of a lost, stolen or destroyed Certificate, Section 2.2(i)).

(b) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(c) Cancellation of Treasury Shares. Each share of Apogent Common Stock held in the treasury of Apogent, if any, shall automatically be extinguished without any conversion, and no consideration shall be delivered in respect thereof or any shares of Apogent Common Stock owned, beneficially or of record, by any Subsidiary of Apogent.

(d) Apogent Options and Employee Stock Purchase Plans. At the Effective Time, (i) all options to purchase Apogent Common Stock (each, an “Apogent Option”) and all Apogent Restricted Stock Units (as defined in Section 5.11(a)(ii)) issued and outstanding under each Apogent Stock Plan (as defined in Section 3.1(b)(i)) shall vest (to the extent presently unvested) and, in the case of Apogent Restricted Stock Units, become nonforfeitable and, in the case of Apogent Options, become exercisable and be assumed by Fisher in accordance with Section 5.11(a) and (ii) all rights outstanding under Apogent’s Employee Stock Purchase Plan (the “Apogent Purchase Plan”), shall be treated as set forth in Section 5.11(b).

(e) Fractional Shares. No fraction of a share of Fisher Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Apogent Common Stock who would otherwise be entitled to a fraction of a share of Fisher Common Stock (after aggregating all shares of Fisher Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder’s Certificate or Certificates, receive from Fisher an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) the fractional share interest (after aggregating all shares of Fisher Common Stock that would otherwise be received by such holder) which such holder would otherwise receive, multiplied by (ii) the closing price of one share of Fisher Common Stock on the New York Stock Exchange (“NYSE”) Composite Transactions Tape ending on the trading day one day prior to the Effective Time.

(f) Adjustments to Exchange Ratio. The Exchange Ratio and the Merger Consideration shall be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Fisher Common Stock or Apogent Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Fisher Common Stock or Apogent Common Stock having a record date occurring on or after the date hereof and prior to the Effective Time.

      SECTION 2.2     Exchange of Shares and Certificates.

      (a) Exchange Agent. At or prior to the Effective Time, Fisher shall engage an institution reasonably satisfactory to Apogent to act as exchange agent in connection with the Merger (the “Exchange Agent”), pursuant to an agreement reasonably satisfactory to Apogent. At the Effective Time, Fisher shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Apogent Common Stock immediately prior to the Effective Time, certificates representing the shares of Fisher Common Stock issuable pursuant to Section 2.1(a). In addition, Fisher shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time, cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to Section 2.1(e) and any dividends or distributions to which holders of shares of Apogent Common Stock may be entitled pursuant to Section 2.2(c). All cash and certificates representing shares of Fisher Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

      (b) Exchange Procedures. Promptly after the Effective Time, and in any event within 10 business days after the Effective Time, Fisher shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Apogent Common Stock (the “Certificates”), which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and which shall be in form and substance reasonably satisfactory to Fisher and Apogent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Fisher Common Stock, cash in lieu of any fractional shares pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c). Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Fisher Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 2.1 (which shall be in uncertificated book entry form unless a physical certificate is requested), payment by cash or check in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Apogent Common Stock which is not registered in the transfer records of Apogent, a certificate representing the proper number of shares of Fisher Common Stock may be issued to a Person (as defined in Section 8.3(n)) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Fisher Common Stock to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Fisher that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 2.1(e) or Section 2.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.1(e) or Section 2.2(c).

      (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of Fisher Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Fisher Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(e) hereof, until such Certificate has been surrendered in accordance with this Article II. Subject to Applicable Laws, following surrender of any such Certificate, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender, the number of whole shares of Fisher Common

Stock issuable in exchange therefor pursuant to this Article II, together with any cash payable in lieu of a fractional share of Fisher Common Stock to which such holder is entitled pursuant to Section 2.1(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Fisher Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Fisher Common Stock.

      (d) No Further Ownership Rights in Apogent Common Stock. All shares of Fisher Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to Section 2.1(e) or Section 2.2(c) shall be deemed to have been issued (or paid) in full satisfaction of all rights pertaining to the shares of Apogent Common Stock previously represented by such Certificates. After the Effective Time, the stock transfer books of Apogent shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Apogent Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

      (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates one year after the Effective Time shall be delivered to Fisher, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Fisher for payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of Fisher Common Stock pursuant to Section 2.1(e) and any dividends or distributions pursuant to Section 2.2(c).

      (f) No Liability. None of Fisher, Merger Sub, Apogent or the Exchange Agent or any of their respective directors, officers, employees and agents shall be liable to any Person in respect of any shares of Fisher Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any shares of Fisher Common Stock, any cash in lieu of fractional shares of Fisher Common Stock or any dividends or distributions with respect to Fisher Common Stock issuable in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c)(v)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

      (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Fisher on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable to former shareholders of Apogent after the Effective Time pursuant to this Article II. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to Fisher.

      (h) Withholding Rights. Fisher and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Apogent Common Stock immediately prior to the Effective Time such amounts as Fisher or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Fisher or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

      (i) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Fisher Common Stock as may be required pursuant to Section 2.1(a), cash for fractional shares pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c); provided, however, that Fisher may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Fisher, or a bond in such sum as Fisher may reasonably direct as indemnity, against any claim that may be made against Fisher or the Exchange Agent in respect of the Certificates alleged to have been lost, stolen or destroyed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

      SECTION 3.1     Representations and Warranties of Apogent. Except as set forth in (x) the disclosure schedule dated as of the date of this Agreement and executed and delivered by Apogent to Fisher concurrently with or prior to the execution and delivery by Apogent of this Agreement (the “Apogent Disclosure Schedule”) and (y) the Apogent SEC Documents filed prior to the date hereof (as defined in Section 3.1(d)(i)), Apogent represents and warrants to Fisher and Merger Sub as set forth in this Article III. Each disclosure set forth in the Apogent Disclosure Schedule, and any other information included in the Apogent Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual subsection of this Agreement and shall be deemed to be disclosed solely for purposes of, and shall qualify and be treated as an exception to, such subsection, except to the extent that disclosure in one subsection of the Apogent Disclosure Schedule is specifically referred to in another subsection of the Apogent Disclosure Schedule by appropriate cross-reference and except to the extent that the relevance of a disclosure in one subsection of the Apogent Disclosure Schedule to another subsection of the Apogent Disclosure Schedule is reasonably apparent. The parties hereby agree that no reference to or disclosure of any item or other matter in the Apogent Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Apogent Disclosure Schedule or (3) any breach or violation of Applicable Laws or any Contract (as defined in Section 8.3(d)) exists or has actually occurred.

(a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

(i) Organization, Standing and Corporate Power. Apogent and each of its Subsidiaries (as defined in Section 8.3(o)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate (or similar) power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as currently conducted, except for those jurisdictions in which the failure to have such power, authority or government approvals and to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(k)) on Apogent and its Subsidiaries, taken as a whole. Each of Apogent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(ii) Charter Documents. Apogent has delivered or made available to Fisher prior to the execution of this Agreement complete and correct copies of (A) the Restated Articles of Incorporation of Apogent (including any certificates of designation), as amended and currently in effect (the “Apogent Charter”), and the bylaws of Apogent, as amended and currently in effect (the “Apogent Bylaws,” and, together with the Apogent Charter, the “Apogent Organizational Documents”) and (B) the articles or certificate of incorporation and bylaws or like organizational documents of each of the Apogent Significant Subsidiaries (as defined in Section 3.1(a)(iii)), as amended and currently in effect (collectively, the “Apogent Subsidiary Organizational Documents”), and each such instrument is in full force and effect. Apogent is not in material violation of the Apogent Organizational Documents and no Apogent Significant Subsidiary (as defined in Section 3.1(a)(iii)) is in material violation of its Apogent Subsidiary Organizational Documents.

(iii) Subsidiaries. Section 3.1(a)(iii) of the Apogent Disclosure Schedule lists all the Subsidiaries of Apogent which, as of the date of this Agreement, are significant subsidiaries (as defined in Rule 1-02 of Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”)) (the “Apogent Significant Subsidiaries”). Except as set forth in Section 3.1(a)(iii) of the Apogent Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Apogent Significant Subsidiary have been validly issued and are fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and are owned directly or indirectly by Apogent, free and clear of all mortgages, pledges, claims, restrictions, infringements, liens, charges, encumbrances and security interests and claims of any kind or nature whatsoever (collectively, “Liens”) and free of any other restriction (including preemptive rights and any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

(b) Capital Structure.

(i) The authorized capital stock of Apogent consists of 250,000,000 shares of Apogent Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (“Apogent Preferred Stock”). At the close of business on March 12, 2004, (A) 88,845,288 shares of Apogent Common Stock were issued and outstanding; (B) no shares of Apogent Preferred Stock were issued and outstanding; (C) 9,839,292 shares of Apogent Common Stock were reserved for issuance upon conversion of Apogent’s 2% senior Convertible Debt (as defined in Section 8.3(e)) due 2021; (D) 10,426,110 shares of Apogent Common Stock were reserved for issuance upon conversion of Apogent’s floating senior Convertible Debt due 2033; (E) 1,441,194 shares of Apogent Common Stock were reserved for issuance pursuant to the Apogent Purchase Plan, as effective as of January 1, 2002; (F) 14,031,853 shares of Apogent Common Stock were reserved for issuance in respect of outstanding Apogent Options or Apogent Restricted Stock Units and future grants of Apogent Options pursuant to the 1990 Stock Option Plan, as amended, the Amended and Restated 1993 Long-Term Incentive Plan, the 1994 Amended and Restated Outside Directors’ Stock Option Plan, the 1999 Outside Directors’ Stock Option Plan and the 2001 Equity Incentive Plan (such plans, collectively, the “Apogent Stock Plans”), complete and correct copies of which, in each case as amended, have been filed as exhibits to the Apogent SEC Documents prior to the date of this Agreement or delivered to Fisher; and (G) 2,500,000 shares of Apogent Preferred Stock were designated as Series A Preferred Stock, par value $0.01 per share, and were reserved for issuance upon the exercise of preferred share purchase rights (the “Apogent Rights”) issued pursuant to the Rights Agreement, dated December 11, 2000, between Apogent and Fleet National Bank as rights agent (the “Apogent Rights Agreement”). Each outstanding share of capital stock of Apogent is duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and free of preemptive rights.

(ii) As of the close of business on March 12, 2004, 13,006,160 shares of Apogent Common Stock were subject to issuance pursuant to outstanding Apogent Options and Apogent Restricted Stock Units under the Apogent Stock Plans. All shares of Apogent Common Stock subject to issuance under the Apogent Stock Plans and the Apogent Purchase Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and free of preemptive rights. Except as set forth in Section 3.1(b)(ii) of the Apogent Disclosure Schedule, there are no commitments or agreements of any character to which Apogent is a party or otherwise bound obligating Apogent to accelerate the vesting of any Apogent Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events), and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Apogent.

(iii) No bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which shareholders of Apogent may vote (“Voting Debt”) are issued or outstanding as of the date hereof.

(iv) Except as set forth in Section 3.1(b)(iv) of the Apogent Disclosure Schedule, as of March 12, 2004, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Apogent or any of its Subsidiaries is a party or by which any of them is bound obligating Apogent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Apogent or any of its Subsidiaries, or obligating Apogent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of Apogent Common Stock, all outstanding Apogent Options and all outstanding shares of capital stock of each Subsidiary of Apogent have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other Applicable Laws and (B) all requirements set forth in applicable material Contracts.

(v) Since October 1, 2003, and through the date hereof, except as set forth in Section 3.1(b)(v) or Section 3.1(b)(ii) of the Apogent Disclosure Schedule, other than (A) issuances of Apogent Common Stock pursuant to the exercise of Apogent Options granted under Apogent Stock Plans, (B) issuances of Apogent Common Stock pursuant to the Apogent Purchase Plan, (C) repurchases of Apogent Common Stock from employees of Apogent following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (D) issuances of Apogent Common Stock (consisting of newly-issued shares or shares in treasury) as contributions of Apogent Common Stock to defined contribution plans sponsored by Apogent and (E) grants of Apogent Options under Apogent Stock Plans in the ordinary course of business consistent with past practice, there has been no change in (1) the outstanding capital stock of Apogent, (2) the number of Apogent Options outstanding or (3) the number of other options, warrants or other rights to purchase Apogent capital stock.

(vi) Except as set forth in Section 3.1(b)(ii) or Section 3.1(b)(vi) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries is a party to any currently effective agreement (A) restricting the purchase or transfer of, (B) relating to the voting of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring registration of or (E) granting any preemptive or antidilutive rights with respect to any capital stock of Apogent or any of its Subsidiaries or any securities of the type referred to in Section 3.1(b)(iv) hereof.

(vii) Except as set forth in Section 3.1(b)(vii) of the Apogent Disclosure Schedule, other than its Subsidiaries, as of the date hereof, Apogent does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to Apogent and its Subsidiaries, taken as a whole. There are no outstanding contractual obligations of Apogent or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of Apogent or any other Person, other than guarantees by Apogent of any indebtedness or other obligations of any wholly-owned Subsidiary of Apogent and other than loans made in the ordinary course consistent with past practice to employees of Apogent and its Subsidiaries.

(viii) Neither Apogent nor any of its Subsidiaries owns any shares of capital stock of Fisher or any of its Subsidiaries.

(c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

(i) Authority. Apogent has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Apogent, and the consummation by Apogent of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Apogent, and no other corporate proceedings on the part of Apogent and no shareholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to approval of this Agreement and the Merger, the Apogent Shareholder Approval (as defined in Section 3.1(c)(iii)). This Agreement has been duly executed and delivered by Apogent. Assuming the due authorization, execution and delivery of this Agreement by Fisher and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of Apogent enforceable against Apogent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(ii) Board Approval. The Board of Directors of Apogent has (A) determined that this Agreement and the Merger are advisable and fair to and in the best interests of Apogent and its shareholders, (B) duly approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved (subject to Section 4.2(d)) to recommend this Agreement and the Merger to its shareholders for approval and (D) subject to Section 5.1(b), directed that this Agreement and the Merger be submitted to its shareholders for consideration in accordance with this Agreement.

(iii) Voting Requirements. Based on the representation and warranty of Fisher in Section 3.2(b)(ix) of this Agreement, the affirmative vote of a majority of the votes that holders of the outstanding shares of Apogent Common Stock are entitled to cast (the “Apogent Shareholder Approval”) is the only vote of the holders of any class or series of Apogent capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

(iv) No Conflict. Except as set forth in Section 3.1(c)(iv) of the Apogent Disclosure Schedule, the execution and delivery of this Agreement by Apogent do not, and the consummation by Apogent of the transactions contemplated hereby and compliance by Apogent with the provisions of this Agreement will not, conflict with, result in any violation or breach of or change of control or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Apogent or any of its Subsidiaries or any restriction on the conduct of Apogent’s business or operations under, (A) the Apogent Organizational Documents or the Apogent Subsidiary Organizational Documents, (B) any Contract or Apogent Permit (as defined in Section 3.1(g)(i)) or (C) subject to the governmental filings and other matters referred to in Section 3.1(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Apogent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(v) Required Filings or Consents. No consent, approval, order or authorization or permit of, action by or in respect of, registration, declaration or filing with, or notification to, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a “Governmental Entity”) or any other Person is required to be made, obtained, performed or given to or with respect to Apogent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Apogent or the consummation by Apogent of the transactions contemplated hereby, except for:

(A) the filing of a pre-merger notification and report form by Apogent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

(B) the filing with the SEC of:

(1) a proxy statement relating to the Apogent Shareholders’ Meeting (as defined in Section 5.1(b)) (such proxy statement, together with the proxy statement relating to the Fisher Stockholders’ Meeting (as defined in Section 5.1(b), in each case as amended or supplemented from time to time, the “Joint Proxy Statement”);

(2) such reports and filings under Section 13(a), 13(d), 14(a), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

(C) the filing of the Articles of Merger with the DFI and appropriate documents with the NYSE and the relevant authorities of other states in which Apogent is qualified to do business and such filings as may be necessary in accordance with state securities or other “blue sky” laws;

(D) the Apogent Shareholder Approval;

(E) the consents, approvals, orders or authorizations set forth in Section 3.1(c)(v) of the Apogent Disclosure Schedule; and

(F) other such consents, approvals, orders or authorizations, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(d) SEC Documents; Financial Statements.

(i) Apogent has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) presently required to be so filed by Apogent since October 1, 2002 (excluding the Joint Proxy Statement, the “Apogent SEC Documents”). As of their respective dates, the Apogent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, to the extent in effect, the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the SEC promulgated thereunder applicable to such Apogent SEC Documents, and none of the Apogent SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Apogent SEC Document filed with the SEC prior to the date hereof. No Subsidiary of Apogent is subject to the periodic reporting requirements of the Exchange Act.

(ii) Each of the principal executive officer of Apogent and the principal financial officer of Apogent (or each former principal executive officer of Apogent and each former principal financial officer of Apogent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Apogent SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither Apogent nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iii) The financial statements of Apogent included in the Apogent SEC Documents, including each Apogent SEC Document filed after the date hereof until the Effective Time, comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K or other applicable rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Apogent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). The financial books and records of Apogent and its Subsidiaries, taken as a whole, are true and correct in all material respects.

(iv) Except as reflected or reserved against in the balance sheet of Apogent, dated December 31, 2003, included in the Form 10-Q filed by Apogent with the SEC on February 13, 2004 (including the notes thereto, the “Apogent Balance Sheet”) and except as set forth in Section 3.1(d)(iv) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, known or unknown, contingent or otherwise) nor, to the Knowledge (as defined in Section 8.3(j)) of Apogent, does any basis exist therefor, other than (A) liabilities or obligations incurred since December 31, 2003 in the ordinary course of business consistent with past practice which would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, (B) liabilities or obligations under the Apogent Material Contracts set forth in Section 3.1(q)(ii) of the Apogent Disclosure Schedule, (C) liabilities or obligations incurred pursuant to Contracts entered into after the date hereof not in violation of this Agreement and (D) liabilities or obligations incurred pursuant to this Agreement or the transactions contemplated hereby.

(v) Except as set forth in Section 3.1(d)(v) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including without limitation any contract or arrangement relating to any transaction or relationship between or among Apogent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (as defined in Section 8.3(a)), including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Apogent or any of its Subsidiaries in Apogent’s or such Subsidiary’s published financial statements or other Apogent SEC Documents.

(vi) No “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) filed as an exhibit to the Apogent Form 10-K has been amended or modified, except for amendments or modifications which have been filed as an exhibit to a subsequently dated Apogent SEC Document or are not required to be filed with the SEC.

(e) Information Supplied. None of the information supplied or to be supplied by or on behalf of Apogent for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Fisher in connection with the issuance of Fisher Common Stock in the Merger (including any amendments or supplements, the “Form S-4”) will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Apogent’s shareholders or at the time of the Apogent Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Apogent with respect to information or statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement which were not supplied by or on behalf of Apogent.

(f) Absence of Certain Changes or Events.

(i) Except as set forth in Section 3.1(f) of the Apogent Disclosure Schedule, since October 1, 2003 through the date hereof, except as and to the extent disclosed in the Apogent SEC Documents filed prior to the date of this Agreement and except for liabilities incurred pursuant to this Agreement or the transactions contemplated hereby:

(A) Apogent and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

(B) there has not been any split, combination or reclassification of any of Apogent’s capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of or in substitution for, shares of Apogent’s capital stock;

(C) except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by Apogent; and

(D) there has not been any action taken by Apogent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a), other than actions in connection with entering into this Agreement.

(ii) Since October 1, 2003 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(g) Compliance with Applicable Laws; Permits; Litigation.

(i) Apogent, its Subsidiaries and employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), and the regulations of the U.S. Food and Drug Administration (the “FDA”) promulgated thereunder) and third Persons which are required for Apogent and its Subsidiaries to own, lease and operate its properties and other assets and to carry on their respective businesses in the manner described in the Apogent SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the “Apogent Permits”), and all Apogent Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Apogent Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(ii) Except as set forth in Section 3.1(g)(ii) of the Apogent Disclosure Schedule, Apogent and its Subsidiaries are, and have been at all times since October 1, 2002, in compliance with the terms of the Apogent Permits and all laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity, including the Public Health Service Act, Biological Products, 21 C.F.R. óó 600-610 (the “Public Health Service Act”) (all such laws, statutes, orders, rules, regulations, policies, directives, guidelines, judgments, decisions and orders, collectively, “Applicable Laws”) relating to Apogent and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Apogent Permits or such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole. Except as set forth in Section 3.1(g)(ii) of the Apogent Disclosure Schedule, since October 1, 2002, neither Apogent nor any of its Subsidiaries has received any written notification from any Governmental Entity (A) asserting that Apogent or any of its Subsidiaries is not in compliance with, or at any time since such date has failed to comply with, Applicable Laws (except for any such lack of compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole) or (B) or threatening to revoke any Apogent Permit (except for any such revocation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole) nor, to the Knowledge of Apogent, does any basis exist therefore. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of Apogent, has been threatened in writing against Apogent or any of its Subsidiaries.

(iii) Except with respect to Section 404 of SOX, Apogent is, and has been, in compliance in all material respects with the provisions of SOX applicable to it on or prior to the date hereof and has implemented such programs and has taken all reasonable steps necessary to ensure Apogent’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to Apogent after the date hereof.

(iv) As of the date hereof, except as and to the extent disclosed in the Apogent SEC Documents filed prior to the date of this Agreement, including the notes to the financial statements included therein, no action, audit, demand, claim, suit, proceeding, requirement or investigation by any Governmental Entity, and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting Apogent or any of its Subsidiaries or any of their respective properties, including Intellectual Property (as defined in Section 8.3(i)), is pending or, to the Knowledge of Apogent, threatened which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(v) Neither Apogent nor any of its Subsidiaries is, or at any time since October 1, 2002 has been, subject to any outstanding order, injunction or decree which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(h) Labor and Other Employment Matters.

(i) As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, or as set forth in Section 3.1(h)(i) of the Apogent Disclosure Schedule, (A) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other material labor disputes against Apogent or any of its Subsidiaries are pending or, to the Knowledge of Apogent, threatened, (B) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of Apogent, threatened against Apogent or any of its Subsidiaries, (C) neither Apogent nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (D) neither Apogent nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, (E) no employee of Apogent, at the officer level or above, has given written notice to Apogent or any of its Subsidiaries that any such employee intends to terminate his or her employment with Apogent or any of its Subsidiaries, (F) to the Knowledge of Apogent, no employee of Apogent or any of its Subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement, common law nondisclosure obligations, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Apogent or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Apogent or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, (G) neither Apogent nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and (H) Apogent and its Subsidiaries are in compliance with all Applicable Laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988.

(ii) Except as set forth in Section 3.1(h)(ii) of the Apogent Disclosure Schedule, as of the date hereof,

(A) neither Apogent nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement, work rules or practices with a labor union, labor organization or works council, nor are any such agreements, work rules or practices presently being negotiated;

(B) none of the employees of Apogent or any of its Subsidiaries is represented by any labor union, labor organization or works council in his or her capacity as an employee of Apogent or any of its Subsidiaries;

(C) no labor union, labor organization or works council or group of employees of Apogent or any of its Subsidiaries has made a pending demand for recognition or certification to Apogent or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Apogent, threatened to be brought or filed with the National Labor Relations Board (“NLRB”) or any other labor relations tribunal or authority; and

(D) to the Knowledge of Apogent, no labor union, labor organization or works council is seeking to organize any employees of Apogent or any of its Subsidiaries.

(i) Benefit Plans.

(i) Section 3.1(i)(i)(A) of the Apogent Disclosure Schedule sets forth a true and complete list of each written bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option or other equity compensation, phantom stock, stock-related or performance award, retirement, vacation, severance or termination pay, change in control, retention, disability, death benefit, hospitalization, medical, life insurance, loan, disability, and other similar plan, arrangement, agreement or understanding, including, without limitation, each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and any employment agreement, consulting agreement, termination or severance agreement (such plans, agreements, arrangements or understandings, except any plan which is a Multiemployer Plan (as defined in Section 8.3(l)), collectively, “Benefit Plans”) with or for the benefit of any current or former employee, officer or director of Apogent or any of its Subsidiaries or ERISA Affiliates (as defined in Section 3.1(i)(v)) or with respect to which Apogent or any of its Subsidiaries or ERISA Affiliates have any obligations or liabilities (the “Apogent Benefit Plans”). With respect to the Apogent Benefit Plans, no event has occurred, and there exists no condition or set of circumstances, which would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, under ERISA, the Code or any other Applicable Laws. Neither Apogent, nor any of its Subsidiaries, nor, to the Knowledge of Apogent, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Apogent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or any other Applicable Laws. Except as set forth in Section 3.1(i)(i)(B) of the Apogent Disclosure Schedule, Apogent has delivered or made available to Fisher true, correct and complete copies of all Apogent Benefit Plans

(or, if not so delivered, has delivered or made available to Fisher a written summary of their material terms) and, with respect thereto, all amendments, trust agreements, insurance Contracts, other funding vehicles, determination letters issued by the Internal Revenue Service, the most recent annual reports (Form 5500 series) filed with the Internal Revenue Service and the most recent actuarial report or other financial statement relating to such Apogent Benefit Plan.

(ii) Each Apogent Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Laws and with the terms of all applicable collective bargaining agreements. Each Apogent Benefit Plan, including any material amendments thereto, that is capable of approval by, or registration or qualification for special tax status with, the appropriate taxation, social security or supervisory authorities in the relevant country, state, territory or the like (each, an “Approval”) has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval), and no event has occurred which would reasonably be expected to result in the revocation of such Approval or the imposition of material sanctions by such authorities. Without limiting the generality of the foregoing, each Apogent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter from the Internal Revenue Service that the Apogent Benefit Plan is so qualified and all related trusts are exempt from U.S. federal income taxation under Section 501(a) of the Code, and, to the Knowledge of Apogent, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification or exemption.

(iii) Except as set forth in Section 3.1(i)(iii) of the Apogent Disclosure Schedule, to the Knowledge of Apogent, no oral or written representation or commitment with respect to any material aspect of any Apogent Benefit Plan has been made to an employee or former employee of Apogent or any of its Subsidiaries by an authorized Apogent employee that is not materially in accordance with the written or otherwise pre-existing terms and provisions of such Apogent Benefit Plans. To the Knowledge of Apogent, neither Apogent nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them).

(iv) There are no material unresolved claims or disputes under the terms of, or in connection with, any Apogent Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or threatened with respect to any material claim or otherwise in connection with an Apogent Benefit Plan.

(v) Except as set forth in Section 3.1(i)(v) of the Apogent Disclosure Schedule, with respect to each Funded Retirement Plan (as defined below) of Apogent or any of its Subsidiaries, the aggregate value of the assets of such Funded Retirement Plan is equal to or greater than the aggregate value of its liabilities assessed on an ongoing and terminated basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Laws and GAAP. For purposes of this Agreement, “Funded Retirement Plan” means, with respect to a party, a Benefit Plan that is a “pension plan” within the meaning of Section 3(2) of ERISA (whether or not such Benefit Plan is subject to ERISA) and under which the assets to satisfy the benefit obligations are legally segregated from the general assets of such party or any of its Subsidiaries and are not subject to the creditors of such party or any of its Subsidiaries. None of Apogent or any other Person or entity under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”) with Apogent has incurred, or is reasonably expected to incur, any liability to a Funded Retirement Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would reasonably be expected to result in a material liability of Apogent and its Subsidiaries, taken as a whole, which liability has not been fully paid.

(vi) Section 3.1(i)(vi) of the Apogent Disclosure Schedule sets forth a true and complete list of each Multiemployer Plan to which Apogent or any ERISA Affiliate of Apogent contributes or is required to contribute, or to which or with respect to which, Apogent or any ERISA Affiliate of Apogent has any material liability.

(vii) Except as set forth in Section 3.1(i)(vii) of the Apogent Disclosure Schedule, no Apogent Benefit Plan provides health benefits (whether or not insured) with respect to employees or former employees of Apogent or any of its Subsidiaries after retirement or other termination of service (other than coverage mandated by Applicable Laws or benefits, the full cost of which is borne by the employee or former employee).

(viii) Except as set forth in Section 3.1(i)(viii)(A) of the Apogent Disclosure Schedule, and except with respect to each unvested Apogent Option and Apogent Restricted Stock Unit, each of which by its terms will automatically vest and, in the case of an Apogent Option, become exercisable and, in the case of an Apogent Restricted Stock Unit, become nonforfeitable, upon a change of control of Apogent, neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Apogent Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of Apogent or any of its Subsidiaries. Except as set forth in Section 3.1(i)(viii)(B) of the Apogent Disclosure Schedule, there is no contract, agreement, plan or arrangement with an employee or former employee of Apogent to which Apogent or any of its Subsidiaries is a party as of the date of this Agreement that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

(j) Taxes.

(i) Each of Apogent and its Subsidiaries has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns (as defined below) required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority (as defined below) and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes (as defined in Section 3.1(j)(xi)) for all periods ending through the date hereof and (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

(ii) There are no material Liens for Taxes upon any property or assets of Apogent or any of its Subsidiaries, except for liens for Taxes not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Apogent SEC Documents filed prior to the date of this Agreement.

(iii) The most recent financial statements contained in the Apogent SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Apogent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

(iv) Except as set forth in Section 3.1(j)(iv) of the Apogent Disclosure Schedule, there is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Apogent or any of its Subsidiaries which, if determined adversely, would be expected to result in a material Tax deficiency. Neither Apogent nor any of its Subsidiaries has received written notice of any claim made by a Governmental Entity in a jurisdiction where Apogent or any of its Subsidiaries, as applicable, does not file a Tax Return, that Apogent or such Subsidiary is or may be subject to taxation by that jurisdiction.

(v) The material income Tax Returns of Apogent and each of its Subsidiaries, including any predecessors thereof, have been examined by the applicable Tax Authority (or the applicable statutes of limitations for the assessment of income Taxes for such periods have expired) for all periods through and including September 30, 1999, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid or accrued as a liability on the most recent financial statements contained in the Apogent SEC Documents.

(vi) Except as set forth in Section 3.1(j)(vi) of the Apogent Disclosure Schedule, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Apogent or any of its Subsidiaries, and no power of attorney granted by either Apogent or any of its Subsidiaries with respect to any Taxes is currently in force.

(vii) Except as set forth in Section 3.1(j)(vii) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes (other than any agreements solely between Apogent and its Subsidiaries), and neither Apogent nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than a group the common parent of which is Apogent) or (B) has any liability for the Taxes of any Person (other than Apogent or any of its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(viii) Apogent and each of its Subsidiaries has delivered or made available to Fisher complete copies of all material income Tax Returns of Apogent and each of its Subsidiaries, including any predecessors thereof, for taxable years ending between October 1, 1999 and September 30, 2003, excepting such Tax Returns as have not been filed for the taxable year ending September 30, 2003 pursuant to appropriate extensions with respect thereto.

(ix) Except as set forth in Section 3.1(j)(ix) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has (A) agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (B) constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken (or caused to be taken) any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(x) Apogent is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xi) “Taxes” means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added; “Tax Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration or collection of any Taxes; and “Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including, without limitation, any information return, claim for refund, amended return, or declaration of estimated Taxes.

(k) Interested Party Transactions. Since the date of the Apogent Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

(l) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, (i) the operations of Apogent and its Subsidiaries are, and at all times since October 1, 2002 have been, in compliance with all applicable Environmental Laws (as defined in Section 8.3(f)), including possession and compliance with the terms of all licenses required by Environmental Laws, (ii) there are no pending or, to the Knowledge of Apogent, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against Apogent or any of its Subsidiaries or involving any real property currently or, to the Knowledge of Apogent, formerly owned, operated or leased or other sites at which Hazardous Materials (as defined in Section 8.3(h) were disposed of, or allegedly disposed of, by Apogent or any of its Subsidiaries, (iii) Apogent and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities (as defined in Section 8.3(g)), and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Apogent, formerly owned, operated or leased by Apogent or any of its Subsidiaries or operations thereon has resulted in or would reasonably be expected to result in Environmental Liabilities, and (iv) all real property owned or operated by Apogent or any of its Subsidiaries is free of contamination from Hazardous Materials that would have an adverse effect on human health or the environment.

(m) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, (i) Apogent or a Subsidiary of Apogent (A) owns and is listed in the records of the appropriate United States, state or foreign registry as the current owner of record for each application and registration of Intellectual Property or (B) has a legally enforceable right to use (in each case, free and clear of any Liens) all Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) except as set forth in Section 3.1(m)(ii) of the Apogent Disclosure Schedule, to the Knowledge of Apogent, the conduct of the business of Apogent and its Subsidiaries as currently conducted does not infringe on or misappropriate, either directly or indirectly (such as through contributory infringement or inducement to infringe), the Intellectual Property rights of any Person, and the use by Apogent or any of its Subsidiaries of any Intellectual Property is, to the Knowledge of Apogent, in accordance with any applicable grant, license, agreement, instrument or other arrangement pursuant to which Apogent or any Affiliate acquired the right to use such Intellectual Property; (iii) to the Knowledge of Apogent, no Person is misappropriating, infringing, diluting or otherwise violating any right of Apogent or any of its Subsidiaries with respect to any Intellectual Property owned or used by Apogent or any of its Subsidiaries, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any Person by Apogent or any of its Subsidiaries; (iv) to the Knowledge of Apogent, except as set forth in Section 3.1(m)(iv) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has received written notice by any Person of any pending or threatened claim, suit, action, mediation, arbitration, order or other adversarial proceeding (A) alleging infringement (or other violation) by Apogent or any of its Subsidiaries of Intellectual Property or other rights of any Person or (B) challenging Apogent’s or any of its Subsidiaries’ ownership or use of, or the validity, enforcement, registrability or maintenance of, any Intellectual Property owned or used by Apogent or any of its Subsidiaries, and, to the Knowledge of Apogent, no Intellectual Property owned or used by Apogent or any of its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property; (v) to the Knowledge of Apogent, the Intellectual Property owned or used by Apogent or any of its Subsidiaries (A) has been duly maintained, (B) is subsisting, in full force and effect, (C) is valid and enforceable, (D) has not expired, been cancelled or abandoned and (E) all maintenance, registration and renewal fees necessary to preserve the rights of Apogent in connection with such Intellectual Property have been paid in a timely manner, and there are no actions that must be taken by Apogent or any of its

Subsidiaries within 90 days from the date hereof, including the payment of any registration, maintenance or renewal fees or the filing with the United States Patent and Trademark Office or such other appropriate U.S. or foreign office or similar administrative agency of documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any rights in the registered or applied-for Intellectual Property; (vi) to the Knowledge of Apogent, except as set forth in Section 3.1(m)(vi) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements which (A) restrict Apogent’s or any of its Subsidiaries’ right to use any Intellectual Property, (B) restrict Apogent’s or any of its Subsidiaries’ businesses in order to accommodate a third Person’s Intellectual Property rights, (C) permit third parties to use any Intellectual Property owned or controlled by Apogent or any of its Subsidiaries or (D) reasonably would be expected to provide a third Person a defense to patent infringement in connection with any Intellectual Property owned or used by Apogent; (vii) to the Knowledge of Apogent, Apogent and each of its Subsidiaries has implemented commercially reasonable measures to maintain the confidentiality of the Intellectual Property and all other property used in the business of Apogent or any of its Subsidiaries as presently conducted; and (viii) each current and former employee of Apogent or any of its Subsidiaries who has contributed to or participated in research and development activities will not, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by Apogent or any of its Subsidiaries.

(n) State Takeover Statutes. Apogent has, or will have prior to the Effective Time, taken all necessary action so that, assuming compliance by Fisher and Merger Sub with their respective obligations hereunder and the accuracy of the representations and warranties made by Fisher and Merger Sub herein, no “business combination,” “moratorium,” “fair price,” “control share acquisition” or other state antitakeover statute or regulation, nor any takeover-related provision in the Apogent Organizational Documents, would (i) prohibit or restrict Apogent’s ability to perform its obligations under this Agreement, any related agreement or the Articles of Merger or its ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement or the Articles of Merger, or any provision hereof or thereof, or (iii) subject Fisher to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Articles of Merger.

(o) Brokers. Except for fees payable to Lehman Brothers Inc. (“Lehman”), no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Apogent.

(p) Opinion of Financial Advisor. Apogent has received the opinion of its financial advisor, Lehman, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Apogent Common Stock.

(q) Material Contracts.

(i) For purposes of this Agreement, “Apogent Material Contract” shall mean:

(A) Any employment, severance, consulting or other Contract with an employee or former employee, officer or director of Apogent or any Subsidiary of Apogent (other than any unwritten Contract for the employment of any such employee or former employee implied at law) which will require the payment of amounts by Apogent or any Subsidiary of Apogent, as applicable, after the date hereof in excess of $250,000 per annum;

(B) Any collective bargaining Contract with any labor union;

(C) Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $2,500,000;

(D) Any Contract containing covenants of Apogent or any Subsidiary of Apogent (1) to indemnify or hold harmless another Person or group of Persons, unless such indemnification or hold harmless obligation to such Person, or group of Persons, as the case may be, would not reasonably be expected to exceed a maximum of $1,000,000 (except for product warranty obligations in Contracts for the sale of goods in the ordinary course of business) or (2) not to (or otherwise restrict or limit the ability of Apogent or any of its Subsidiaries to) compete in any line of business or geographic area;

(E) Any Contract requiring aggregate future payments or expenditures in excess of $2,500,000 and relating to cleanup, abatement, remediation or similar actions in connection with environmental liabilities;

(F) Any license, royalty Contract or other Contract with respect to Intellectual Property which, pursuant to the terms thereof, requires payments by Apogent or any Subsidiary of Apogent in excess of $1,000,000 per annum;

(G) Any Contract pursuant to which Apogent or any Subsidiary of Apogent has entered into a partnership or joint venture with any other Person (other than Apogent or any Subsidiary of Apogent);

(H) Any indenture, mortgage, loan, guarantee or credit Contract under which Apogent or any Subsidiary of Apogent has outstanding indebtedness or any outstanding note, bond, indenture or other evidence of indebtedness for borrowed money or otherwise or any guaranteed indebtedness for money borrowed by others, in each case, for or guaranteeing an amount in excess of $2,500,000;

(I) Any Contract under which Apogent or any Subsidiary of Apogent is (1) a lessee of real property, (2) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, (3) a lessor of real property, or (4) a lessor of any tangible personal property owned by Apogent or any Subsidiary of Apogent, in each case which requires annual payments in excess of $1,000,000;

(J) Any Contract (other than purchase or sale orders in the ordinary course of business that are terminable or cancelable without penalty on 90 days’ notice or less) under which Apogent or any Subsidiary of Apogent is a purchaser or supplier of goods and services which, pursuant to the terms thereof, requires payments by Apogent or any Subsidiary of Apogent in excess of $1,000,000 per annum;

(K) Any material Contract (including guarantees) between Apogent or any wholly-owned Subsidiary of Apogent and another Subsidiary of Apogent that is not wholly-owned by Apogent;

(L) Any Contract which requires payments by Apogent or any Subsidiary of Apogent in excess of $1,000,000 per annum containing “change of control” or similar provisions;

(M) Any Contract entered into on or after January 1, 2001 relating to the acquisition or disposition of any business or any assets (whether by merger, sale of stock or assets or otherwise), in an amount in excess of $5,000,000 (all of which Contracts have been made available to Fisher prior to the date hereof in the data room maintained by Apogent’s counsel in connection with the transactions contemplated hereby);

(N) Any Contract (other than Contracts of the type described in subclauses (A) through (M) above) that involves aggregate payments by or to Apogent or any Subsidiary of Apogent in excess of $1,000,000 per annum, other than purchase or sales orders or other Contracts entered into in the ordinary course of business consistent with past practice that are terminable or cancelable without penalty on 90 days’ notice or less; and

(O) Any Contract the termination or breach of which, or the failure to obtain consent in respect of, would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(ii) Schedule. Section 3.1(q)(ii) of the Apogent Disclosure Schedule sets forth a list of all Apogent Material Contracts as of the date hereof, except for the Contracts referred to in clause (M) of the foregoing subsection (i) as having been made available in the data room maintained by Apogent’s counsel in connection with the transactions contemplated hereby. With respect to the Contracts described in (i) Section 3.1(q)(i)(D), (F), (I), (J), (L) and (N) of this Agreement, Section 3.1(q)(ii) of the Apogent Disclosure Schedule sets forth only Contracts which require payments, or in the case of clause (D) involve obligations, in excess of $2,500,000 and (ii) Section 3.1(q)(i)(N) of this Agreement, Section 3.1(q)(ii) of the Apogent Disclosure Schedule sets forth only Contracts involving payments to Apogent, or any Subsidiary of Apogent, in excess of $10,000,000.

(iii) No Breach. All Apogent Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole. Neither Apogent nor any of its Subsidiaries, nor, to Apogent’s Knowledge, any counterparty to any Apogent Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Apogent Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(r) Real Property. Section 3.1(r)(i) of the Apogent Disclosure Schedule lists all material real property owned in fee by Apogent or any of its Subsidiaries (the “Apogent Owned Real Property”) or leased by Apogent or any of its Subsidiaries as lessee (the “Apogent Leased Real Property”). Apogent or any of its Subsidiaries owns good and valid title to the Apogent Owned Real Property and has valid and enforceable leasehold interests under the leases with respect to the Apogent Leased Real Property, free and clear of all Liens other than (i) Permitted Liens (as defined in Section 8.3(m) and (ii) easements, covenants, rights-of-way and other encumbrances or restrictions, whether recorded or referred to in an applicable lease or unrecorded, which do not materially impair the continued use of the property subject thereto as currently used, but in no event, with respect to clauses (i) and (ii), environmental or Tax Liens, judgments, lis pendens or any Lien that would render the title to the Apogent Owned Real Property uninsurable by a reputable title insurance company. All of the improvements located on any Apogent Owned Real Property or Apogent Leased Real Property are in good condition and repair (subject to normal wear and tear) without any structural defects of any kind. Except as set forth in Section 3.1(r)(i) of the Apogent Disclosure Schedule, each material lease with respect to the Apogent Leased Real Property is valid, unmodified and in full force and effect, and there are no material subleases with respect to the Apogent Leased Real Property. Neither any landlord nor Apogent nor any of its Subsidiaries party to any material lease with respect to the Apogent Leased Real Property is in monetary or other material default under any such lease.

(s) Apogent Rights Agreement. Apogent has taken all action so that the execution of this Agreement, the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Apogent Rights Agreement or enable, require or cause the Apogent Rights to be exercised, distributed or triggered thereunder.

      SECTION 3.2     Representations and Warranties of Fisher and Merger Sub. Except as set forth in (x) the disclosure schedule dated as of the date of this Agreement and executed and delivered by Fisher and

Merger Sub to Apogent concurrently with or prior to the execution and delivery by Fisher and Merger Sub of this Agreement (the “Fisher Disclosure Schedule”) and (y) the Fisher SEC Documents filed prior to the date hereof (as defined in Section 3.2(d)(i), Fisher and Merger Sub represent and warrant to Apogent as set forth in this Article III. Each disclosure set forth in the Fisher Disclosure Schedule, and any other information included in the Fisher Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual subsection of this Agreement and shall be deemed to be disclosed solely for purposes of, and shall qualify and be treated as an exception to, such subsection, except to the extent that disclosure in one subsection of the Fisher Disclosure Schedule is specifically referred to in another subsection of the Fisher Disclosure Schedule by appropriate cross-reference and except to the extent that the relevance of a disclosure in one subsection of the Fisher Disclosure Schedule to another subsection of the Fisher Disclosure Schedule is reasonably apparent. The parties hereby agree that no reference to or disclosure of any item or other matter in the Fisher Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Fisher Disclosure Schedule or (3) any breach or violation of Applicable Laws or any Contract exists or has actually occurred.

(a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

(i) Organization, Standing and Corporate Power. Fisher and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate (or similar) power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as currently conducted, except for those jurisdictions in which the failure to have such power, authority or government approvals and to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(k)) on Fisher and its Subsidiaries, taken as a whole. Each of Fisher and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

(ii) Charter Documents. Fisher and Merger Sub have delivered or made available to Apogent prior to the execution of this Agreement complete and correct copies of (A) the Amended and Restated Certificate of Incorporation of Fisher (including any certificates of designation), as amended and currently in effect (the “Fisher Charter”), and the bylaws of Fisher, as amended and currently in effect (the “Fisher Bylaws,” and, together with the Fisher Charter, the “Fisher Organizational Documents”) and (B) the articles of incorporation and bylaws of Merger Sub and articles or certificate of incorporation and bylaws or like organizational documents of each of the Fisher Significant Subsidiaries (as defined in Section 3.2(a)(iii)), as amended and currently in effect (collectively, the “Fisher Subsidiary Organizational Documents”), and each such instrument is in full force and effect. Fisher is not in material violation of the Fisher Organizational Documents and no Fisher Significant Subsidiary (as defined below) is in material violation of its Fisher Subsidiary Organizational Documents.

(iii) Subsidiaries. Section 3.2(a)(iii) of the Fisher Disclosure Schedule lists all the Subsidiaries of Fisher which, as of the date of this Agreement, are significant subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) (the “Fisher Significant Subsidiaries”). Except as set forth in Section 3.2(a)(iii) of the Fisher Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Fisher Significant Subsidiary have been validly issued and are fully paid and nonassessable (subject, in the case of Merger Sub, to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and are owned directly or indirectly by Fisher, free and clear of all Liens and free of any other restriction (including preemptive rights and any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

(b) Capital Structure.

(i) The authorized capital stock of Fisher consists of 500,000,000 shares of Fisher Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share (“Fisher Preferred Stock”). At the close of business on March 12, 2004, (A) 63,791,017 shares of Fisher Common Stock were issued and outstanding; (B) 262,645 shares of Fisher Common Stock were held by Fisher in its treasury; (C) no shares of Fisher Preferred Stock were issued and outstanding; (D) 6,320,580 shares of Fisher Common Stock were reserved for issuance upon conversion of Fisher’s 2.5% convertible senior notes due 2023; (E) 3,731,340 shares of Fisher Common Stock were reserved for issuance upon conversion of Fisher’s 3.25% convertible senior notes due 2024; (F) 12,636,983 shares of Fisher Common Stock were reserved for issuance pursuant to the 1998 Equity and Incentive Plan, as effective as of May 12, 1998 (the “Fisher 1998 Plan”), the 2001 Equity and Incentive Plan, as effective as of May 16, 2001 (the “Fisher 2001 Plan”) and the 2003 Equity and Incentive Plan, as effective as of May 2, 2003 (the “Fisher 2003 Plan”) (such plans, collectively, the “Fisher Stock Plans”), complete and correct copies of which, in each case as amended, have been filed as exhibits to the Fisher SEC Documents (as defined in Section 3.2(d)(i)) prior to the date of this Agreement or delivered to Apogent; and (G) 1,653,585 warrants were issued and outstanding, with such warrants convertible into 1,653,585 shares of Fisher Common Stock. Each outstanding share of capital stock of Fisher is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

(ii) As of the close of business on March 12, 2004, 10,405,815 shares of Fisher Common Stock were subject to issuance pursuant to outstanding options to acquire shares of Fisher Common Stock (“Fisher Options”) under the Fisher Stock Plans. All shares of Fisher Common Stock subject to issuance under the Fisher Stock Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 3.2(b)(ii) of the Fisher Disclosure Schedule, there are no commitments or agreements of any character to which Fisher is a party or otherwise bound obligating Fisher to accelerate the vesting of any Fisher Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events), and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Fisher.

(iii) No Voting Debt of Fisher is issued or outstanding as of the date hereof.

(iv) Except as set forth in Section 3.2(b)(iv) of the Fisher Disclosure Schedule, as of March 12, 2004, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Fisher or any of its Subsidiaries is a party or by which any of them is bound obligating Fisher or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Fisher or any of its Subsidiaries, or obligating Fisher or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of Fisher Common Stock, all outstanding Fisher Options and all outstanding shares of capital stock of each Subsidiary of Fisher have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other Applicable Laws and (B) all requirements set forth in applicable material Contracts.

(v) Since October 1, 2003, and through the date hereof, except as set forth in Section 3.2(b)(v) or Section 3.2(b)(ii) of the Fisher Disclosure Schedule, other than (A) issuances of Fisher Common Stock pursuant to the exercise of Fisher Options granted under Fisher Stock Plans, (B) repurchases of Fisher Common Stock from employees of Fisher following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (C) issuances of Fisher Common Stock (consisting of newly-issued shares or shares in treasury) as contributions of

Fisher Common Stock to defined contribution plans sponsored by Fisher and (D) grants of Fisher Options under Fisher Stock Plans in the ordinary course of business consistent with past practice, there has been no change in (1) the outstanding capital stock of Fisher, (2) the number of Fisher Options outstanding or (3) the number of other options, warrants or other rights to purchase Fisher capital stock.

(vi) Except as set forth in Section 3.2(b)(ii) or Section 3.2(b)(vi) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries is a party to any currently effective agreement (A) restricting the purchase or transfer of, (B) relating to the voting of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring registration of or (E) granting any preemptive or antidilutive rights with respect to any capital stock of Fisher or any of its Subsidiaries or any securities of the type referred to in Section 3.2(b)(iv) hereof.

(vii) Except as set forth in Section 3.2(b)(vii) of the Fisher Disclosure Schedule, other than its Subsidiaries, as of the date hereof, Fisher does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to Fisher and its Subsidiaries, taken as a whole. There are no outstanding contractual obligations of Fisher or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of Fisher or any other Person, other than guarantees by Fisher of any indebtedness or other obligations of any wholly-owned Subsidiary of Fisher and other than loans made in the ordinary course consistent with past practice to employees of Fisher and its Subsidiaries.

(viii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding. Fisher is the legal and beneficial owner of all of the issued and outstanding shares of Merger Sub. Merger Sub was formed at the direction of Fisher prior to the date hereof, solely for the purposes of effecting the Merger and the other transactions contemplated hereby. Except as required by or provided for in this Agreement, Merger Sub (x) does not hold, nor has it held, any assets, (y) does not have, nor has it incurred, any liabilities and (z) has not carried on any business activities other than in connection with the Merger and the transactions contemplated hereby. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and not subject to any preemptive rights.

(ix) Neither Fisher nor any of its Subsidiaries owns any shares of capital stock of Apogent or any of its Subsidiaries. Neither Fisher nor Merger Sub is, or will become prior to the Effective Time, a “significant shareholder” or an “interested stockholder” with respect to Apogent within the meaning of Sections 180.1130(11) and 180.1140(8), respectively, of the WBCL.

(c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

(i) Authority. Each of Fisher and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fisher and Merger Sub, and the consummation by Fisher and Merger Sub of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Fisher and Merger Sub, and no other corporate proceedings on the part of Fisher or Merger Sub and no stockholder or shareholder votes, as applicable, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to approval of the Stock Issuance, the Fisher Stockholder Approval (as defined in Section 3.2(c)(iii)). This Agreement has been duly executed and delivered by Fisher and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by Apogent, this Agreement constitutes the legal, valid and binding obligation of each of Fisher and Merger Sub, enforceable against Fisher and Merger

Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(ii) Board Approval. The Board of Directors of Fisher has (A) determined that this Agreement, the Merger and the Stock Issuance are advisable and fair to and in the best interests of Fisher and its shareholders, (B) duly approved and adopted this Agreement, the Merger, the Stock Issuance and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved (subject to Section 4.2(d)) to recommend the Stock Issuance to its stockholders for approval and (D) subject to Section 5.1(b), directed that the Stock Issuance be submitted to its stockholders for consideration in accordance with this Agreement.

(iii) Voting Requirements. The affirmative vote of a majority of the votes cast on the Stock Issuance by the holders of Fisher Common Stock at the Fisher Stockholders’ Meeting, provided that the total vote cast on the Stock Issuance represents over 50% in interest of all securities entitled to vote thereon (the “Fisher Stockholder Approval”), is the only vote of the holders of any class or series of Fisher capital stock necessary to approve the Stock Issuance, and no other vote of the holders of any class or series of Fisher capital stock is necessary to approve the Stock Issuance.

(iv) No Conflict. Except as set forth in Section 3.2(c)(iv) of the Fisher Disclosure Schedule, the execution and delivery of this Agreement by Fisher and Merger Sub do not, and the consummation by Fisher and Merger Sub of the transactions contemplated hereby and compliance by Fisher and Merger Sub with the provisions of this Agreement will not, conflict with, result in any violation or breach of or change of control or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Fisher or any of its Subsidiaries or any restriction on the conduct of Fisher’s business or operations under, (A) the Fisher Organizational Documents or the Fisher Subsidiary Organizational Documents, (B) any Contract or Fisher Permit (as defined in Section 3.2(g)(i)) or (C) subject to the governmental filings and other matters referred to in Section 3.2(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Fisher or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or Merger Sub.

(v) Required Filings or Consents. No consent, approval, order or authorization or permit of, action by or in respect of, registration, declaration or filing with, or notification to, any Governmental Entity or any other Person is required to be made, obtained, performed or given to or with respect to Fisher or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Fisher or Merger Sub, the approval of the Stock Issuance or the consummation by Fisher or Merger Sub of the transactions contemplated hereby, except for:

(A) the filing of a pre-merger notification and report form by Fisher and Merger Sub under the HSR Act and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

(B) the filing with the SEC of:

(1) the Form S-4 (including the Joint Proxy Statement);

(2) such reports and filings under Section 13(a), 13(d), 14(a), 15(d) or 16(a) of the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby;

(C) the filing of the Articles of Merger with the DFI and appropriate documents with the NYSE and the relevant authorities of other states in which Fisher or Merger Sub are qualified to do business and such filings as may be necessary in accordance with state securities or other “blue sky” laws;

(D) the Fisher Stockholder Approval;

(E) the consents, approvals, orders or authorizations set forth in Section 3.2(c)(v) of the Fisher Disclosure Schedule; and

(F) other such consents, approvals, orders or authorizations, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or Merger Sub.

(d) SEC Documents; Financial Statements.

(i) Fisher has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) presently required to be so filed by Fisher since October 1, 2002 (excluding the Form S-4 and the Joint Proxy Statement, the “Fisher SEC Documents”). As of their respective dates, the Fisher SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, to the extent in effect, SOX and the rules and regulations of the SEC promulgated thereunder applicable to such Fisher SEC Documents, and none of the Fisher SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Fisher SEC Document filed with the SEC prior to the date hereof. No Subsidiary of Fisher is subject to the periodic reporting requirements of the Exchange Act.

(ii) Each of the principal executive officer of Fisher and the principal financial officer of Fisher (or each former principal executive officer of Fisher and each former principal financial officer of Fisher, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Fisher SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither Fisher nor any of its Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iii) The financial statements of Fisher included in the Fisher SEC Documents, including each Fisher SEC Document filed after the date hereof until the Effective Time, comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K or other applicable rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Fisher and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). The financial books and records of Fisher and its Subsidiaries, taken as a whole, are true and correct in all material respects.

(iv) Except as reflected or reserved against in the balance sheet of Fisher, dated December 31, 2003, included in the Form 10-K filed by Fisher with the SEC on March 12, 2004 (including the notes thereto, the “Fisher Balance Sheet”) and except as set forth in Section 3.2(d)(iv) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, known or unknown, contingent or otherwise) nor, to the Knowledge of Fisher, does any basis exist therefor, other than (A) liabilities or obligations incurred since January 1, 2004 in the ordinary course of business consistent with past practice which would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, (B) liabilities or obligations under the Fisher Material Contracts set forth in Section 3.2(q)(ii) of the Fisher Disclosure Schedule, (C) liabilities or obligations incurred pursuant to Contracts entered into after the date hereof not in violation of this Agreement and (D) liabilities or obligations incurred pursuant to this Agreement or the transactions contemplated hereby.

(v) Except as set forth in Section 3.2(d)(v) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including without limitation any contract or arrangement relating to any transaction or relationship between or among Fisher and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Fisher or any of its Subsidiaries in Fisher’s or such Subsidiary’s published financial statements or other Fisher SEC Documents.

(vi) No “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) filed as an exhibit to the Fisher Form 10-K has been amended or modified, except for amendments or modifications which have been filed as an exhibit to a subsequently dated Fisher SEC Document or are not required to be filed with the SEC.

(e) Information Supplied. None of the information supplied or to be supplied by or on behalf of Fisher or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Fisher’s stockholders or at the time of the Fisher Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Fisher with respect to information or statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement which were not supplied by or on behalf of Fisher.

(f) Absence of Certain Changes or Events.

(i) Except as set forth in Section 3.2(f) of the Fisher Disclosure Schedule, since January 1, 2004 through the date hereof, except as and to the extent disclosed in the Fisher SEC Documents filed prior to the date of this Agreement and except for liabilities incurred pursuant to this Agreement or the transactions contemplated hereby:

(A) Fisher and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

(B) there has not been any split, combination or reclassification of any of Fisher’s capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of or in substitution for, shares of Fisher’s capital stock;

(C) except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by Fisher; and

(D) there has not been any action taken by Fisher or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b), other than actions in connection with entering into this Agreement.

(ii) Since January 1, 2004 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

(g) Compliance with Applicable Laws; Permits; Litigation.

(i) Fisher, its Subsidiaries and employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including all authorizations under the FDCA and the regulations of the FDA promulgated thereunder) and third Persons which are required for Fisher and its Subsidiaries to own, lease and operate its properties and other assets and to carry on their respective businesses in the manner described in the Fisher SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the “Fisher Permits”), and all Fisher Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Fisher Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

(ii) Except as set forth in Section 3.2(g)(ii) of the Fisher Disclosure Schedule, Fisher and its Subsidiaries are, and have been at all times since October 1, 2002, in compliance with the terms of the Fisher Permits and all Applicable Laws relating to Fisher and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Fisher Permits or such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole. Except as set forth in Section 3.2(g)(ii) of the Fisher Disclosure Schedule, since October 1, 2002, neither Fisher nor any of its Subsidiaries has received any written notification from any Governmental Entity (A) asserting that Fisher or any of its Subsidiaries is not in compliance with, or at any time since such date has failed to comply with, Applicable Laws (except for any such lack of compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole) or (B) threatening to revoke any Fisher Permit (except for any such revocation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole) nor, to the Knowledge of Fisher, does any basis exist therefore. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of Fisher, has been threatened in writing against Fisher or any of its Subsidiaries.

(iii) Except with respect to Section 404 of SOX, Fisher is, and has been, in compliance in all material respects with the provisions of SOX applicable to it on or prior to the date hereof and has implemented such programs and has taken all reasonable steps necessary to ensure Fisher’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to Fisher after the date hereof.

(iv) As of the date hereof, except as and to the extent disclosed in the Fisher SEC Documents filed prior to the date of this Agreement, including the notes to the financial statements included therein, no action, audit, demand, claim, suit, proceeding, requirement or investigation by any Governmental Entity, and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting Fisher or any of its Subsidiaries or any of their respective properties, including Intellectual Property, is pending or, to the Knowledge of Fisher, threatened which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or Merger Sub.

(v) Neither Fisher nor any of its Subsidiaries is, or at any time since October 1, 2002 has been, subject to any outstanding order, injunction or decree which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

(h) Labor and Other Employment Matters.

(i) As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or as set forth in Section 3.2(h)(i) of the Fisher Disclosure Schedule, (A) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other material labor disputes against Fisher or any of its Subsidiaries are pending or, to the Knowledge of Fisher, threatened, (B) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of Fisher, threatened against Fisher or any of its Subsidiaries, (C) neither Fisher nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (D) neither Fisher nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, (E) no employee of Fisher at the officer level or above has given written notice to Fisher or any of its Subsidiaries that any such employee intends to terminate his or her employment with Fisher or any of its Subsidiaries, (F) to the Knowledge of Fisher, no employee of Fisher or any of its Subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement, common law nondisclosure obligations, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Fisher or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Fisher or any of its Subsidiaries or to the use of trade secrets or proprietary information of others,(G) neither Fisher nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and (H) Fisher and its Subsidiaries are in compliance with all Applicable Laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988.

(ii) Except as set forth in Section 3.2(h)(ii) of the Fisher Disclosure Schedule, as of the date hereof,

(A) neither Fisher nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement, work rules or practices with a labor union, labor organization or works council, nor are any such agreements, work rules or practices presently being negotiated;

(B) none of the employees of Fisher or any of its Subsidiaries is represented by any labor union, labor organization or works council in his or her capacity as an employee of Fisher or any of its Subsidiaries;

(C) no labor union, labor organization or works council or group of employees of Fisher or any of its Subsidiaries has made a pending demand for recognition or certification to Fisher or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Fisher, threatened to be brought or filed with the NLRB or any other labor relations tribunal or authority; and

(D) to the Knowledge of Fisher, no labor union, labor organization or works council is seeking to organize any employees of Fisher or any of its Subsidiaries.

(i) Benefit Plans.

(i) Section 3.2(i)(i)(A) of the Fisher Disclosure Schedule sets forth a true and complete list of each Benefit Plan with or for the benefit of any current or former employee, officer or director of Fisher or any of its Subsidiaries or ERISA Affiliates or with respect to which Fisher or any of its Subsidiaries or ERISA Affiliates have any obligations or liabilities (the “Fisher Benefit Plans”). With respect to the Fisher Benefit Plans, no event has occurred, and there exists no condition or set of circumstances, which would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, under ERISA, the Code or any other Applicable Laws. Neither Fisher, nor any of its Subsidiaries, nor, to the Knowledge of Fisher, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Fisher Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or any other Applicable Laws. Except as set forth in Section 3.2(i)(i)(B) of the Fisher Disclosure Schedule, Fisher has delivered or made available to Apogent true, correct and complete copies of all Fisher Benefit Plans (or, if not so delivered, has delivered or made available to Apogent a written summary of their material terms) and, with respect thereto, all amendments, trust agreements, insurance Contracts, other funding vehicles, determination letters issued by the Internal Revenue Service, the most recent annual reports (Form 5500 series) filed with the Internal Revenue Service and the most recent actuarial report or other financial statement relating to such Fisher Benefit Plan.

(ii) Each Fisher Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Laws and with the terms of all applicable collective bargaining agreements. Each Fisher Benefit Plan, including any material amendments thereto, that is capable of Approval has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval), and no event has occurred which would reasonably be expected to result in the revocation of such Approval or the imposition of material sanctions by such authorities. Without limiting the generality of the foregoing, each Fisher Benefit Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter from the Internal Revenue Service that the Fisher Benefit Plan is so qualified and all related trusts are exempt from U.S. federal income taxation under Section 501(a) of the Code, and, to the Knowledge of Fisher, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification or exemption.

(iii) Except as set forth in Section 3.2(i)(iii) of the Fisher Disclosure Schedule, to the Knowledge of Fisher, no oral or written representation or commitment with respect to any material aspect of any Fisher Benefit Plan has been made to an employee or former employee of Fisher or any of its Subsidiaries by an authorized Fisher employee that is not materially in accordance with the written or otherwise pre-existing terms and provisions of such Fisher Benefit Plans. To the Knowledge of Fisher, neither Fisher nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them).

(iv) There are no material unresolved claims or disputes under the terms of, or in connection with, any Fisher Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or threatened with respect to any material claim or otherwise in connection with a Fisher Benefit Plan.

(v) Except as set forth in Section 3.2(i)(v) of the Fisher Disclosure Schedule, with respect to each Funded Retirement Plan of Fisher or any of its Subsidiaries, the aggregate value of the assets of such Funded Retirement Plan is equal to or greater than the aggregate value of its liabilities assessed on an ongoing and terminated basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Laws and GAAP. None of Fisher or any ERISA Affiliate of Fisher has incurred, or is reasonably expected to incur, any liability to a Funded Retirement Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would reasonably be expected to result in a material liability of Fisher and its Subsidiaries, taken as a whole, which liability has not been fully paid.

(vi) Section 3.2(i)(vi) of the Fisher Disclosure Schedule sets forth a true and complete list of each Multiemployer Plan to which Fisher or any ERISA Affiliate of Fisher contributes or is required to contribute, or to which, or with respect to which, Fisher or any ERISA Affiliate of Fisher has any material liability.

(vii) Except as set forth in Section 3.2(i)(vii) of the Fisher Disclosure Schedule, no Fisher Benefit Plan provides health benefits (whether or not insured), with respect to employees or former employees of Fisher or any of its Subsidiaries after retirement or other termination of service (other than coverage mandated by Applicable Laws or benefits, the full cost of which is borne by the employee or former employee).

(viii) Except as set forth in Section 3.2(i)(viii)(A) of the Fisher Disclosure Schedule, neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Fisher Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of Fisher or any of its Subsidiaries. Except as set forth in Section 3.2(i)(viii)(B) of the Fisher Disclosure Schedule, there is no contract, agreement, plan or arrangement with an employee or former employee of Fisher to which Fisher or any of its Subsidiaries is a party as of the date of this Agreement that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

(j) Taxes.

(i) Each of Fisher and its Subsidiaries has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes for all periods ending through the date hereof and (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

(ii) There are no material Liens for Taxes upon any property or assets of Fisher or any of its Subsidiaries, except for Liens for Taxes not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Fisher SEC Documents filed prior to the date of this Agreement.

(iii) The most recent financial statements contained in the Fisher SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Fisher and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

(iv) Except as set forth in Section 3.2(j)(iv) of the Fisher Disclosure Schedule, there is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Fisher or any of its Subsidiaries which, if determined adversely, would be expected to result in a material Tax deficiency. Neither Fisher nor any of its Subsidiaries has received written notice of any claim made by a Governmental Entity in a jurisdiction where Fisher or any of its Subsidiaries, as applicable, does not file a Tax Return, that Fisher or such Subsidiary is or may be subject to taxation by that jurisdiction.

(v) The material income Tax Returns of Fisher and each of its Subsidiaries, including any predecessors thereof, have been examined by the applicable Tax Authority (or the applicable statutes of limitations for the assessment of income Taxes for such periods have expired) for all periods through and including December 31, 2001, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid or accrued as a liability on the most recent financial statements contained in the Fisher SEC Documents.

(vi) Except as set forth in Section 3.2(j)(vi) of the Fisher Disclosure Schedule, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Fisher or any of its Subsidiaries, and no power of attorney granted by either Fisher or any of its Subsidiaries with respect to any Taxes is currently in force.

(vii) Except as set forth in Section 3.2(j)(vii) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes (other than agreements solely between Fisher and its Subsidiaries), and neither Fisher nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than a group the common parent of which is Fisher) or (B) has any liability for the Taxes of any Person (other than Fisher or any of its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(viii) Fisher and each of its Subsidiaries has delivered or made available to Apogent complete copies of all material income Tax Returns of Fisher and each of its Subsidiaries, including any predecessors thereof, for taxable years ending between January 1, 1999 and December 31, 2003, excepting such Tax Returns as have not been filed for the taxable year ending December 31, 2003 pursuant to appropriate extensions with respect thereto.

(ix) Except as set forth in Section 3.1(j)(ix) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has (A) agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (B) constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken (or caused to be taken) any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(x) Fisher is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(k) Interested Party Transactions. Since the date of the Fisher Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

(l) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, (i) the operations of Fisher and its Subsidiaries are, and at all times since October 1, 2002 have been, in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses required by Environmental Laws, (ii) there are no pending or, to the Knowledge of Fisher, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against Fisher or any of its Subsidiaries or involving any real property currently or, to the Knowledge of Fisher, formerly owned, operated or leased or other sites at which Hazardous Materials were disposed of, or allegedly disposed of, by Fisher or any of its Subsidiaries, (iii) Fisher and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities, and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Fisher, formerly owned, operated or leased by Fisher or any of its Subsidiaries or operations thereon has resulted in or would reasonably be expected to result in Environmental Liabilities, and (iv) all real property owned or operated by Fisher or any of its Subsidiaries is free of contamination from Hazardous Materials that would have an adverse effect on human health or the environment.

(m) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, (i) Fisher or a Subsidiary of Fisher (A) owns and is listed in the records of the appropriate United States, state or foreign registry as the current owner of record for each application and registration of Intellectual Property or (B) has a legally enforceable right to use (in each case, free and clear of any Liens) all Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) except as set forth in Section 3.1(m)(ii) of the Fisher Disclosure Schedule, to the Knowledge of Fisher, the conduct of the business of Fisher and its Subsidiaries as currently conducted does not infringe on or misappropriate, either directly or indirectly (such as through contributory infringement or inducement to infringe), the Intellectual Property rights of any Person, and the use by Fisher or any of its Subsidiaries of any Intellectual Property is, to the Knowledge of Fisher, in accordance with any applicable grant, license, agreement, instrument or other arrangement pursuant to which Fisher or any Affiliate acquired the right to use such Intellectual Property; (iii) to the Knowledge of Fisher, no Person is misappropriating, infringing, diluting or otherwise violating any right of Fisher or any of its Subsidiaries with respect to any Intellectual Property owned or used by Fisher or any of its Subsidiaries, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any Person by Fisher or any of its Subsidiaries; (iv) to the Knowledge of Fisher, except as set forth in Section 3.2(m)(iv) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has received written notice by any Person of any pending or threatened claim, suit, action, mediation, arbitration, order or other adversarial proceeding (A) alleging infringement (or other violation) by Fisher or any of its Subsidiaries of Intellectual Property or other rights of any Person or (B) challenging Fisher’s or any of its Subsidiaries’ ownership or use of, or the validity, enforcement, registrability or maintenance of, any Intellectual Property owned or used by Fisher or any of its Subsidiaries, and, to the Knowledge of Fisher, no Intellectual Property owned or used by Fisher or any of its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property; (v) to the Knowledge of Fisher, the Intellectual Property owned or used by Fisher or any of its Subsidiaries (A) has been duly maintained, (B) is subsisting, in full force and effect, (C) is valid and enforceable, (D) has not expired, been cancelled or abandoned and (E) all maintenance, registration and renewal fees necessary to preserve the rights of Fisher in connection with such Intellectual Property have been paid in a timely manner, and there are no actions that must be taken by Fisher or any of its Subsidiaries within 90 days from the date hereof, including the payment of any registration, maintenance or renewal fees or the filing with the United States Patent and Trademark Office or such other appropriate U.S. or foreign office or similar administrative agency of documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any rights in the registered or applied-for Intellectual Property; (vi) to the Knowledge of Fisher, except as set forth in Section 3.2(m)(vi) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements which (A) restrict Fisher’s or any of its Subsidiaries’ right to use any Intellectual Property, (B) restrict Fisher’s or any of its Subsidiaries’

businesses in order to accommodate a third Person’s Intellectual Property rights, (C) permit third parties to use any Intellectual Property owned or controlled by Fisher or any of its Subsidiaries or (D) reasonably would be expected to provide a third Person a defense to patent infringement in connection with any Intellectual Property owned or used by Fisher; (vii) to the Knowledge of Fisher, Fisher and each of its Subsidiaries has implemented commercially reasonable measures to maintain the confidentiality of the Intellectual Property and all other property used in the business of Fisher or any of its Subsidiaries as presently conducted; and (viii) each current and former employee of Fisher or any of its Subsidiaries who has contributed to or participated in research and development activities will not, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by Fisher or any of its Subsidiaries.

(n) State Takeover Statutes. Article Sixteenth of the Fisher Charter provides that Fisher has expressly elected not to be governed by Section 203 of the Delaware General Corporation Law and, therefore, such Section 203 will not apply to the Merger, the Stock Issuance or the other transactions contemplated hereby. Assuming compliance by Apogent with its obligations hereunder and the accuracy of the representations and warranties made by Apogent herein, no other state antitakeover statute or regulation, nor any takeover-related provision in the Fisher Organizational Documents, would (i) prohibit or restrict Fisher’s or Merger Sub’s ability to perform its obligations under this Agreement, any related agreement or the Articles of Merger or its ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement or the Articles of Merger, or any provision hereof or thereof, or (iii) subject Apogent to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Articles of Merger.

(o) Brokers. Except for fees payable to Goldman, Sachs & Co. (“Goldman Sachs”) and Lazard Freres & Co. LLC (“Lazard”), no broker, investment banker, financial advisor or other Person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fisher or Merger Sub.

(p) Opinion of Financial Advisor. Fisher has received opinions of each of its financial advisors, Goldman Sachs and Lazard, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Fisher.

(q) Material Contracts.

(i) For purposes of this Agreement, “Fisher Material Contract” shall mean:

(A) Any employment, severance, consulting or other Contract with an employee or former employee, officer or director of Fisher or any Subsidiary of Fisher (other than any unwritten Contract for the employment of any such employee or former employee implied at law) which will require the payment of amounts by Fisher or any Subsidiary of Fisher, as applicable, after the date hereof in excess of $250,000 per annum;

(B) Any collective bargaining Contract with any labor union;

(C) Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $2,500,000;

(D) Any Contract containing covenants of Fisher or any Subsidiary of Fisher (1) to indemnify or hold harmless another Person or group of Persons, unless such indemnification or hold harmless obligation to such Person, or group of Persons, as the case may be, would not reasonably be expected to exceed a maximum of $1,000,000 (except for product warranty obligations in Contracts for the sale of goods in the ordinary course of business) or (2) not to (or otherwise restrict or limit the ability of Fisher or any of its Subsidiaries to) compete in any line of business or geographic area;

(E) Any Contract requiring aggregate future payments or expenditures in excess of $2,500,000 and relating to cleanup, abatement, remediation or similar actions in connection with environmental liabilities;

(F) Any license, royalty Contract or other Contract with respect to Intellectual Property which, pursuant to the terms thereof, requires payments by Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum;

(G) Any Contract pursuant to which Fisher or any Subsidiary of Fisher has entered into a partnership or joint venture with any other Person (other than Fisher or any Subsidiary of Fisher);

(H) Any indenture, mortgage, loan, guarantee or credit Contract under which Fisher or any Subsidiary of Fisher has outstanding indebtedness or any outstanding note, bond, indenture or other evidence of indebtedness for borrowed money or otherwise or any guaranteed indebtedness for money borrowed by others, in each case, for or guaranteeing an amount in excess of $2,500,000;

(I) Any Contract under which Fisher or any Subsidiary of Fisher is (1) a lessee of real property, (2) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, (3) a lessor of real property, or (4) a lessor of any tangible personal property owned by Fisher or any Subsidiary of Fisher, in each case which requires annual payments in excess of $1,000,000;

(J) Any Contract (other than purchase or sale orders in the ordinary course of business that are terminable or cancelable without penalty on 90 days’ notice or less) under which Fisher or any Subsidiary of Fisher is a purchaser or supplier of goods and services which, pursuant to the terms thereof, requires payments by Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum;

(K) Any material Contract (including guarantees) between Fisher or any wholly-owned Subsidiary of Fisher and another Subsidiary of Fisher that is not wholly-owned by Fisher;

(L) Any Contract which requires payments by Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum containing “change of control” or similar provisions;

(M) Any Contract entered into on or after January 1, 2001 relating to the acquisition or disposition of any business or any assets (whether by merger, sale of stock or assets or otherwise), in an amount in excess of $5,000,000 (all of which Contracts have been made available to Apogent prior to the date hereof in the data room maintained by Fisher’s counsel in connection with the transactions contemplated hereby);

(N) Any Contract (other than Contracts of the type described in subclauses (A) through (M) above) that involves aggregate payments by or to Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum, other than purchase or sales orders or other Contracts entered into in the ordinary course of business consistent with past practice that are terminable or cancelable without penalty on 90 days’ notice or less; and

(O) Any Contract the termination or breach of which, or the failure to obtain consent in respect of, would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

(ii) Schedule. Section 3.2(q)(ii) of the Fisher Disclosure Schedule sets forth a list of all Fisher Material Contracts as of the date hereof. With respect to the Contracts described in (i) Section 3.2(q)(i)(D), (F), (I), (J), (L) and (N) of this Agreement, Section 3.2(q)(ii) of the Fisher Disclosure Schedule sets forth only Contracts which require payments, or in the case of clause (D) involve obligations, in excess of $2,500,000 and (ii) Section 3.2(q)(i)(N) of this

Agreement, Section 3.2(q)(ii) of the Fisher Disclosure Schedule sets forth only Contracts involving payments to Fisher, or any Subsidiary of Fisher, in excess of $10,000,000.

(iii) No Breach. All Fisher Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole. Neither Fisher nor any of its Subsidiaries, nor, to Fisher’s Knowledge, any counterparty to any Fisher Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Fisher Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

(r) Real Property. Section 3.2(r)(i) of the Fisher Disclosure Schedule lists all material real property owned in fee by Fisher or any of its Subsidiaries (the “Fisher Owned Real Property”) or leased by Fisher or any of its Subsidiaries as lessee (the “Fisher Leased Real Property”). Fisher or any of its Subsidiaries owns good and valid title to the Fisher Owned Real Property and has valid and enforceable leasehold interests under the leases with respect to the Fisher Leased Real Property, free and clear of all Liens other than (i) Permitted Liens and (ii) easements, covenants, rights-of-way and other encumbrances or restrictions, whether recorded or referred to in an applicable lease or unrecorded, which do not materially impair the continued use of the property subject thereto as currently used, but in no event, with respect to clauses (i) and (ii), environmental or Tax Liens, judgments, lis pendens or any Lien that would render the title to the Fisher Owned Real Property uninsurable by a reputable title insurance company. All of the improvements located on any Fisher Owned Real Property or Fisher Leased Real Property are in good condition and repair (subject to normal wear and tear) without any structural defects of any kind. Except as set forth in Section 3.2(r)(i) of the Fisher Disclosure Schedule, each material lease with respect to the Fisher Leased Real Property is valid, unmodified and in full force and effect, and there are no material subleases with respect to the Fisher Leased Real Property. Neither any landlord nor Fisher nor any of its Subsidiaries party to any material lease with respect to the Fisher Leased Real Property is in monetary or other material default under any such lease.

(s) Merger Sub Approval. The Board of Directors of Merger Sub, by written consent duly adopted prior to the date hereof, (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of Merger Sub and its shareholder, (ii) duly approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption has not been rescinded or modified, and (iii) submitted this Agreement for adoption by Fisher, as the sole shareholder of Merger Sub. Promptly following the date hereof, Fisher, as the sole shareholder of Merger Sub, will have duly approved and adopted this Agreement and the Merger.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

      SECTION 4.1     Conduct of Business.

      (a) Apogent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 4.1(a) of the Apogent Disclosure Schedule or as expressly provided by any other provision of this Agreement, or unless Fisher shall otherwise agree in advance in writing, Apogent shall, and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing under Applicable Laws, (ii) subject to the restrictions and exceptions set forth in this Section 4.1(a), conduct its operations only in the ordinary and usual course of business consistent with past practice and (iii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of Apogent and each of its Subsidiaries and to preserve the current relationships of Apogent and its Subsidiaries with their customers, suppliers and other Persons with which Apogent or any of its Subsidiaries has significant business relations as are reasonably necessary in order to preserve substantially intact its business organization. In addition, without limiting the foregoing, except as set forth in Section 4.1(a) of the Apogent Disclosure Schedule or as expressly provided by any other provision of this Agreement, Apogent shall not and shall not permit any of its Subsidiaries to (unless required by Applicable Laws applicable to Apogent and its Subsidiaries), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Fisher:

(i) amend or otherwise change its articles or certificate of incorporation or bylaws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, Apogent or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of Apogent or any of its Subsidiaries, except for (A) the issuance of securities issuable upon the exercise of options or other rights outstanding as of the date hereof under any Apogent Benefit Plan, (B) grants of stock options and Apogent Restricted Stock Units to the extent permitted by Section 4.1(a)(vii) or (C) to the extent reflected in Section 4.1(a)(ii)(C) of the Apogent Disclosure Schedule;

(iii) (A) sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets (other than Intellectual Property) of Apogent or any of its Subsidiaries, except (1) sales, pledges, dispositions, transfers, leases, licenses or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts, (2) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of (x) assets or properties of Apogent or any of its Subsidiaries having a value not to exceed in the aggregate $5,000,000, (y) inventory which is obsolete or no longer used or useful in the conduct of Apogent’s or any of its Subsidiaries’ business having an aggregate sales value not to exceed in the aggregate $5,000,000 or (z) finished goods in the ordinary course of business consistent with past practice, (B) sell, pledge, dispose of, transfer, lease, license, abandon, fail to maintain or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any Intellectual Property, except sales, pledges, dispositions, transfers, leases, licenses, abandonments, failures to maintain or encumbrances of Intellectual Property which is obsolete or no longer used or useful in the conduct of Apogent’s or any of its Subsidiaries’ businesses having an aggregate value not to exceed in the aggregate $5,000,000 or (C) unless otherwise permitted under another clause of this Section 4.1(a), enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly-owned Subsidiary of Apogent and Apogent or another wholly-owned Subsidiary of Apogent;

(iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of Apogent (other than dividends or distributions paid by wholly-owned Subsidiaries of Apogent to Apogent or to other wholly-owned Subsidiaries of Apogent) or enter into any agreement with respect to the voting of the capital stock of Apogent;

(v) (A) reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

(vi) (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any

Person (other than a wholly-owned Subsidiary of Apogent) for borrowed money, except for (y) indebtedness for borrowed money under or guarantees with respect to indebtedness under Apogent’s existing credit facility or (z) indebtedness of any wholly-owned Subsidiary of Apogent to any other wholly-owned Subsidiary of Apogent or indebtedness of Apogent to any wholly-owned Subsidiary of Apogent, (B) terminate, cancel, or agree to any material and adverse change in, any Apogent Material Contract other than in the ordinary course of business consistent with past practice or (C) make or authorize any material loan to any Person (other than a Subsidiary of Apogent) outside the ordinary course of business;

(vii) except as disclosed in Section 4.1(a)(vii) of the Apogent Disclosure Schedule, (A) increase the compensation or benefits payable or to become payable to its directors or officers, (B) increase the compensation or benefits payable or to become payable to its other employees (except for regularly scheduled increases in the ordinary course of business in accordance with past practices and methodologies), (C) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Apogent or any of its Subsidiaries (excluding any payments made under severance plans or agreements in effect on the date hereof and other than with respect to newly hired employees in the ordinary course of business in accordance with past practices of Apogent or any of its Subsidiaries, provided that any such agreements shall not provide for the payment of any severance or termination pay solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby), (D) except in accordance with Section 5.11(d), establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan for the benefit of any director, officer, consultant or employee, except to the extent required by Applicable Laws and, with respect to the grant of equity-based awards, except for grants in the ordinary course consistent with past practice or (E) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Apogent Benefit Plan or Apogent Option, except in accordance with Section 5.11(a);

(viii) make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

(ix) except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any material liability for Taxes, change any annual Tax accounting period, change any method of Tax accounting, file any amended material Tax Return, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x) except as provided in Section 4.1(a)(x) of the Apogent Disclosure Schedule, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Apogent is a party and which relates to a business combination involving Apogent;

(xi) write up, write down or write off the book value of any assets, individually or in the aggregate, for Apogent and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business, (B) as may be required by GAAP or (C) otherwise not in excess of $5,000,000;

(xii) except as permitted by Section 5.16(b), take any action to render inapplicable, or to exempt any third Person (other than Fisher or Merger Sub) from, (A) the provisions of the WBCL or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

(xiii) acquire, or agree to acquire, from any Person any assets (not including Intellectual Property), operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any Person, except in connection with (A) capital expenditures set forth in Section 4.1(a)(xiii) of the Apogent Disclosure Schedule permitted hereunder, (B) acquisitions of inventory and other tangible assets (not including Intellectual Property) in the ordinary course of business consistent with past practice and (C) acquisitions of assets, operations, businesses or securities set forth in Section 4.1(a) of the Apogent Disclosure Schedule and other such acquisitions not to exceed $20,000,000 in the aggregate;

(xiv) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

(xv) except as permitted by Section 5.16(a), amend or alter its shareholder rights agreement, or “poison pill”;

(xvi) acquire, or agree to acquire, from any Person, any Intellectual Property having a value, in the aggregate, in excess of $5,000,000 or as set forth in Section 4.1(a)(xvi) of the Apogent Disclosure Schedule; or

(xvii) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

      (b) Fisher agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 4.1(b) of the Fisher Disclosure Schedule or as expressly provided by any other provision of this Agreement, or unless Apogent shall otherwise agree in advance in writing, Fisher shall, and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing under Applicable Laws, (ii) subject to the restrictions and exceptions set forth in this Section 4.1(b), conduct its operations only in the ordinary and usual course of business consistent with past practice, provided that the acquisition by Fisher of any assets, operations, business or securities, however effectuated, and any capital expenditures by Fisher shall be deemed to be permitted under this Section 4.1, and (iii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of Fisher and each of its Subsidiaries and to preserve the current relationships of Fisher and its Subsidiaries with their customers, suppliers and other Persons with which Fisher or any of its Subsidiaries has significant business relations as are reasonably necessary in order to preserve substantially intact its business organization. In addition, without limiting the foregoing, except as set forth in Section 4.1(b) of the Fisher Disclosure Schedule or as expressly provided by any other provision of this Agreement, Fisher shall not and shall not permit any of its Subsidiaries to (unless required by Applicable Laws applicable to Fisher and its Subsidiaries), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Apogent:

(i) amend or otherwise change its articles or certificate of incorporation or bylaws or equivalent organizational documents;

(ii) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, Fisher or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of Fisher or any of its Subsidiaries, except for (A) the issuance of securities issuable upon the exercise of options or other rights outstanding as of the date hereof under any Fisher Benefit Plan, (B) grants of stock options and restricted stock to the extent permitted by Section 4.1(b)(vii) or (C) to the extent reflected in Section 4.1(b)(ii)(C) of the Fisher Disclosure Schedule;

(iii) (A) sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets (other than Intellectual Property) of Fisher or any of its Subsidiaries, except (1) sales, pledges, dispositions, transfers, leases, licenses or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts, (2) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of (x) assets or properties of Fisher’s or any of its Subsidiaries’ having a value not to exceed in the aggregate $5,000,000, (y) inventory which is obsolete or no longer used or useful in the conduct of Fisher’s or any of its Subsidiaries’ business having an aggregate sales value not to exceed in the aggregate $5,000,000 or

(z) finished goods in the ordinary course of business consistent with past practice, (B) sell, pledge, dispose of, transfer, lease, license, abandon, fail to maintain or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any Intellectual Property except sales, pledges, dispositions, transfers, leases, licenses, abandonments, failures to maintain or encumbrances of Intellectual Property which is obsolete or no longer used or useful in the conduct of Fisher’s or any of its Subsidiaries’ businesses having an aggregate value not to exceed in the aggregate $5,000,000 or (C) unless otherwise permitted under another clause of this Section 4.1(b), enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly-owned Subsidiary of Fisher and Fisher or another wholly-owned Subsidiary of Fisher;

(iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of Fisher (other than dividends or distributions paid by wholly-owned Subsidiaries of Fisher to Fisher or to other wholly-owned Subsidiaries of Fisher) or enter into any agreement with respect to the voting of the capital stock of Fisher;

(v) (A) reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

(vi) (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly-owned Subsidiary of Fisher) for borrowed money, except for (y) indebtedness for borrowed money under or guarantees with respect to indebtedness under Fisher’s existing credit facility or (z) indebtedness of any wholly-owned Subsidiary of Fisher to any other wholly-owned Subsidiary of Fisher or indebtedness of Fisher to any wholly-owned Subsidiary of Fisher, (B) terminate, cancel, or agree to any material and adverse change in, any Fisher Material Contract other than in the ordinary course of business consistent with past practice or (C) make or authorize any material loan to any Person (other than a Subsidiary of Fisher) outside the ordinary course of business;

(vii) except as disclosed in Section 4.1(b)(vii) of the Fisher Disclosure Schedule, (A) increase the compensation or benefits payable or to become payable to its directors or officers, (B) increase the compensation or benefits payable or to become payable to its other employees (except for regularly scheduled increases in the ordinary course of business in accordance with past practices and methodologies), (C) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Fisher or any of its Subsidiaries (other than with respect to newly hired employees in the ordinary course of business in accordance with past practices of Fisher or any of its Subsidiaries, provided that any such agreements shall not provide for the payment of any severance or termination pay solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby), (D) except in accordance with Section 5.11(d), establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan for the benefit of any director, officer, consultant or employee, except to the extent required by Applicable Laws and with respect to the grant of equity-based awards, except for grants in the ordinary course consistent with past practice or (E) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Fisher Benefit Plan or Fisher Option, except in accordance with Section 5.11(a);

(viii) make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

(ix) except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any material liability for Taxes, change any annual Tax accounting period, change any method of Tax accounting, file any amended material Tax Return, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(x) except as provided in Section 4.1(b)(x) of the Fisher Disclosure Schedule, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Fisher is a party and which relates to a business combination involving Fisher;

(xi) write up, write down or write off the book value of any assets, individually or in the aggregate, for Fisher and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business, (B) as may be required by GAAP or (C) otherwise not in excess of $5,000,000;

(xii) except as permitted by Section 5.16(b), take any action to render inapplicable, or to exempt any third Person (other than Apogent) from, (A) the provisions of the Delaware General Corporation Law or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

(xiii) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied; or

(xiv) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

      (c) Other Actions. Except as required by Applicable Laws, Fisher, Apogent and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to “materiality” or “Material Adverse Effect” becoming untrue as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

      SECTION 4.2     No Solicitation.

      (a) Neither Apogent nor Fisher shall, nor permit any of its Subsidiaries to, nor authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly, or indirectly, (i) solicit, initiate or encourage (including by way of furnishing any information to any Person), or take any other action to, or which is designed or intended to or would be reasonably likely to, facilitate, induce or encourage, any inquiries with respect to, or the making, submission or announcement of, any Alternative Transaction Proposal (as defined in Section 8.3(c)), (ii) participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, otherwise cooperate in any way with or knowingly facilitate any effort or attempt to make or implement any, or any possible, Alternative Transaction Proposal (except to disclose the existence of the provisions of this Section 4.2), (iii) approve, endorse or recommend any Alternative Transaction (as defined in Section 8.3(b))(except to the extent specifically permitted pursuant to Section 4.2(d)), or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any Alternative Transaction Proposal. Each of Apogent and Fisher and each of their respective Subsidiaries will immediately cease, and will cause its officers, directors and employees and instruct any investment banker, financial adviser, attorney, accountant or other representative retained by it to cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Alternative Transaction Proposal, and will use its reasonable best efforts to enforce (and not waive any provisions of) any confidentiality or standstill agreement (or any similar agreement) relating to any such Alternative Transaction Proposal.

      (b) Notification of Alternative Transactions. As promptly as practicable (and in any event within 24 hours) after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating in any way to any Alternative Transaction Proposal, Apogent or Fisher, as the case may be, shall provide the other party with oral and written notice of the material terms and conditions of such Alternative Transaction Proposal, request or inquiry, and the identity of the Person or group of Persons making any such Alternative Transaction Proposal, request or inquiry and a copy of all written materials provided to it in connection with such Alternative Transaction Proposal, request or inquiry. In addition, Apogent or Fisher, as the case may be, shall provide the other party as promptly as possible with oral and written notice setting forth all such information as is reasonably necessary to keep the other party informed in all material respects of all oral or written communications regarding, and the status and details (including material amendments or proposed material amendments) of, any such Alternative Transaction Proposal, request or inquiry, and, without limitation of the other provisions of this Section 4.2, shall promptly provide to the other party a copy of all written materials (including written materials provided by email or otherwise in electronic format) subsequently provided by or to it in connection with such Alternative Transaction Proposal, request or inquiry. Apogent or Fisher, as the case may be, shall provide the other party with 48 hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Alternative Transaction Proposal or Alternative Transaction.

      (c) Superior Proposals. Notwithstanding anything to the contrary contained in Section 4.2(a), in the event that Apogent or Fisher, as the case may be, receives an unsolicited, bona fide written Alternative Transaction Proposal which is determined (in accordance with Section 8.3(p)) to be, or is reasonably likely to be, a Superior Proposal (as defined in Section 8.3(p)), it may then take the following actions (but only (1) if and to the extent that (y) its Board of Directors concludes in good faith, after consultation with its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations to its shareholders or stockholders, as applicable, under Applicable Laws, and (z) Apogent or Fisher, as the case may be, has given the other party at least two business days prior written notice of its intention to take any of the following actions and of the identity of the Person or group of Persons making such Alternative Transaction Proposal and the material terms and conditions of such Alternative Transaction Proposal and (2) if it shall not have breached in any material respect any of the provisions of this Section 4.2):

(i) Furnish nonpublic information to the Person or group of Persons making such Superior Proposal, provided that (A) prior to furnishing any such nonpublic information, it receives from such Person or group of Persons an executed confidentiality and standstill agreement containing terms at least as restrictive as the terms contained in the Confidentiality Agreement, dated as of March 3, 2004, between Fisher and Apogent (the “CDA”) and (B) contemporaneously with furnishing any such nonpublic information to such Person or group of Persons, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished to such party); and

(ii) Engage in discussions or negotiations with such Person or group of Persons with respect to such Superior Proposal.

      (d) Changes of Recommendation.

(i) Solely in response to the receipt of an unsolicited, bona fide written Alternative Transaction Proposal which is determined (in accordance with Section 8.3(p)) to be a Superior Proposal, the Board of Directors of Apogent or Fisher, as the case may be, may make a Change of Recommendation (as defined in Section 4.2(d)(ii)), if all of the following conditions in clauses (A) through (E) are met:

(A) The Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal;

(B) The Apogent Shareholders’ Meeting or Fisher Stockholders’ Meeting, as the case may be, has not occurred;

(C) Apogent or Fisher, as the case may be, has (1) provided to the other party hereto three business days’ prior written notice which shall state expressly (x) that it has received a Superior Proposal, (y) the material terms and conditions of the Superior Proposal and the identity of the Person or group of Persons making the Superior Proposal, and (z) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (2) provided to the other party hereto all materials and information delivered or made available to the Person or group of Persons making the Superior Proposal in connection with such Superior Proposal and (3) during the aforementioned period, if requested by the other party hereto, engaged in good faith negotiations to amend this Agreement in such a manner that the Alternative Transaction Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal;

(D) The Board of Directors of Apogent or Fisher, as the case may be, has determined in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to its shareholders or stockholders, as applicable, under Applicable Laws; and

(E) Apogent or Fisher, as the case may be, shall have complied with Section 4.2(c) and shall not have breached in any material respect any of the other provisions set forth in this Section 4.2.

(ii) A “Change of Recommendation” shall mean the withholding, withdrawal, amendment, qualification or modification of the Board of Directors’ recommendation in favor of, in the case of Apogent, approval and adoption of this Agreement and the Merger and, in the case of Fisher, the Stock Issuance, and, in the case of a tender or exchange offer made directly to Apogent’s shareholders or Fisher’s stockholders, as the case may be, a recommendation that Apogent’s shareholders or Fisher’s stockholders, as the case may be, accept the tender or exchange offer.

      (e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit Apogent or Fisher or their respective Boards of Directors from taking and disclosing to their shareholders or stockholders, as applicable, a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that neither Apogent nor Fisher shall effect, or disclose pursuant to such rules or otherwise a position which constitutes, a Change of Recommendation unless specifically permitted pursuant to the terms of Section 4.2(d).

ARTICLE V

ADDITIONAL AGREEMENTS

      SECTION 5.1     Preparation of SEC Documents; Shareholders’ Meetings.

      (a) As soon as practicable following the date of this Agreement, Fisher and Apogent shall prepare and file with the SEC the Joint Proxy Statement, and Fisher shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Fisher and Apogent shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Fisher will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Fisher’s stockholders, and Apogent will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Apogent’s shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Fisher shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance and reservation of shares of Fisher Common Stock in the Merger and the conversion of Apogent Options into options to acquire Fisher Common Stock, and Apogent shall furnish all information concerning Apogent and the holders of Apogent Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Fisher without Apogent’s prior consent (which shall not be unreasonably withheld) and without providing Apogent the opportunity to review and comment thereon. Fisher will advise

Apogent promptly after it receives oral or written notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Fisher Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide Apogent with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information (including any Change of Recommendation) relating to Fisher or Apogent, or any of their respective Affiliates, officers or directors, should be discovered by Fisher or Apogent which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders or shareholders, as applicable, of Fisher and Apogent.

      (b) Each of Apogent and Fisher shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all action necessary in accordance with Applicable Laws and the Apogent Organizational Documents, in the case of Apogent, and the Fisher Organizational Documents, in the case of Fisher, to duly give notice of, convene and hold a meeting of its shareholders or stockholders, as applicable, to be held as promptly as practicable to consider, in the case of Fisher, the Stock Issuance (the “Fisher Stockholders’ Meeting”) and, in the case of Apogent, the adoption and approval of this Agreement and the Merger (the “Apogent Shareholders’ Meeting”). Subject to Section 4.2(d), each of Apogent and Fisher will use all commercially reasonable efforts to solicit from its shareholders or stockholders, as applicable, proxies in favor of, in the case of Fisher, the Stock Issuance, and, in the case of Apogent, the adoption and approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its shareholders or stockholders, as applicable, required by the rules of the NYSE or Applicable Laws to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Apogent or Fisher may adjourn or postpone the Apogent Shareholders’ Meeting or Fisher Stockholders’ Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its respective stockholders or shareholders, as applicable, in advance of a vote on, in the case of Fisher, the Stock Issuance and, in the case of Apogent, the approval and adoption of this Agreement and the Merger, or, if, as of the time for which the Apogent Shareholders’ Meeting or Fisher Stockholders’ Meeting, as the case may be, is originally scheduled, there are insufficient shares of Apogent Common Stock or Fisher Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Each of Apogent and Fisher shall ensure that the Apogent Shareholders’ Meeting and the Fisher Stockholders’ Meeting, respectively, is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Apogent Shareholders’ Meeting or Fisher Stockholders’ Meeting, as the case may be, are solicited in compliance with Applicable Laws, the rules of the NYSE and, in the case of Apogent, the Apogent Organizational Documents, and, in the case of Fisher, the Fisher Organizational Documents. Except with respect to matters as to which preliminary proxy materials would not be required to be filed with the SEC, without the prior written consent of Apogent, the Stock Issuance is the only matter which Fisher shall propose to be acted on by Fisher’s stockholders at the Fisher Stockholders’ Meeting. Without the prior written consent of Fisher, approval and adoption of this Agreement and the Merger is the only matter which Apogent shall propose to be acted on by Apogent’s shareholders at the Apogent Shareholders’ Meeting.

      (c) Each of Apogent and Fisher will use commercially reasonable efforts to hold the Apogent Shareholders’ Meeting and Fisher Stockholders’ Meeting, respectively, on the same date as the other party and as soon as reasonably practicable after the date of this Agreement.

      (d) Except to the extent expressly permitted by Section 4.2(d): (i) the Board of Directors of each of Apogent and Fisher shall recommend that its shareholders or stockholders, as applicable, vote in favor of, in the case of Apogent, the approval and adoption of this Agreement and the Merger at the Apogent

Shareholders’ Meeting, and, in the case of Fisher, the Stock Issuance at the Fisher Stockholders Meeting, (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of (A) Fisher has recommended that Fisher’s stockholders vote in favor of the Stock Issuance and (B) Apogent has recommended that Apogent’s shareholders vote in favor of approval and adoption of this Agreement and the Merger at the Apogent Shareholders’ Meeting and (iii) neither the Board of Directors of Apogent or Fisher nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective shareholders or stockholders, as applicable, of Apogent or Fisher vote in favor of, in the case of Apogent, the approval and adoption of this Agreement and the Merger, and, in the case of Fisher, the Stock Issuance.

      SECTION 5.2     Accountant’s Letters. Each of Apogent and Fisher shall use commercially reasonable efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated approximately as of the date the Form S-4 is declared effective and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      SECTION 5.3     Access to Information; Confidentiality. (a) Subject to the CDA and Applicable Laws, each of Fisher and Apogent shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, full access at all reasonable times on reasonable notice during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of such party) and, during such period and subject to the CDA and Applicable Laws, each of Fisher and Apogent shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

      (b) Each of Fisher and Apogent will hold and keep confidential, and will cause its respective officers and employees and will direct its accountants, counsel, financial advisors and other representatives and Affiliates to hold and keep confidential, any nonpublic information in accordance with the terms of the CDA.

      SECTION 5.4     Reasonable Efforts.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including all filings required under the HSR Act, with the Federal Trade Commission or the United States Department of Justice and any necessary antitrust, competition or similar laws of any foreign jurisdiction, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including promptly seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Subject to Applicable Laws relating to the exchange of information, Apogent and Fisher shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to Apogent and its Subsidiaries or Fisher and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

      (b) Promptly following the date hereof, Apogent shall (i) cause Apogent Holdings Denmark A/ S to be converted into an Anpartsselskab, and (ii) submit a ruling request to the appropriate Danish authorities in order to treat the sale, exchange or other disposition of shares by Apogent Holdings Denmark A/ S (or any successor entity) as a share sale for Danish income Tax purposes. In addition, prior to the Closing Date, Apogent shall cause Apogent Holdings Denmark A/ S (or any successor entity) to be treated as a disregarded entity for U.S. federal income Tax purposes.

      (c) Each of Fisher and Apogent shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Entity (whether domestic, foreign or supranational). In that regard, each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (iii) not participate in any meeting with any such Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement unless it consults with the other in advance and to the extent permitted by such Governmental Entity gives the other the opportunity to attend and participate thereat, (iv) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement and the Merger, and (v) furnish the other with such necessary information and reasonable assistance as Fisher or Apogent, as applicable, may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity. Each of Fisher and Apogent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4 as “outside counsel only.” Such material and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Fisher or Apogent, as the case may be) or its legal counsel.

      (d) In connection with and without limiting the foregoing, Fisher and Apogent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

      (e) Notwithstanding anything to the contrary in this Agreement, neither Fisher nor Apogent shall be required to hold separate (including by trust or otherwise) or divest or take any other action with respect to any of its businesses or assets or enter into any consent decree or other agreement that would restrict it in the conduct of its business as heretofore conducted if such action is reasonably expected to have a Material Adverse Effect on Fisher, including a Material Adverse Effect on the total benefits expected to be realized by Fisher after completion of the Merger.

      (f) Promptly following the date hereof, Apogent and Fisher shall cooperate in determining a mutually acceptable manner in which to cause no Apogent Subsidiary to own, beneficially or of record, directly or indirectly, any shares of Apogent Common Stock immediately prior to the Effective Time. Apogent shall take

(or cause to be taken) all actions proposed by Fisher and legally available to Apogent in order to effect the result described in the preceding sentence.

      SECTION 5.5     Indemnification and Insurance.

      (a) From and after the Effective Time, Fisher will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Apogent pursuant to any indemnification agreements between Apogent and its directors, officers and employees in effect immediately prior to the Effective Time, subject to Applicable Laws. For at least six years after the Effective Time, Fisher shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of Apogent and its Subsidiaries (the “Indemnified Parties”) for any costs, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such Person was an officer, director or employee of Apogent or any of its Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time (including those related to this Agreement and the transactions contemplated hereby), and shall advance expenses in respect thereof, in each case, to the fullest extent permitted by Applicable Laws.

      (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ and fiduciary liability insurance maintained by Apogent with respect to claims arising from facts or events which occurred on or before the Effective Time (including those related to this Agreement and the transactions contemplated hereby); provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of Apogent) only with respect to claims arising from facts or events which occurred at or before the Effective Time; and provided, further, that if the aggregate annual premiums for such policies at any time during such period will exceed 300% of the per annum premium rate paid by Apogent and its Subsidiaries as of the date hereof for such policies, then Fisher shall only be required to provide such coverage as will then be available at an annual premium equal to 300% of such rate.

      (c) Notwithstanding anything herein to the contrary and to the maximum extent permitted by Applicable Laws, if any claim, action, suit, proceeding or investigation is made or brought against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.5 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

      (d) If Fisher, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person, then, in each case, Fisher shall take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 5.5.

      (e) The provisions of this Section 5.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

      SECTION 5.6     Fees and Expenses. Except as set forth in this Section 5.6 and in Section 7.3, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Apogent and Fisher shall bear and pay one-half of the costs and expenses incurred by Fisher, Merger Sub or Apogent (other than attorneys’ fees, accountants’ fees and related expenses) in connection with (i) the filing, printing and mailing of the Form S-4 (including financial statements and exhibits), the Joint Proxy Statement (including SEC filing fees) and any preliminary materials related thereto and (ii) the filings of the premerger notification and report forms under the HSR Act and any applicable antitrust, competition or similar laws of any foreign jurisdiction (including filing fees).

      SECTION 5.7     Public Announcements. Apogent and Fisher will use commercially reasonable efforts to consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by Applicable Laws, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

      SECTION 5.8     Listing. Fisher shall use commercially reasonable efforts to cause the Fisher Common Stock issuable under Article II, and those shares of Fisher Common Stock required to be reserved for issuance in connection with the Merger, to be authorized for listing on the NYSE, upon official notice of issuance.

      SECTION 5.9     Tax-Free Reorganization Treatment. Fisher and Apogent hereby adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Fisher and Apogent intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. Neither Fisher, Merger Sub nor Apogent shall take any action, cause or permit any action to be taken, or fail to take any action, that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

      SECTION 5.10     Conveyance Taxes. Apogent and Fisher shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Apogent shall pay on behalf of its shareholders and out of its own funds any such Taxes or fees which become payable in connection with the transactions contemplated by this Agreement for which such shareholders are primarily liable and in no event shall Fisher pay such amounts.

      SECTION 5.11     Equity Awards and Employee Benefits.

      (a)(i) At the Effective Time, each then outstanding Apogent Option, whether or not exercisable at the Effective Time, shall become fully vested and exercisable and will be assumed by Fisher, which shall continue to treat such Apogent Options as fully vested and exercisable. Subject to, and in accordance with, the terms of the applicable Apogent Stock Plan and option award agreement, each Apogent Option so assumed by Fisher under this Agreement will otherwise continue to have, and be subject to, the same terms and conditions set forth in the applicable Apogent Option (including any applicable option award agreement or other document evidencing such Apogent Option) immediately prior to the Effective Time (including any repurchase rights), except that (A) each Apogent Option will be exercisable for that number of whole shares of Fisher Common Stock equal to the product of the number of shares of Apogent Common Stock that were issuable upon exercise of such Apogent Option immediately prior to the Effective Time (disregarding any vesting schedule applicable to such option) multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Fisher Common Stock and (B) the per share exercise price for the shares of Fisher Common Stock issuable upon exercise of such assumed Apogent Option will be equal to the quotient determined by dividing the exercise price per share of Apogent Common Stock of such Apogent Option by the Exchange Ratio, rounded up to the nearest whole cent.

(ii) Fisher shall take all requisite action such that, at the Effective Time, all awards based on Apogent Common Stock that are restricted stock units granted under the Apogent Stock Plans (“Apogent Restricted Stock Units”) outstanding immediately prior to the Effective Time shall become fully vested and nonforfeitable immediately prior to the Effective Time in accordance with Section 2.1(d).

(iii) Apogent shall, and shall be permitted under this Agreement, to take all corporate action necessary, including, but not limited to, amending any Apogent Option, Apogent equity award agreement thereunder, or Apogent Stock Plan, to effectuate the provisions of Section 5.11(a)(i) and (ii). In addition, Fisher shall, or shall cause the Surviving Corporation to, cooperate with Apogent and take all requisite action to effectuate such provisions. As soon as reasonably practicable, but in no event later than 10 business days following the Effective Time, Fisher will (A) issue to each holder of an assumed Apogent Option a document evidencing the foregoing assumption of such Apogent Option by Fisher, (B) issue appropriate notices setting forth such holders’ rights pursuant to the assumed Apogent Options (including that, as applicable, pursuant to the terms of the Apogent Stock Plans, the Merger constitutes a “Change in Control” (or “Change of Control,” as applicable) (as either such term is defined in each applicable Apogent Stock Plan)), and (C) issue appropriate notices to each holder of an assumed Apogent Option or any Apogent Restricted Stock Units setting forth the effect of the Merger on the Apogent Options and the Apogent Restricted Stock Units. Prior to the Effective Time, Fisher shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Fisher Common Stock for delivery in connection with the exercise of the converted Apogent Options. The parties shall use their commercially reasonable efforts to ensure that the conversion of any Apogent Options which are intended to be “incentive stock options” (as defined in Section 422 of the Code) provided for in this Section 5.11(a) shall be effected in a manner consistent with Section 424(a) of the Code.

      (b) Apogent shall terminate the Apogent Purchase Plan immediately prior to the Effective Time. To the extent any offering period under the Apogent Purchase Plan is in progress prior to such termination, Apogent shall ensure that such offering period ends immediately prior to such termination, and that each participant’s accumulated contributions for such offering period are applied towards the purchase of Apogent Common Stock immediately prior to such termination unless the participant has previously withdrawn from such offering period in accordance with the terms of such plan.

      (c) From and after the Closing Date and for two years thereafter (the “Benefit Continuation Period”), Fisher shall provide, or cause to be provided, to current and former employees, directors, and consultants of Apogent and its Subsidiaries, benefits (other than stock option plans) that in the aggregate are no less favorable than the benefits provided, in the aggregate, under the Apogent Benefit Plans in which such current and former employees, directors and consultants participated immediately prior to the Effective Time and which plans are set forth in Section 3.1(i)(i)(A) of the Apogent Disclosure Schedule (or if not so set forth, then such other Apogent Benefit Plans at the subsidiary level in which such individuals participated immediately prior to the Effective Time).

      (d) Fisher shall, or shall cause the Surviving Corporation to, take all actions set forth in Section 5.11(d) of the Apogent Disclosure Schedule.

      (e) During the Benefit Continuation Period, post-retirement medical benefits to former employees of Apogent and its Subsidiaries or any employees of Apogent and its Subsidiaries who are eligible as of the Closing Date for post-retirement medical benefits under Apogent Benefit Plans in effect immediately prior to the Closing Date shall be provided as set forth in Section 5.11(e) of the Apogent Disclosure Schedule.

      (f) Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of either party to terminate, any continuing employee for any reason or (ii) subject to the limitations and requirements specifically set forth in this Section 5.11, require either party to continue any Fisher Benefit Plan or Apogent Benefit Plan or prevent the amendment, modification or termination thereof after the Effective Time.

      SECTION 5.12     Fisher Corporate Governance.

      (a) Board of Directors. On or prior to the Effective Time, the Board of Directors of Fisher shall cause the number of directors that will comprise the full Board of Directors of Fisher immediately following the Effective Time to be 10. Of the members of such Board of Directors, six shall be current directors of the Board of Directors of Fisher as identified in Section 5.12 of the Fisher Disclosure Schedule, and four shall be directors designated by Apogent as identified in Section 5.12 of the Fisher Disclosure Schedule.

      (b) Other Matters. Immediately following the Effective Time, Frank H. Jellinek, Jr. shall be appointed as “Chairman Emeritus” of Fisher.

      SECTION 5.13     Affiliate Legends. Apogent shall notify Fisher in writing of the identity of those Persons who are, in Apogent’s reasonable judgment, “affiliates” of Apogent within the meaning of Rule 145 promulgated under the Securities Act (“Rule 145 Affiliates”) prior to the Closing Date. Fisher shall be entitled to place appropriate legends (reasonably acceptable to Apogent) on the certificates evidencing any shares of Fisher Common Stock to be received by Rule 145 Affiliates in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Fisher Common Stock (provided, that such legends or stop transfer instructions shall be removed, one year after the Effective Time, upon the request of any holder of shares of Fisher Common Stock issued in the Merger if such holder is not then a Rule 145 Affiliate).

      SECTION 5.14     Notification of Certain Matters. Fisher shall give prompt notice to Apogent and Apogent shall give prompt notice to Fisher, as the case may be, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would reasonably be expected to cause (a)(i) any representation or warranty of such party contained in this Agreement that is qualified as to “materiality” or “Material Adverse Effect” to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement that is not qualified as to “materiality” or “Material Adverse Effect” to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of Fisher and the Merger Sub or Apogent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, Fisher shall give prompt notice to Apogent and Apogent shall give prompt notice to Fisher, as the case may be, of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on such party and its Subsidiaries, taken as a whole, or which would reasonably be expected to result in the failure of any of the conditions set forth in Article VI to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 5.14 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

      SECTION 5.15     Section 16 Matters. Prior to the Effective Time, each of Fisher and Apogent shall use their commercially reasonable efforts to take all such steps as may be required (to the extent permitted under Applicable Laws) to cause any dispositions of Apogent Common Stock (including derivative securities) or acquisitions of Fisher Common Stock (including derivative securities with respect to Fisher Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Apogent to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP. The parties acknowledge that all such above referenced dispositions and acquisitions are compensatory in nature.

      SECTION 5.16     Rights Plans; State Takeover Laws.

      (a) Prior to the Effective Time, Apogent shall not redeem the Apogent Rights or amend, modify (other than to delay any “distribution date” therein or to render the Apogent Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Apogent Rights Agreement unless (i) required to do so by order of a court of competent jurisdiction or (ii) Apogent’s Board of Directors, as the case may be, has concluded in good faith, after consultation with its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to effect such amendment, modification or termination is reasonably likely to result in a breach of its Board of Directors’ fiduciary obligations to its shareholders under Applicable Laws.

      (b) Prior to the Effective Time, neither Apogent nor Fisher shall take any action to render inapplicable or to exempt any third Person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless (i) required to do so by order of a court of competent jurisdiction or (ii) Fisher’s or Apogent’s Board of Directors, as the case may be, has concluded in good faith, after consultation with its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to take such action is reasonably likely to result in a breach of its Board of Directors’ fiduciary obligations to its shareholders or stockholders, as applicable, under Applicable Laws.

      SECTION 5.17     Reservation of Fisher Common Stock. Effective at or prior to the Effective Time, Fisher shall reserve (free from preemptive rights) out of its reserved but unissued shares of Fisher Common Stock, for the purposes of effecting the conversion of the issued and outstanding shares of Apogent Common Stock pursuant to this Agreement, sufficient shares of Fisher Common Stock to provide for such conversion as well as the issuance of Fisher Common Stock upon the exercise of Apogent Options assumed by Fisher under Section 5.11.

ARTICLE VI

CONDITIONS PRECEDENT

      SECTION 6.1     Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Shareholder Approvals. Each of the Fisher Stockholder Approval and the Apogent Shareholder Approval shall have been obtained.

(b) Antitrust Waiting Periods. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c) Consents and Approvals. Other than as required by Section 6.1(b), all filings with, and all consents, approvals and authorizations of, any Governmental Entity required to be made or obtained by Fisher, Apogent or any of their Subsidiaries to consummate the Merger (i) the failure of which to be made or obtained would, individually or in the aggregate, have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole (determined, for purposes of this clause, after giving effect to the Merger) or (ii) which are specified in Section 6.1(c) of the Apogent Disclosure Schedule and Section 6.1(c) of the Fisher Disclosure Schedule have, in all cases, been made or obtained and shall be in full force and effect at the Closing.

(d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction (collectively, “Restraints”), shall be in effect which prohibits, materially restricts, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement.

(e) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of Fisher and Apogent to their stockholders or shareholders, as applicable, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated or, to the Knowledge of Fisher or Apogent, threatened by the SEC.

(f) Listing. The shares of Fisher Common Stock issuable to the shareholders of Apogent as provided for in Article II shall have been authorized for listing on the NYSE upon official notice of issuance.

      SECTION 6.2     Conditions to Obligations of Apogent. The obligation of Apogent to effect the Merger is further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Fisher and Merger Sub set forth herein shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein (other than the representation set forth in Section 3.2(f)(ii), which shall be read with the Material Adverse Effect qualification)) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein (other than the representation set forth in Section 3.2(f)(ii), which shall be read with the Material Adverse Effect qualification)) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

(b) Performance of Obligations of Fisher and Merger Sub. Each of Fisher and Merger Sub shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) No Material Adverse Change. No Material Adverse Change (as defined in Section 8.3(k)) of Fisher and its Subsidiaries, taken as a whole, shall have occurred since the date of this Agreement and be continuing.

(d) Officer’s Certificate. Apogent shall have received an officer’s certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Fisher to the effect that the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

(e) Tax Opinion. Apogent shall have received the opinion of Simpson Thacher & Bartlett LLP, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon receipt by such counsel of customary representation letters from each of Fisher, Merger Sub and Apogent, in each case, in form and substance reasonably satisfactory to such counsel, which representation letters shall not have been withdrawn or modified.

      SECTION 6.3     Conditions to Obligations of Fisher and Merger Sub. The obligations of Fisher and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Apogent set forth herein shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein (other than the representation set forth in Section 3.1(f)(ii), which shall be read with the Material Adverse Effect qualification)) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein (other than the representation set forth in Section 3.1(f)(ii), which shall be read with the Material Adverse Effect qualification)) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

(b) Performance of Obligations of Apogent. Apogent shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Apogent Rights Agreement. The Apogent Rights issued pursuant to the Apogent Rights Agreement shall not have become non-redeemable, exercisable, distributed (separately from Apogent Common Stock) or triggered pursuant to the terms of such agreement.

(d) No Material Adverse Change. No Material Adverse Change of Apogent and its Subsidiaries, taken as a whole, shall have occurred since the date of this Agreement and be continuing.

(e) Officer’s Certificate. Fisher shall have received an officer’s certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Apogent to the effect that the conditions set forth in Sections 6.3(a), (b), (c) and (d) have been satisfied.

(f) Tax Opinion. Fisher shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon receipt by such counsel of customary representation letters from each of Fisher, Merger Sub and

Apogent, in each case, in form and substance reasonably satisfactory to such counsel, which representation letters shall not have been withdrawn or modified.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.1      Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, which action (A) in the case of Sections 7.1(a), (b)(i), (b)(ii), (c) and (d), may be taken or authorized before or after the Fisher Stockholder Approval or the Apogent Shareholder Approval, as the case may be, (B) in the case of Sections 7.1(e), (f), (g) and (h), may be taken or authorized only before the Fisher Stockholder Approval or Apogent Shareholder Approval, as the case may be, and (C) in the case of Sections 7.1(b)(iii) and (iv), may be taken or authorized only after the Fisher Stockholders’ Meeting where a vote was taken or the Apogent Shareholders’ Meeting where a vote was taken, as the case may be:

(a) by mutual written consent of Apogent and Fisher, if the Board of Directors of each so determines;

(b) by written notice of either Apogent or Fisher (as authorized by the Board of Directors of Apogent or Fisher, as applicable):

(i) if the Merger shall not have been consummated by September 30, 2004 (the “Outside Date”);

(ii) if a Governmental Entity set forth in either Section 7.1(b)(ii) of the Fisher Disclosure Schedule or Section 7.1(b)(ii) of the Apogent Disclosure Schedule that is of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(iii) if the Fisher Stockholder Approval shall not have been obtained at the Fisher Stockholders’ Meeting, or at any adjournment or postponement thereof, at which the vote was taken;

(iv) if the Apogent Shareholder Approval shall not have been obtained at the Apogent Shareholders’ Meeting, or at any adjournment or postponement thereof, at which the vote was taken;

(c) by Apogent (as authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of Fisher set forth in this Agreement, or if any representation or warranty of Fisher shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 10 days after written notice thereof shall have been received by Fisher;

(d) by Fisher (as authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of Apogent set forth in this Agreement, or if any representation or warranty of Apogent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 10 days after written notice thereof shall have been received by Apogent;

(e) by Apogent (as authorized by its Board of Directors), at any time prior to Fisher Stockholder Approval, if Fisher, the Fisher Board of Directors or any committee thereof, for any reason, shall have (i) failed to call or hold the Fisher Stockholders’ Meeting in accordance with Section 5.1(b), (ii) failed to include in the Joint Proxy Statement distributed to the stockholders of Fisher its recommendation in favor of the Stock Issuance, (iii) effected a Change of Recommendation, (iv) failed to reconfirm its recommendation in favor of the Stock Issuance within 12 calendar days of receipt of a written request from Apogent to do so, provided, that Apogent shall not make such request unless prior thereto (x) a Person shall have made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to Fisher or (y) Apogent in good faith believes Fisher has not complied with its obligations under Articles IV and V hereto, (v) approved or recommended any Alternative Transaction, or (vi) failed, within 10 business days after any tender or exchange offer relating to Fisher Common Stock commenced by any third Person shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of Fisher recommends rejection of such tender offer or exchange offer;

(f) by Fisher (as authorized by its Board of Directors), at any time prior to Apogent Shareholder Approval, if Apogent, the Apogent Board of Directors or any committee thereof, for any reason, shall have (i) failed to call or hold the Apogent Shareholders’ Meeting in accordance with Section 5.1(b), (ii) failed to include in the Joint Proxy Statement distributed to the shareholders of Apogent its recommendation that such shareholders adopt and approve this Agreement and approve the Merger, (iii) effected a Change of Recommendation, (iv) failed to reconfirm its recommendation that shareholders of Apogent adopt and approve this Agreement and approve the Merger within 12 calendar days of receipt of a written request from Fisher to do so, provided, that Fisher shall not make such request unless prior thereto (x) a Person shall have made to Apogent or its shareholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to Apogent or (y) Fisher in good faith believes Apogent has not complied with its obligations under Articles IV and V hereof, (v) approved or recommended any Alternative Transaction, (vi) failed, within 10 business days after any tender or exchange offer relating to Apogent Common Stock commenced by any third Person shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of Apogent recommends rejection of such tender offer or exchange offer;

(g) by Fisher, at any time prior to the Fisher Stockholder Approval, if (i) the Board of Directors of Fisher authorizes Fisher, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Fisher Superior Proposal and Fisher notifies Apogent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Apogent does not make, within two business days of receipt of Fisher’s written notification of its intention to enter into a binding agreement for a Fisher Superior Proposal, an offer that the Board of Directors of Fisher determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Fisher’s stockholders as the Fisher Superior Proposal, it being understood that Fisher shall not enter into any such binding agreement during such two-day period, and (iii) Fisher, at or prior to any termination pursuant to this Section 7.1(g), pays to Apogent the Fisher Termination Fee (as defined below); or

(h) by Apogent, at any time prior to the Apogent Shareholder Approval, if (i) the Board of Directors of Apogent authorizes Apogent, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes an Apogent Superior Proposal and Apogent notifies Fisher in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Fisher does not make, within two business days of receipt of Apogent’s written notification of its intention to enter into a binding agreement for an Apogent Superior Proposal, an offer that the Board of Directors of Apogent determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Apogent’s shareholders as the Apogent Superior Proposal, it being understood that Apogent shall not enter into any such binding agreement during such two-day period, and (iii) Apogent, at or prior to any termination pursuant to this Section 7.1(h), pays to Fisher the Apogent Termination Fee (as defined below).

      SECTION 7.2     Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof and any payment of a Fisher Termination Fee or Apogent Termination Fee, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in Sections 5.3(b), 5.6, this Section 7.2 and Section 7.3, as well as Article VIII (other than Section 8.1) to the extent applicable to such surviving sections, each of which shall survive termination of this Agreement, and (ii) that nothing herein shall relieve any party from any further liability for any willful or intentional breach of any representation or warranty of such party contained herein or any breach of any covenant or agreement of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the CDA, all of which obligations shall survive termination of this Agreement in accordance with their terms. Payments made pursuant to Section 7.3 shall be in addition to any other rights, remedies and relief of the parties hereto or with respect to the subject matter of this Agreement.

      SECTION 7.3     Payments.

      (a) Payment by Apogent. In the event that this Agreement is terminated by Apogent pursuant to any of Sections 7.1(b)(iv) or 7.1(h) or by Fisher pursuant to any of Sections 7.1(b)(iv), 7.1(d) (but, in the case of Section 7.1(d), only if such termination is due to an intentional breach of any representation, warranty or covenant by Apogent) or 7.1(f), Apogent shall promptly, but in no event later than two business days after the date of such termination (subject to the further provisions of this Section 7.3(a)), pay Fisher a fee equal to $75 million in immediately available funds (the “Apogent Termination Fee”); provided, that:

(i) in the case of a termination pursuant to Sections 7.1(b)(iv), 7.1(d) (but, in the case of Section 7.1(d), only if such termination is due to an intentional breach of any representation, warranty or covenant by Apogent), 7.1(f)(iv), or 7.1(f)(vi), the Apogent Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Apogent or its shareholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition (as defined in Section 7.3(d)) with respect to Apogent (such Person being referred to herein as the “Apogent Third Party Bidder”) and within 12 months following termination of this Agreement, an Acquisition of Apogent is consummated by the Apogent Third Party Bidder or its Affiliate or Affiliates or Apogent enters into an agreement providing for an Acquisition of Apogent by the Apogent Third Party Bidder or its Affiliate or Affiliates, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable.

      (b) Payment by Fisher. In the event that this Agreement is terminated by Fisher pursuant to any of Sections 7.1(b)(iii) or 7.1(g) or by Apogent pursuant to any of Sections 7.1(b)(iii), 7.1(c) (but, in the case of Section 7.1(c), only if such termination is due to an intentional breach of any representation, warranty or covenant by Fisher) or 7.1(e), Fisher shall promptly, but in no event later than two business days after the date of such termination (subject to the further provisions of this Section 7.3(b)), pay Apogent a fee equal to $75 million in immediately available funds (the “Fisher Termination Fee”); provided, that

(i) in the case of a termination pursuant to Sections 7.1(b)(iii), 7.1(c) (but, in the case of Section 7.1(c), only if such termination is due to an intentional breach of any representation, warranty or covenant by Fisher), 7.1(e)(iv) or 7.1(e)(vi) the Fisher Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to Fisher (such Person being referred to herein as the “Fisher Third Party Bidder”) and within 12 months following termination of this Agreement, an Acquisition of Fisher is consummated by the Fisher Third Party Bidder or its Affiliate or Affiliates or Fisher enters into an agreement providing for an Acquisition of Fisher by the Fisher Third Party Bidder or its Affiliate or Affiliates, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable.

      (c) Interest and Costs; Other Remedies. All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party to receive payment. Each of Fisher and Apogent acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if Fisher or Apogent, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3 and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 7.3, the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3 at the rate of interest per annum publicly announced by JP Morgan Chase Bank as its prime rate at its principal office in New York City, as in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3 shall not be in lieu of damages incurred in the event of breach of this Agreement, to the extent permitted by Section 7.2.

      (d) Certain Definitions. For the purposes of this Agreement, “Acquisition,” with respect to a party hereto, shall mean any of the following transactions (other than the Merger): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders or shareholders, as applicable, of the party immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party or any of its Subsidiaries of assets representing in excess of 30% of the aggregate fair market value of the consolidated assets of the party and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or group of Persons (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group of Persons), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 30% of the voting power of the then outstanding shares of capital stock of the Person.

      SECTION 7.4     Amendment. Subject to compliance with Applicable Laws, this Agreement may be amended by the parties at any time before or after the Fisher Stockholder Approval or the Apogent Shareholder Approval; provided, however, that after the occurrence of either the Apogent Shareholder Approval or the Fisher Stockholder Approval there may not be, without further approval of the shareholders of Apogent and Fisher, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Apogent Common Stock hereunder, or which by Applicable Laws otherwise expressly requires the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties’ respective Boards of Directors or a duly designated committee thereof.

      SECTION 7.5     Extension; Waiver. At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.4 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party hereto with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE VIII

GENERAL PROVISIONS

      SECTION 8.1     Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement which by its terms contemplates performance after the Effective Time.

      SECTION 8.2     Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to Apogent to:

Apogent Technologies Inc.
30 Penhallow Street
Portsmouth, NH 03801
Fax No.: (603) 431-0860
Attention: General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Fax No.: (212) 455-2502
Attention: Gary Horowitz, Esq.

           (b) if to Fisher or Merger Sub, to:

Fisher Scientific International Inc.
One Liberty Lane
Hampton, NH 03842
Fax No.: (603) 929-2379
Attention: Todd M. DuChene, General Counsel

                with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax No.: (212) 735-2000
Attention: Ralph Arditi, Esq.
Nancy A. Lieberman, Esq.

      SECTION 8.3     Definitions.     For purposes of this Agreement:

(a) An “Affiliate” of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

(b) An “Alternative Transaction” with respect to a party hereto, shall mean any of the following transactions: (i) any transaction or series of related transactions with one or more third Persons involving: (A) any purchase from such party or acquisition (whether by way of a merger, share exchange, consolidation, business combination, consolidation or similar transaction) by any Person or “group” of Persons (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of such party or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 10% or more of the total outstanding voting securities of such party or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving such party or any of its Subsidiaries, or (B) any sale, lease exchange, transfer, license, acquisition or disposition of more than 10% of the assets of such party and its Subsidiaries, taken as a whole, or (ii) any liquidation or dissolution of such party;

(c) An “Alternative Transaction Proposal” shall mean any offer, inquiry, proposal or indication of interest (whether binding or non-binding) to any Person or its stockholders or shareholders, as applicable, relating to an Alternative Transaction;

(d) “Contract” shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect;

(e) “Convertible Debt” means convertible contingent debt securities;

(f) “Environmental Laws” means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., § 136 et seq., Occupational Safety and Health Act 29 U.S.C. § 651 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., and the Endangered Species Act (16 U.S.C. § 1531 et seq.) as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes;

(g) “Environmental Liabilities” with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date;

(h) “Hazardous Materials” means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws including, but not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls;

(i) “Intellectual Property” shall mean trademarks, service marks, trade names, brand names, certification marks, designs, logos and slogans, commercial symbols, business name registrations, domain names, trade dress and other indications of origin and general intangibles of like nature, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and biological materials, whether patentable or not and whether or not reduced to practice, in any domestic or foreign jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part, reissues and renewal applications), and any renewals, extensions, supplementary protection certificates or reissues thereof, in any such jurisdiction; research and development data (including without limitation the results of research into and development of drug or biologic-based products and drug delivery systems), formulae, know-how, proprietary processes, algorithms, models and methodologies, technical information, designs, procedures, laboratory notebooks, trade secrets and confidential information and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any Person; writings and other works of authorship of any type (including the content contained on any web site), whether copyrightable or not, in any such jurisdiction; computer software (whether in source code or object code form), databases, compilations and data; and registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights;

(j) “Knowledge” of any Person which is not an individual means, with respect to a specified matter, the actual knowledge of any of such Person’s and its wholly-owned Subsidiaries’ executive officers, general counsel or any other officer having primary responsibility for such matter and, in the case of

Fisher, includes the actual knowledge of Fisher in-house IP counsel and, in the case of Apogent, includes the actual knowledge of Apogent in-house IP counsel;

(k) “Material Adverse Change” or “Material Adverse Effect” means, when used with respect to Fisher or Apogent and their respective Subsidiaries, any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”) that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change or Material Adverse Effect, is or is reasonably expected (i) to be materially adverse to the business, assets (including intangible assets), liabilities, capitalization, condition (financial or otherwise) or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) to impair in any material respect the ability of such party to perform its obligations under this Agreement or prevent or materially delay the consummation by such party of any of the transactions contemplated hereby; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Change with respect to, or a Material Adverse Effect on, any party and such party’s respective Subsidiaries, taken as a whole: (A) events or circumstances generally affecting the industry in which Fisher and Apogent operate, and which do not have a materially disproportionate effect on Fisher or Apogent, as the case may be, (B) U.S. or global economic conditions, or (C) the execution, delivery, announcement or performance of this Agreement or the consummation of any transaction contemplated hereby or (D) changes in Applicable Laws or GAAP;

(l) “Multiemployer Plan” means a “multiemployer pension plan,” as that term is defined in Section 3(37) of ERISA;

(m) “Permitted Liens” means (i) mechanics’, carriers’, workers’ or repairmen’s liens arising in the ordinary course of business and securing payments or obligations that are not delinquent, (ii) Liens for Taxes, assessments and other similar governmental charges which are not due and payable and (iii) Liens that arise under zoning, land use and other similar laws and other imperfections of title or encumbrances, if any, which do not materially affect the marketability of the property subject thereto and do not materially impair the use of the property subject thereto as presently used;

(n) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

(o) a “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body is (or, if there are no such voting interests, more than 50% of the equity interests of which are) owned directly or indirectly by such first Person;

(p) a “Superior Proposal” with respect to a party, means an unsolicited, bona fide written Alternative Transaction Proposal made by a third Person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination or acquisition transaction, (A) all or substantially all of the assets of such party or (B) over 50% of the outstanding voting securities of such party and as a result of which the stockholders or shareholders, as applicable, of such party immediately preceding such transaction would hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or its ultimate parent), which the Board of Directors of such party has in good faith determined (taking into account, among other things, (1) its consultation with its outside legal counsel and its financial adviser, (2) all terms and conditions of such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by the other party hereto), and (3) the relative impact of the transaction contemplated by such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by the other party hereto) on the other Persons whose interests the Board of Directors may consider under Applicable Laws) to be more favorable, from a financial point of view, to such party’s stockholders or shareholders, as applicable (in their capacities as stockholders or shareholders, as applicable), than the terms of this Agreement (as it may be proposed to be amended by the other party hereto) and to be reasonably capable in feasibility and certainty of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such Alternative Transaction Proposal (including conditions to consummation such as a financing condition).

      SECTION 8.4     Terms Defined Elsewhere.     The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section

Acquisition	7.3(d)
Agreement	Preamble
Apogent	Preamble
Apogent Balance Sheet	3.1(d)(iv)
Apogent Benefit Plans	3.1(i)(i)
Apogent Bylaws	3.1(a)(ii)
Apogent Charter	3.1(a)(ii)
Apogent Common Stock	2.1
Apogent Disclosure Schedule	3.1
Apogent Leased Real Property	3.1(r)
Apogent Material Contract	3.1(q)(i)
Apogent Option	2.1(d)
Apogent Organizational Documents	3.1(a)(ii)
Apogent Owned Real Property	3.1(r)
Apogent Permits	3.1(g)(i)
Apogent Preferred Stock	3.1(b)(i)
Apogent Purchase Plan	2.1(d)
Apogent Restricted Stock Unit	5.11(a)(ii)
Apogent Rights	3.1(b)(i)
Apogent Rights Agreement	3.1(b)(i)
Apogent SEC Documents	3.1(d)(i)
Apogent Shareholder Approval	3.1(c)(iii)
Apogent Shareholders’ Meeting	5.1(b)
Apogent Significant Subsidiaries	3.1(a)(iii)
Apogent Stock Plans	3.1(b)(i)
Apogent Subsidiary Organizational Documents	3.1(a)(ii)
Apogent Termination Fee	7.3(a)
Apogent Third Party Bidder	7.3(a)(i)
Applicable Laws	3.1(g)(ii)
Approval	3.1(i)(ii)
Articles of Merger	1.3
Benefit Continuation Period	5.11(c)
Benefit Plans	3.1(i)(i)
CDA	4.2(c)(i)
Certificates	2.2(b)
Change of Recommendation	4.2(d)(ii)
Closing	1.2
Closing Date	1.2
Code	Recitals
DFI	1.3

Term	Section

Effect	8.3(k)
Effective Time	1.3
ERISA	3.1(i)(i)
ERISA Affiliate	3.1(i)(v)
Exchange Act	3.1(c)(v)(B)(2)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio	2.1(a)
FDA	3.1(g)(i)
FDCA	3.1(g)(i)
Form S-4	3.1(e)
Fisher	Preamble
Fisher 1998 Plan	3.2(b)(i)
Fisher 2001 Plan	3.2(b)(i)
Fisher 2003 Plan	3.2(b)(i)
Fisher Balance Sheet	3.2(d)(iv)
Fisher Benefit Plans	3.2(i)(i)
Fisher Bylaws	3.2(a)(ii)
Fisher Charter	3.2(a)(ii)
Fisher Common Stock	2.1(a)
Fisher Disclosure Schedule	3.2
Fisher Leased Real Property	3.2(r)
Fisher Material Contract	3.2(q)(i)
Fisher Options	3.2(b)(ii)
Fisher Organizational Documents	3.2(a)(ii)
Fisher Owned Real Property	3.2(r)
Fisher Permits	3.2(g)(i)
Fisher Preferred Stock	3.2(b)(i)
Fisher SEC Documents	3.2(d)(i)
Fisher Significant Subsidiaries	3.2(a)(iii)
Fisher Stock Plans	3.2(b)(i)
Fisher Stockholder Approval	3.2(c)(iii)
Fisher Stockholders’ Meeting	5.1(b)
Fisher Subsidiary Organizational Documents	3.2(a)(ii)
Fisher Termination Fee	7.3(b)
Fisher Third Party Bidder	7.3(b)(i)
Funded Retirement Plan	3.1(i)(v)
GAAP	3.1(d)(iii)
Goldman Sachs	3.2(o)
Governmental Entity	3.1(c)(v)
HSR Act	3.1(c)(v)(A)
Indemnified Parties	5.5(a)
Joint Proxy Statement	3.1(c)(v)(B)(1)
Lazard	3.2(o)

Term	Section

Lehman	3.1(o)
Liens	3.1(a)(iii)
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
NLRB	3.1(h)(ii)(C)
NYSE	2.1(e)
Outside Date	7.1(b)(i)
Public Health Service Act	3.1(g)(ii)
Restraints	6.1(d)
Rule 145 Affiliates	5.13
SEC	3.1(a)(iii)
Securities Act	3.1(d)(i)
SOX	3.1(d)(i)
Stock Issuance	Recitals
Surviving Corporation	1.1
Tax Authority	3.1(j)(xi)
Tax Return	3.1(j)(xi)
Taxes	3.1(j)(xi)
Voting Debt	3.1(b)(iii)
WBCL	Recitals

      SECTION 8.5     Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

      SECTION 8.6     Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.7     Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the CDA and the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and neither party is relying on any other oral or written representation, agreement or understanding and (b) except for the provisions of Section 5.5 (which are intended to benefit the Indemnified Parties, including Indemnified Parties who or which are not parties hereto), is not intended to confer upon any Person other than the parties any rights or remedies.

      SECTION 8.8     Governing Law. This Agreement and any disputes arising out of or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, provided, however, that the Merger shall be governed by the WBCL.

      SECTION 8.9     Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 8.10     Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

      SECTION 8.11     Headings, etc. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.12     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Laws in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 8.13     Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 8.14     Waiver of Jury Trial. EACH OF FISHER, MERGER SUB AND APOGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF FISHER, MERGER SUB OR APOGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

      SECTION 8.15     Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of Page Intentionally Left Blank.]

      IN WITNESS WHEREOF, Apogent, Fisher and Merger Sub have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized, all as of the date first written above.

APOGENT TECHNOLOGIES INC.

By:	/s/ FRANK H. JELLINEK, JR.

Name: Frank H. Jellinek, Jr.
Title: Chief Executive Officer

FISHER SCIENTIFIC INTERNATIONAL INC.

By:	/s/ TODD M. DUCHENE

Name: Todd M. DuChene
Title: Vice President, General Counsel and Secretary

FOX MERGER CORPORATION

By:	/s/ TODD M. DUCHENE

Name: Todd M. DuChene
Title: President

ANNEX B

OPINION OF GOLDMAN, SACHS & CO.

PERSONAL AND CONFIDENTIAL

March 17, 2004

Board of Directors

Fisher Scientific International Inc.
1 Liberty Lane
Hampton, NH 03842

Gentlemen:

      You have requested our opinion as to the fairness from a financial point of view to Fisher Scientific International Inc. (the “Company”) of the exchange ratio (the “Exchange Ratio”) of 0.56 shares of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company to be issued in exchange for each share of common stock, par value $0.01 per share (the “Apogent Common Stock”), of Apogent Technologies Inc. (“Apogent”) pursuant to the Agreement and Plan of Merger, dated as of March 17, 2004 (the “Agreement”), among the Company, Fox Merger Corporation, a wholly owned subsidiary of the Company, and Apogent.

      Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and having participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, the principal portion of which fees are contingent upon the consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company from time to time, including having acted as a lead manager for the offering of 12.0 million shares of the Company Common Stock in May 2001, a lead manager for the offering of 7.2 million shares of the Company Common Stock in February 2002, a lead manager in connection with the offering of $250,000,000 aggregate principal amount of 2.50% Convertible Senior Notes due October 2023 of the Company in July 2003, financial advisor with respect to the Company’s acquisition of Dharmacon Inc. in February 2004, and a lead manager in connection with the offering of $300,000,000 aggregate principal amount of 3.25% Convertible Senior Subordinated Notes due March 1, 2024 of the Company in March 2004. We have provided certain investment banking services to Apogent from time to time, including having acted as co-advisor with respect to its spin-off of Sybron Dental Specialties in December 2000, having assisted Apogent in connection with its stock repurchase program in August 2002 and having acted as a co-manager in connection with the offering of $250,000,000 aggregate principal amount of 6.50% Senior Subordinated Notes due May 2013 of Apogent in May 2003. We also may provide investment banking and other services to the Company and Apogent in the future. In connection with the above-described services we have received, and may receive in the future, compensation.

      Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may actively trade the debt and equity securities (or related derivative securities) of the Company and Apogent for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

      In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2003

B-1

and Apogent for the five fiscal years ended September 30, 2003; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Apogent; certain other communications from the Company and Apogent to their respective stockholders; certain internal financial analyses and forecasts for Apogent prepared by its management; and certain internal financial analyses and forecasts for the Company prepared by its management and certain financial analyses and forecasts for Apogent prepared by the management of the Company in consultation with the management of Apogent (collectively, the “Forecasts”), including certain cost savings and net operating synergies projected by the management of the Company to result from the Transaction (the “Synergies”). We also have held discussions with members of the senior managements of the Company and Apogent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Apogent. In addition, we have reviewed the reported price and trading activity for the shares of the Company Common Stock and the shares of Apogent Common Stock, compared certain financial and stock market information for the Company and Apogent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the healthcare industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

      We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any derivative, contingent or off-balance-sheet assets and liabilities) of the Company or Apogent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Apogent or on the expected benefits of the Transaction in any way meaningful to our analysis.

      Our opinion does not address the underlying business decision of the Company to engage in the Transaction, nor are we expressing any opinion as to the prices at which shares of the Company Common Stock or Apogent Common Stock will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ Goldman, Sachs & Co.

Goldman, Sachs & Co.

B-2

ANNEX C

OPINION OF LAZARD FRÈRES & CO. LLC

March 17, 2004

The Board of Directors

Fisher Scientific International Inc.
1 Liberty Lane
Hampton, NH 03842-1808

Dear Members of the Board:

      We understand that Fisher Scientific International Inc. (“Fisher”) and Apogent Technologies Inc. (“Apogent”) propose to enter into an Agreement and Plan of Merger, dated as of March 17, 2004 (the “Agreement”), pursuant to which Fisher will acquire Apogent in a transaction (the “Merger”) in which each issued and outstanding share of the common stock of Apogent will be converted into the right to receive 0.56 shares (the “Exchange Ratio”) of the common stock of Fisher. The terms and conditions of the Merger are more fully set forth in the Agreement.

      You have requested our opinion as to the fairness, from a financial point of view, to Fisher of the Exchange Ratio as of the date hereof. In connection with this opinion, we have:

(i) Reviewed the financial terms and conditions of the Agreement;

(ii) Analyzed certain historical publicly available business and financial information relating to Fisher and Apogent;

(iii) Reviewed various internal financial forecasts and other data prepared by and provided to us by the managements of Fisher and Apogent relating to their respective businesses and also reviewed financial forecasts for Apogent prepared by the management of Fisher in consultation with the management of Apogent;

(iv) Reviewed the synergistic savings and benefits and the timing of their occurrence as projected by Fisher to be realized by the combined entity in connection with the Merger;

(v) Held discussions with members of the senior managements of Fisher and Apogent with respect to the businesses and prospects of Fisher and Apogent, respectively, the strategic objectives of each and the possible benefits which the management of Fisher projects might be realized following the Merger;

(vi) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of Fisher and Apogent;

(vii) Reviewed the financial terms, to the extent publicly available, of certain business combinations involving companies in lines of businesses we believe to be generally comparable to those of Fisher and Apogent, and in other industries generally;

(viii) Reviewed the historical prices and trading volumes of the common stock of Fisher and Apogent;

(ix) Reviewed the pro forma financial results, financial condition and capitalization of Fisher giving effect to the Merger as provided to us by the management of Fisher; and

(x) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

      We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Fisher or Apogent, or concerning the solvency or fair value of either of the foregoing entities. With respect to financial forecasts and prospects, including the synergistic savings and benefits and the timing of their occurrence as projected to be realized

C-1

following the Merger, we have relied upon the information given to us by the management of Fisher and assumed that such information has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Fisher as to the future financial performance and prospects of Fisher, Apogent and the combined entity. We assume no responsibility for and express no view as to any such information or the assumptions on which such information is based.

      Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

      In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by Fisher, and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on Fisher or Apogent and that the synergistic savings and benefits of the Merger projected by the management of Fisher will be substantially realized both in scope and timing. In addition, we have assumed that (i) the number of outstanding shares of common stock of Apogent on a fully diluted basis will not be materially different than as represented in the Agreement, (ii) the representations and warranties of Apogent and Fisher contained in the Agreement are true and complete and (iii) the Merger will be accounted for as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

      We do not express any opinion as to the price at which the common stock of Fisher or Apogent may trade subsequent to the announcement of the Merger or as to the price at which the common stock of Fisher may trade subsequent to the consummation of the Merger.

      Lazard Frères & Co. LLC is acting as investment banker to Fisher in connection with the Merger and will receive a fee for our services, a substantial portion of which is payable upon the closing of the Merger. We have in the past provided investment banking services to Fisher for which we have received customary fees. In addition, in the ordinary course of our business, we may actively trade shares of the common stock and other securities of Fisher and Apogent for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      Our engagement and the opinion expressed herein are for the benefit of Fisher’s Board of Directors and are not on behalf of or for the benefit of, and are not intended to confer rights or remedies upon, Apogent, any stockholders of Fisher or Apogent or any other person. Our opinion does not address the merits of the underlying decision by Fisher to engage in the Merger and does not constitute a recommendation to any stockholder of Fisher or Apogent as to how such stockholder should vote on, or take any action with respect to, the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

      Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair to Fisher from a financial point of view.

Very truly yours,

Lazard Frères & Co. LLC

By:	/s/ STEVEN J. GOLUB

Name: Steven J. Golub
Title: Managing Director

C-2

ANNEX D

OPINION OF LEHMAN BROTHERS INC.

March 17, 2004

Board of Directors

Apogent Technologies Inc.
30 Penhallow Street
Portsmouth, NH 03801

Members of the Board:

      We understand that Apogent Technologies Inc. (the “Company” or “Apogent”) and Fisher Scientific International Inc. (“Fisher”) intend to enter into a business combination pursuant to which the Company will be merged with a wholly owned subsidiary of Fisher (“MergerCo”) (the “Proposed Transaction” or the “Merger”). We further understand that upon the effectiveness of the Merger, each share of common stock of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.56 shares (the “Exchange Ratio”) of common stock of Fisher (the “Fisher Common Stock”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated March 17, 2004 (the “Agreement”) between Fisher, Apogent and MergerCo.

      We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s shareholders of the Exchange Ratio to be offered to such shareholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction.

      In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction (including with respect to governance of the combined company), (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, (3) publicly available information concerning Fisher that we believe to be relevant to our analysis, including Fisher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections for the Company for the years ending December 31, 2004 and December 31, 2005 prepared by the Company’s management and financial projections for the Company for the years ending December 31, 2006 through December 31, 2009 prepared with guidance from the Company’s management (collectively, the “Company Projections”), (5) financial and operating information with respect to the business, operations and prospects of Fisher furnished to us by Fisher, including financial projections for Fisher for the years ending December 31, 2004 and December 31, 2005 prepared by Fisher’s management and financial projections for the Fisher for the years ending December 31, 2006 through December 31, 2009 prepared with guidance from Fisher’s management (collectively, the “Fisher Projections”), (6) the trading histories of the Company Common Stock and Fisher Common Stock from March 17, 2003 to March 16, 2004 and a comparison of those trading histories with each other and with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company and Fisher with those of other companies that we deemed relevant, (8) financial and operating information with respect to business, operations and prospects of the combined company on a pro forma basis following consummation of the Proposed Transaction, including the cost savings and operating synergies which managements of the Company and Fisher estimate will result from a combination of the businesses of the Company and Fisher (the “Expected Synergies”), (9) the relative financial contributions of the Company and Fisher to the future financial performance of the combined company on a pro forma basis and estimates of the valuation of the equity interests of the Company’s shareholders in the combined company following consummation of the

D-1

Merger, (10) independent research analysts’ estimates of the future financial performance of the Company, (11) independent research analysts’ estimates of the future financial performance of Fisher, and (12) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the managements of the Company and Fisher concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

      In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of the Company and Fisher that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and we have assumed that the Company will perform substantially in accordance with such projections. With respect to the Fisher Projections, upon advice of Fisher we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Fisher as to the future financial performance of Fisher and we have assumed that Fisher will perform substantially in accordance with such projections. Upon the advice of the Company and Fisher, we also have assumed that the Expected Synergies will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Fisher and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Fisher. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

      In addition, we express no opinion as to the prices at which shares of Fisher Common Stock will trade at any time following the announcement of the Proposed Transaction or the consummation of the Proposed Transaction. This opinion should not be viewed as providing any assurance that the market value of the shares of Fisher Common Stock to be held by the shareholders of the Company after the consummation of the Proposed Transaction will be in excess of the market value of the shares of Company Common Stock owned by such shareholders at any time prior to the announcement or the consummation of the Proposed Transaction.

      Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be offered to the Company’s shareholders in the Proposed Transaction is fair to such shareholders.

      We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the remainder of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of the Company and Fisher for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

      This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Lehman Brothers

LEHMAN BROTHERS

D-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS; UNDERTAKINGS

Item 20.	Indemnification of Directors and Officers

      The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law and Fisher’s Restated Certificate of Incorporation, as amended through June 6, 2001.

      Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

      As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Restated Certificate of Incorporation of Fisher, as amended through June 6, 2001, provides that no director shall be personally liable to Fisher or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director’s duty of loyalty to Fisher and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules

      The following Exhibits are filed as part of, or are incorporated by reference in, this Registration Statement:

2.1	Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004, by and among Fisher, Fox Merger Corporation and Apogent (included as Annex A to the joint proxy statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference).
4.1*	Confidentiality Agreement, dated as of March 3, 2004, by and between Fisher and Apogent.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the securities being registered.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.
8.2	Opinion of Simpson Thacher & Bartlett LLP as to certain tax matters.
10.1*	Employment Agreement between Fisher and Frank H. Jellinek, Jr.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.2 hereto).
23.4	Consent of Deloitte & Touche LLP, independent auditors.
23.5	Consent of KPMG LLP, independent auditors.
23.6	Consent of Goldman, Sachs & Co.
23.7	Consent of Lazard Frères & Co. LLC.
23.8	Consent of Lehman Brothers Inc.
24.1*	Powers of Attorney.
99.1	Form of Fisher Proxy Card.
99.2	Form of Apogent Proxy/Voting Instructions Card.
99.3	Consent of Christopher L. Doerr to be named a director.
99.4	Consent of Frank H. Jellinek, Jr. to be named a director.
99.5	Consent of Simon B. Rich to be named a director.
99.6	Consent of Richard W. Vieser to be named a director.

*	Previously filed

Item 22.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(i) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(ii) That every prospectus (1) that is filed pursuant to paragraph (i) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iv) To respond to requests for information that is incorporated by reference into the joint proxy statement/ prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(v) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of New Hampshire, on May 21, 2004.

FISHER SCIENTIFIC INTERNATIONAL INC.

By:	/s/ TODD M. DUCHENE

Todd M. DuChene

Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities indicated and on May 21, 2004.

Signature		Title

* Paul M. Montrone		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

* Paul M. Meister		Vice Chairman of the Board

* Kevin P. Clark		Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* W. Clayton Stephens		Director

* Michael D. Dingman		Director

* Anthony J. DiNovi		Director

* Charles A. Sanders		Director

* Scott M. Sperling		Director

*By:	/s/ TODD M. DUCHENE Attorney-in-Fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004, by and among Fisher, Fox Merger Corporation and Apogent (included as Annex A to the joint proxy statement/ prospectus forming a part of this Registration Statement and incorporated herein by reference).
4.1*	Confidentiality Agreement, dated as of March 3, 2004, by and between Fisher and Apogent.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the validity of the securities being registered.
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.
8.2	Opinion of Simpson Thacher & Bartlett LLP as to certain tax matters.
10.1*	Employment Agreement between Fisher and Frank H. Jellinek, Jr.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1 hereto).
23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 8.2 hereto).
23.4	Consent of Deloitte & Touche LLP, independent auditors.
23.5	Consent of KPMG LLP, independent auditors.
23.6	Consent of Goldman, Sachs & Co.
23.7	Consent of Lazard Frères & Co. LLC.
23.8	Consent of Lehman Brothers Inc.
24.1*	Powers of Attorney.
99.1	Form of Fisher Proxy Card.
99.2	Form of Apogent Proxy/Voting Instructions Card.
99.3	Consent of Christopher L. Doerr to be named a director.
99.4	Consent of Frank H. Jellinek, Jr. to be named a director.
99.5	Consent of Simon B. Rich to be named a director.
99.6	Consent of Richard W. Vieser to be named a director.

*	Previously filed